Exhibit 4.1

DOMINO’S PIZZA MASTER ISSUER LLC,

DOMINO’S PIZZA DISTRIBUTION LLC,

DOMINO’S IP HOLDER LLC and

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.

each as a Co-Issuer

and

CITIBANK, N.A.,

as Trustee and Securities Intermediary

SIXTH SUPPLEMENT

Dated as of April 16, 2021

to the

AMENDED AND RESTATED BASE INDENTURE

Dated as of March 15, 2012

Asset Backed Notes

(Issuable in Series)

SIXTH SUPPLEMENT TO AMENDED AND RESTATED BASE INDENTURE

SIXTH SUPPLEMENT, dated as of April 16, 2021 (this “Sixth Supplement”), to the Amended and Restated Base Indenture, dated as of March 15, 2012, is by and among DOMINO’S PIZZA MASTER ISSUER LLC, a Delaware limited liability company (the “Master Issuer”), DOMINO’S PIZZA DISTRIBUTION LLC, a Delaware limited liability company (the “Domestic Distributor”), DOMINO’S SPV CANADIAN HOLDING COMPANY INC., a Delaware corporation (the “SPV Canadian Holdco”), DOMINO’S IP HOLDER LLC, a Delaware limited liability company (the “IP Holder” and together with the Master Issuer, the Domestic Distributor and the SPV Canadian Holdco, collectively, the “Co-Issuers” and each, a “Co-Issuer”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”).

PRELIMINARY STATEMENT

WHEREAS, the Co-Issuers and the Trustee entered into the Amended and Restated Base Indenture (as amended by the First Supplement to Amended and Restated Base Indenture, dated as of September 16, 2013, the Second Supplement to Amended and Restated Base Indenture, dated as of October 21, 2015, the Third Supplement to Amended and Restated Base Indenture, dated as of October 21, 2015, the Fourth Supplement to Amended and Restated Base Indenture, dated as of July 24, 2017, and the Fifth Supplement to Amended and Restated Base Indenture, dated as of November 21, 2018 and as further amended, modified or supplemented prior to the date hereof, the “Base Indenture”);

WHEREAS, Section 13.2(a) of the Base Indenture provides, among other things, that the Co-Issuers and the Trustee, with the consent of the Control Party (at the direction of the Controlling Class Representative), may at any time, and from time to time, make amendments, waivers and other modifications to the Base Indenture;

WHEREAS, the Co-Issuers have duly authorized the execution and delivery of this Sixth Supplement;

WHEREAS, the Control Party is willing to provide its written consent (in accordance with the terms and conditions of the Base Indenture) to the execution of this Sixth Supplement and;

WHEREAS, the Co-Issuers and the Trustee wish to amend the Base Indenture as set forth herein.

NOW, THEREFORE, in consideration of the provisions, covenants and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined herein, all capitalized terms used herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto (the “Base Indenture Definitions List”).

ARTICLE II

AMENDMENTS

Section 2.1.    The Base Indenture is being amended and restated in its entirety in the form attached hereto as Exhibit A.

ARTICLE III

GENERAL

Section 3.1.    Conditions to Effectiveness. The provisions of this Sixth Supplement shall be effective upon execution and delivery of this instrument by the parties hereto, with the consent of the Control Party and the delivery of the Opinion of Counsel and Officer’s Certificate described in Section 13.3 of the Base Indenture.

Section 3.2.    Effect on Base Indenture. Subject to the satisfaction of the conditions precedent set forth in Section 3.1, upon the date hereof (i) the Base Indenture shall be amended in accordance herewith, (ii) this Sixth Supplement shall form part of the Base Indenture for all purposes and (iii) the parties and each Noteholder shall be bound by the Base Indenture, as so amended. Except as expressly set forth or contemplated in this Sixth Supplement, the terms and conditions of the Base Indenture shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Base Indenture made in accordance with the terms of the Base Indenture, as amended by this Sixth Supplement.

Section 3.3.    Binding Effect. This Sixth Supplement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party.

Section 3.4.    Counterparts. This Sixth Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 3.5.    Governing Law. THIS SIXTH SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.6.    Electronic Signatures and Transmission. For purposes of this Supplement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Trustee). Any requirement in the Indenture that a document is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Supplement, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

Section 3.7.    Amendments. This Sixth Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 3.8.    Trustee and Securities Intermediary. The Trustee and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Master Issuer and neither the Trustee nor the Securities Intermediary shall be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Sixth Supplement and makes no representation with respect thereto. In entering into this Sixth Supplement, the Trustee and the Securities Intermediary shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee or the Securities Intermediary.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each party hereto represents and warrants to each other party hereto that this Sixth Supplement has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Co-Issuers and the Trustee have caused this Sixth Supplement to be executed and delivered by its respective duly authorized officer as of the day and year first written above.

DOMINO’S MASTER ISSUER LLC, as Co-Issuer

By:
Name:
Title:

DOMINO’S PIZZA DISTRIBUTION LLC, as Co-Issuer

By:
Name:
Title:

DOMINO’S SPV CANADIAN HOLDING COMPANY INC., as Co-Issuer

By:
Name:
Title:

DOMINO’S IP HOLDER LLC, as Co-Issuer

By:
Name:
Title:

CITIBANK, N.A., in its capacity as Trustee and Securities Intermediary

By:
Name:
Title:

CONSENT OF CONTROL PARTY AND CONTROLLING CLASS REPRESENTATIVE:

In accordance with Section 2.4 of the Servicing Agreement, Midland Loan Services, a division of PNC Bank, National Association, as Control Party and in its capacity as Control Patty to exercise the rights of the Controlling Class Representative (pursuant to Section 11.1( d) of the Amended and Restated Base Indenture), hereby consents to the execution and delivery by the Co-Issuers and the Trustee of this Sixth Supplement to the Amended and Restated Base Indenture.

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT A

FORM OF AMENDED AND RESTATED BASE INDENTURE

CONFORMED VERSION

THROUGH SIXTH SUPPLEMENT

DOMINO’S PIZZA MASTER ISSUER LLC,

DOMINO’S PIZZA DISTRIBUTION LLC,

DOMINO’S IP HOLDER LLC and

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.

each as Co-Issuer

and

CITIBANK, N.A.,

as Trustee and Securities Intermediary

AMENDED AND RESTATED BASE INDENTURE

Dated as of March 15, 2012

Asset Backed Notes

(Issuable in Series)

-i-

-ii-

-iii-

-iv-

-v-

ANNEXES

Annex A Base Indenture Definitions List

EXHIBITS

Exhibit A	Weekly Manager’s Certificate
Exhibit B-l	Quarterly Manager’s Certificate
Exhibit B-2	Quarterly Noteholders’ Statement
Exhibit C	Monthly Distributor Profit Certificate
Exhibit D-l	Form of Grant of Security Interest in Trademarks
Exhibit D-2	Form of Grant of Security Interest in Patents
Exhibit D-3	Form of Grant of Security Interest in Copyrights
Exhibit E-l	Form of Supplemental Grant of Security Interest in Trademarks
Exhibit E-2	Form of Supplemental Grant of Security Interest in Patents
Exhibit E-3	Form of Supplemental Grant of Security Interest in Copyrights
Exhibit F	Form of Investor Request Certification
Exhibit G	Notice Requesting Contact Information of Initial Note Owners
Exhibit H	CCR Election Notice
Exhibit I	CCR Nomination
Exhibit J	CCR Ballot
Exhibit K	CCR Acceptance Letter
Exhibit L	Form of Mortgage
Exhibit M	Form of Supplement for Additional Co-Issuers
Exhibit N	Form of Investor Certification
Exhibit O	Form of Note Owner Certificate

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Schedule 7.3	-	Consents
Schedule 7.6	-	Plans
Schedule 7.7	-	Proposed Tax Assessments
Schedule 7.13(a)	-	Non-Perfected Liens
Schedule 7.19	-	Insurance
Schedule 7.21	-	Pending Actions or Proceedings Relating to the Domino’s IP
Schedule 8.11	-	Liens

-vii-

AMENDED AND RESTATED BASE INDENTURE, dated as of March 15, 2012, by and among DOMINO’S PIZZA MASTER ISSUER LLC, a Delaware limited liability company (the “Master Issuer”), DOMINO’S PIZZA DISTRIBUTION LLC, a Delaware limited liability company (the “Domestic Distributor”), DOMINO’S SPV CANADIAN HOLDING COMPANY INC., a Delaware corporation (the “SPV Canadian Holdco”), DOMINO’S IP HOLDER LLC, a Delaware limited liability company (the “IP Holder” and together with the Master Issuer, the Domestic Distributor and the SPV Canadian Holdco, collectively, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary.

W I T N E S S E T H :

WHEREAS, the Co-Issuers and the Trustee entered into the Base Indenture, dated as of April 16, 2007, as amended by the First Supplement, dated as of March 6, 2009, the Second Supplement, dated as of March 13, 2009, and the Third Supplement, dated as of December 14, 2011 (collectively, the “2007 Base Indenture”):

WHEREAS, the Co-Issuers desire to amend and restate the 2007 Base Indenture in its entirety as hereinafter provided and have satisfied the conditions precedent thereto set forth in Section 12.2 thereof;

WHEREAS, each of the Co-Issuers has duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more series of asset backed notes (the “Notes”), as provided in this Base Indenture and in supplements to this Base Indenture; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Co-Issuers, in accordance with its terms, have been done, and the Co- Issuers propose to do all the things necessary to make the Notes, when executed by the Co- Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Co- Issuers, the legal, valid and binding obligations of the Co-Issuers as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions. Capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

Section 1.2 Cross-References. Unless otherwise specified, references in the Indenture and in each other Related Document to any Article or Section are references to such Article or Section of the Indenture or such other Related Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3 Accounting and Financial Determinations; No Duplication. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Related Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Related Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

Section 1.4 Rules of Construction. In the Indenture and the other Related Documents, unless the context otherwise requires:

(a)    the singular includes the plural and vice versa;

(b)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the other applicable Related Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c)    reference to any gender includes the other gender;

(d)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(f)    with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”.

ARTICLE II

THE NOTES

Section 2.1 Designation and Terms of Notes.

(a)    Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Co-Issuers, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Co-Issuers executing such Notes, as evidenced by execution of such Notes by such Authorized Officers. All Notes of any Series shall, except as specified in the applicable Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

(b)    With respect to any Variable Funding Note Purchase Agreement entered into by the Co-Issuers in connection with the issuance of any Class A-1 Senior Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall be true (except to the extent that the Series Supplement or Variable Funding Note Purchase Agreement with respect to such Class of Notes provides otherwise):

(i)    for purposes of any provision of any Indenture Document relating to any vote, consent, direction, waiver or the like to be given by such Class on any date, with respect to each Series of Class A-1 Senior Notes Outstanding, the relevant principal amount of each such Series of Notes to be used in tabulating the percentage of such Series voting, directing, consenting or waiving or the like (the “Class A-1 Senior Notes Voting Amount”) will be deemed to be the greater of (1) the Class A-1 Senior Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (2) the Outstanding Principal Amount of Class A-1 Senior Notes for such Series;

(ii)    for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Variable Funding Note Purchase Agreement have been terminated thereunder and the Outstanding Principal Amount of such Class shall have been reduced to zero; and

(iii)    notwithstanding the foregoing, and for the avoidance of doubt, a Series Supplement or a Variable Funding Note Purchase Agreement may provide for different treatment of commitments of a Noteholder of a Class A-1 Senior Note subject to such Series Supplement or Variable Funding Note Purchase Agreement that has failed to make a payment required to be made by it under the terms of the Variable Funding Note Purchase Agreement, that has provided written notification that it does not intend to make a payment required to be made by it thereunder when due or that has become the subject of an Event of Bankruptcy.

Section 2.2 Notes Issuable in Series.

(a)    The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement.

(b)    So long as each of the certifications described in clause (vi) below are true and correct as of the applicable Series Closing Date, Notes of a new Series may from time to time be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least five (5) Business Days (except in the case of the issuance of the Series of Notes on the Closing Date) in advance of the related Series Closing Date (which Company request will be revocable by the Co-Issuers upon notice to the Trustee no later than 5:00 p.m. (New York City time) two Business Days prior to the related Series Closing Date) and upon performance or delivery by the Co-Issuers to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i)    a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series to be authenticated and the Note Rate with respect to such new Series;

(ii)    a Series Supplement satisfying the criteria set forth in Section 2.3 executed by the Co-Issuers and the Trustee and specifying the Principal Terms of such new Series;

(iii)    if there is one or more Series of Notes Outstanding (other than a Series of Notes Outstanding that will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date), written confirmation from either the Manager or the Master Issuer that the Rating Agency Condition with respect to each Series of Notes Outstanding has been satisfied with respect to such issuance;

(iv)    any related Enhancement Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.32;

(v)    any related Series Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.33;

(vi)    one or more Officer’s Certificates, each executed by an Authorized Officer of each Co-Issuer, dated as of the applicable Series Closing Date to the effect that:

(A)    the Senior ABS Leverage Ratio as of the applicable Series Closing Date is less than or equal to 6.5x (or, on and after the Springing Amendments Implementation Date, 7.0x) after giving effect to the issuance of the new Series of Notes (assuming all available amounts have been drawn under the Variable Funding Note Purchase Agreement);

(B)    the Holdco Leverage Ratio is less than or equal to 7.0x (or, on and after the Springing Amendments Implementation Date, 7.5x) after giving effect to the issuance of the new Series of Notes (assuming all available amounts have been drawn under the Variable Funding Note Purchase Agreement);

(C)    no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of the new Series of Notes;

(D)    all representations and warranties of the Co-Issuers in the Base Indenture and the other Related Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date);

(E)    no Cash Trapping Period is in effect or will commence as a result of the issuance of the new Series of Notes;

(F)    the New Series Pro Forma Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the New Series Pro Forma DSCR, is greater than or equal to 2.0x;

(G)    no Manager Termination Event or Potential Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;

(H)    the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under this Base Indenture or the applicable Series Supplement;

(I)    all costs, fees and expenses with respect to the issuance of the new Series of Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date have been paid or will be paid from the proceeds of issuance of the new Series of Notes;

(J)    all conditions precedent with respect to the authentication and delivery of such new Series of Notes provided in this Base Indenture, the related Series Supplement and, if applicable, the related Variable Funding Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such new Series of Notes have been satisfied or waived;

(K)    the Global G&C Agreement is in full force and effect as to such new Series of Notes;

(L)    if such new Series of Notes includes Subordinated Debt, the terms of any such new Series of Notes include the Subordinated Debt Provisions to the extent applicable; and

(M)    each of the parties to the Related Documents with respect to such new Series of Notes has covenanted and agreed in the Related Documents that,

prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

provided, that none of the foregoing conditions shall apply and no Officer’s Certificates shall be required under this clause (vi) if there are no Series of Notes Outstanding (apart from the new Series of Notes) on the applicable Series Closing Date, or if all Series of Notes Outstanding (apart from the new Series of Notes) will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date;

(vii)    a Tax Opinion dated the applicable Series Closing Date; provided, however, that, if there are no Notes Outstanding or if all Series of Notes Outstanding will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date, only the opinions set forth in clauses (b) and (c) of the definition of Tax Opinion are required to be given in connection with the issuance of such new Series of Notes;

(viii)    one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that:

(A)    all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement and the new Series of Notes is permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement;

(B)    the related Series Supplement has been duly authorized, executed and delivered by the Co-Issuers and constitutes a legal, valid and binding agreement of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with its terms;

(C)    such new Series of Notes have been duly authorized by the Co-Issuers, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be legal, valid and binding obligations of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with their terms;

(D)    none of the Securitization Entities is required to be registered under the Investment Company Act;

(E)    the Lien and the security interests created by the Base Indenture and the Global G&C Agreement on the Collateral remain perfected as required by the Base Indenture and the Global G&C Agreement and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such new Series of Notes;

(F)    based on a reasoned analysis, the assets of a Securitization Entity as a debtor in bankruptcy would not be substantively consolidated with the assets and liabilities of Holdco or the Manager in a manner prejudicial to Noteholders;

(G)    neither the execution and delivery by the Co-Issuers of such Notes and the Series Supplement nor the performance by the Co-Issuers of its obligations under each of the Notes and the Series Supplement: (i) conflicts with the Charter Documents of the Co-Issuers, (ii) constitutes a violation of, or a default under, any material agreement to which any of the Co- Issuers is a party (as set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to any of the Co- Issuers (as set forth in a schedule to such opinion);

(H)    neither the execution and delivery by the Co-Issuers of such Notes and the Series Supplement nor the performance by the Co-Issuers of their payment obligations under each of such Notes and the Series Supplement: (i) violates any law, rule or regulation of any relevant jurisdiction, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(I)    there is no action, proceeding, or investigation pending or threatened against Holdco or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a material adverse effect on the business or assets of the Securitization Entities;

(J)    unless such Notes are being offered pursuant to a registration statement that has been declared effective under the Securities Act, it is not necessary in connection with the offer and sale of such Notes by the Co-Issuers to the initial purchaser thereof or by the initial purchaser to the initial investors in such Notes to register such Notes under the Securities Act; and

(K)    all conditions precedent to such issuance have been satisfied and that the related Supplement is authorized or permitted pursuant to the terms and conditions of the Indenture; and

(ix)    such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(c)    Upon satisfaction, or waiver by the Control Party (as directed by the Controlling Class Representative) (which waiver shall be in writing), of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by the Co-Issuers.

(d)    With regard to any new Series of Notes issued pursuant to this Section 2.2 that constitutes Senior Debt, Senior Subordinated Debt or Subordinated Debt, the proceeds from such issuance may be used at any time prior to the Series Anticipated Repayment Date for such Series of Notes to repay either Senior Debt, Senior Subordinated Debt or Subordinated Debt;

provided, however, that at any time on or after the Series Anticipated Repayment Date for any Series of Notes, the proceeds from such issuance may only be used to repay (i) Senior Subordinated Debt and Subordinated Debt if all Senior Debt has been repaid and (ii) Subordinated Debt if all Senior Debt and Senior Subordinated Debt has been repaid; provided, further, that at any time on or after the Series Anticipated Repayment Date for any Series of Notes, the proceeds from the issuance of Subordinated Debt may only be used to repay Senior Debt, Senior Subordinated Debt or all Outstanding Classes of Senior Debt and Senior Subordinated Debt.

(e)    In addition to the Class A-1 Senior Notes issued on a Series Closing Date, so long as each of the certifications described in clause (v) below are true and correct as of the applicable Additional Issuance Date, Additional Class A-1 Senior Notes of a Series may from time to time be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least five (5) Business Days in advance of the related Additional Issuance Date (which Company request will be revocable by the Co-Issuers upon notice to the Trustee no later than 5:00 p.m. (New York City time) two Business Days prior to the related Additional Issuance Date) and upon performance or delivery by the Co-Issuers to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i)    a Company Order Authorizing and directing the authentication and delivery of the Additional Class A-1 Senior Notes, and the initial Principal Amount of Such Additional Class A-1 Senior Notes

(ii)    written confirmation from either the Manager or the Master Issuer that the Rating Agency Condition with respect to each Series of Notes Outstanding has been satisfied with respect to such issuance;

(iii)    any related Enhancement Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.32;

(iv)    any related Series Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.33;

(v)    one or more Officer’s Certificates, each executed by an Authorized Officer of each Co-Issuer, dated as of the applicable Additional Issuance Date to the effect that:

(A)    the Senior ABS Leverage Ratio as of the applicable Additional Issuance Date is less than or equal to 6.5x after giving effect to the issuance of the Additional Class A-1 Senior Notes (assuming all available amounts have been drawn under the Variable Funding Note Purchase Agreement);

(B)    the Holdco Leverage Ratio is less than or equal to 7.0x after giving effect to the issuance of the Additional Class A-1 Senior Notes (assuming all available amounts have been drawn under the Variable Funding Note Purchase Agreement);

(C)    no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of the Additional Class A-1 Senior Notes;

(D)    all representations and warranties of the Co-Issuers in the Base Indenture and the other Related Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Additional Issuance Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date);

(E)    no Cash Trapping Period is in effect or will commence as a result of the issuance of the Additional Class A-1 Senior Notes;

(F)    the New Series Pro Forma Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the New Series Pro Forma DSCR, is greater than or equal to 2.0x;

(G)    no Manager Termination Event or Potential Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;

(H)    the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under this Base Indenture, the applicable Series Supplement or the applicable Variable Funding Note Purchase Agreement;

(I)    all costs, fees and expenses with respect to the issuance of the Additional Class A-1 Senior Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Additional Issuance Date have been paid or will be paid from the proceeds of issuance of the Additional Class A-1 Senior Notes;

(J)    all conditions precedent with respect to the authentication and delivery of such Additional Class A-1 Senior Notes provided in this Base Indenture, the related Series Supplement and the related Variable Funding Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such Additional Class A-1 Senior Notes have been satisfied or waived;

(K)    the Global G&C Agreement is in full force and effect as to such Additional Class A-1 Senior Notes;

(L)    each of the parties to the Related Documents with respect to the Additional Class A-1 Senior Notes has covenanted and agreed in the Related Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

(vi)    a Tax Opinion dated the applicable Additional Issuance Date;

(vii)    one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Additional Issuance Date, substantially to the effect that:

(A)    all of the instruments described in this Section 2.2(e) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture, the related Series Supplement and the related Variable Funding Note Purchase Agreement, and the Additional Class A-1 Senior Notes are permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement;

(B)    such Additional Class A-1 Senior Notes have been duly authorized by the Co-Issuers, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be legal, valid and binding obligations of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with their terms;

(C)    none of the Securitization Entities is required to be registered under the Investment Company Act;

(D)    neither the execution and delivery by the Co-Issuers of such Additional Class A-1 Senior Notes nor the performance by the Co-Issuers of their obligations under each of the Additional Class A-1 Senior Notes: (i) conflicts with the Charter Documents of the Co-Issuers, (ii) constitutes a violation of, or a default under, any material agreement to which any of the Co- Issuers is a party (as set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to any of the Co- Issuers (as set forth in a schedule to such opinion);

(E)    neither the execution and delivery by the Co-Issuers of such Additional Class A-1 Senior Notes nor the performance by the Co-Issuers of their payment obligations under each of such Additional Class A-1 Senior Notes: (i) violates any law, rule or regulation of any relevant jurisdiction, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(F)    there is no action, proceeding, or investigation pending or threatened against Holdco or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a material adverse effect on the business or assets of the Securitization Entities;

(G)    unless such Additional Class A-1 Senior Notes are being offered pursuant to a registration statement that has been declared effective under the Securities Act, it is not necessary in connection with the offer and sale of such Additional Class A-1 Senior Notes by the Co-Issuers to the initial purchaser thereof or by the initial purchaser to the initial investors in such Notes to register such Notes under the Securities Act;

(H)    all conditions precedent to such issuance have been satisfied;

(viii)    an amended or modified Variable Funding Note Purchase Agreement or, if applicable, any joinder thereto evidencing the Commitment and Commitment Amounts; and

(ix)    such other documents, instruments, certifications, agreements or other items as the Class A-1 Administrative Agent or the Trustee may reasonably require.

(f)    Upon satisfaction, or waiver by the Control Party (as directed by the Controlling Class Representative) (which waiver shall be in writing), of the conditions set forth in Section 2.2(e), the Trustee shall authenticate and deliver, as provided above, such Additional Class A-1 Senior Notes upon execution thereof by the Co-Issuers.

Section 2.3 Series Supplement for Each Series. In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which may include, without limitation:

(a)    its name or designation;

(b)    the Initial Principal Amount with respect to such Series;

(c)    the Note Rate with respect to such Series or each Class of such Series and the applicable Default Rate;

(d)    the Series Closing Date;

(e)    the Series Anticipated Repayment Date, if any;

(f)    the Series Legal Final Maturity Date;

(g)    the principal amortization schedule with respect to such Series, if any;

(h)    each Rating Agency rating such Series;

(i)    the name of the Clearing Agency, if any;

(j)    the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Series and the terms governing the operation of any such account and the use of moneys therein;

(k)    the method of allocating amounts deposited into any Series Distribution Account with respect to such Series;

(l)    whether the Notes of such Series will be issued in multiple Classes or Subclasses and the rights and priorities of each such Class or Subclass;

(m)    any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date;

(n)    whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon;

(o)    whether the Notes of such Series include Senior Notes, Senior Subordinated Notes and/or Subordinated Notes;

(p)    whether the Notes of such Series include Class A-1 Senior Notes or subfacilities of Class A-1 Senior Notes issued pursuant to a Variable Funding Note Purchase Agreement;

(q)    the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(r)    the terms of any related Series Hedge Agreement and the applicable Hedge Counterparty, if any; and

(s)    any other relevant terms of such Series of Notes (all such terms, the “Principal Terms” of such Series).

Section 2.4 Execution and Authentication.

(a)    The Notes shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Co-Issuers by an Authorized Officer of each Co-Issuer and delivered by the Co- Issuers to the Trustee for authentication and redelivery as provided herein. The signature of each such Authorized Officer on the Notes may be manual or facsimile. If an Authorized Officer of any Co-Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b)    At any time and from time to time after the execution and delivery of this Base Indenture, the Co-Issuers may deliver Notes of any particular Series (issued pursuant to Section 2.21) executed by the Co-Issuers to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c)    No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer (and the Luxembourg agent (the “Luxembourg Agent”), if the Notes of the Series to

which such Note belongs are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Co-Issuers to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of a Series issued under the within mentioned Indenture.

Citibank, N.A., as Trustee

By:
Authorized Signatory

(d)    Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e)    Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Co-Issuers, and the Co-Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee and the Servicer (which need not comply with Section 14.3) stating that such Note has never been issued and sold by the Co-Issuers, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5 Registrar and Paving Agent.

(a)    The Co-Issuers shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the commitment of each Noteholder and the principal amount owing to each Noteholder from time to time. The Co-Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent and the term “Registrar” shall include any co-registrars. The Co-Issuers may change the Paying Agent or the Registrar without prior notice to any Noteholder. The Co-Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Co-Issuers to the Trustee and those addressed to the Co-Issuers) in connection with the Notes to the Co-Issuers.

(b)    The Co-Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Co-Issuers fail to maintain a Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Co-Issuers shall appoint a replacement Registrar or Paying Agent, as applicable.

Section 2.6 Paying Agent to Hold Money in Trust.

(a)    The Co-Issuers will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i)    hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)    give the Trustee notice of any default by any Co- Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv)    immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v)    comply with all requirements of the Code and other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)    The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c)    Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Co-Issuers upon delivery of a

Company Request. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers for payment thereof (but only to the extent of the amounts so paid to the Co-Issuers), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Co-Issuers shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Co- Issuers, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Co-Issuers. The Trustee may also adopt and employ, at the expense of the Co-Issuers, any other commercially reasonable means of notification of such repayment.

Section 2.7 Noteholder List.

(a)    The Trustee will furnish or cause to be furnished by the Registrar to the Co-Issuers, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent or any Class A-1 Administrative Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Co-Issuers, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent or such Class A-1 Administrative Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the applicable Series Supplement, holders of Notes of any Series having an aggregate Outstanding Principal Amount of not less than 10% of the aggregate Outstanding Principal Amount of such Series (the “Applicants”) may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of such Series or any other Series with respect to their rights under the Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Co-Issuers notice that such request has been made, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Registrar nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b)    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, the Co-Issuers shall furnish to the Trustee at least seven (7) Business Days before each Quarterly Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8 Transfer and Exchange.

(a)    Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute and, after the Co-Issuers have executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute, and after the Co-Issuers have executed, the Trustee upon receipt of a Company Order shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b)    Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee may require. The Co-Issuers shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c)    All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Co-Issuers, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)    The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee or the Registrar, as the case may be, shall not be required to register the transfer or exchange of any Note of any Series for a period of fifteen (15) days preceding the due date for payment in full of the Notes of such Series and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e)    Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but the Co- Issuers or the Registrar may require payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f)    Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Co-Issuers or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

(g)    If the Notes of any Series are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to the Co- Issuers upon any transfer or exchange of any such Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

Section 2.9 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Trustee, the Servicer, the Controlling Class Representative, any Agent and the Co-Issuers may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (other than purposes in which the vote or consent of a Note Owner is expressly required pursuant to this Base Indenture or the applicable Series Supplement), whether or not such Note is overdue, and none of the Trustee, the Servicer, the Controlling Class Representative, any Agent nor any Co-Issuer shall be affected by notice to the contrary.

Section 2.10 Replacement Notes.

(a)    If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by them to hold the Co-Issuers and the Trustee harmless then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Co-Issuers shall execute and upon their request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Co-Issuers may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof; provided, further, that (x) if any Class A-1 Noteholder shall provide an affidavit of destruction, loss or theft of such Class A-1 Noteholder’s Class A-1 Senior Note, including an indemnity to hold the Co-Issuers and the Trustee harmless, and such affidavit and indemnity are satisfactory in all respects to the Co-Issuers and the Trustee, then the Co-Issuers and the Trustee shall not require any security from such Class A-1 Noteholder pursuant to this Section 2.10(a), and (y) the Class A-1 Noteholder delivering the affidavit and indemnity or other evidence of destruction, loss or theft referenced in this Section 2.10(a) may extend the seven-day period set forth above by specifying in the affidavit a longer period or a date occurring after the end of the seven-day period. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8- 303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Co-Issuers and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers or the Trustee in connection therewith.

(b)    Upon the issuance of any replacement Note under this Section 2.10, the Co-Issuers may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

(c)    Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d)    The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Treasury Notes. In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by any Co-Issuer or any Affiliate of any Co-Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12 Book-Entry Notes.

(a)    Unless otherwise provided in any applicable Series Supplement, the Notes of each Class of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class. The Notes of each Class of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i)    the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(ii)    the Co-Issuers, the Paying Agent, the Registrar, the Trustee, the Servicer and the Controlling Class Representative may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii)    to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class or Series of the Notes;

(iv)    subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5, the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the procedures of the Clearing Agency; and

(v)    subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5, whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a Series or Class of a Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b)    Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c)    Except with respect to the Initial CCR Election, whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Co-Issuers shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

Section 2.13 Definitive Notes.

(a)    The Notes of any Series or Class of any Series, to the extent provided in the related Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. All Class A-1 Senior Notes of any Series shall be issued in the form of Definitive Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b)    With respect to the Notes of any Series or Class of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Co-Issuers advise the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Co-Issuers are unable to locate a qualified successor, (ii) the Co-Issuers, at their option, advise the Trustee in writing that they elect to terminate the book- entry system through the Clearing Agency with respect to any Series or Class of any Series of Notes Outstanding issued in the form of Book-Entry Notes or (iii) after the occurrence of a Rapid Amortization Event, with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Co-Issuers shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series or Class of such Series of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Class of such Series as Noteholders of such Series or Class of such Series hereunder and under the applicable Series Supplement.

Section 2.14 Cancellation. The Co-Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Co-Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. Immediately upon the delivery of any Notes by the Co-Issuers to the

Trustee for cancellation pursuant to this Section 2.14, the security interest of the Secured Parties in such Notes shall automatically be deemed to be released by the Trustee, and the Trustee shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at their expense to evidence such automatic release. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Except as provided in any Variable Funding Note Purchase Agreement executed and delivered in connection with the issuance of any Series or any Class of any Series of Notes, the Co-Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Co-Issuers shall direct that cancelled Notes be returned to them for destruction pursuant to a Company Order. No cancelled Notes may be reissued. No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled pursuant to and in accordance with this Section 2.14.

Section 2.15 Principal and Interest.

(a)    The principal of and premium, if any, on each Series of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Priority of Payments.

(b)    Each Series of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Quarterly Payment Date in accordance with the Priority of Payments.

(c)    Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d)    Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Co-Issuers or the applicable Class A-1 Administrative Agent, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding taxes.

Section 2.16 Tax Treatment. The Co-Issuers have structured the Base Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of the Co-Issuers or, if any of the Co-Issuers is treated as a division of another entity, such other entity and any entity acquiring any direct or indirect interest in any

Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for all purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co- Issuer is treated as a division of another entity, such other entity.

ARTICLE III

SECURITY

Section 3.1 Grant of Security Interest.

(a)    To secure the Obligations, each Co-Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in, each Co-Issuer’s right, title and interest in, to and under all of the following property to the extent now owned or at any time hereafter acquired by such Co-Issuer (collectively, the “Indenture Collateral”):

(i)    (A) the Collateral Franchise Documents including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Collateral Franchise Documents, whether payable as fees, rent, expenses, costs, indemnities, dividends, distributions, insurance recoveries, damages for the breach of any of the Collateral Franchise Documents or otherwise, but excluding Excluded Amounts, and all security and supporting obligations for such amounts payable thereunder and (B) all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Collateral Franchise Documents (whether arising pursuant to the terms of the Collateral Franchise Documents or otherwise available to such Co-Issuer at law or in equity), including the right to enforce any of the Collateral Franchise Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Franchise Documents or the obligations of any party thereunder;

(ii)    the Collateral Transaction Documents, including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Collateral Transaction Documents, whether payable as fees, rent, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Collateral Transaction Documents or otherwise, all security and supporting obligations for amounts payable hereunder and thereunder and performance of all obligations hereunder and thereunder, including, without limitation, (A) all rights of such Co-Issuer to the Domino’s IP (except to the extent such Domino’s IP is excluded from the pledge, assignment, conveyance, delivery, transfer, setting over and grant of a security interest pursuant to clause (iv) below) under each IP License Agreement to which such Co-Issuer is a party (subject to the terms thereof) and (B) all rights of such Co-Issuer under the Management Agreement and in and to all records, reports and documents in which they have any interest thereunder, and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Collateral Transaction

Documents (whether arising pursuant to the terms of the Collateral Transaction Documents or otherwise available to such Co-Issuer at law or in equity), including the right to enforce any of the Collateral Transaction Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Transaction Documents or the obligations of any party thereunder;

(iii)    the Equity Interests of any Person owned by any Co-Issuer including, without limitation, the Domestic Distributor, the International Franchisor, the SPV Canadian Holdco, the Canadian Distributor, the IP Holder, the Domestic Franchisor and the Domestic Distribution Equipment Holder, and all rights as a member or shareholder of each such Person under the Charter Documents of each such Person, including, without limitation, all moneys and other property distributable thereunder to any such Co-Issuer and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to each such Charter Document (whether arising pursuant to the terms of such Charter Document or otherwise available to such Co-Issuer at law or in equity), including the right to enforce each such Charter Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to each such Charter Document;

(iv)    the Domino’s IP, including all Proceeds and products of the foregoing, including all goodwill symbolized by or associated with the Trademarks included in the Domino’s IP; provided that the pledge, assignment, conveyance, delivery, transfer, setting over and grant of security interest hereunder shall not include any application for a Trademark that would be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all such PTO and foreign applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not cause such Trademark to be deemed invalidated, cancelled or abandoned;

(v)    the Domestic Distribution Assets;

(vi)    the Domestic Royalties Concentration Account, the Domestic Distribution Concentration Account, the PULSE and Technology Fees Concentration Account, the IP Holder Concentration Account, the Lease Concentration Account, the Lock-Boxes related to such Concentration Accounts, any Additional Concentration Account owned by a Co-Issuer, the Cash Trap Reserve Account and the Collection Account, each Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;

(vii)    the Senior Notes Interest Reserve Account, any Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;

(viii)    the Senior Subordinated Notes Interest Reserve Account, any Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in such account and all Proceeds thereof;

(ix)    any Interest Reserve Letter of Credit;

(x)    each other Base Indenture Account and each Series Account, each Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in such account and all Proceeds thereof;

(xi)    all other assets of the Co-Issuers now owned or at any time hereafter acquired by such Co-Issuer, including, without limitation, all of the following (each as defined in the New York UCC): all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, securities accounts and other investment property, commercial tort claims, letter-of-credit rights, letters of credit and money;

(xii)    all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by such Co-Issuer or by anyone on its behalf; and

(xiii)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees and other supporting obligations given by any Person with respect to any of the foregoing;

provided, however, that the Co-Issuers will not be required to pledge more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of any foreign Subsidiary of any of the Co-Issuers that is a corporation for United States federal income tax purposes (including, without limitation, the Canadian Distributor); provided, further, that (A) the security interest set forth in clause (Vii) above, shall only be for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders and (B) the security interest set forth in clause (Viii) above, shall only be for the benefit of the Senior Subordinated Noteholders and the Trustee, solely in its capacity as trustee for the Senior Subordinated Noteholders. The Indenture Collateral will not include any Excluded Amounts or Excluded Property and the Trustee, on behalf of the Secured Parties, further acknowledges that it shall have no security interest in any Excluded Amounts or Excluded Property. For the avoidance of doubt, (i) although the assets (other than any Excluded Amounts or Excluded Property) related to the thin crust manufacturing center and the vegetable processing center will constitute Indenture Collateral, the profit generated from the supply of processed vegetables and thin crust pizza dough to the Domestic Distributor pursuant to the Product Purchase and Distribution Agreement will not constitute Indenture Collateral and (ii) any cash collateral deposited by Holdco with the Master Issuer to secure Holdco’s obligations under the Holdco Letter of Credit Agreement will not constitute Indenture Collateral until such time (if any) as the Master Issuer is entitled to withdraw such funds from the applicable bank account pursuant to the terms of the Holdco Letter of Credit Agreement to reimburse the Master Issuer for any amounts due by Holdco to the Master Issuer pursuant to Section 4 or Section 5 of the Holdco Letter of Credit Agreement that Holdco has not paid to the Master Issuer in accordance with the terms thereof.

(b)    The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements, all as provided in this Base Indenture. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c)    In addition, pursuant to and within the time periods specified in Section 8.37, the Domestic Distribution Real Estate Holder shall execute and deliver to the Trustee, for the benefit of the Secured Parties, a Mortgage with respect to each owned Domestic Manufacturing and Distribution Center existing as of the Closing Date or acquired thereafter, which shall be delivered to the Trustee or its agent to be held in escrow; provided that upon the occurrence of a Mortgage Recordation Event, unless such Mortgage Recordation Event is waived by the Control Party (at the direction of the Controlling Class Representative), the Trustee shall (i) engage a third-party service provider (which shall be reasonably acceptable to the Control Party) and shall deliver to such third-party service provider for recordation promptly within five (5) Business Days of the occurrence of such Mortgage Recordation Event all such Mortgages with each applicable Governmental Authority with respect to each such Mortgage and (ii) pay all Mortgage Recordation Fees in connection with such recordation, unless such requirement to record any such Mortgages is waived by the Control Party (acting at the direction of the Controlling Class Representative). The Trustee shall be reimbursed by the Co-Issuers for any and all costs and expenses incurred in connection with such recordation, including all Mortgage Recordation Fees, pursuant to and in accordance with the Priority of Payments. Neither the Trustee nor any custodian on behalf of the Trustee shall be under any duty or obligation to inspect, review or examine any such Mortgages or to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they are in recordable form. Neither the Trustee nor any agent on its behalf shall in any way be liable for any delays in the recordation of any Mortgage, for the rejection of a Mortgage by any recording office or for the failure of any Mortgage to create in favor of the Trustee, for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, the Co-Issuers’ right, title and interest in and to each owned Domestic Manufacturing and Distribution Center, and the Proceeds thereof.

(d)    The parties hereto agree and acknowledge that each certificated Equity Interest and each Mortgage constituting Indenture Collateral may be held by a custodian on behalf of the Trustee.

(e)    Notwithstanding any provisions to the contrary contained in this Base Indenture, or any other document or agreement among all or some of the parties hereto, the SPV Canadian Holdco is the sole registered and beneficial owner of all Equity Interests in the Canadian Distributor, which are shares in a Nova Scotia unlimited company, and will remain sole and registered beneficial owner thereof until such time as such shares are effectively transferred into the name of the Trustee, any Secured Party or any other Person on the books and records of the Canadian Distributor. Accordingly, the SPV Canadian Holdco shall be entitled to receive and retain for its own account any dividend or other distribution, if any, in respect of such Equity Interests (except insofar as the SPV Canadian Holdco has granted a security interest in such dividend on or other distribution, and any share certificates representing such Equity Interests shall be delivered to the Trustee to hold as part of the Collateral hereunder) and shall have the right to vote such Equity Interests and to control the direction, management and policies of the Canadian Distributor to the same extent as the SPV Canadian Holdco would if such Equity Interests were not pledged to the Trustee (for its own benefit and for the benefit of the Secured Parties) pursuant hereto, without, however, derogating from the grant of such security interest. The preceding sentence is without prejudice to the Trustee’s and such Secured Party’s rights in respect of any and all other Collateral. Nothing in this Base Indenture or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Base Indenture or any other document or agreement among all or some of the parties hereto shall, constitute the Trustee, any of the Secured Parties or any person other than the SPV Canadian Holdco, as a shareholder of the Canadian Distributor for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to the SPV Canadian Holdco and further steps are taken pursuant hereto or thereto so as to register the Trustee or such other Person as holder of the Equity Interests in the Canadian Distributor. To the extent any provision hereof would have the effect of constituting the Trustee or any of the Secured Parties as a shareholder of the Canadian Distributor prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to the pledged Equity Interests in the Canadian Distributor without otherwise invalidating or rendering unenforceable this Base Indenture or invalidating or rendering unenforceable such provision insofar as it relates to any other Collateral.

(f)    Except upon the exercise of rights to sell, transfer or otherwise dispose of the Equity Interests of the Canadian Distributor following the occurrence of an Event of Default and exercise of remedies in respect thereof, the SPV Canadian Holdco shall not cause or permit, or enable the Canadian Distributor to cause or permit, the Trustee or other Secured Parties to: (a) be registered as shareholders of the Canadian Distributor, (b) accept or request stock powers of attorney in respect of such Person, (c) have any notation entered in their favor in the share register of the Canadian Distributor except such notation as is compatible with its status as pledgee and not as owner of the Equity Interest, (d) be held out as shareholders of the Canadian Distributor, (e) receive, directly or indirectly, any dividends, property or other distributions from the Canadian Distributor by reason of the Trustee or the Secured Parties holding a security interest in the Equity Interests of the Canadian Distributor (provided that such dividends, property or other distributions are nonetheless Collateral hereunder and receipt thereof by the Trustee or such Secured Parties shall be deemed delivery thereof by the SPV Canadian Holdco to the Trustee or such Secured Parties immediately and without necessity of further act, pursuant to the SPV Canadian Holdco’s pledge of substantially all its property as Collateral hereunder) or (f) to act as a shareholder of the Canadian Distributor, or exercise any rights of a shareholder including the right to attend a meeting of, or to vote the shares of, the Canadian Distributor.

Section 3.2 Certain Rights and Obligations of the Co-Issuers Unaffected.

(a)    Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Co-Issuers acknowledge that the Manager, on behalf of the Securitization Entities, including, without limitation, the IP Holder, shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Management Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by any Co-Issuer under the Collateral Documents, and to enforce all rights, remedies, powers, privileges and claims of each Co-Issuer under the Collateral Documents, (ii) to give, in accordance with the Management Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by any Co-Issuer under any IP License Agreement to which such Co-Issuer is a party and (iii) to take any other actions required or permitted under the terms of the Management Agreement.

(b)    The grant of the security interest by the Co-Issuers in the Indenture Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve any Co-Issuer from the performance of any term, covenant, condition or agreement on such Co-Issuer’s part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on such Co-Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of such Co-Issuer or from any breach of any representation or warranty on the part of such Co-Issuer.

(c)    Each Co-Issuer hereby jointly and severally agrees to indemnify and hold harmless the Trustee and each Secured Party (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of such Co-Issuer or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing the Indenture or any other Related Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or any Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3 Performance of Collateral Documents. Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) a Collateral Transaction Document or (b) a Collateral Franchise Document (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Co-Issuers’ expense, the Co-Issuers agree to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Servicer) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Co- Issuers, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Co-Issuers to the extent and in the manner directed by the Trustee (acting at the direction of the Servicer), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Co-Issuers shall have failed, within fifteen (15) days of receiving the direction of the Trustee to take action to accomplish such directions of the Trustee, (ii) the Co-Issuers refuse to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Servicer reasonably determines that such action must be taken immediately, in any such case the Control Party may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Servicer), at the expense of the Co-Issuers, such previously directed action and any related action permitted under this Base Indenture which the Servicer thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Co-Issuers to take such action), on behalf of the Co-Issuers and the Secured Parties.

Section 3.4 Stamp, Other Similar Taxes and Filing Fees. The Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Related Document or any Indenture Collateral. The Co-Issuers shall pay, and jointly and severally indemnify and hold harmless each Secured Party against, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Related Document.

Section 3.5 Authorization to File Financing Statements.

(a)    The Co-Issuers hereby irrevocably authorize the Servicer on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments (or, with respect to the Mortgages, upon the occurrence of a Mortgage Recordation Event) with respect to the Indenture Collateral, including, without limitation, any and all Domino’s IP (to the extent set forth in Section 8.25(c) and Section 8.25(d)), to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. Each Co-Issuer authorizes the filing of any such financing statement naming the Trustee as secured party and indicating that the Indenture Collateral includes (a) “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Domino’s IP (other than applications for Trademarks as described in Section 3.1(a)(iv) above), or (b) as being of an equal or lesser scope or with greater detail. The Co-Issuers agree to furnish any information necessary to accomplish the foregoing promptly upon the Trustee’s request. The Co-Issuers also hereby ratify and authorize the filing on behalf of the Secured Parties of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

(b)    Each Co-Issuer acknowledges that the Indenture Collateral includes certain rights of the Co-Issuers as secured parties under the Related Documents. Each Co-Issuer hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect such security interests and authorizes the Servicer on behalf of the Secured Parties to make such filings it deems necessary to reflect the Trustee as secured party of record with respect to such financing statements.

ARTICLE IV

REPORTS

Section 4.1 Reports and Instructions to Trustee.

(a)    Weekly Manager’s Certificate. By 4:30 p.m. (New York City time) on the Business Day prior to each Weekly Allocation Date, the Master Issuer shall furnish, or cause the Manager to furnish, to the Trustee, the Back-Up Manager and the Servicer a certificate substantially in the form of Exhibit A specifying the allocation of Collections on the following Weekly Allocation Date (each a “Weekly Manager’s Certificate”): provided that such Weekly Manager’s Certificate shall be considered material non-public information by such recipients and shall not be disclosed to the Noteholders, Note Owners or any other Person without the prior written consent of the Master Issuer.

(b)    Quarterly Manager’s Certificate. On or before the third Business Day prior to each Quarterly Payment Date, the Master Issuer shall furnish, or cause the Manager to furnish, to the Trustee, the Back-Up Manager, the Servicer and the Paying Agent a certificate substantially in the form of Exhibit B-l specifying the amounts to be paid or distributed on the following Quarterly Payment Date (each a “Quarterly Manager’s Certificate”).

(c)    Quarterly Noteholders’ Statement. On or before the third Business Day prior to each Quarterly Payment Date, the Master Issuer shall furnish, or cause the Manager to furnish, a statement substantially in the form of Exhibit B-2 with respect to each Series of Notes (each, a “Quarterly Noteholders’ Statement”) to the Trustee and to the Rating Agencies with a copy to each of the Servicer, the Manager and the Back-Up Manager.

(d)    Quarterly Compliance Certificates. On or before the third Business Day prior to each Quarterly Payment Date, the Master Issuer shall deliver, or cause the Manager to deliver, to the Trustee and the Rating Agencies (with a copy to each of the Servicer, the Manager and the Back-Up Manager) an Officer’s Certificate (each, a “Quarterly Compliance Certificate”) to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing.

(e)    Scheduled Principal Payments Deficiency Notices. On the Accounting Date with respect to any Quarterly Collection Period, the Master Issuer shall furnish, or cause the Manager to furnish, to the Trustee and the Rating Agencies (with a copy to each of the Servicer, the Manager and the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes that occurred with respect to such Quarterly Collection Period (any such notice, a “Scheduled Principal Prepayments Deficiency Notice”).

(f)    Annual Accountants’ Reports. Within ninety (90) days after the end of each fiscal year, the Master Issuer shall furnish, or cause to be furnished, to the Trustee, the

Servicer, the Back-Up Manager and the Rating Agencies the reports of the Independent Accountants or the Back-Up Manager required to be delivered to the Master Issuer by the Manager pursuant to Section 3.3 of the Management Agreement.

(g)    Master Issuer and Domestic Franchisor Financial Statements. The Manager on behalf of the Master Issuer shall provide to the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i)    as soon as available and in any event within forty- five (45) days after the end of each of the first three quarters of each fiscal year, unaudited consolidated balance sheets of the Master Issuer as of the end of such quarter and unaudited consolidated statements of income, changes in member’s equity and cash flows of the Master Issuer for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(ii)    as soon as available and in any event within ninety (90) days after the end of each fiscal year, audited consolidated balance sheets of each of the Master Issuer and the Domestic Franchisor as of the end of such fiscal year and audited consolidated statements of income, changes in member’s equity and cash flows of each of the Master Issuer and the Domestic Franchisor for such fiscal year, setting forth in comparative form the figures for the previous fiscal year prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Accountants stating that such audited financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP.

(h)    Holdco Financial Statements. The Manager on behalf of the Master Issuer shall provide to the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i)    as soon as available and in any event no later than the date Holdco is required to file its financial statements with the SEC pursuant to the Exchange Act with respect to each of the first three quarters of each fiscal year, an unaudited consolidated balance sheet of Holdco as of the end of each of the first three quarters of each fiscal year and unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of Holdco for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(i)    as soon as available and in any event no later than the date Holdco is required to file its financial statements with the SEC pursuant to the Exchange Act with respect to the end of its fiscal year, an audited consolidated balance sheet of Holdco as of the end of each fiscal year and audited consolidated statements of income, changes in shareholders’ equity and cash flows of Holdco for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of independent public accountants of recognized national standing stating such audited consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP.

(ii)    Additional Information. The Master Issuer will furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of Holdco, DPL, any Domino’s Entity or any Securitization Entity as the Trustee, the Servicer, the Manager or the Back-Up Manager may reasonably request, subject to Requirements of Law and to the confidentiality provisions of the Related Documents to which such recipient is a party.

(j)    Instructions as to Withdrawals and Payments. The Master Issuer will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Servicer, the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement; provided that such written instructions (other than those contained in Quarterly Noteholders’ Statements) shall be considered material non-public information by such recipients and shall not be disclosed to any other Person without the prior written consent of the Master Issuer; and provided further that such written instructions shall be subject in all respects to the confidentiality provisions of any Related Documents to which such recipient is a party. The Trustee and the Paying Agent shall promptly follow any such written instructions.

(k)    Monthly Distributor Profit Certificate. On or before the fifteenth Business Day after the end of each Monthly Distributor Profit Period, the Master Issuer will furnish, or cause to be furnished, to the Trustee, the Servicer, the Manager, the Back-Up Manager, the Rating Agencies and the Paying Agent a certificate substantially in the form of Exhibit C (each a “Monthly Distributor Profit Certificate”).

(l)    Copies to Rating Agencies. The Master Issuer shall deliver, or shall cause the Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency and any Class A-1 Administrative Agent at its address as listed in or otherwise designated pursuant to Section 14.1 or in the applicable Series Supplement, including any e-mail address; provided, however, that the Master Issuer shall not have any obligation to deliver to any Class A-1 Administrative Agent copies of any Quarterly Noteholders’ Statements or Quarterly Manager’s Certificates that relate solely to a Series of Notes other than the Series of Notes with respect to which such Person acts as Class A-1 Administrative Agent.

Section 4.2 Annual Noteholders’ Tax Statement. Unless otherwise specified in the applicable Series Supplement, on or before January 31 of each calendar year, the Paying Agent shall furnish to each Person who both (x) at any time during the preceding calendar year was a Noteholder with respect to the Series 2015-1 Senior Notes, the Series 2017-1 Senior Notes, the Series 2018-1 Senior Notes or the Series 2019-1 Senior Notes and (y) requests such a statement, a statement prepared by the Manager on behalf of the Master Issuer containing such information as the Master Issuer deems necessary or desirable to enable such Noteholder to prepare its tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of the

Master Issuer to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code or other applicable tax law as from time to time in effect.

Section 4.3 Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Co-Issuers agree to provide to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder, owner or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4 Reports, Financial Statements and Other Information to Noteholders. The Trustee will make the Quarterly Noteholders’ Statements, the Quarterly Compliance Certificates, the Quarterly Manager’s Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and the reports referenced in Section 4.1(f) available to (a) each Rating Agency pursuant to Section 4.1(1) above and (b) the Noteholders, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies via the Trustee’s internet website at www.sf.citidirect.com. Assistance in using such website can be obtained by calling the Trustee’s customer service desk at (800) 422-2066. The Quarterly Noteholders’ Statement will only be accessible in a password-protected area of the internet website and the Trustee will require each party (other than the Servicer, the Manager, the Back-Up Manager and the Rating Agencies) accessing such password-protected area to register as a Noteholder and to make the applicable representations and warranties described below in an Investor Request Certification in the form of Exhibit F. Each time a Noteholder accesses the internet website, it will be deemed to have confirmed such representations and warranties as of the date thereof. The Trustee will provide the Servicer and the Manager with copies of such Investor Request Certifications, including the identity, address, contact information, email address and telephone number of such Noteholder upon request. The Trustee shall have the right to change the way such statements are electronically distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The Trustee will (or will request that the Manager) make available, upon reasonable advance notice and at the expense of the requesting party, copies of the Quarterly Noteholders’ Statements, the Quarterly Compliance Certificates, the Quarterly Manager’s Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and the reports referenced in Section 4.1(f) to any Noteholder and to any prospective investor that provides the Trustee with an Investor Request Certification in the form of Exhibit F to the effect that such party (i) is a Noteholder or prospective investor, as applicable, (ii) understands that the items contain material nonpublic information, (iii) is requesting the information solely for use in evaluating such party’s investment or potential investment, as applicable, in the Notes and will keep such information strictly confidential (provided that such party may disclose such information only (A) to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat the information as material nonpublic information, or (3) a regulatory or self- regulatory authority pursuant to applicable law or regulation or (B) by judicial process), and (iv) is not a Competitor. Notwithstanding the foregoing, a recipient of such items may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011- 4(b)(3).

A Noteholder or a prospective investor that completes an Investor Certification substantially in the form of Exhibit N may access the Quarterly Noteholders’ Statements on the Trustee’s internet website or obtain the Quarterly Noteholders’ Statements directly from the Trustee without having to make the representations and warranties described above after Holdco has electronically delivered such statements to the Trustee and certified that it has filed its financial statements with the SEC pursuant to the Exchange Act with respect to the fiscal quarter in which the Interest Period described in such Quarterly Noteholders’ Certificate ended. In addition to the information described above, the Quarterly Noteholders’ Statement furnished to the SEC will also contain Same Store Sales Comparison Information for the related Quarterly Collection Period. After furnishing this information to the SEC, the Co-Issuers will provide the Trustee with a revised Quarterly Noteholders’ Statement which includes this Same Store Sales Comparison Information and the Trustee will make this revised Quarterly Noteholders’ Statement available to Noteholders and prospective investors as described in this paragraph.

Section 4.5 Manager. Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer and the other Co-Issuers. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Master Issuer or any other Co-Issuer. Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement or Variable Funding Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.6 No Constructive Notice. Delivery of reports, information, Officer’s Certificates and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information, Officer’s Certificates and documents shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including any Securitization Entity’s, the Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Related Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1 Concentration Accounts, Lock-Boxes and Additional Accounts.

(a)    Establishment of the Concentration Accounts and Lock-Boxes. As of the Closing Date, the Domestic Royalties Concentration Account, the related Lock-Box and the Lease Concentration Account are owned by the Master Issuer. The Domestic Distribution Concentration Account and two related Lock-Boxes and the PULSE and Technology Fees Concentration Account and the related Lock-Box are owned by the Domestic Distributor. The International Royalties Concentration Account, the related Lock-Box, the Venezuelan Royalties Concentration Account and the Cayman Islands Royalties Concentration Account are owned by the International Franchisor. The Canadian Distribution Concentration Account and the Canadian Distribution U.S. Dollar Concentration Account are owned by the Canadian Distributor. The Domestic Franchising Concentration Account is owned by the Domestic Franchisor. The Domestic Distribution Real Estate Holder owns the Real Estate Holder Concentration Account. The Domestic Distribution Equipment Holder owns the Equipment Holder Concentration Account. The IP Holder owns the IP Holder Concentration Account. Such accounts and lock-boxes, as of the Closing Date and at all times thereafter, shall be (A) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Global G&C Agreement and (B) if not established with the Trustee, subject to an Account Control Agreement; provided that only the Qualified Institution holding any such Lock-Box shall have access to the items deposited therein; provided, further, that each of the Venezuelan Royalties Concentration Account and the Cayman Islands Royalties Concentration Account is not subject to an Account Control Agreement as of the Closing Date and shall not be subject to an Account Control Agreement until such time, if any, that such account no longer qualifies as an “Eligible Account” pursuant to clause (c) of the definition thereof. Each Concentration Account shall be an Eligible Account and, in addition, from time to time, the Master Issuer or any other Securitization Entity (other than the SPV Guarantor) may establish concentration accounts for the purpose of depositing Collections or Residual Amounts therein (each such account and any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b), an “Additional Concentration Account”): provided that each such Additional Concentration Account is (A) an Eligible Account, (B) pledged by the Master Issuer or such other Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Global G&C Agreement, (C) if not established with the Trustee, subject to an Additional Concentration Account Control Agreement (except that no Additional Concentration Account located in a country outside of the United States shall be required to be subject to an Additional Concentration Account Control Agreement if such agreement would not be enforceable under the applicable laws of such country (as evidenced by a written notice from an Authorized Officer of the applicable Securitization Entity to the Control Party setting forth the rationale for such conclusion) or such Additional Concentration Account qualifies as an “Eligible Account” pursuant to clause (c) of the definition thereof) and (D) designated by the Master Issuer as a Distribution Concentration Account or a Royalties Concentration Account for purposes of the Related Documents.

(b)    Administration of the Concentration Accounts. All amounts held in the Concentration Accounts shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Securitization Entity which owns such Concentration Account and such amounts may be transferred by such Securitization Entity into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by such Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Global G&C Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement, unless such investment account qualifies as an “Eligible Account” pursuant to clause (c) of the definition thereof; provided, however, that any such investment in any Concentration Account (or in any such investment account) shall mature not later than the date on which such amount is required to be transferred to the Collection Account as set forth in Section 5.10. In the absence of written investment instructions hereunder, funds on deposit in the Concentration Accounts shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. Neither the Master Issuer nor any other Co-Issuer shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)    Earnings from the Concentration Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Concentration Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

(d)    No Duty to Monitor. The Trustee shall have no duty or responsibility to monitor the amounts of deposits into or withdrawals from the Venezuelan Royalties Concentration Account, the Cayman Islands Royalties Concentration Account or any other Concentration Account.

(e)    Voluntary Deposits to the Residual Amounts Account. From time to time, the Master Issuer may direct that all or any portion of the Residual Amounts available to it pursuant to priority (xxxviii) of the Priority of Payments be deposited in the Residual Amounts Account. Any funds held in the Residual Amounts Account may be withdrawn at such times as the Master Issuer may elect and applied at the direction of the Master Issuer, including (i) to fund distributions, subject to Section 8.18, (ii) to make deposits to one or more of the Collection Account Administrative Accounts in accordance with Section 5.6(d) or (iii) for working capital purposes.

Section 5.2 Senior Notes Interest Reserve Account.

(a)    Establishment of the Senior Notes Interest Reserve Account. The Master Issuer has established with the Trustee an account in the name of the Trustee for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties (the “Senior Notes Interest Reserve Account”). The Senior Notes Interest Reserve Account shall be an Eligible Account.

(b)    Administration of the Senior Notes Interest Reserve Account. All amounts held in the Senior Notes Interest Reserve Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and such amounts may be transferred by the Master Issuer into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Senior Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)    Earnings from the Senior Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Senior Notes Interest Reserve Account or for distribution to the Collection Account in accordance with Section 5.10.

Section 5.3 Senior Subordinated Notes Interest Reserve Account.

(a)    Establishment of the Senior Subordinated Notes Interest Reserve Account. On or prior to the Closing Date, the Master Issuer shall establish and maintain with the Trustee the Senior Subordinated Notes Interest Reserve Account in the name of the Trustee for the benefit of the Senior Subordinated Noteholders and the Trustee, solely in its capacity as trustee for the Senior Subordinated Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties. The Senior Subordinated Notes Interest Reserve Account shall be an Eligible Account.

(b)    Administration of the Senior Subordinated Notes Interest Reserve Account. All amounts held in the Senior Subordinated Notes Interest Reserve Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and such amounts may be transferred by the Master Issuer into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Senior Subordinated Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)    Earnings from the Senior Subordinated Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Senior Subordinated Notes Interest Reserve Account or for distribution to the Collection Account in accordance with Section 5.10.

Section 5.4 Cash Trap Reserve Account.

(a)    Establishment of the Cash Trap Reserve Account. The Master Issuer has established the Cash Trap Reserve Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Cash Trap Reserve Account shall be an Eligible Account.

(b)    Administration of the Cash Trap Reserve Account. All amounts held in the Cash Trap Reserve Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and such amounts may be transferred by the Master Issuer into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Cash Trap Reserve Account shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)    Earnings from the Cash Trap Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Cash Trap Reserve Account or for distribution to the Collection Account in accordance with Section 5.10.

Section 5.5 Collection Account.

(a)    Establishment of Collection Account. The Master Issuer has established with the Trustee the Collection Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall be an Eligible Account.

(b)    Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and such amounts may be transferred by the

Master Issuer into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Collection Account shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)    Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.11.

Section 5.6 Collection Account Administrative Accounts.

(a)    Establishment of Collection Account Administrative Accounts. On the Closing Date, ten administrative accounts associated with the Collection Account, each of which shall be an Eligible Account, shall be assigned to the Trustee for the benefit of the Secured Parties bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (collectively, the “Collection Account Administrative Accounts”):

(i)    an account for the deposit of Senior Notes Quarterly Interest (the “Senior Notes Interest Account”):

(ii)    an account for the deposit of Senior Subordinated Notes Quarterly Interest (the “Senior Subordinated Notes Interest Account”):

(iii)    an account for the deposit of Subordinated Notes Quarterly Interest (the “Subordinated Notes Interest Account”):

(iv)    an account for the deposit of Class A-1 Senior Notes Accrued Quarterly Commitment Fees (the “Class A-1 Senior Notes Commitment Fees Account”):

(v)    an account for the deposit of any Indemnification Payments, any Real Estate Disposition Proceeds, any Senior Notes Scheduled Principal Payments or any other principal payments with respect to the Senior Notes (the “Senior Notes Principal Payments Account”):

(vi)    an account for the deposit of any Indemnification Payments, any Real Estate Disposition Proceeds, any Senior Subordinated Notes Scheduled Principal Payments or any other principal payments with respect to the Senior Subordinated Notes (the “Senior Subordinated Notes Principal Payments Account”):

(vii)    an account for the deposit of any Indemnification Payments, any Real Estate Disposition Proceeds, any Subordinated Notes Scheduled Principal Payments

or any other principal payments with respect to the Subordinated Notes (the “Subordinated Notes Principal Payments Account”):

(viii)    an account for the deposit of Senior Notes Quarterly Post-ARD Contingent Interest (the “Senior Notes Post-ARD Contingent Interest Account”):

(ix)    an account for the deposit of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest (the “Senior Subordinated Notes Post-ARD Contingent Interest Account”); and

(x)    an account for the deposit of Subordinated Notes Quarterly Post-ARD Contingent Interest (the “Subordinated Notes Post-ARD Contingent Interest Account”).

(b)    Administration of the Collection Account Administrative Accounts. All amounts held in the Collection Account Administrative Accounts shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and such amounts may be transferred by the Master Issuer into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Collection Account Administrative Accounts shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)    Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deposited therein and shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.11.

(d)    Voluntary Deposits to the Collection Account Administrative Accounts. From time to time, the Master Issuer may direct that all or any portion of the Residual Amounts available to it pursuant to priority (xxxviii) of the Priority of Payments including any amounts previously deposited to the Residual Amounts Account pursuant to Section 5.1(e) be deposited in one or more of the Collection Account Administrative Accounts. Any such amounts deposited in a Collection Account Administrative Account shall be disbursed in accordance with the applicable provisions of Section 5.12. In addition, if on any Weekly Allocation Date, there is a Collection Account Administrative Account Surplus with respect to any Collection Account Administrative Account, the Master Issuer (or the Manager on its behalf), as indicated in the applicable Weekly Manager’s Certificate, may request that the Trustee release from such Collection Account Administrative Account an amount not to exceed the lesser of (I) the Collection Account Administrative Account Surplus with respect to such account and (II) the aggregate amount that was deposited into such account prior to such date pursuant to this Section 5.6(d); provided that, if the Master Issuer elects to include the Senior Principal and Interest Account Excess Amount in calculating the Senior ABS Leverage Ratio, pursuant to clause (i)(b)(y) of the definition thereof, the Master Issuer may not elect to release any funds from the Senior Notes Principal Payment Account until such time (if any) as the Master Issuer has a Senior ABS Leverage Ratio of less than 6.5x (or, on and after the Springing Amendments Implementation Date, 7.0x) without including the Senior Principal and Interest Account Excess Amount in the calculation thereof (which ratio will be calculated as if the date of such calculation is the date of issuance of an additional Series of Notes). Any amounts so released from the Collection Account Administrative Accounts shall be applied at the direction of the Master Issuer (or the Manager on its behalf), which may include (i) the making of a distribution, subject to Section 8.18, (ii) to deposit such amount in the Residual Amounts Account or (iii) for working capital purposes.

Section 5.7 Hedge Payment Account.

(a)    Establishment of the Hedge Payment Account. On or prior to the Series Closing Date of the first Series of Notes issued pursuant to this Indenture providing for a Series Hedge Agreement, the Master Issuer, or the Manager on behalf of the Master Issuer, shall establish and maintain with the Trustee an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Hedge Payment Account”).

(b)    Administration of the Hedge Payment Account. All amounts held in the Hedge Payment Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and such amounts may be transferred by the Master Issuer into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Hedge Payment Account shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Hedge Payment Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. The Master Issuer shall not shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)    Earnings from the Hedge Payment Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Hedge Payment Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Hedge Payment Account or for distribution to the Collection Account in accordance with Section 5.12.

Section 5.8 Trustee as Securities Intermediary.

(a)    The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively the “Trustee Accounts”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Master Issuer shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.8.

(b)    The Securities Intermediary agrees that:

(i)    the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii)    the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)    all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trustee Account be registered in the name of the Master Issuer, payable to the order of the Master Issuer or specially indorsed to the Master Issuer;

(iv)    all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

(v)    each item of property (whether investment property, security, instrument or cash) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi)    if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer or any other Person;

(vii)    the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii)    the Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8)

of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Master Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.8(b)(vi); and

(ix)    except for the claims and interest of the Trustee, the Secured Parties, the Master Issuer and the other Securitization Entities in the Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest, in the Trustee Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has actual knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Servicer, the Manager, the Back-Up Manager and the Master Issuer thereof.

(c)    At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided, however, that at all other times the Master Issuer shall, subject to the terms of the Indenture and the other Related Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the Trustee Accounts.

Section 5.9 Establishment of Series Accounts: Legacy Accounts.

(a)    Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement. In addition, the Trustee shall continue to maintain the Insurer Premiums Account for the purpose of disbursing any amounts deposited therein on or prior to the Closing Date, and shall disburse such amounts to any of the Insurers or to their counsel pursuant to instructions delivered by the Co-Issuers to the Trustee.

(b)    Legacy Accounts. On the Closing Date, any amounts held in any Series 2007-1 Legacy Account with respect to a particular class of the Series 2007-1 Notes shall be transferred to the applicable distribution account established pursuant to the Series 2007-1 Series Supplement, for application toward the prepayment of such class of the Series 2007-1 Notes. In the case of any mandatory or optional redemption in full of any Class or Series of Notes issued pursuant to this Base Indenture, on the Notes Discharge Date with respect to such Class or Series of Notes, the Master Issuer may (but is not required to) elect to have all or any portion of the funds held in any Other Legacy Account with respect to such Class or Series of Notes transferred to the applicable distribution account for such Class or Series of Notes, for application toward the prepayment of such Class or Series of Notes. If the Master Issuer does not elect to have such funds so transferred, or if the Master Issuer elects to have only a portion of such funds so transferred, any funds remaining in the applicable Other Legacy Account after the applicable

Notes Discharge Date shall be deposited into the Collection Account for application in accordance with the Priority of Payments. When the balance of any Series 2007-1 Legacy Account, any Other Legacy Account or the Insurer Premiums Account has been reduced to zero, the Trustee may close such account. The Trustee shall make the distributions and transfers and shall close any accounts as contemplated by this Section 5.9 pursuant to instructions delivered by the Co-Issuers to the Trustee.

Section 5.10 Collections and Investment Income.

(a)    Collections in General. Until the Indenture is terminated pursuant to Section 12.1, the Master Issuer shall cause all Collections due and to become due to the Master Issuer, any other Securitization Entity or the Trustee, as the case may be, to be deposited and, to the extent applicable, withdrawn in the following manner:

(i)    all amounts, including, without limitation, any Initial Franchise Fees, any Continuing Franchise Fees or any Other Franchise Fees due under or in connection with the Franchise Arrangements, which are paid by the Franchisee party thereto by electronic funds transfer from a bank account of such Franchisee, shall be paid directly into a Royalties Concentration Account, as determined by the Manager, from the bank account of such Franchisee;

(ii)    all Product Purchase Payments which are paid by any Franchisee, DPL, as the owner of Company-Owned Stores, or any other Person who has purchased Products from any Distributor by electronic funds transfer from a bank account of such Person, shall be paid directly into a Distribution Concentration Account, as determined by the Manager, from the bank account of such Person;

(iii)    all PULSE License Fees, Technology Fees and PULSE Maintenance Fees which are paid by any Franchisee, DPL, as the owner of Company-Owned Stores, or any other Person who has licensed the PULSE Assets or the Technology Assets from any Distributor by electronic funds transfer from a bank account of such Person, shall be paid by such Person directly into the PULSE and Technology Fees Concentration Account from the bank account of such Person;

(iv)    all Third-Party License Fees which are paid by any Third-Party Licensee by electronic funds transfer from a bank account of such Third-Party Licensee, shall be paid by such Third Party Licensee directly into a Royalties Concentration Account or a Distribution Concentration Account, as determined by the Manager, from the bank account of such Third-Party Licensee;

(v)    all amounts, including, without limitation, any Initial Franchise Fees, any Continuing Franchise Fees or any Other Franchise Fees, due under or in connection with the Franchise Arrangements, which are not paid by the Franchisee party thereto by electronic funds transfer from a bank account of such Franchisee, shall be sent to a Lock-Box related to a Royalties Concentration Account, as determined by the Manager, and deposited into the related Royalties Concentration Account within two (2) Business Days of the receipt thereof;

(vi)    all Product Purchase Payments which are not paid by any Franchisee, DPL, as the owner of Company-Owned Stores, or any other Person by electronic funds transfer from a bank account of such Person, shall be sent to a Lock-Box related to a Distribution Concentration Account, as determined by the Manager, and deposited into the related Distribution Concentration Account within two (2) Business Days of the receipt thereof;

(vii)    all PULSE License Fees, Technology Fees and PULSE Maintenance Fees which are not paid by any Franchisee, DPL, as the owner of Company-Owned Stores, or any other Person by electronic funds transfer from a bank account of such Person, shall be sent to the Lock-Box related to the PULSE and Technology Fees Concentration Account, as determined by the Manager, and deposited by the Manager into the PULSE and Technology Fees Concentration Account within two (2) Business Days of the receipt thereof;

(viii)    all Third-Party License Fees which are not paid by any Third-Party Licensee by electronic funds transfer from a bank account of such Third-Party Licensee shall be sent to a Lock-Box related to a Royalties Concentration Account, as determined by the Manager, and deposited by the Manager into the related Royalties Concentration Account within two (2) Business Days of the receipt thereof;

(ix)    all Company-Owned Stores License Fees shall be deposited directly by the Manager into the IP Holder Concentration Account in accordance with the Management Agreement when due;

(x)    all Company-Owned Stores Advertising Fees shall be deposited directly by the Manager into the DNAF Account in accordance with the Management Agreement when due;

(xi)    all Asset Disposition Proceeds (other than Asset Disposition Proceeds arising from Real Estate Dispositions) required to be deposited into a Concentration Account or the Collection Account shall be deposited directly by the Manager into a Concentration Account or the Collection Account, as determined by the Manager in accordance with the Management Agreement, when due;

(xii)    all Asset Disposition Proceeds arising from Real Estate Dispositions shall be deposited directly by the Manager into the Real Estate Holder Concentration Account promptly after receipt thereof;

(xiii)    an amount equal to the Domestic Product Purchase Agreement Payments shall be withdrawn by the Manager from the Domestic Distribution Concentration Account and deposited in the Lease Concentration Account, the Real Estate Holder Concentration Account and the Equipment Holder Concentration Account in such proportions as are set forth in the Product Purchase and Distribution Agreement, and an amount equal to the Canadian Manufacturer Product Purchase Agreement Payment shall be withdrawn by the Manager from the Canadian Distribution Concentration Account and paid to the Canadian Manufacturer;

(xiv)    an amount equal to the Product Supply Payment shall be withdrawn by the Manager from the Lease Concentration Account, the Real Estate Holder Concentration Account and the Equipment Holder Concentration Account in such proportions as are set forth in the Management Agreement and paid to DPL;

(xv)    an amount equal to the sum of any lease payments due and payable with respect to leases held by the Master Issuer and any other expenses due and payable with respect to such leases shall be withdrawn from the Lease Concentration Account at any time at the discretion of the Manager in accordance with the Management Agreement and applied by the Manager to make payments to the applicable landlord or other recipient;

(xvi)    an amount equal to the sum of any property taxes on equipment due and payable with respect to property owned by the Domestic Distribution Equipment Holder and any other expenses due and payable with respect to such property shall be withdrawn from the Equipment Holder Concentration Account at any time at the discretion of the Manager in accordance with the Management Agreement and applied by the Manager to make payments to the applicable governmental authority or other recipient;

(xvii)    an amount equal to the sum of any real estate taxes due and payable with respect to property owned by the Domestic Distribution Real Estate Holder and any other expenses due and payable with respect to such property shall be withdrawn from the Real Estate Holder Concentration Account at any time at the discretion of the Manager in accordance with the Management Agreement and applied by the Manager to make payments to the applicable governmental authority or other recipient;

(xviii)    an amount equal to any reinvestments in real property from Asset Disposition Proceeds arising from Real Estate Dispositions shall be withdrawn from the Real Estate Holder Concentration Account at any time at the discretion of the Manager in accordance with the Management Agreement and applied by the Manager towards such reinvestment and any Real Estate Disposition Proceeds shall be withdrawn by the Manager in accordance with the Management Agreement no later than the Business Day prior to each Weekly Allocation Date and deposited into the Collection Account;

(xix)    all amounts deposited into any Royalties Concentration Account pursuant to any of clauses (i), (iv), (v) or (viii) above that constitute Retained Collections shall be withdrawn by the Manager in accordance with the Management Agreement no later than the Business Day prior to each Weekly Allocation Date and deposited into the Collection Account;

(xx)    amounts deposited into any Distribution Concentration Account pursuant to either of clauses (ii) or (vi) above, in an amount not to exceed the amount of Distributor Costs of Goods Sold, Distribution Operating Expenses, Distribution Center Expenses and Distributor Franchisee Rebates, may be withdrawn at any time at the discretion of the Manager in accordance with the Management Agreement and applied to reimburse the Manager, the Canadian Manufacturer or the applicable Distributor, as applicable;

(xxi)    amounts deposited into any Distribution Concentration Account, in an amount not to exceed the amount of Canadian Taxes and Distribution Center Expenses, may be withdrawn at any time at the discretion of the Manager in accordance with the Management Agreement and applied to the payment of (A) Canadian sales tax and Canadian income tax owed by the Canadian Distributor and (B) real estate taxes, lease payments and other expenses with respect to Distribution Assets owned or leased by the Master Issuer or any other Securitization Entity;

(xxii)    amounts deposited into any Concentration Account pursuant to any of clauses (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) above, in an amount not to exceed the amount of Third-Party Matching Expenses, may be withdrawn at any time at the discretion of the Manager in accordance with the Management Agreement and applied to make payments to the applicable third party to whom such funds are due;

(xxiii)    amounts deposited into the IP Holder Concentration Account, in an amount not to exceed the amount of IP Registration and Enforcement Fees, may be withdrawn at any time at the discretion of the Manager in accordance with the Management Agreement and applied to the payment of fees and expenses incurred by or on behalf of the IP Holder in connection with registering, maintaining and enforcing the Domino’s IP, and no later than the Business Day prior to each Weekly Allocation Date all amounts remaining on deposit in the IP Holder Concentration Account shall be withdrawn by the Manager in accordance with the Management Agreement and deposited into the Collection Account;

(xxiv)    an amount equal to the Weekly Distributor Profit Amount shall be withdrawn from the Distribution Concentration Accounts by the Manager in accordance with the Management Agreement no later than the Business Day prior to each Weekly Allocation Date and deposited into the Collection Account;

(xxv)    all amounts deposited into any Royalties Concentration Account that constitute Advertising Fees shall be withdrawn in an amount equal to the applicable Weekly Advertising Fee Amount and transferred by the Manager into the DNAF Account in accordance with the Management Agreement;

(xxvi)    all Other Collections shall be deposited into a Concentration Account, as determined by the Manager, and thereafter shall be withdrawn and transferred by the Manager in accordance with the Management Agreement and deposited into the Collection Account or otherwise, as the case may be;

(xxvii)    all distributions, including any Free Cash Flow, to the Master Issuer from any Securitization Entity shall be deposited by the Master Issuer into the Collection Account within three (3) Business Days of receipt thereof;

(xxviii)    all Retained Collections from any other source, including Retained Collections Contributions, shall be deposited into the Collection Account within three (3) Business Days of receipt thereof by the Master Issuer or the Manager, as the case may be;

(xxix)    all amounts withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, upon the occurrence of an Interest Reserve Release Event shall be deposited directly into the Collection Account by the Manager; and

(xxx)    the Manager may withdraw available amounts on deposit in any Concentration Account at any time, in accordance with the Management Standard, in order to reimburse any working capital advances previously made from the Residual Amounts Account;

provided, however, that (A) for a period of six (6) months following the Closing Date, any Initial Franchise Fees, Continuing Franchise Fees or Other Franchise Fees received by the Overseas Franchisor shall not be required to be paid or deposited into a Concentration Account or the Collection Account, as applicable, until five (5) Business Days after receipt thereof by the Overseas Franchisor and (B) with respect to any Initial Franchise Fees or any Other Franchise Fees received by any other Domino’s Entity (in an account other than a Concentration Account or the Collection Account) during any Fiscal Period of the Securitization Entities, such Initial Franchise Fees and Other Franchise Fees shall not be required to be paid or deposited into a Concentration Account or the Collection Account, as applicable, until ten (10) Business Days after the end of such Fiscal Period; provided, further, that amounts shall be withdrawn from the Venezuelan Royalties Concentration Account and the Cayman Islands Royalties Concentration Account only as permitted by applicable local law and at commercially reasonable intervals.

(b)    Investment Income. On the Business Day immediately prior to each Weekly Allocation Date, the Master Issuer, in its sole discretion, shall, or shall cause the Manager to, instruct the Trustee to transfer any Investment Income on deposit in the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, any Concentration Account or the Collection Account Administrative Accounts to the Collection Account; provided, that Investment Income shall be withdrawn from the Venezuelan Royalties Concentration Account and the Cayman Islands Royalties Concentration Account only as permitted by applicable local law and at commercially reasonable intervals.

(c)    Payment Instructions. In accordance with and subject to the terms of the Management Agreement, the Master Issuer shall cause the Manager to instruct (i) each Franchisee obligated at any time to make any payment pursuant to any Domestic Franchise Arrangement or any International Franchise Arrangement to make such payment to a Royalties Concentration Account or its related Lock-Box, (ii) each Franchisee, DPL, as the owner of Company-Owned Stores, or any other Person obligated at any time to make any payment pursuant to any Distribution Agreement to make such payment to a Distribution Concentration Account or its related Lock-Box, (iii) DPL, as the owner of Company-Owned Stores, obligated at any time to make (A) any payment of Continuing Franchise Fees pursuant to the Company- Owned Stores Master License Agreement to make such payment to the Collection Account, (B) any payment of Company-Owned Stores License Fees pursuant to the Company-Owned Stores

Master License Agreement to make such payment to the IP Holder Concentration Account and (C) any payment of Company-Owned Store Advertising Fees pursuant to the Company-Owned Stores Master License Agreement to make such payment to the DNAF Account and (iv) each Third-Party Licensee obligated at any time to make any payment pursuant to any Third-Party License Agreement to make such payment to a Royalties Concentration Account.

(d)    Misdirected Collections. The Co-Issuers agree that if any Collections shall be received by any Co-Issuer or any other Securitization Entity in an account other than a Concentration Account or the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by such Co-Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by such Co-Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Manager certifies to it and the Servicer are not Retained Collections and pay such amounts to or at the direction of the Manager. All monies, instruments, cash and other proceeds received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V; provided, however, that (A) for a period of six (6) months following the Closing Date, any Initial Franchise Fees, Continuing Franchise Fees or Other Franchise Fees received by the Overseas Franchisor shall not be required to be paid or deposited into a Concentration Account or the Collection Account, as applicable, until five (5) Business Days after receipt thereof by the Overseas Franchisor and (B) with respect to any Initial Franchise Fees or any Other Franchise Fees received by any other Domino’s Entity (in an account other than a Concentration Account or the Collection Account) during any Fiscal Period of the Securitization Entities, such Initial Franchise Fees and Other Franchise Fees shall not be required to be paid or deposited into a Concentration Account or the Collection Account, as applicable, until ten (10) Business Days after the end of such Fiscal Period.

Section 5.11 Application of Weekly Collections on Weekly Allocation Dates. On each Weekly Allocation Date (unless the Master Issuer shall have failed to deliver on such Weekly Allocation Date the Weekly Manager’s Certificate relating to such Weekly Allocation Date, in which case the application of Weekly Collections relating to such Weekly Allocation Date shall occur on the Business Day subsequent to the day on which such Weekly Manager’s Certificate is delivered), the amount on deposit in the Collection Account on such Weekly Allocation Date will be applied or allocated by the Trustee, based solely on the information provided to it by the Manager (or, on and after the Springing Amendments Implementation Date, if delivered in accordance with the terms of the Related Documents, based solely on the information contained in the Omitted Payable Sums Certification to the extent of the information contained therein), in the following order of priority (the “Priority of Payments”):

(i)    first solely with respect to any funds on deposit in the Collection Account on such Weekly Allocation Date consisting of Indemnification Payments or Real Estate Disposition Proceeds, to allocate Indemnification and Real Estate Proceeds Payment Amounts in the manner and order set forth in the definition thereof;

(ii)    second, (A) to reimburse the Trustee, and then, the Servicer, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), and then (C) to pay the Servicer all Servicing Fees, Liquidation Fees and Workout Fees for such Weekly Allocation Date;

(iii)    third, to pay Successor Manager Transition Expenses, if any;

(iv)    fourth, to pay to the Manager an amount equal to the Weekly Management Fee for such Weekly Allocation Date, plus the amount of PULSE Maintenance Fees and Technology Fees deposited into the Collection Account during the Weekly Collection Period preceding such Weekly Allocation Date;

(v)    fifth, to pay (or retain to the extent payable to the Trustee) (A) to the Master Issuer for payment of the Capped Securitization Operating Expenses Amount for such Weekly Allocation Date, to be disbursed pro rata based on the amount of each type of Securitization Operating Expenses payable on such Weekly Allocation Date pursuant to this priority (v) and (B) so long as an Event of Default has occurred and is continuing, to the Trustee for payment of the Post-Default Capped Trustee Expenses Amount for such Weekly Allocation Date;

(vi)    sixth, to allocate pro rata: (A) to the Senior Notes Interest Account, an amount equal to the Senior Notes Accrued Quarterly Interest Amount for such Weekly Allocation Date, if any; and (B) to the Hedge Payment Account, the applicable amount of the accrued and unpaid Series Hedge Payment Amount, if any, payable on or before the next Quarterly Payment Date to a Hedge Counterparty; provided, that the deposit to the Hedge Payment Account pursuant to this subclause (B) will exclude any termination payment payable on or before the next Quarterly Payment Date to a Hedge Counterparty, if any;

(vii)    seventh, to allocate to the Class A-1 Senior Notes Commitment Fees Account, the Class A-1 Senior Notes Accrued Quarterly Commitment Fee Amount for such Weekly Allocation Date;

(viii)    eighth, to pay to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Capped Class A-1 Senior Notes Administrative Expenses Amount due under such Variable Funding Note Purchase Agreement for such Weekly Allocation Date pro rata based on the amounts owed under each such Variable Funding Note Purchase Agreement on such Weekly Allocation Date pursuant to this priority (viii);

(ix)    ninth, to allocate to the Senior Subordinated Notes Interest Account, an amount equal to the Senior Subordinated Notes Accrued Quarterly Interest Amount for such Weekly Allocation Date;

(x)    tenth, to deposit into the Senior Notes Interest Reserve Account, an amount equal to the Senior Notes Interest Reserve Account Deficit Amount on such Weekly Allocation Date with respect to each Class of Senior Notes in accordance with the applicable Series Supplement; provided, however, that no amounts, with respect to any Series of Notes, will be deposited into the Senior Notes Interest Reserve Account pursuant to this priority £x) on any Weekly Allocation Date that occurs during the Quarterly Collection Period immediately preceding the Series Legal Final Maturity Date relating to such Series of Notes;

(xi)    eleventh, to deposit into the Senior Subordinated Notes Interest Reserve Account, an amount equal to the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such Weekly Allocation Date with respect to each Class of Senior Subordinated Notes in accordance with the applicable Series Supplement; provided, however, that no amounts, with respect to any Series of Notes, will be deposited into the Senior Subordinated Notes Interest Reserve Account pursuant to this priority (xi) on any Weekly Allocation Date that occurs during the Quarterly Collection Period immediately preceding the Series Legal Final Maturity Date relating to such Series of Notes;

(xii)    twelfth, to allocate to the Senior Notes Principal Payments Account, an amount equal to the sum of (A) the Senior Notes Accrued Scheduled Principal Payments Amount for such Weekly Allocation Date and (B) the Senior Notes Scheduled Principal Payments Deficiency Amount for such Weekly Allocation Date;

(xiii)    thirteenth, to allocate to the Senior Notes Principal Payments Account an amount, if any, equal to the lesser of (A) 25% of amounts available after application of clauses (i) through (xii) above on such Weekly Allocation Date and (B) the Senior Notes Scheduled Principal Catch-Up Amount outstanding on such Weekly Allocation Date; provided, that after the commencement of a Rapid Amortization Period, amounts shall be payable pursuant to this clause (xiii) only (A) if the Quarterly Payment Date on which such Senior Notes Scheduled Principal Catch-Up Amount became payable occurred on or prior to the commencement of such Rapid Amortization Period and (B) to the extent of the Senior Notes Scheduled Principal Catch-Up Amount that was outstanding at the commencement of such Rapid Amortization Period;

(xiv)    fourteenth, to pay pro rata (A) to the Manager, an amount equal to the Supplemental Management Fee, if any, for such Weekly Allocation Date and (B) to the Manager an amount equal to the Weekly Distribution Services Reimbursement Amount, if any;

(xv)    fifteenth, so long as no Rapid Amortization Period is continuing, if a Class A-1 Senior Notes Amortization Event is continuing, to allocate to the Senior Notes Principal Payments Account all remaining funds on deposit in the Collection Account on such Weekly Allocation Date until no principal amounts with respect to the Class A-1 Senior Notes are Outstanding;

(xvi)    sixteenth, so long as no Rapid Amortization Period is continuing, and such Weekly Allocation Date occurs during a Cash Trapping Period, to deposit into the Cash Trap Reserve Account, an amount equal to the Cash Trapping Amount, if any, on such Weekly Allocation Date;

(xvii)    seventeenth, if such Weekly Allocation Date occurs during a Rapid Amortization Period, to allocate to the Senior Notes Principal Payments Account all remaining funds on deposit in the Collection Account on such Weekly Allocation Date until no principal amounts with respect to the Senior Notes are Outstanding;

(xviii)    eighteenth, to allocate to the Senior Subordinated Notes Principal Payments Account an amount equal to the sum of (A) the Senior Subordinated Notes Accrued Scheduled Principal Payments Amount for such Weekly Allocation Date and (B) the Senior Subordinated Notes Scheduled Principal Payments Deficiency Amount for such Weekly Allocation Date;

(xix)    nineteenth, to allocate to the Senior Subordinated Notes Principal Payments Account an amount equal to any Senior Subordinated Notes Scheduled Principal Catch-Up Amount outstanding on such Weekly Allocation Date, as specified in the applicable Series Supplement;

(xx)    twentieth, if such Weekly Allocation Date occurs during a Rapid Amortization Period, to allocate to the Senior Subordinated Notes Principal Payments Account, all remaining funds on deposit in the Collection Account on such Weekly Allocation Date until no principal amounts with respect to the Senior Subordinated Notes are Outstanding;

(xxi)    twenty-first, to pay (or retain to the extent payable to the Trustee) to the Master Issuer for payment of the Excess Securitization Operating Expenses Amount for such Weekly Allocation Date to be retained or disbursed pro rata based on the amount of each type of Securitization Operating Expenses payable on such Weekly Allocation Date pursuant to this priority (xxi):

(xxii)    twenty-second, to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Excess Class A-1 Senior Notes Administrative Expenses Amounts due under each Variable Funding Note Purchase Agreement for such Weekly Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement on such Weekly Allocation Date pursuant to this priority (xxii):

(xxiii)    twenty-third, to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of Class A-1 Senior Notes Other Amounts due under such Variable Funding Note Purchase Agreement for such Weekly Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement on such Weekly Allocation Date pursuant to this priority (xxiii):

(xxiv)    twenty-fourth, to allocate to the Subordinated Notes Interest Account, the Subordinated Notes Accrued Quarterly Interest Amount for such Weekly Allocation Date;

(xxv)    twenty-fifth, to allocate to the Subordinated Notes Principal Payments Account, the Subordinated Notes Accrued Scheduled Principal Payments Amount, if any, for such Weekly Allocation Date;

(xxvi)    twenty-sixth, to allocate to the Subordinated Notes Principal Payments Account an amount equal to any Subordinated Notes

(xxvii)    twenty-seventh, if such Weekly Allocation Date occurs during a Rapid Amortization Period, to allocate to the Subordinated Notes Principal Payments Account, all remaining funds on deposit in the Collection Account on such Weekly Allocation Date until no principal amounts with respect to the Subordinated Notes are Outstanding;

(xxviii)    twenty-eighth, to allocate to the Senior Notes Post- ARD Contingent Interest Account, the Senior Notes Accrued Quarterly Post- ARD Contingent Interest Amount for such Weekly Allocation Date;

(xxix)    twenty-ninth, to allocate to the Senior Subordinated Notes Post-ARD Contingent Interest Account, the Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such Weekly Allocation Date;

(xxx)    thirtieth, to allocate to the Subordinated Notes Post- ARD Contingent Interest Account, the Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such Weekly Allocation Date;

(xxxi)    thirty-first, to deposit to the Hedge Payment Account, (A) any accrued and unpaid Series Hedge Payment Amount that constitutes a termination payment payable to a Hedge Counterparty, if any, and (B) any other amount payable to a Hedge Counterparty, if any, pursuant to the related Series Hedge Agreement, in each case pro rata to each Hedge Counterparty according to the amount due and payable to each of them;

(xxxii)    thirty-second, to pay, as directed by the Manager in accordance with the Management Agreement, the Environmental Remediation Expenses Amount, if any, for such Weekly Allocation Date;

(xxxiii)    thirty-third, to allocate to the Senior Notes Principal Payments Account, an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Senior Notes;

(xxxiv)    thirty-fourth, to allocate to the Senior Subordinated Notes Principal Payments Account, an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Senior Subordinated Notes;

(xxxv)    thirty-fifth, to allocate to the Subordinated Notes Principal Payments Account, an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Subordinated Notes;

(xxxvi)    thirty-sixth, to pay to the Manager an amount equal to the Weekly Equipment Purchasing Reimbursement Amount;

(xxxvii)    thirty-seventh, at the direction of the Manager acting on behalf of the Master Issuer, to deposit to the Lease Concentration Account, the Equipment Holder Concentration Account and the Real Estate Holder Concentration Account, the amounts, if any, required to cause the amount on deposit in such accounts to equal the Lease Concentration Account Minimum Balance, the Equipment Holder Concentration Account Minimum Balance and the Real Estate Holder Concentration Account Minimum Balance, respectively, pro rata according to the amounts required to achieve such account balances; and

(xxxviii)    thirty-eighth, to pay to, or at the written direction of, the Master Issuer, the Residual Amount for such Weekly Allocation Date. The recipient of the Residual Amount may use such funds in its sole discretion.

Section 5.12 Quarterly Payment Date Applications.

(a)    Senior Notes Interest Account and Hedge Payment Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Notes Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (or, to the extent necessary to cover any Class A-1 Senior Notes Interest Adjustment Amount, the then-current Quarterly Collection Period) to be paid to the Senior Notes from the Collection Account, up to the amount of Senior Notes Quarterly Interest accrued and unpaid with respect to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts, (ii) the funds allocated to the Hedge Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to the Hedge Counterparties (excluding any termination payments), up to the amount needed to pay the aggregate amount of Series Hedge Payment Amounts, if any, due and payable on or before such Quarterly Payment Date to the Hedge Counterparties, pro rata among each Hedge Counterparty based upon the Series Hedge Payment Amounts payable with respect to each such Hedge Counterparty, and (iii) if the amount of funds allocated to the Senior Notes Interest Account pursuant to the immediately preceding clause (i) is less than the Senior Notes Aggregate Quarterly Interest for the Interest Period with respect to each Class of Senior Notes ending most recently prior to such Quarterly Payment Date, or if the amount of funds allocated to the Hedge Payment Account pursuant to the immediately preceding clause (ii) is less than the aggregate Series Hedge Payment Amount due and payable on or before such Quarterly Payment Date, an amount equal to the lesser of (A) such insufficiencies and (B) the sum of the Senior Notes Available Reserve Account Amount plus the amount in the Hedge Payment Account plus the Available Administrative Account Amount from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, fifth, the Subordinated Notes Interest Account, sixth, the Senior Subordinated Notes Principal Payments

Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Notes Principal Payments Account, ninth, the Senior Notes Interest Reserve Account, tenth, the Senior Subordinated Notes Interest Account, and eleventh, the Class A-1 Senior Notes Commitment Fees Account, to be paid pro rata, based on the amount of Senior Notes Quarterly Interest payable on the Senior Notes and the aggregate Series Hedge Payment Amount (excluding termination payments) due and payable on or before such Quarterly Payment Date, to (1) the Senior Notes up to the amount of Senior Notes Quarterly Interest accrued and unpaid with respect to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts, and (2) each applicable Hedge Counterparty based upon the amount of the Series Hedge Payment Amounts (excluding termination payments) due and payable to each such Hedge Counterparty.

(b)    Senior Notes Interest Shortfall Amount. On each Accounting Date, the Master Issuer shall determine the excess, if any (the “Senior Notes Interest Shortfall Amount”), of (i) Senior Notes Aggregate Quarterly Interest for the Interest Period for each Class of Senior Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Senior Notes in accordance with Section 5.12(a) on such Quarterly Payment Date.

(c)    Debt Service Advances. If the Senior Notes Interest Shortfall Amount, as determined on any Accounting Date pursuant to Section 5.12(b) is greater than zero, in accordance with the terms and conditions of the Servicing Agreement, by 3:00 p.m. (New York City time) on the Business Day preceding such Quarterly Payment Date, the Servicer shall make a Debt Service Advance in such amount unless the Servicer notifies the Master Issuer, the Manager, the Back-Up Manager and the Trustee by such time that it has determined in accordance with the Servicing Standard that such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance (or, on and after the Springing Amendments Implementation Date, an Advance Suspension Period is in effect). If the Servicer fails to make such Debt Service Advance (unless the Servicer has determined in accordance with the Servicing Standard that such Debt Service Advance (and interest thereon) would be a Nonrecoverable Advance (or, on and after the Springing Amendments Implementation Date, an Advance Suspension Period is in effect), pursuant to Section 10.1(1), the Trustee shall make the Debt Service Advance unless it determines that such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance (or, on and after the Springing Amendments Implementation Date, an Advance Suspension Period is in effect). In determining whether any Debt Service Advance (and interest thereon) is a Nonrecoverable Advance, the Trustee may conclusively rely on the determination of the Servicer. All Debt Service Advances shall be deposited into the Senior Notes Interest Account. If, after giving effect to all Debt Service Advances made with respect to any Quarterly Payment Date, the Senior Notes Interest Shortfall Amount with respect to such Quarterly Payment Date remains greater than zero, the payment of the Senior Notes Aggregate Quarterly Interest as reduced by such Senior Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Notes shall be paid to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Interest payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Notes Interest Shortfall Amount. An additional amount of interest (“Additional Senior Notes Interest Shortfall Interest”) shall accrue on the Senior Notes Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Senior Notes Interest Shortfall Amount is paid in full.

(d)    Class A-1 Senior Notes Commitment Fees Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Class A-1 Senior Notes Commitment Fees Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (or, to the extent necessary to cover any Class A-1 Senior Notes Commitment Fee Adjustment Amount, the then-current Quarterly Collection Period) to be paid to the Class A-1 Senior Notes from the Collection Account, up to the amount of the Class A-1 Senior Notes Quarterly Commitment Fees accrued and unpaid with respect to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes Quarterly Commitment Fees payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Class A-1 Senior Notes Commitment Fees Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than Class A-1 Senior Notes Aggregate Quarterly Commitment Fees for the Interest Period ending most recently prior to such Quarterly Payment Date, an amount equal to the lesser of (A) such insufficiency and (B) the Senior Notes Available Reserve Account Amount plus the Available Administrative Account Amount (in each case, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account, the Senior Notes Interest Reserve Account and/or the Cash Trap Reserve Account pursuant to Section 5.12(a)(iii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, fifth, the Subordinated Notes Interest Account, sixth, the Senior Subordinated Notes Principal Payments Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Notes Principal Payments Account, ninth, the Senior Notes Interest Reserve Account, and tenth, the Senior Subordinated Notes Interest Account, to be paid to the Class A-1 Senior Notes up to the amount of Class A-1 Senior Notes Quarterly Commitment Fees accrued and unpaid with respect to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes Quarterly Commitment Fees payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(e)    Class A-1 Senior Notes Commitment Fees Shortfall Amount. On each Accounting Date, the Master Issuer shall determine the excess, if any (the “Class A-1 Senior Notes Commitment Fees Shortfall Amount”), of (i) Class A-1 Senior Notes Aggregate Quarterly Commitment Fees for the Interest Period ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments on the Class A-1 Senior Notes in accordance with Section 5.12(d) on such Quarterly Payment Date. If the Class A-1 Senior Notes Commitment Fees Shortfall Amount with respect to any Quarterly Payment Date is greater than zero, the payment of the Class A-1 Senior Notes Aggregate Quarterly Commitment Fees as reduced by the Class A-1 Senior Notes Commitment Fees Shortfall Amount to be distributed on such Quarterly Payment Date to the Class A-1 Senior Notes shall be paid to the Class A-1 Senior Notes, pro rata among each Class of Class A-1

Senior Notes based upon the amount of Class A-1 Senior Notes Quarterly Commitment Fees payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Class A-1 Senior Notes Commitment Fees Shortfall Amount. An additional amount of interest (“Additional Class A-1 Senior Notes Commitment Fees Shortfall Interest”) shall accrue on the Class A-1 Senior Notes Commitment Fees Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Class A-1 Senior Notes Commitment Fees Shortfall Amount is paid in full.

(f)    Senior Subordinated Notes Interest Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Subordinated Notes Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each Class of Senior Subordinated Notes from the Collection Account, up to the amount of Senior Subordinated Notes Quarterly Interest accrued and unpaid with respect to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts, and (ii) if the amount of funds allocated to the Senior Subordinated Notes Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to the immediately preceding clause (i) is less than the Senior Subordinated Notes Aggregate Quarterly Interest for the Interest Period with respect to each Class of Senior Subordinated Notes ending most recently prior to such Quarterly Payment Date and no Senior Notes are Outstanding, an amount equal to the lesser of (A) such insufficiency and (B) the sum of the Senior Subordinated Notes Available Reserve Account Amount plus the Available Administrative Account Amount (in each case, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account, the Senior Subordinated Notes Interest Reserve Account and the Cash Trap Reserve Account pursuant to Section 5.12(a)(iii) and Section 5.12(d)(ii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, fifth, the Subordinated Notes Interest Account, sixth, the Senior Subordinated Notes Principal Payments Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Notes Principal Payments Account, and ninth, the Senior Subordinated Notes Interest Reserve Account, to be paid to each Class of Senior Subordinated Notes up to the amount of Senior Subordinated Notes Quarterly Interest accrued and unpaid with respect to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(g)    Senior Notes Principal Payments Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (A) to be paid to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of the Senior Notes Aggregate Scheduled Principal Payments and amounts distributed to such administrative account pursuant to clauses (xiii), (xv), (xvii) and (xxxiii) of the Priority of Payments owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class; provided that no Senior Notes Scheduled Principal Payments shall be made in respect of any Series of Senior Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (e) of the definition of Rapid Amortization Event, (B) to be paid to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of Indemnification Payments and Real Estate Disposition Proceeds owed to each such Class of Senior Notes in the following order: first, if a Class A-1 Senior Notes Amortization Period is in effect, to prepay and permanently reduce the Commitments under all Class A-1 Senior Notes on a pro rata basis; second, to prepay the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Senior Notes sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based on the Outstanding Principal Amount of the Senior Notes of such Class; and third, provided clause first does not apply, to prepay and permanently reduce the Commitments under all Class A-1 Senior Notes of all Series on a pro rata basis based on Commitment Amounts and deposit such funds into the applicable Series Distribution Accounts; and (C) if any funds were allocated to the Senior Notes Principal Payments Account on any Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, but are not due and payable on the Quarterly Payment Date following such Accounting Date because the applicable Series Non-Amortization Test is satisfied as of the applicable date of determination, and to the extent such funds are available after application of funds pursuant to subclause (A) and after giving effect to any payment of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii) and 5.12(f)(ii), to be re-allocated in accordance with clauses (xiii) through (xxxviii) of the Priority of Payments, in each case, as though such Accounting Date was a Weekly Allocation Date and such funds were on deposit in the Collection Account, in the priorities set forth in such clauses and to the extent of amounts due and payable pursuant to such clauses on the following Quarterly Payment Date after giving effect to other funds already allocated therefor; (ii) if the aggregate amount of funds allocated to the Senior Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Senior Notes Aggregate Scheduled Principal Payments owed to each applicable Class of Senior Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Senior Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Payments and Real Estate Disposition Proceeds due on such Quarterly Payment Date with respect to each applicable Class of Senior Notes, an amount equal to the lesser of (A) any such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii) or 5.12(f)(ii) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, fifth, the Subordinated Notes Interest Account, and sixth, the Senior Subordinated Notes Principal

Payments Account, to be paid to each applicable Class of Senior Notes up to the amount of unpaid Senior Notes Scheduled Principal Payments, Indemnification Payments and/or Real Estate Disposition Proceeds, as the case may be, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts; (iii) if a Rapid Amortization Event has occurred and is continuing or shall occur on such Quarterly Payment Date and any amounts are on deposit in the Subordinated Notes Post-ARD Contingent Interest Account, Senior Subordinated Notes Post-ARD Contingent Interest Account, Senior Notes Post-ARD Contingent Interest Account, the Subordinated Notes Principal Payments Account, the Subordinated Notes Interest Account or the Senior Subordinated Notes Principal Payments Account on such Accounting Date, an amount equal to all amounts on deposit in such Collection Account Administrative Accounts (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to this Section 5.12) to be paid to each Class of Senior Notes, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts; and (iv) so long as no Rapid Amortization Period is continuing, if a Class A-1 Senior Notes Amortization Event is continuing, after giving effect to the payments described in clauses (i) through (iii) above, amounts on deposit in the Cash Trap Reserve Account to the extent necessary to pay the principal amounts of the Class A-1 Senior Notes until no principal amounts with respect to the Class A-1 Senior Notes are Outstanding, to be deposited to the Senior Notes Principal Payments Account and paid to the holders of the Class A-1 Senior Notes, pro rata according to principal amounts Outstanding.

(h)    Senior Subordinated Notes Interest Shortfall Amount. On each Accounting Date, the Master Issuer shall determine the excess, if any (the “Senior Subordinated Notes Interest Shortfall Amount”), of (i) Senior Subordinated Notes Aggregate Quarterly Interest for the Interest Period for each Class of Senior Subordinated Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments on the Senior Subordinated Notes on such Quarterly Payment Date in accordance with Section 5.12(f) above. If the Senior Subordinated Notes Interest Shortfall Amount with respect to any Quarterly Payment Date is greater than zero, payments of Senior Subordinated Notes Aggregate Quarterly Interest as reduced by the Senior Subordinated Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Subordinated Notes shall be paid to each Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Interest payable with respect to each such Class; provided, that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Interest Shortfall Amount. An additional amount of interest (“Additional Senior Subordinated Notes Interest Shortfall Interest”) shall accrue on the Senior Subordinated Notes Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Senior Subordinated Notes Interest Shortfall Amount is paid in full.

(i)    Senior Subordinated Notes Principal Payments Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (A) to be paid to each applicable Class of Senior

Subordinated Notes from the Collection Account up to the amount of the Senior Subordinated Notes Scheduled Principal Payments and amounts distributed to such administrative account pursuant to clauses (xix), (xx) and (xxxiv) of the Priority of Payments owed to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class; provided that no Senior Subordinated Notes Scheduled Principal Payments shall be made in respect of any Series of Senior Subordinated Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (e) of the definition of Rapid Amortization Event, (B) to be paid (so long as no Senior Notes are Outstanding) to each applicable Class of Senior Subordinated Notes from the Collection Account up to the aggregate amount of Indemnification Payments and Real Estate Disposition Proceeds owed to each such Class of Senior Subordinated Notes, sequentially in order of alphabetical designation and pro rata among each Class of Senior Subordinated Notes of the same alphabetical designation based upon the Outstanding Principal Amount of each such Class, and deposit such funds into the applicable Series Distribution Accounts, and (C) if any funds were allocated to the Senior Subordinated Notes Principal Payments Account on any Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, but are not due and payable on the Quarterly Payment Date following such Accounting Date because the applicable Series Non-Amortization Test is satisfied as of the applicable date of determination, and to the extent such funds are available after application of funds pursuant to subclause (A) and after giving effect to any payment of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii) 5.12(f)(ii), and 5.12(g)(ii) to be re-allocated in accordance with clauses (xix) through (xxxviii) of the Priority of Payments, in each case, as though such Accounting Date was a Weekly Allocation Date and such funds were on deposit in the Collection Account, in the priorities set forth in such clauses and to the extent of amounts due and payable pursuant to such clauses on the following Quarterly Payment Date after giving effect to other funds already allocated therefor (including amounts re-allocated pursuant to Section 5.12(g)(1)(C); (ii) if the aggregate amount of funds allocated to the Senior Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Senior Subordinated Notes Aggregate Scheduled Principal Payments owed to each applicable Class of Senior Subordinated Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Senior Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Payments and Real Estate Disposition Proceeds due on such Quarterly Payment Date with respect to each applicable Class of Senior Subordinated Notes, an amount equal to the lesser of (A) any such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii) or 5.12(g)(ii)) from first the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, and fifth, the Subordinated Notes Interest Account, to be paid to each applicable Class of Senior Subordinated Notes up to the amount of unpaid Senior Subordinated Notes Scheduled Principal Payments and/or Indemnification Payments and/or Real

Estate Disposition Proceeds, as the case may be, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts, and (iii) if a Rapid Amortization Event has occurred and is continuing or shall occur on such Quarterly Payment Date and any amounts are on deposit in the Subordinated Notes Post-ARD Contingent Interest Account, Senior Subordinated Notes Post-ARD Contingent Interest Account, Senior Notes Post-ARD Contingent Interest Account, the Subordinated Notes Principal Payments Account or the Subordinated Notes Interest Account on such Accounting Date, an amount equal to all amounts on deposit in such Collection Account Administrative Accounts (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to this Section 5.12) to be paid to each Class of Senior Subordinated Notes, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts.

(j)    Subordinated Notes Interest Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Subordinated Notes Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each Class of Subordinated Notes from the Collection Account, up to the amount of Subordinated Notes Quarterly Interest accrued and unpaid with respect to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Quarterly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Subordinated Notes Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to the immediately preceding clause (i) is less than Subordinated Notes Aggregate Quarterly Interest for the Interest Period ending most recently prior to such Quarterly Payment Date and no Senior Notes or Senior Subordinated Notes are Outstanding, an amount equal to the lesser of (A) such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii), 5.12(g)(ii) or 5.12(i)(ii) from first the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, and fourth, the Subordinated Notes Principal Payments Account, to be paid to each Class of Subordinated Notes up to the amount of Subordinated Notes Quarterly Interest accrued and unpaid with respect to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Quarterly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(k)    Subordinated Notes Interest Shortfall Amount. On each Accounting Date, the Master Issuer shall determine the excess, if any (the “Subordinated Notes Interest Shortfall Amount”), of (i) Subordinated Notes Aggregate Quarterly Interest for the Interest Period ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments on the Subordinated Notes in accordance with Section 5.12(j) on such Quarterly Payment Date. If the Subordinated Notes Interest Shortfall Amount with respect to any Quarterly Payment Date is greater than zero, payments of Subordinated Notes Aggregate Quarterly Interest as reduced by the Subordinated Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Subordinated Notes shall be paid to each Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Quarterly Interest payable with respect to each such Class. An additional amount of interest (“Additional Subordinated Notes Interest Shortfall Interest”) shall accrue on the Subordinated Notes Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Subordinated Notes Interest Shortfall Amount is paid in full.

(l)    Subordinated Notes Principal Payments Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (A) to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of Subordinated Notes Scheduled Principal Payments and amounts distributed to such administrative account pursuant to clauses (xxvi), (xxvii) and (xxxv) of the Priority of Payments owed to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of such Class; provided, that no Subordinated Notes Scheduled Principal Payments shall be made in respect of any Series of Subordinated Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (e) of the definition thereof; (B) to be paid (so long as no Senior Notes or Senior Subordinated Notes are Outstanding) to each applicable Class of Subordinated Notes from the Collection Account up to the aggregate amount of Indemnification Payments and Real Estate Disposition Proceeds owed to each such Class of Subordinated Notes, sequentially in order of alphabetical designation and pro rata among each Class of Subordinated Notes of the same alphabetical designation based upon the Outstanding Principal Amount of each such Class, and (C) if any funds were allocated to the Subordinated Notes Principal Payments Account on any Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, but are not due and payable on the Quarterly Payment Date following such Accounting Date because the applicable Series Non-Amortization Test is satisfied as of the applicable date of determination, and to the extent such funds are available after application of funds pursuant to subclause (A) and after giving effect to any payment of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii) 5.12(f)(ii), 5.12(g)(ii), 5.12(i)(ii), and 5.12(j)(ii) to be re-allocated in accordance with clauses (xvi) through (xxxviii) of the Priority of Payments, in each case, as though such Accounting Date was a Weekly Allocation Date and such funds were on deposit in the Collection Account, in the priorities set forth in such clauses and to the extent of amounts due and payable pursuant to such clauses on the following Quarterly Payment Date after giving effect to other funds already allocated therefor (including amounts re-allocated pursuant to Section 5.12(g)(1)(C) and Section 5.12(i)(1)(C); (ii) if the aggregate amount of funds allocated to the Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Subordinated Notes Scheduled Principal Payments owed for the Interest Period ending most recently prior to such Quarterly Payment Date and/or the amount of funds allocated to the Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Payments and Real Estate Disposition Proceeds due on such Quarterly Payment Date with respect to the Subordinated Notes, an amount equal to the lesser of (A) any such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d(ii), 5.12(f)(ii), 5.12(g)(ii), 5.12(i)(ii) or 5.12(j)(ii) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, and third, the Senior Notes Post-ARD Contingent Interest Account, to be paid to each applicable Class of Subordinated Notes up to the amount of unpaid Subordinated Notes Scheduled Principal Payments and/or Indemnification Payments and/or Real Estate Disposition Proceeds, as the case may be, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts, and (iii) if a Rapid Amortization Event has occurred and is continuing or shall occur on such Quarterly Payment Date and any amounts are on deposit in the Senior Notes Post-ARD Contingent Interest Account, the Senior Subordinated Notes Post-ARD Contingent Interest Account or the Subordinated Notes Post-ARD Contingent Interest Account on such Accounting Date, an amount equal to all amounts on deposit in such Collection Account Administrative Accounts (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to this Section 5.12) to be paid to each Class of Subordinated Notes, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts.

(m)    Senior Notes Post-ARD Contingent Interest Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each applicable Class of Senior Notes from the Collection Account up to the amount of Senior Notes Quarterly Post-ARD Contingent Interest distributed to such administrative account owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Senior Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to the immediately preceding clause (i) is less than the amount of Senior Notes Quarterly Post-ARD Contingent Interest owed to each such Class of Senior Notes for the Interest Period ending most recently prior to such Quarterly Payment Date, an amount equal to the lesser of (A) such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii), 5.12(g)(ii), 5.12(i)(ii), 5.12(j)(ii) or 5.12(l)(ii) from first the Subordinated Notes Post-ARD Contingent Interest Account and second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, to be paid to each Class of Senior Notes up to the amount of Senior Notes Quarterly Post-ARD Contingent Interest accrued and unpaid with respect to each applicable Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(n)    Senior Subordinated Notes Post-ARD Contingent Interest Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each applicable Class of Senior Subordinated Notes from the Collection Account up to the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest distributed to such administrative account owed to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to the immediately preceding clause (i) is less than the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest owed to each such Class of Senior Subordinated Notes for the Interest Period ending most recently prior to such Quarterly Payment Date, an amount equal to the lesser of (A) such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii), 5.12(g)(ii), 5.12(i)(ii), 5.12(j)(ii), 5.12(l)(ii) or 5.12(m)(ii)) from the Subordinated Notes Post- ARD Contingent Interest Account, to be paid to each Class of Senior Subordinated Notes up to the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest accrued and unpaid with respect to each applicable Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(o)    Subordinated Notes Post-ARD Contingent Interest Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date the funds allocated to the Subordinated Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of Subordinated Notes Quarterly Post-ARD Contingent Interest distributed to such administrative account owed to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(p)    Amounts on Deposit in the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account and the Cash Trap Reserve Account.

(i)    On the Accounting Date (A) preceding any Quarterly Payment Date that is a Cash Trapping Release Date, the Master Issuer shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date from funds then on deposit in the Cash Trap Reserve Account an amount equal to the applicable Cash Trapping Release Amount and (B) preceding the first Quarterly Payment Date following the commencement of the Rapid Amortization Period (including a Rapid Amortization Period due to an Event of Default), the Master Issuer shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date funds then on deposit in the Cash Trap Reserve Account and deposit such funds into the Collection Account for distribution in accordance with the Priority of Payments.

(ii)    So long as no Rapid Amortization Period or Event of Default is continuing, on each Accounting Date, the Master Issuer shall instruct the Trustee writing to withdraw funds on deposit in the Cash Trap Reserve Account and apply such funds on the following Quarterly Payment Date to the extent necessary to pay Senior Notes Accrued Quarterly Interest Amounts, Class A-1 Senior Notes Aggregate Quarterly Commitment Fees, Senior Subordinated Notes Aggregate Quarterly Interest, Senior Notes Aggregate Scheduled Principal Payments, unreimbursed Advances (with interest thereon), unreimbursed Manager Advances (with interest thereon) and Series Hedge Payment Amounts, in each case, after giving effect to other amounts available for payment thereof as described in this Section 5.12.

(iii)    So long as no Rapid Amortization Period or Event of Default is continuing, on the Accounting Date preceding the first Quarterly Payment Date following the commencement of a Class A-1 Senior Notes Amortization Event, the Master Issuer shall instruct the Trustee in writing to withdraw funds on deposit in the Cash Trap Reserve Account to the extent necessary, after giving effect to other amounts available for payment thereof as described in this Section 5.12 to pay principal on the Class A-1 Senior Notes Outstanding, and to deposit such funds into the Senior Notes Principal Payments Account for distribution to the holders of the Class A-1 Senior Notes, pro rata.

(iv)    If the Master Issuer determines in its sole discretion to apply funds in the Cash Trap Reserve Account to make optional prepayments of principal of Senior Notes and/or Senior Subordinated Notes, which optional payments shall be made in accordance with the CTOP Payment Priority, the Master Issuer shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such written instructions, withdraw funds on deposit in the Cash Trap Reserve Account in the amount instructed by the Master Issuer and deposit such funds into the Senior Notes Principal Payment Account and/or the Subordinated Notes Principal Payment Account, as applicable, and thereafter shall, in accordance with the written instructions of the Master Issuer, withdraw funds from the Senior Notes Principal Payment Account and/or the Subordinated Notes Principal Payments Account, as applicable, and deposit such funds into the applicable Series Distribution Accounts; provided that any such optional prepayments will be accompanied by the payment of any Prepayment Premiums related thereto, to the extent such Prepayment Premiums are otherwise payable in connection with the optional prepayment of such Notes in accordance with the applicable Series Supplement; and provided further, that any amounts remaining on deposit in the Cash Trap Reserve

Account after such optional prepayments will remain deposited therein until the Quarterly Payment Date following the Quarterly Payment Date on which the Cash Trapping Period is no longer in effect, unless otherwise provided in this Section 5.12.

(v)    If the Master Issuer determines, with respect to any Series of Senior Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.12 on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Outstanding Principal Amount of such Series of Senior Notes, on the Accounting Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Notes Interest Reserve Account or the Master Issuer shall make a draw on the applicable Interest Reserve Letter of Credit and deposit, sequentially in order of alphanumeric designation and pro rata based upon the Outstanding Principal Amount of the Senior Notes, into the applicable Series Distribution Accounts, an amount equal to the lesser of such insufficiency and the sum of (a) the Available Senior Notes Interest Reserve Account Amount (after giving effect to any payments made from the Senior Notes Interest Reserve Account pursuant to Sections 5.12(b)(ii) and 5.12(d)(ii)) on such Series Legal Final Maturity Date) and (b) any amounts available to be drawn on the applicable Interest Reserve Letter of Credit.

(vi)    If the Master Issuer determines, with respect to any Series of Senior Subordinated Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.12 on any Series Legal Final Maturity Date related to such Series of Senior Subordinated Notes is less than the Outstanding Principal Amount of such Series of Senior Subordinated Notes, on the Accounting Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Subordinated Notes Interest Reserve Account or the Master Issuer shall make a draw on the applicable Interest Reserve Letter of Credit and deposit, sequentially in order of alphanumeric designation and pro rata based upon the Outstanding Principal Amount of the Senior Subordinated Notes, into the applicable Series Distribution Accounts, an amount equal to the lesser of such insufficiency and the sum of (a) the Available Senior Subordinated Notes Interest Reserve Account Amount (after giving effect to any payments made from the Senior Subordinated Notes Interest Reserve Account pursuant to Section 5.12(f)(ii) on such Series Legal Final Maturity Date) and (b) any amounts available to be drawn on the applicable Interest Reserve Letter of Credit.

(vii)    On any date on which no Senior Notes are Outstanding, the Master Issuer shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Notes Interest Reserve Account and to deposit all remaining funds into the Collection Account and the Master Issuer shall terminate any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Notes Interest Reserve Account.

(viii)    On any date on which no Senior Subordinated Notes are Outstanding, the Master Issuer shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Subordinated Notes Interest Reserve Account and to deposit all remaining funds into the Collection Account and the Master Issuer shall terminate any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Subordinated Notes Interest Reserve Account.

Section 5.13 Determination of Quarterly Interest. Quarterly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.14 Determination of Quarterly Principal. Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.15 Prepayment of Principal. Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.16 Retained Collections Contributions. At any time after the Closing Date, the Master Issuer may (but is not required to) designate Retained Collections Contributions to be included in Net Cash Flow for purposes of calculating the Quarterly DSCR, or, on and after the Springing Amendments Implementation Date, the DSCR, but not more than $7,500,000 in any Quarterly Collection Period or more than $15,000,000 during any period of four (4) consecutive Quarterly Collection Periods or more than $30,000,000 from the Closing Date to the Final Series Legal Final Maturity Date; provided, that any Retained Collections Contributions shall be excluded from the amount of Net Cash Flow for purposes of calculations undertaken in the following circumstances: (a) to determine whether the Co-Issuers may draw under any Class A-1 Senior Notes or request letters of credit to be issued under any Class A-1 Subfacility, (b) to determine whether the Co-Issuers may extend the Class A-1 Senior Notes Renewal Date, (c) to determine compliance with any Series Non-Amortization Test, (d) to determine the New Series Pro Forma Quarterly DSCR, or, on and after the Springing Amendments Implementation Date, the New Series Pro Forma DSCR, and (e) to determine the Securitization Leverage Ratio and the Senior ABS Leverage Ratio. The amount of any Retained Collections Contribution shall be held by the Master Issuer (or any other Securitization Entity other than the SPV Guarantor) for at least one full fiscal quarter after which time that amount may be distributed by the Master Issuer to the SPV Guarantor on any Weekly Allocation Date; provided, that (i) the most recent Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the DSCR, was at least equal to the Cash Trapping DSCR Threshold without giving effect to the inclusion of such Retained Collections Contribution and (ii) such Retained Collections Contribution is not required to pay any shortfall in the amounts payable under clauses (ii) through (xxxvii) of the Priority of Payments, to the extent of any shortfall on such Weekly Allocation Date. Prior to the Springing Amendments Implementation Date, the Master Issuer may not designate equity contributions as Retained Collections Contributions to the extent such equity contributions were funded by the proceeds of a draw under any Class A-1 Senior Notes.

Section 5.17 Interest Reserve Letters of Credit. The Co-Issuers may, in lieu of funding (or as partial replacement for funding) the Senior Notes Interest Reserve Account and/or the Senior Subordinated Notes Interest Reserve Account in the amounts required hereunder, maintain one or more Interest Reserve Letters of Credit issued under a Variable Funding Note Purchase Agreement for the benefit of the Trustee and the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, each in a face amount equal to the amounts required to be funded in respect of such account(s) had such Interest Reserve Letter of Credit not been issued.

Each such Interest Reserve Letter of Credit (a) shall name the Trustee, for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, as the beneficiary thereof; (b) shall allow the Trustee (or the Control Party on its behalf) to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to Section 5.12: (c) shall have an expiration date of no later than ten (10) Business Days prior to the Class A-1 Senior Notes Renewal Date specified in the related Variable Funding Note Purchase Agreement pursuant to which such Interest Reserve Letter of Credit was issued; and (d) shall indicate by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable.

If, on the date that is five (5) Business Days prior to the expiration of any such Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and the Co-Issuers have not otherwise deposited funds into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in the amounts that would otherwise be required had such Interest Reserve Letter of Credit not been issued, the Master Issuer shall submit a notice of drawing under such Interest Reserve Letter of Credit and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued.

If, on any day, (i) the short-term debt credit rating of any entity which has issued an Interest Reserve Letter of Credit (an “L/C Provider”) is withdrawn by Standard & Poor’s or downgraded below “A-1” or is withdrawn by Moody’s or downgraded below “P-l” or (ii) the long-term debt credit rating of any L/C Provider is withdrawn by Standard & Poor’s or downgraded below “BBB+” or is withdrawn by Moody’s or downgraded below “Baa1” (each of cases (i) and (ii), an “L/C Downgrade Event”), on the fifth (5th) Business Day after the occurrence of such L/C Downgrade Event, the Master Issuer shall submit a notice of drawing under each Interest Reserve Letter of Credit issued by such L/C Provider and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued.

Section 5.18 Replacement of Ineligible Accounts. If, at any time, any Concentration Account or any of the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, the Collection Account, any Collection Account Administrative Account or the DNAF Account shall cease to be an Eligible Account (each, an “Ineligible Account”), the Master Issuer or any other Co-Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account, (B) with the exception of the DNAF Account and any Concentration Account, following the establishment of such new Eligible Account, transfer, or with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, (C) in the case of the DNAF Account or a Concentration Account, following the establishment of such new Eligible Account, transfer or cause to be transferred to such new Eligible Account, all cash and investments from such Ineligible Account into such new Eligible Account, (D) in the case of a Concentration Account, transfer or cause to be transferred all items deposited in the Lock-Box related to such Ineligible Account to a new Lock-Box related to such new Concentration Account, and (E) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee. In the event that any of the Collection Account, any Concentration Account, any Collection Account Administrative Account or the DNAF Account becomes an Ineligible Account, the Manager shall, promptly following the establishment of such related new Eligible Account, notify each Franchisee of a change in payment instructions, if any.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions in General.

(a)    Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (New York City time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of the Note at the applicable Corporate Trust Office.

(b)    Unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-l, B-2 and not A-1, B-l, A-2, B-2) and pro rata among holders of Notes within each Class of the same alphanumerical designation; provided, however, that unless otherwise specified in the Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes having the same alphabetical designation shall be pari passu with each other with respect to the distribution of Collateral proceeds resulting from exercise of remedies upon an Event of Default.

(c)    Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Co-Issuers whether set forth in a Quarterly Manager’s Certificate, Company Order or otherwise.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Co-Issuers hereby represent and warrant, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date:

Section 7.1 Existence and Power. Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction (including, without limitation, in each Included Country) where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Indenture and the other Related Documents.

Section 7.2 Company and Governmental Authorization. The execution, delivery and performance by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of the other Related Documents to which it is a party (a) is within such Securitization Entity’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of this Base Indenture or any other Related Document) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity, except for Liens created by this Base Indenture or the other Related Documents except in the case of clause (b) or (c) above, solely with respect to the Contribution Agreements, the violation of which could not reasonably be expected to have a Material Adverse Effect. This Base Indenture and each of the other Related Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3 No Consent. Except as set forth on Schedule 7.3, no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of any Related Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings (a) as shall have been obtained or made by such Securitization Entity prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 7.13, Section 8.25 or Section 8.37, or (b) relating to the performance of any Collateral Franchise Document the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.

Section 7.4 Binding Effect. This Base Indenture and each other Related Document to which a Securitization Entity is a party is a legal, valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5 Litigation. There is no action, suit, proceeding or investigation pending against or, to the knowledge of any Co-Issuer, threatened against or affecting any Securitization Entity or of which any property or assets of such Securitization Entity is the subject before any court or arbitrator or any Governmental Authority that would, individually or in the aggregate, affect the validity or enforceability of this Base Indenture or any Series Supplement, materially adversely affect the performance by the Securitization Entities of their obligations hereunder or thereunder or which is reasonably likely to have a Material Adverse Effect.

Section 7.6 No ERISA Plan. No Securitization Entity or any corporation or any trade, business, organization or other entity (whether or not incorporated) that would be treated together with any Securitization Entity as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA has, except as provided on Schedule 7.6, established, maintains, contributes to, or has any liability in respect of (or has in the past six years established, maintained, contributed to, or had any liability in respect of) any Plan. Except as provided on Schedule 7.6, no Securitization Entity has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

Section 7.7 Tax Filings and Expenses. Each Securitization Entity has filed, or caused to be filed, all federal, state, local and foreign Tax returns and all other Tax returns which, to the knowledge of any Co-Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 7.7, no Co- Issuer is aware of any proposed Tax assessments against any Domino’s Entity. Except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8 Disclosure. All certificates, reports, statements, notices, documents and other information furnished to the Trustee or the Noteholders by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Related Document, are, at the time the same are so furnished, complete and correct in all material respects (when taken together with all other information furnished by or on behalf of the Domino’s Entities to the Trustee or the Noteholders, as the case may be), and give the Trustee or the Noteholders, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by each Co-Issuer made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

Section 7.9 Investment Company Act. No Securitization Entity is, or is controlled by, an “investment company” within the meaning of the Investment Company Act.

Section 7.10 Regulations T, U and X. The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Related Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11 Solvency. Both before and after giving effect to the transactions contemplated by the Indenture and the other Related Documents, each Securitization Entity is solvent within the meaning of the Bankruptcy Code and any applicable state law and each Securitization Entity is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

Section 7.12 Ownership of Equity Interests: Subsidiaries.

(a)    All of the issued and outstanding limited liability company interests of the SPV Guarantor are owned by Domino’s International, all of which limited liability company interests have been validly issued and are owned of record by Domino’s International, free and clear of all Liens other than Permitted Liens.

(b)    All of the issued and outstanding limited liability company interests of the Master Issuer are owned by the SPV Guarantor, all of which limited liability company interests have been validly issued and are owned of record by the SPV Guarantor, free and clear of all Liens other than Permitted Liens.

(c)    All of the issued and outstanding limited liability company interests of the Domestic Distributor, the IP Holder and the Domestic Franchisor are owned by the Master Issuer, all of which limited liability company interests have been validly issued and are owned of record by the Master Issuer, free and clear of all Liens other than Permitted Liens.

(d)    All of the issued and outstanding capital stock of the International Franchisor and the SPV Canadian Holdco is owned by the Master Issuer, all of which capital stock has been validly issued, is fully paid and non-assessable and are owned of record by the Master Issuer, free and clear of all Liens other than Permitted Liens.

(e)    All of the issued and outstanding capital stock of the Canadian Distributor are owned by the SPV Canadian Holdco, all of which capital stock has been validly issued and are owned of record by the SPV Canadian Holdco, free and clear of all Liens other than Permitted Liens.

(f)    All of the issued and outstanding limited liability company interests of the Domestic Distribution Real Estate Holder are owned by the Domestic Franchisor, all of which limited liability company interests have been validly issued and are owned of record by the Domestic Franchisor, free and clear of all Liens other than Permitted Liens.

(g)    All of the issued and outstanding limited liability company interests of the Domestic Distribution Equipment Holder are owned by the Domestic Distributor, all of which limited liability company interests have been validly issued and are owned of record by the Domestic Distributor, free and clear of all Liens other than Permitted Liens.

(h)    The Master Issuer has no subsidiaries and owns no Equity Interests in any other Person, other than the Domestic Distributor, the SPV Canadian Holdco, the IP Holder, the International Franchisor, the Domestic Franchisor, the Canadian Distributor, the Domestic Distribution Real Estate Holder and the Domestic Distribution Equipment Holder and any Additional Securitization Entity. The SPV Canadian Holdco has no subsidiaries and owns no Equity Interests in any other Person other than the Canadian Distributor and any Additional Securitization Entity. The Domestic Franchisor has no subsidiaries and owns no Equity Interests in any other Person other than the Domestic Distribution Real Estate Holder and any Additional Securitization Entity. The Domestic Distributor has no subsidiaries and owns no Equity Interests in any other Person other than the Domestic Distribution Equipment Holder and any Additional Securitization Entity. The Canadian Distributor, the IP Holder, the International Franchisor, the Domestic Distribution Real Estate Holder and the Domestic Distribution Equipment Holder have no subsidiaries and own no Equity Interests in any other Person other than any Additional Securitization Entity.

Section 7.13 Security Interests.

(a)    Each Co-Issuer and Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. The Co-Issuers’ and Guarantors’ rights under the Collateral Documents (except for any Franchisee Promissory Notes) constitute general intangibles under the applicable UCC. This Base Indenture and the Global G&C Agreement constitute a valid and continuing Lien on the Collateral (other than the owned Domestic Manufacturing and Distribution Centers) in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (except as described on Schedule 7.13(a) or as permitted under Section 8.25(c) or Section 8.25(d)) and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from each Co-Issuer and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Co-Issuers and the Guarantors have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the Global G&C Agreement. The Co-Issuers and the Guarantors have caused, or shall have caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest in the Collateral granted to the Trustee hereunder or under the Global G&C Agreement within ten (10) days of the date of this Agreement, or, in the case of Intellectual Property or the owned Domestic Manufacturing and Distribution Centers, shall take all action necessary to perfect such first-priority security interest consistent with the obligations and time periods set forth in Section 8.25(c), Section 8.25(d) or Section 8.37, as applicable.

(b)    Other than the security interest granted to the Trustee hereunder, pursuant to the other Related Documents or any other Permitted Lien, none of the Co-Issuers and none of the Guarantors has pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements and filings with the PTO, the United States Copyright Office or any applicable foreign intellectual property office or agency) to protect and evidence the Trustee’s security interest in the Collateral in the United States and in any Included Country has been, or shall be, duly and effectively taken, consistent with the obligations set forth in Section 8.25(c), Section 8.25(d) or Section 8.37, except as described on Schedule 7.13(a). No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Co-Issuer and any Guarantor and listing such Co-Issuer or Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction in the United States or in any Included Country, except in respect of Permitted Liens or such as may have been filed, recorded or made by such Co-Issuer or such Guarantor in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and the Global G&C Agreement, and no Co-Issuer or Guarantor has authorized any such filing.

(c)    All authorizations in this Base Indenture and the Global G&C Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the Global G&C Agreement are powers coupled with an interest and are irrevocable.

Section 7.14 Related Documents. The Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements, any Variable Funding Note Purchase Agreement, any Swap Contract, any Series Hedge Agreement and any Enhancement Agreement with respect to each Series of Notes are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15 Non-Existence of Other Agreements. Other than as permitted by Section 8.22, (a) no Securitization Entity is a party to any contract or agreement of any kind or nature and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. No Securitization Entity has engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issue of Series of Notes, the execution of the Related Documents to which such Securitization Entity is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.16 Compliance with Contractual Obligations and Laws. No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to Securitization Entity except, solely with respect to clauses (b) and (c), to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

Section 7.17 Other Representations. All representations and warranties of each Securitization Entity made in each Related Document to which it is a party are true and correct (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date), and are repeated herein as though fully set forth herein.

Section 7.18 No Employees. Notwithstanding any other provision of the Indenture or any Charter Documents of any Securitization Entity to the contrary, no Securitization Entity has any employees.

Section 7.19 Insurance. The Securitization Entities maintain the insurance coverages described on Schedule 7.19 hereto, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Securitization Entities are in full force and effect and the Securitization Entities are in compliance with the terms of such policies in all material respects. None of the Securitization Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.20 Environmental Matters: Real Property.

(a)    None of the Securitization Entities are subject to any material liabilities or obligations pursuant to any Environmental Law.

(b)    None of the Securitization Entities (other than the Domestic Distribution Real Estate Holder and the Master Issuer) owns, leases or operates any real property (other than in connection with any Refranchising Asset Disposition).

Section 7.21 Intellectual Property.

(a)    All of the material registrations and applications included in the Domino’s IP are subsisting, unexpired and have not been abandoned in any applicable jurisdiction except where such abandonment could not reasonably be expected to have a Material Adverse Effect.

(b)    Except as set forth on Schedule 7.21, (i) the use of the Domino’s IP does not infringe or violate the rights of any third party in a manner that could reasonably be expected to have a Material Adverse Effect, (ii) the Domino’s IP is not being infringed or violated by any third party in a manner that could reasonably be expected to have a Material Adverse Effect and (iii) there is no action or proceeding pending or, to the Co-Issuers’ knowledge, threatened alleging same that could reasonably be expected to have a Material Adverse Effect.

(c)    Except as set forth on Schedule 7.21, no action or proceeding is pending or, to the Co-Issuers’ knowledge, threatened that seeks to limit, cancel or question the validity of any material Domino’s IP, or the use thereof, that could reasonably be expected to have a Material Adverse Effect.

(d)    The IP Holder is the exclusive owner of the Domino’s IP, free and clear of all Liens, set-offs, defenses and counterclaims of whatsoever kind or nature (other than licenses granted in the ordinary course of business and the rights granted under the IP License Agreements, the Third-Party License Agreements, the Franchise Arrangements and the Permitted Liens).

(e)    The Co-Issuers have not made and will not hereafter make any material assignment, pledge, mortgage, hypothecation or transfer of any of the Domino’s IP (other than licenses granted in the ordinary course of business and the rights granted under the IP License Agreements, the Third-Party License Agreements, the Franchise Arrangements and the Permitted Liens).

ARTICLE VIII

COVENANTS

Section 8.1 Payment of Notes.

(a)    Each Co-Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement or any other Related Document, amounts properly withheld under the Code or any applicable state, local or foreign law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Co-Issuers to such Noteholder for all purposes of the Indenture and the Notes.

(b)    By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate tax certifications (which includes (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable Internal Revenue Service Form W-8, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Co-Issuers as provided in clause (a) above.

Section 8.2 Maintenance of Office or Agency.

(a)    The Co-Issuers will maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Co-Issuers in respect of the Notes and the Indenture may be served, and where, at any time when the Co- Issuers are obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment. The Co-Issuers will give prompt written notice to the Trustee and the Servicer of the location, and any change in the location, of such office or agency. If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Servicer with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b)    The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Co-Issuers will give prompt written notice to the Trustee and the Servicer of any such designation or rescission and of any change in the location of any such other office or agency. The Co-Issuers hereby designate the applicable Corporate Trust Office as one such office or agency of the Co-Issuers.

Section 8.3 Payment and Performance of Obligations. The Co-Issuers will, and will cause the other Securitization Entities to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon the Securitization Entity or upon the income, properties or operations of any Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Co-Issuers hereunder and the Guarantors under the Global G&C Agreement regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4 Maintenance of Existence. Each Co-Issuer will, and will cause each other Securitization Entity to, maintain its existence as a limited liability company, unlimited company or corporation validly existing, and in good standing under the laws of its state or province of organization and duly qualified as a foreign limited liability company, unlimited company or corporation licensed under the laws of each state and each foreign country in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect. Each Co-Issuer will, and will cause each other Securitization Entity (other than the International Franchisor, the SPV Canadian Holdco or any Additional Securitization Entity that is a corporation) to, be treated as a disregarded entity within the meaning of United States Treasury regulation section 301.7701-2(c)(2) and no Co-Issuer will, or will permit any other Securitization Entity (other than the International Franchisor, the SPV Canadian Holdco or any Additional Securitization Entity that is a corporation) to, be classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for United States federal tax purposes.

Section 8.5 Compliance with Laws. Each Co-Issuer will, and will cause each other Securitization Entity to, comply in all respects with all Requirements of Law with respect to such Co-Issuer or such other Securitization Entity except where such noncompliance would not be reasonably likely to result in a Material Adverse Effect; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or any criminal liability on the part of any Securitization Entity, the Manager or the Trustee.

Section 8.6 Inspection of Property: Books and Records. Each Co-Issuer will, and will cause each other Securitization Entity to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP. Each Co-Issuer will, and will cause each other Securitization Entity to, permit each of the Servicer, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants at the Servicer’s, the Manager’s, the Back-Up Manager’s, the Controlling Class Representative’s, the Trustee’s or such Person’s expense, all at such reasonable times upon reasonable notice and as often as may reasonably be requested; provided, however, that during the continuance of a Rapid Amortization Event or an Event of Default each of the Servicer, the Manager, the Back-Up

Manager, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent may visit and conduct such activities at any time and all such visits and activities shall be at the Co-Issuers’ expense.

Section 8.7 Actions under the Collateral Documents and Related Documents.

(a)    Except as otherwise provided in Section 8.7(d), no Co-Issuer will, or will permit any Securitization Entity to, take any action which would permit any Domino’s Entity or any other Person party to a Collateral Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Collateral Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Collateral Transaction Document.

(b)    Except as otherwise provided in Section 3.2(a) or 8.7(d), no Co- Issuer will, or will permit any Securitization Entity to, take any action which would permit any other Person party to a Collateral Franchise Document to have the right to refuse to perform any of its respective obligations under such Collateral Franchise Document or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Collateral Franchise Document if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(c)    Except as otherwise provided in Section 3.2(a), each Co-Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to such Co-Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor.

(d)    Each Co-Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Related Documents; provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of any Related Document without any such consent:

(i)    to add to the covenants of any Securitization Entity for the benefit of the Secured Parties; or to add to the covenants of any Domino’s Entity for the benefit of any Securitization Entity;

(ii)    to terminate any Related Document if any party thereto (other than a Securitization Entity) becomes, in the reasonable judgment of the Co-Issuers, unable to pay its debts as they become due, even if such party has not yet defaulted on its obligations under the Related Document, so long as the Co-Issuers enter into a replacement agreement with a new party within ninety (90) days of the termination of the Related Document;

(iii)    to make such other provisions in regard to matters or questions arising under the Related Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner or any other Secured Party; provided that an Opinion of Counsel and an Officer’s Certificate shall be delivered to the Trustee, the Rating Agencies and the Servicer to such effect;

(iv)    in the case of any Variable Funding Note Purchase Agreement, to the extent that the consent of the Control Party is not required, pursuant to the terms of such agreement, for such amendment, modification, supplement or waiver; or

(v)    the Servicing Agreement may be amended, waived, modified, supplemented, terminated or surrendered without the consent of the Control Party (x) to the extent that the consent of the Control Party or the Servicer to such amendment, waiver, modification, supplement, termination or surrender is not required pursuant to the terms thereof or (y) if the Servicer has resigned or has been removed or the Servicing Agreement has otherwise been terminated and amendments or modifications or a new agreement are required in order to replace the Servicer or to entice a successor servicer

(e)    Upon the occurrence of a Manager Termination Event under the Management Agreement, (i) each Co-Issuer will not, and will cause each other Securitization Entity not to, without the prior written consent of the Control Party, terminate the Manager and appoint any Successor Manager in accordance with the Management Agreement and (ii) each Co-Issuer will, and will cause each other Securitization Entity to, terminate the Manager and appoint one or more Successor Managers in accordance with the Management Agreement if and when so directed by the Control Party.

Section 8.8 Notice of Defaults and Other Events. Promptly (and in any event within two (2) Business Days) upon becoming aware of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event,(v) any Default, (vi) any Event of Default or (vii) any default under any Collateral Transaction Document, the Co- Issuers shall give the Trustee, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, any Class A-1 Administrative Agent and the Rating Agencies with respect to each Series of Notes Outstanding notice thereof, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Co-Issuers. The Co-Issuers shall, at their expense, promptly provide to the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, any Class A-1 Administrative Agent and the Trustee such additional information as the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, any Class A-1 Administrative Agent or the Trustee may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9 Notice of Material Proceedings. Without limiting Section 8.30, promptly (and in any event within five (5) Business Days) upon the determination by either the chief financial officer or the chief legal officer of Holdco that the commencement or existence of any litigation, arbitration or other proceeding with respect to any Domino’s Entity would be reasonably likely to have a Material Adverse Effect, the Co-Issuers shall give written notice thereof to the Trustee, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, any Class A-1 Administrative Agent and the Rating Agencies.

Section 8.10 Further Requests. Each Co-Issuer will, and will cause each other Securitization Entity to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11 Further Assurances.

(a)    Each Co-Issuer will, and will cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Servicer such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Related Documents or to better assure and confirm unto the Trustee, the Servicer, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the Global G&C Agreement, except as set forth on Schedule 8.11 or in Section 8.25. The Co-Issuers and the Guarantors intend the security interests granted pursuant to the Indenture and the Global G&C Agreement in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Collateral, and each Co-Issuer will, and will cause each other Securitization Entity to, take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first priority perfected security interest in the Collateral (except with respect to Permitted Liens and except as set forth on Schedule 8.11 or in Section 8.25). If any Co-Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), the Servicer itself may perform such agreement or obligation, and the expenses of the Servicer incurred in connection therewith shall be payable by the Co-Issuers upon the Servicer’s demand therefor. The Servicer is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b)    If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within two (2) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c)    Notwithstanding the provisions set forth in clauses (a) and (b) above, the Co-Issuers and the Guarantors shall not be required to perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement), any Franchisee Promissory Notes or, except as provided in Section 8.37, any real property.

(d)    If during any Quarterly Collection Period, any Co-Issuer or Guarantor shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC) and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were obtained by any Securitization Entity prior to such Quarterly Collection Period that are still outstanding) have an aggregate value equal to or greater than $5,000,000 as of the last day of such Quarterly Collection Period, such Co-Issuer or Guarantor shall notify the Servicer on or before the third Business Day prior to the next succeeding Quarterly Payment Date that it has obtained such an interest and shall sign and deliver documentation acceptable to the Servicer granting a security interest under the Base Indenture or the Global G&C Agreement, as the case may be, in and to such commercial tort claim or claims whether obtained during such Quarterly Collection Period or prior to such Quarterly Collection Period.

(e)    Each Co-Issuer will, and will cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(f)    On or before April 30 of each calendar year, commencing with April 30, 2013, the Co-Issuers shall furnish to the Trustee, the Rating Agencies and the Servicer (with a copy to the Back-Up Manager and any Class A-1 Administrative Agent) an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Global G&C Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are, subject to clause (c) above, necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and the Global G&C Agreement under Article 9 of the New York UCC in the United States or under the PPSA and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest. Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Global G&C Agreement and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments or other documents that will, in the opinion of such counsel, be required, subject to clause (c) above, to maintain the perfection of the lien and security interest of this Base Indenture and the Global G&C Agreement under Article 9 of the New York UCC in the Collateral in the United States or under the PPSA until April 30 in the following calendar year.

Section 8.12 Liens. No Co-Issuer will, or will permit any other Securitization Entity to, create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13 Other Indebtedness. No Co-Issuer will, or will permit any other Securitization Entity to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under the Global G&C Agreement or (ii) any guarantee by any Securitization Entity of the obligations of any other Securitization Entity.

Section 8.14 No ERISA Plan. No Securitization Entity or any corporation or any trade, business, organization or other entity (whether or not incorporated), that would be treated together with any Securitization Entity as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA shall establish, maintain, contribute to, incur any obligation to contribute to, or incur any liability in respect of, any Plan.

Section 8.15 Mergers. On and after the Closing Date, no Co-Issuer will, or will permit any other Securitization Entity to, merge or consolidate with or into any other Person (whether by means of single transaction or a series of related transactions) (other than the mergers of Overseas Franchisor LLC with and into the International Franchisor and of Overseas IP Holder LLC with and into the IP Holder and other than any merger or consolidation of the Canadian Distributor with a newly created entity entered into solely for the purpose of amending the Charter Documents of the Canadian Distributor to conform the definitions of any terms used therein to the corresponding definitions then in effect under the Base Indenture).

Section 8.16 Asset Dispositions. No Co-Issuer will, or will permit any other Securitization Entity to, sell, transfer, lease, license (other than pursuant to licenses granted in the ordinary course of business, the IP License Agreements, the Franchise Arrangements, the Third-Party License Agreements or other sublicenses permitted under the IP License Agreements), liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other Securitization Entity, except in the case of the following (each, a “Permitted Asset Disposition”):

(a)    any Refranchising Asset Dispositions; provided that all Asset Disposition Proceeds arising from any Refranchising Asset Disposition, unless the Control Party consents in writing to some other application of such proceeds (or any portion thereof) by the Master Issuer or any other Securitization Entity, shall be deposited into a Concentration Account or the Collection Account;

(b)    any Asset Resale Disposition; provided that all Asset Disposition Proceeds arising from any Asset Resale Disposition, unless the Control Party consents in writing to some other application of such proceeds (or any portion thereof) by the Master Issuer or any other Securitization Entity, shall be deposited into a Concentration Account or the Collection Account;

(c)    any other sale, lease, license, transfer or other disposition of property to which the Control Party has given the Master Issuer prior written consent; provided that all Asset Disposition Proceeds arising from such sale, lease, license, transfer or other disposition are deposited in accordance with the instructions provided by the Control Party in the document providing such prior written consent and that if such document does not contain deposit instructions, then such Asset Disposition Proceeds shall be deposited into a Concentration Account or the Collection Account; provided, further, that the Master Issuer shall deliver a copy of such prior written consent to the Rating Agencies and any Class A-1 Administrative Agent;

(d)    any Real Estate Disposition; provided that all Asset Disposition Proceeds received by the Domestic Distribution Real Estate Holder from any Real Estate Disposition will be reinvested in real property held by the Domestic Distribution Real Estate Holder and used for production or distribution purposes within 365 days of the disposition giving rise to such proceeds or used to prepay the Notes;

(e)    any Permitted Distribution Asset Disposition; provided, that all Asset Disposition Proceeds arising from such Permitted Distribution Asset Disposition, unless the Control Party consents in writing to some other application of such proceeds (or any portion thereof) by the Master Issuer or any Securitization Entity, will be reinvested in assets of the general type disposed of, and proceeds from Permitted Distribution Asset Dispositions that are not so reinvested within 365 days of the disposition giving rise to such proceeds will be deposited into the Collection Account and applied pursuant to the Priority of Payments;

(f)    any sale, lease, license, liquidation, transfer or other disposition to another Securitization Entity pursuant to one of the Distribution and Contribution Agreements; and

(g)    any other sale, lease, license, liquidation, transfer or other disposition of property not directly or indirectly constituting any asset dispositions permitted by clauses (a) through (f) above and so long as such disposition when effected on behalf of any Securitization Entity by the Manager does not constitute a breach by the Manager of the Management Agreement; it being understood that any delivery to the Trustee of any Note by any Co-Issuer or Securitization Entity, together with any cancellation thereof pursuant to Section 2.14, shall be deemed to be a Permitted Asset Disposition.

Section 8.17 Acquisition of Assets. No Co-Issuer will, or will permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any property if such acquisition when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

Section 8.18 Dividends, Officers’ Compensation, etc. The Master Issuer will not declare or pay any distributions on any of its limited liability company interests; provided, however, that so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Master Issuer may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Master Issuer Operating Agreement. Without limiting Section 8.28, no Co-Issuer will, or will permit any other Securitization Entity to, pay any wages or salaries or other compensation to its officers, directors, managers or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Managers. No Co-Issuer will, or will permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Indenture or as consented to by the Control Party. The Co-Issuers may draw on Commitments with respect to any Series of Class A-1 Senior Notes for general corporate purposes of the Co-Issuers, except that the funds from these draws may only be used to pay dividends on Holdco shares or to repurchase Holdco shares if at the time these dividends are paid or these shares are repurchased, at least $20,000,000 remains undrawn under the such Class A-1 Notes commitments and the conditions, if any, specified in the related Variable Funding Note Purchase Agreement are satisfied.

Section 8.19 Legal Name, Location Under Section 9-301 or 9-307. No Co-Issuer will, or will permit any other Securitization Entity to, change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Servicer, the Manager, the Back-Up Manager, any Class A-1 Administrative Agent and the Rating Agencies with respect to each Series of Notes Outstanding. In the event that any Co-Issuer or other Securitization Entity desires to so change its location or change its legal name, such Co-Issuer will, or will cause such other Securitization Entity to, make any required filings and prior to actually changing its location or its legal name such Co- Issuer will, or will cause such other Securitization Entity to, deliver to the Trustee and the Servicer (i) an Officer’s Certificate confirming that all required filings have been made, subject to Section 8.11(c), to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of such Co-Issuer or other Securitization Entity and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20 Charter Documents. No Co-Issuer will, or will permit any other Securitization Entity to, amend, or consent to the amendment of any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Control Party shall have consented thereto and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided, however, the Co-Issuers and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein or if such amendments could not reasonably be deemed to be disadvantageous to any Noteholder in the reasonable judgment of the Control Party; provided, further, that the Canadian Distributor shall be permitted to amend its Charter Documents without having received the consent of the Control Party or having met the Rating Agency Condition to the extent necessary to conform the definitions of any terms used therein to the corresponding definitions then in effect under the Base Indenture. The Control Party may rely on an Officer’s Certificate to make such determination. The Co-Issuers shall provide written notice to each Rating Agency and any Class A-1 Administrative Agent of any amendment of any Charter Document of any Securitization Entity.

Section 8.21 Investments. No Co-Issuer will, or will permit any other Securitization Entity to, make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person if such investment when made on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement, other than (a) investments in the Base Indenture Accounts, the Series Accounts and the Concentration Accounts, (b) any Franchisee Promissory Notes, (c) investments in any other Securitization Entity or (d) the transactions described in the proviso to Section 8.24(a)(vi).

Section 8.22 No Other Agreements. No Co-Issuer will, or will permit any other Securitization Entity to, enter into or be a party to any agreement or instrument other than any Related Document, any Collateral Franchise Document, any other document permitted by a

Series Supplement or the Related Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Enhancement (subject to Section 8.32) or any Series Hedge Agreement (subject to Section 8.33), any documents relating to the transactions described in the proviso to Section 8.24(a)(vi) or any documents or agreements incidental thereto or any other agreement if such transaction when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

Section 8.23 Other Business. No Co-Issuer will, or will permit any other Securitization Entity to, engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement.

Section 8.24 Maintenance of Separate Existence.

(a)    Each Co-Issuer will, and will cause each other Securitization Entity to:

(i)    maintain their own deposit and securities account, as applicable, or accounts, separate from those of any of its Affiliates (other than the other Securitization Entities), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than the other Securitization Entities) other than as provided in the Related Documents;

(ii)    ensure that all transactions between it and any of its Affiliates (other than the other Securitization Entities), whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Related Documents and the transactions described in the proviso to (Vi) meet the requirements of this clause (ii);

(iii)    to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from that of any of its Affiliates (other than the other Securitization Entities); provided that segregated offices in the same building shall constitute separate addresses for purposes of this clause (iii). To the extent that any Securitization Entity and any of its members or Affiliates (other than the other Securitization Entities) have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv)    issue separate financial statements from any of its Affiliates (other than the other Securitization Entities) prepared at least quarterly and prepared in accordance with GAAP;

(v)    conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vi)    not assume or guarantee any of the liabilities of any of its Affiliates (other than the other Securitization Entities); provided that the Securitization Entities may incur obligations, pursuant to the Holdco Letter of Credit Agreement, with respect to any Holdco Letter of Credit if the Master Issuer receives a fee from each Non-Securitization Entity whose obligations are secured by such Holdco Letter of Credit in an amount equal to the cost to the Co-Issuers in connection with the issuance and maintenance of such Holdco Letter of Credit plus 25 basis points per annum, it being understood that such fee is an arms- length fair market fee;

(vii)    take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii)    maintain at least two Independent Managers on its Board of Managers or its Board of Directors, as the case may be.

(b)    Each Co-Issuer, on behalf of itself and each of the other Securitization Entities, confirms that the statements relating to the Co-Issuers referenced in the opinion of Ropes & Gray LLP regarding substantive consolidation matters delivered to the Trustee on each Series Closing Date are true and correct with respect to itself and each other Securitization Entity, and that each Co-Issuer will, and will cause each other Securitization Entity to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25 Covenants Regarding the Domino’s IP.

(a)    No Co-Issuer will, or will permit any other Securitization Entity to, take or omit to take any action with respect to the maintenance, enforcement and defense of the IP Holder’s (or any Additional IP Holder’s) rights in and to the Domino’s IP that would constitute a breach by the Manager of the Management Agreement if such action were taken or omitted by the Manager on behalf of any Securitization Entity.

(b)    The Co-Issuers will notify the Trustee, the Back-Up Manager and the Servicer in writing within ten (10) Business Days of any Co-Issuer’s first knowing or having reason to know that any application or registration relating to any material Domino’s IP (now or hereafter existing) may become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO, the United States Copyright Office, similar offices or agencies in any foreign countries in which the Domino’s IP is located, or any court, but excluding office actions in the course of prosecution and any non-final determinations (other than in an adversarial proceeding) of the PTO or any similar office or agency in any such foreign country) regarding the validity or any Securitization Entity’s ownership of any material Domino’s IP, its right to register the same, or to keep and maintain the same.

(c)    With respect to the Domino’s IP, the IP Holder agrees to, and each other Co-Issuer agrees to cause the IP Holder (and any Additional IP Holder), to the extent it has not already done so in connection with the issuance of the Series 2007-1 Notes, to, execute, deliver and file instruments substantially in the form of Exhibit D-1 hereto with respect to Trademarks, Exhibit D-2 hereto with respect to Patents and Exhibit D-3 with respect to Copyrights, or otherwise in form and substance satisfactory to the Control Party, and any other instruments or documents as may be reasonably necessary or, in Control Party’s opinion, desirable under the law of any applicable jurisdiction and agreed upon by the IP Holder (and each applicable Additional IP Holder) and the Control Party, in the United States and, consistent with the obligations set forth in clause (d) below, any Included Country to perfect or protect the Trustee’s security interest granted under this Base Indenture and the Global G&C Agreement in the Patents, Trademarks and Copyrights included in the Domino’s IP; provided that such instruments or the filing of such instruments in any Included Country does not have an adverse effect on the validity of any Securitization Entity’s ownership of such Domino’s IP.

(d)    To the extent it has not already done so in connection with the issuance of the Series 2007-1 Notes, within a commercially reasonable period after the Closing Date (and in any event within 365 days of the Closing Date) the IP Holder (and any Additional IP Holder) will cause (i) each of Australia, Canada, Ireland, Mexico, South Korea and the United Kingdom (such countries together with the United States, the “Specified Countries”) to qualify as a Perfected Country and (ii) the Perfection Ratio to be at least equal to 90%. Until a Rapid Amortization Event occurs, the IP Holder (and any Additional IP Holder) will cause the Perfection Ratio, as calculated on each anniversary of the Closing Date, to be at least 90%. Upon the occurrence of a Rapid Amortization Event, within a commercially reasonable time, the IP Holder (and any Additional IP Holder) will cause the Perfection Ratio to be equal to 100%; provided, however, (A) if in any jurisdiction, the Manager, on behalf of the IP Holder (or any Additional IP Holder), is advised by counsel, that the instruments or filing of such instruments to perfect the Trustee’s security interest granted under the Base Indenture and the Global G&C Agreement in the Patents, Trademarks and Copyrights included in the Domino’s IP may have an adverse effect on the validity of any Securitization Entity’s ownership of such Domino’s IP, then such jurisdiction for purposes of this clause (d) shall be deemed to qualify as a Perfected Country for purposes of calculating the Perfection Ratio; (B) if in any jurisdiction, the Manager, on behalf of the Master Issuer, has delivered notice to the Control Party to the effect that there is no recording or registration system in such jurisdiction available to perfect the Trustee’s security interest granted under the Base Indenture and the Global G&C Agreement in the Patents, Trademarks and Copyrights included in the Domino’s IP, then such jurisdiction for purposes of this clause (d) shall be deemed to qualify as a Perfected Country for purposes of calculating the Perfection Ratio; and (C) upon the request of the Manager, on behalf of the Master Issuer, the Control Party may decide to deem any jurisdiction to be a Perfected Country for purposes of calculating the Perfection Ratio (such request not to be unreasonably denied), if the Manager delivers a written notice to the Control Party stating that the preparation and filing of any instruments to perfect the Trustee’s security interest granted under the Base Indenture and the Global G&C Agreement in the Patents, Trademarks and Copyrights included in the Domino’s IP would cause the Securitization Entities to incur an unreasonable expense relative to the value of the Domino’s IP in such jurisdiction and specifying such value and expense in reasonable detail; provided that the foregoing clauses (A) through (C) shall be inapplicable to any of the Specified Countries.

(e)    If any Co-Issuer or any Guarantor, either itself or through any agent, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the PTO, the United States Copyright Office or any similar office or agency in any foreign country in which Domino’s IP is located (only to the extent that doing so would not be reasonably expected to adversely affect the validity of any Securitization Entity’s ownership of such Domino’s IP), such Co-Issuer or Guarantor in a reasonable time after such filing (and in any event within ninety (90) days) (i) shall give the Trustee and the Control Party written notice thereof and (ii) upon reasonable request of the Control Party, subject to Section 3.1(a)(iv), shall execute and deliver all instruments and documents, and take all further action, that the Control Party may so request in order to continue, perfect or protect the security interest granted hereunder in the United States and, consistent with the obligations set forth in clause (d) above, any Included Country, including, without limitation, executing and delivering (x) the Supplemental Grant of Security Interest in Trademarks substantially in the form attached as Exhibit E-1 hereto, (y) the Supplemental Grant of Security Interest in Patents substantially in the form attached as Exhibit E-2 hereto and/or (z) the Supplemental Grant of Security Interest in Copyrights substantially in the form attached as Exhibit E-3 hereto, as applicable; provided, however, that the filing of such instruments and documents, and the undertaking of any other requested action, does not have an adverse effect on the validity of any Securitization Entity’s ownership of such Domino’s IP.

(f)    In the event that any material Domino’s IP is infringed upon, misappropriated or diluted by a third party in a material manner, the IP Holder (or any Additional IP Holder) upon becoming aware of such infringement, misappropriation or dilution shall promptly notify the Trustee and the Control Party in writing. The IP Holder (or any Additional IP Holder) will take all reasonable and appropriate actions, at its expense, to protect or enforce such material Domino’s IP, including, if reasonable, suing for infringement, misappropriation or dilution and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, misappropriation or dilution, unless the failure to take such actions on behalf of the IP Holder (or any Additional IP Holder) by the Manager would not constitute a breach by the Manager of the Management Agreement; provided that if the IP Holder (or any Additional IP Holder) decides not to take any action with respect to a material infringement, misappropriation or dilution, the IP Holder (or the applicable Additional IP Holder) shall deliver written notice to the Trustee, the Manager, the Back-Up Manager and the Control Party setting forth in reasonable detail the basis for its decision not to act, and none of the Manager, the Trustee, the Back-Up Manager or the Control Party will be required to take any actions on their behalf to protect or enforce the Domino’s IP against such infringement, misappropriation or dilution.

Section 8.26 [Reserved].

Section 8.27 Real Property. No Co-Issuer shall, or shall permit any other Securitization Entity to, enter into any lease of real property (other than any lease of real property entered into by the Master Issuer or in connection with any Refranchising Asset Disposition). No Co-Issuer shall, or shall permit any other Securitization Entity to, acquire any fee interest in real property (other than any fee interest in real property acquired by the Domestic Distribution Real Estate Holder).

Section 8.28 No Employees. The Co-Issuers and the other Securitization Entities shall have no employees.

Section 8.29 Insurance. The Co-Issuers shall maintain, or cause the Manager to maintain, with financially sound insurers with an S&P Credit Rating of not less than “BBB-” and with a claims-paying ability rated not less than “ A-: VI” by A.M. Best’s Key Rating Guide, insurance coverages customary for business operations of the type conducted in respect of the System; provided that the Co-Issuer will cause the Manager to list each Securitization Entity as an “additional insured” or “loss payee” on any insurance maintained by the Manager for the benefit of the Securitization Entity, which as of the Closing Date shall include every insurance policy maintained by the Domino’s Entities. The terms and conditions of all such insurance shall be no less favorable to the Co-Issuers than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities. The Co-Issuers shall annually provide to the Trustee, the Servicer and the Back-Up Manager evidence reasonably satisfactory to the Servicer (which may be by covernote) that the insurance required to be maintained by the Co-Issuers hereunder is in full force and effect, by not later than April 30 of each calendar year. Notwithstanding anything to the contrary contained herein, the Co-Issuers’ obligation under this Section 8.29 with respect to each applicable Domestic Franchise Arrangement, International Franchise Arrangement and the Company-Owned Stores Master License Agreement shall be deemed satisfied if the applicable Securitization Entity has contractually obligated the Franchisee party to such Franchise Arrangement or DPL, as party to the Company-Owned Stores Master License Agreement to maintain insurance with respect to such Franchise Arrangement or the Company-Owned Stores Master License Agreement, as the case may be, in a manner that is customary for business operations of this type.

Section 8.30 Litigation. If Holdco is not then subject to Section 13 or 15(d) of the Exchange Act, the Co- Issuers shall, on each Quarterly Payment Date, provide a written report to the Servicer, the Manager, the Back-Up Manager, any Class A-1 Administrative Agent and the Rating Agencies that sets forth all outstanding litigation, arbitration or other proceedings against any Domino’s Entity that would have been required to be disclosed in Holdco’s annual reports, quarterly reports and other public filings which Holdco would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if Holdco were subject to such Sections.

Section 8.31 Environmental. The Co-Issuers shall, and shall cause each other Securitization Entity to, promptly notify the Servicer, the Manager, the Back-Up Manager, the Trustee, any Class A-1 Administrative Agent and the Rating Agencies, in writing, upon receipt of any written notice of which any Securitization Entity becomes aware from any source (including but not limited to a governmental entity) relating in any way to any possible material liability of any Securitization Entity pursuant to any Environmental Law.

Section 8.32 Enhancements. No Enhancement shall be provided in respect of any Series of Notes, nor will any Enhancement Provider have any rights hereunder, as third-party beneficiary or otherwise, unless the Servicer has provided its prior written consent to such Enhancement, such consent not to be unreasonably withheld.

Section 8.33 Series Hedge Agreements: Derivatives Generally.

(a)    No Series Hedge Agreement shall be provided in respect of any Series of Notes, nor will any Hedge Counterparty have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Series Hedge Agreement, such consent not to be unreasonably withheld, and the Master Issuer has delivered a copy of such prior written consent to the Rating Agencies.

(b)    Without the prior written consent of the Control Party, no Co-Issuer will, or will permit any other Securitization Entity to, enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument (other than forward purchase agreements entered into by the Master Issuer with third-party vendors on behalf of the System in the ordinary course of business) if any such contract, agreement or instrument requires the Co-Issuers to expend any financial resources to satisfy any payment obligations owed in connection therewith; provided that the Master Issuer shall deliver a copy of any such prior written consent to the Rating Agencies and any Class A-1 Administrative Agent.

Section 8.34 Additional Securitization Entity.

(a)    Any Co-Issuer in accordance with and as permitted under the Related Documents, may form or cause to be formed an Additional Securitization Entity without the consent of the Control Party; provided that such Additional Securitization Entity is a Delaware limited liability company or a Delaware corporation (so long as the use of such corporate form is reasonably satisfactory to the Control Party) and has adopted Charter Documents substantially similar to the Charter Documents of the Securitization Entities that are Delaware limited liability companies or Delaware corporations, as applicable, as in existence on the Closing Date.

(b)    If any Co-Issuer desires to create, incorporate, form or otherwise organize an Additional Securitization Entity that does not comply with the proviso set forth in clause (a) above, such Co-Issuer shall first obtain the prior written consent of the Control Party, such consent not to be unreasonably withheld; provided that the Master Issuer shall deliver a copy of any such prior written consent to the Rating Agencies and any Class A-1 Administrative Agent.

(c)    In connection with the organization of any Additional Securitization Entity in conjunction with clause (a) or (b) above, the Co-Issuers shall request and implement the direction of the Control Party at such time of formation as to whether the Co-Issuers shall designate such Additional Securitization Entity as (i) an Additional Co-Issuer or (ii) an Additional Subsidiary Guarantor.

(d)    In connection with the organization of any Additional Securitization Entity in conjunction with clause (a) or (b) above, the Co-Issuers shall, if applicable, designate such Additional Securitization Entity as (i) an Additional Franchisor; provided that such Additional Securitization Entity acts as a “franchisor,” (ii) an Additional IP Holder; provided that such Additional Securitization Entity owns Domino’s IP, (iii) an Additional Distributor; provided that such Additional Securitization Entity operates a distribution business, and/or (iv) an Additional Asset Holder, provided that such Securitization Entity owns or leases either equipment, real estate or both equipment and real estate;

(e)    If such Additional Securitization Entity is designated to be an Additional Co-Issuer, the Co-Issuers shall cause such Additional Securitization Entity to promptly execute a Supplement to the Indenture in the form of Exhibit M pursuant to which such Additional Securitization Entity shall become jointly and severally obligated under the Indenture with the other Co-Issuers.

(f)    If such Additional Securitization Entity is designated to be an Additional Subsidiary Guarantor, the Co-Issuer shall cause such Additional Securitization Entity to promptly execute an Assumption Agreement in form set forth as Exhibit A to the Global G&C Agreement shall become jointly and severally obligated under the Global G&C Agreement with the other Guarantors.

(g)    Upon the execution and delivery of a Supplement as required by clause (e) above, any Additional Securitization Entity party thereto will become a party to the Indenture with the same force and effect as if originally named therein as a Co-Issuer and, without limiting the generality of the Indenture, will assume all Obligations and liabilities of a Co-Issuer thereunder.

(h)    Upon the execution and delivery of an Assumption Agreement as required in clause (f) above, any Additional Securitization Entity party thereto will become a party to the Global G&C Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the Global G&C Agreement, will assume all Obligations and liabilities of a Guarantor thereunder.

(i)    The Control Party will have the right to direct that Future Brand Assets be held by one or more newly formed Additional IP Holders if the Control Party reasonably believes that such Future Brand Assets could impair the Collateral if it were held by the IP Holder and that separating the ownership of such Future Brand Assets from the rest of the Domino’s IP will not impair the enforceability of the Domino’s IP. In making any determination with respect to Future Brand Assets, the Control Party will have the right to consult with the Back-Up Manager or other third-party experts.

Section 8.35 Subordinated Debt Repayments. No Co-Issuer shall repay any Subordinated Debt or Senior Subordinated Debt after the Series Anticipated Repayment Date with amounts obtained by the Master Issuer from the SPV Guarantor, Domino’s International or any other direct or indirect owner of Equity Interests of the Master Issuer in the form of any capital contributions or any portion of any Residual Amounts distributed to the Master Issuer pursuant to the Priority of Payments unless and until all Senior Notes Outstanding have been paid in full and are no longer Outstanding.

Section 8.36 Tax Lien Reserve Amount. Upon receipt of any Tax Lien Reserve Amount, the Master Issuer will remit such amount to a collateral deposit account established with and controlled by the Trustee in which the Trustee shall have a security interest; provided that the Trustee will not release such Tax Lien Reserve Amount from such account unless: (a) the Servicer instructs the Trustee in writing to withdraw and pay all of such Tax Lien Reserve Amount in accordance with the written instructions of the Master Issuer upon receipt by the Trustee, the Servicer, the Manager, the Back-Up Manager and the Controlling Class Representative of reasonably satisfactory evidence that the Lien for which such Tax Lien Reserve Amount was established has been released by the Internal Revenue Service; (b) the Master Issuer, or the Manager on behalf of the Master Issuer, delivers written instructions to the Trustee to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the Internal Revenue Service on behalf of the Domino’s Entities; provided that the Master Issuer shall deliver, or cause to be delivered, prior written notice of any such written instruction to the Servicer; or (c) the Control Party instructs the Trustee in writing to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the Internal Revenue Service (i) upon the occurrence and during the continuation of an Event of Default or (ii) upon receipt of written notice from any Securitization Entity stating that the Internal Revenue Service intends to execute on the Lien for which such Tax Lien Reserve Amount was established in respect of any assets of any Securitization Entity; provided that the Control Party shall deliver a copy of any such written instruction to DPL.

Section 8.37 Mortgages. The Domestic Distribution Real Estate Holder shall have, within ninety (90) days of the Closing Date with respect to each owned Domestic Manufacturing and Distribution Center existing as of the Closing Date and within ninety (90) days of the acquisition of any owned Domestic Manufacturing and Distribution Center acquired on or after the Closing Date, executed and delivered to the Trustee, for the benefit of the Secured Parties, a Mortgage in substantially the form attached as Exhibit L hereto and suitable for recordation under applicable law with respect to each such owned Domestic Manufacturing and Distribution Center to be held in escrow by the Trustee or its agent and recorded by the Trustee or its agent solely upon the occurrence of a Mortgage Recordation Event (subject to Section 3.1(c) hereof). For the avoidance of doubt, the Domestic Distribution Real Estate Holder shall not be required to, and the Trustee may not, record or cause to be recorded any Manufacturing and Distribution Center Mortgage until the occurrence of a Mortgage Recordation Event. Upon the request of the Domestic Distribution Real Estate Holder, and at the direction of the Manager, the Trustee shall execute and deliver a release of mortgage to be held in escrow pending a closing of a sale of any owned Domestic Manufacturing and Distribution Center; provided that if such closing shall not occur, such release of mortgage shall be returned by the escrow agent directly to the Trustee.

ARTICLE IX

REMEDIES

Section 9.1 Rapid Amortization Events. Upon the occurrence, as and when declared by the Control Party (at the direction of the Controlling Class Representative) by written notice to the Trustee and the Co-Issuers, of any one of the following events:

(a)    the Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the DSCR, with respect to any Quarterly Payment Date is less than the Rapid Amortization DSCR Threshold;

(b)    on any Quarterly Payment Date, the sum of Global Retail Sales for all Stores for the thirteen (13) Fiscal Periods ended on the last day of the immediately preceding Fiscal Period is less than $4,150,000,000;

(c)    a Manager Termination Event shall have occurred;

(d)    an Event of Default shall have occurred; or

(e)    the Co-Issuers have not repaid or refinanced any Series of Notes (or Class or Subclass thereof) in full on or prior to its respective Series Anticipated Repayment Date,

a “Rapid Amortization Event” shall be deemed to have occurred without the giving of further notice or any other action on the part of the Trustee or any Noteholder; provided, however, that upon the occurrence of the event set forth in clause (e) above, a Rapid Amortization Event shall automatically occur without any declaration thereof by the Control Party (at the direction of the Controlling Class Representative) unless the Control Party (at the direction of the Controlling Class Representative) and each affected Noteholder has agreed to waive such event in accordance with Section 13.2; and provided further that if a Rapid Amortization Event occurs pursuant to clause (e) above and (i) the Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the DSCR, as of the applicable Series Anticipated Repayment Date is greater than 2.0x and (ii) the applicable Series of Notes (or Class or Subclass thereof) is repaid or refinanced within one calendar year of such Series Anticipated Repayment Date; then such Rapid Amortization Event shall no longer be in effect and the Rapid Amortization Period relating to such Rapid Amortization Event shall end. For the avoidance of doubt, any Scheduled Principal Payments set forth in any Series Supplement shall continue to be made when due and payable subsequent to the occurrence of a Rapid Amortization Event, except that no Scheduled Principal Payments with respect to any Series of Notes shall be due and payable subsequent to the occurrence of a Rapid Amortization Event set forth in clause (e) above. Upon the occurrence of a Rapid Amortization Event, the Trustee, at the direction of the Control Party, will deliver, for recordation, the Manufacturing and Distribution Center Mortgages granted by the Domestic Distribution Real Estate Holder and held in escrow by the Trustee for the benefit of the Secured Parties, unless such requirement to record is waived by the Control Party, acting at the direction of the Controlling Class Representative.

Section 9.2 Events of Default. If any one of the following events shall occur (each an “Event of Default”):

(a)    any Co-Issuer defaults in the payment of interest on, or other amount payable (other than amounts referred to in clause (b) below) in respect of, any Series of Notes Outstanding when the same becomes due and payable (in each case without giving effect to payments of any interest on, or other amount payable in respect of, any Series of Notes made by any financial guarantor that has insured or guaranteed payment of interest on, or other amounts payable in respect of, such Series of Notes) and such default continues for two Business Days; provided that if the failure to pay such interest or other amount when the same becomes due and payable resulted solely from an administrative error or omission by the Trustee, such default continues for a period of two Business Days after the Trustee receives written notice or an Authorized Officer of the Trustee has Actual Knowledge of such administrative error or omission); and provided that the failure to pay any Prepayment Premium on any prepayment of principal made during any Rapid Amortization Period occurring prior to the related Series Anticipated Repayment Date will not be an Event of Default; and provided, further, that failure to pay any contingent interest on any Series of Notes in excess of amounts available therefor in accordance with the Priority of Payments will not be an Event of Default, including any such failure on the Series Legal Final Maturity Date for such Series of Notes;

(b)    any Co-Issuer defaults in the payment of any principal of any Series of Notes Outstanding when the same becomes due and payable (whether on any Series Legal Final Maturity Date, any redemption date, any prepayment date or any maturity date or otherwise with respect to such Series and without giving effect to payments of any principal of any Series of Notes made by any financial guarantor that has insured or guaranteed payment of principal of such Series of Notes); provided that if the failure to pay such principal when due resulted solely from an administrative error or omission by the Trustee, such default continues for a period of two Business Days after the Trustee receives written notice or an Authorized Officer of the Trustee has Actual Knowledge of such administrative error or omission;

(c)    the Quarterly DSCR, or, on and after the Springing Amendments Implementation Date, the DSCR, with respect to any Quarterly Payment Date is less than 1.1;

(d)    (i) except as otherwise provided in this clause (d), any Securitization Entity fails to comply with any of its other agreements or covenants in, or other provisions of, the Indenture or any other Related Document (other than with respect to any provision of the Charter Documents covered by clause (i) below) to which it is a party and the failure continues unremedied for a period of thirty (30) days, (ii) in the case of a failure to comply with any of the agreements, covenants or provisions of any IP License Agreement, such longer cure period, not to exceed 90 days, as may be permitted under such IP License Agreement, or (iii) solely with respect to a failure to comply with (1) any obligation to deliver a notice, report or other communication within the specified time frame set forth in the applicable Related Document, such failure continues for a period of five Business Days after the specified time frame for delivery has elapsed or (2) Sections 8.7, 8.12, 8.13, 8.14, 8.15, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.25, 8.27 and 8.28, such failure continues for a period of ten Business Days, in each case, after the earlier of (x) the date on which any Securitization Entity obtains knowledge thereof or (y) the date on which written notice of such failure, requiring the same to be remedied, is given to any Securitization Entity by the Trustee or to each Securitization Entity and the Trustee by the Control Party (at the direction of the Controlling Class Representative);

(e)    any representation made by any Securitization Entity in the Indenture or any other Related Document is false in any material respect when made and such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which any Securitization Entity obtains knowledge thereof or (ii) the date that written notice thereof is given to any Securitization Entity by the Trustee or to each Securitization Entity and the Trustee by the Control Party (at the direction of the Controlling Class Representative); provided, however, that no Event of Default shall occur pursuant to this clause (e) if, with respect to any such representation deemed to have been false in any material respect when made, (i) Domino’s International, the Canadian Manufacturer, DPL, PMC LLC, PFS, the Overseas Franchisor or the Overseas IP Holder, as the case may be, has made an Indemnification Payment to the SPV

Guarantor, the IP Holder, the International Franchisor, the Canadian Distributor or the Domestic Distribution Equipment Holder, as the case may be, pursuant to Section 7.1 of the Domino’s International Contribution and Sale Agreement, the IP Assets Contribution Agreement, the DPL Contribution and Sale Agreement, the Canadian Distribution Assets Sale Agreement, any of the Overseas Contribution Agreements or any of the Domestic Distribution Contribution Agreements, as the case may be, and the SPV Guarantor, if applicable, has made a contribution equal to such Indemnification Payment to the Master Issuer in accordance with Section 2 of the SPV Guarantor Contribution Agreement or Section 7.1 of the SPV Guarantor Domestic Distribution and Overseas IP Holder Contribution Agreement, as applicable, with respect to such representation or the Manager has made an indemnification payment to the Master Issuer pursuant to Section 2.8 of the Management Agreement and (ii) such Indemnification Payment has been deposited into the Collection Account;

(f)    the occurrence of an Event of Bankruptcy with respect to any Securitization Entity;

(g)    the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is an “investment company” or is under the “control” of an “investment company”;

(h)    any of the Related Documents or any material portion thereof ceases to be in full force and effect, enforceable in accordance with its terms against any Domino’s Entity bound thereby or any Domino’s Entity so asserts in writing, other than (A) a Related Document that is terminated in accordance with the express termination provisions thereof or pursuant to a Permitted Asset Disposition, or that is terminated in the ordinary course of business and which termination could not reasonably be expected to result in a Material Adverse Effect, and (B) a Related Document that ceases to be in full force and effect, or enforceable in accordance with its terms, because of actions, omissions, or breaches of representations or warranties by any party to such Related Document that is not a Domino’s Entity;

(i)    any Securitization Entity fails to comply in any material respect with any of the provisions of Section 5(c), 7, 8, 9(a), 9(h), 9(j), 10, 11(f), 16, 20(a)(v), 20(a)(vi), 21, 22, 23, 24, 25 or 30 of the Master Issuer Operating Agreement or the comparable provisions of any other Securitization Entity’s Charter Documents and such failure continues for a period of five (5) Business Days after (i) the date on which any Securitization Entity obtains knowledge thereof or (ii) the date on which written notice of such failure is given to any Securitization Entity by the Trustee or to each Securitization Entity and the Trustee by the Control Party (at the direction of the Controlling Class Representative);

(j)    the transfer of any material portion of the property contributed pursuant to any Pre-Securitization Contribution and Sale Agreement, the Domino’s International Contribution and Sale Agreement, any Overseas Contribution Agreement or any Domestic Distribution Contribution Agreement fails to constitute a valid transfer of ownership of such property and the Proceeds thereof (other than any such property that, in the Control Party’s determination, is immaterial, or that has been disposed of to the extent permitted or required under the Related Documents); provided, however, that no Event of Default will occur pursuant to this clause (i) if, with respect to any such property deemed not have been validly transferred,

Domino’s International has made an Indemnification Payment to the SPV Guarantor pursuant to Section 7.1 of the Domino’s International Contribution and Sale Agreement or the Domino’s International Domestic Distribution and Overseas IP Holder Contribution Agreement, as applicable, with respect to such property and the SPV Guarantor has made a contribution equal to such Indemnification Payment to the Master Issuer pursuant to Section 2 of the SPV Guarantor Contribution Agreement or Section 7.1 of the SPV Guarantor Domestic Distribution and Overseas IP Holder Contribution Agreement, as applicable, with respect to such property;

(k)    (i) the IP Holder (or any Additional IP Holder) fails to have good title to the Domino’s IP, free and clear of all Liens, other than Permitted Liens or (ii) the Master Issuer itself or through any of its wholly-owned Subsidiaries fails to have good title to the Franchise Arrangements, the Distribution Assets and all other Collateral (except for the Domino’s IP), free and clear of all Liens, other than Permitted Liens, in each of cases (i) and (ii) except in each case for such failures which, collectively, could not reasonably be expected to result in a Material Adverse Effect;

(l)    the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral to the extent required by the Related Documents or any Domino’s Entity or any Affiliate thereof so asserts in writing (excluding any Collateral with an aggregate fair value of less than $25,000,000 and any Collateral in which perfection cannot be achieved under the UCC or other applicable law);

(m)    a final judgment or order for the payment of money is rendered against any Securitization Entity and such judgment or order is in an amount that, when aggregated with the amount of other unsatisfied final judgments or orders against any Securitization Entity exceeds $10,000,000 and either: (i) such judgment or order is not discharged within the period of thirty (30) days after entry thereof or (ii) there is any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order is not in effect;

(n)    the IRS files notice of a lien pursuant to Section 6323 of the Code with regard to the assets of any Securitization Entity and such lien has not been released within 60 days, unless (i) Holdco has provided evidence that payment to satisfy the full amount of the asserted liability has been provided to the IRS, and the IRS has released such asserted lien within 60 days of such payment, or (ii) such lien or the asserted liability is being contested in good faith and a Tax Lien Reserve Amount exists, which such funds are set aside and remitted to a collateral deposit account as provided in Section 8.36; or

(o)    on and after the Springing Amendments Implementation Date, an Advance Period shall have occurred and be continuing for 90 or more consecutive days;

then (i) in the case of any event described in each clause above (except for clause (f) thereof) that is continuing the Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Co-Issuers, may declare the Notes of all Series to be immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes of all Series, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents shall become immediately due and payable or (ii) in the case of any event described in clause (f) above, the unpaid principal amount of the Notes of all Series, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture, shall immediately and without further act become due and payable. Promptly following its receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Co-Issuers, the Servicer, each Rating Agency, the Controlling Class Representative, the Manager, the Back-Up Manager, each Noteholder and each other Secured Party.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party (at the direction of the Controlling Class Representative), by written notice to the Co-Issuers and to the Trustee, may rescind and annul such declaration and its consequences, if all existing Events of Default, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon. Any acceleration resulting from any event described in clause (f) above may not be rescinded.

Section 9.3 Rights of the Control Party and Trustee upon Event of Default.

(a)    Payment of Principal and Interest. Each Co-Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Co-Issuers will, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b)    Proceedings To Collect Money. In case any Co-Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against any Co-Issuer and collect in the manner provided by law out of the property of any Co-Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c)    Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) shall take one or more of the following actions:

(i)    proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Related Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Related Document or by law, including any remedies of a secured party under applicable law;

(ii)    (A) direct the Co-Issuers to exercise (and each Co- Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of any Co-Issuer against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to any Co-Issuer, and any right of any Co-Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Co-Issuers shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) any Co-Issuer refuses to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Co-Issuers to take such action);

(iii)    institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Related Document, with respect to the Collateral; provided that the Trustee will not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder or under such Related Documents and title to such property will instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

(iv)    sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative) and the Trustee will provide notice to the Co-Issuers and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of Collateral.

(d)    Sale of Collateral. In connection with any sale of the Collateral hereunder, under the Global G&C Agreement (which may proceed separately and independently from the exercise of remedies under the Indenture) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, the Global G&C Agreement or any other Related Document:

(i)    any of the Trustee, any Noteholder, any Enhancement Provider, any Hedge Counterparty and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii)    the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)    all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

(iv)    the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e)    Application of Proceeds. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right hereunder or under the Global G&C Agreement shall be held by the Trustee as additional collateral for the repayment of Obligations, shall be deposited into the Collection Account and shall be applied as provided in Article V; provided, however, that unless otherwise provided in this Article IX, that with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical designation and pro rata among each Class of Notes of the same alphabetical designation based upon Outstanding Principal Amount of the Notes of each such Class.

(f)    Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g)    Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(h)    Power of Attorney. Each Co-Issuer hereby grants to the Trustee an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the PTO, United States Copyright Office, any similar office or agency in each foreign country in which any Domino’s IP is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Domino’s IP, and record the same.

Section 9.4 Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, each Co-Issuer for itself and for any Person who may claim through or under it hereby:

(a)    agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the Global G&C Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)    waives all benefit or advantage of any such laws;

(c)    waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture; and

(d)    consents and agrees that, subject to the terms of the Indenture and the Global G&C Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Controlling Class Representative) determine.

Section 9.5 Limited Recourse. Notwithstanding any other provision of the Indenture, the Notes or any other Related Document or otherwise, the liability of the Securitization Entities to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Related Document or otherwise, is limited in recourse to the Collateral. The Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6 Optional Preservation of the Collateral. If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (acting at the direction of the Controlling Class Representative) shall in its discretion determine.

Section 9.7 Waiver of Past Events. Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2,

the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee and the Rating Agencies, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (f) thereof) and its consequences; provided, however, that before any waiver may be effective, the Trustee and the Servicer must have received any reimbursement then due or payable in respect of unreimbursed Advances (including interest thereon) or any other amounts then due to the Servicer or the Trustee hereunder or under the Related Documents; provided, further, that the Control Party shall provide written notice of any such waiver to each Rating Agency. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in clause (f) of Section 9.2 shall not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative), by notice to the Trustee and the Rating Agencies, may waive any existing Potential Rapid Amortization Event or any existing Rapid Amortization Event; provided, however, that a Rapid Amortization Event described in clause (e) of Section 9.1 relating to a particular Series of Notes (or Class thereof) shall not be permitted to be waived by any party unless each affected Noteholder has consented to such waiver.

Section 9.8 Control by the Control Party. Notwithstanding any other provision hereof, the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a)    such direction of time, method and place shall not be in conflict with any rule of law, the Servicing Standard or with the Indenture;

(b)    the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (with the consent of the Controlling Class Representative)); and

(c)    such direction shall be in writing;

provided, further, that, subject to Section 10.1, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9 Limitation on Suits. Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Related Document only if:

(a)    the Noteholder gives to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b)    the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes make a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c)    such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative indemnity satisfactory to the Trustee, the Control Party and the Controlling Class Representative against any loss, liability or expense;

(d)    the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e)    during such sixty (60) day period the Majority of Senior Noteholders do not give the Trustee a direction inconsistent with the request; and

(f)    the Control Party (at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Related Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10 Unconditional Rights of Noteholders to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11 The Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to any Co-Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13 Restoration of Rights and Remedies. If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Related Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Related Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Related Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15 Delay or Omission Not Waiver. No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16 Waiver of Stay or Extension Laws. Each Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Related Document; and each Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X

THE TRUSTEE

Section 10.1 Duties of the Trustee.

(a)    If an Event of Default or Rapid Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture and the other Related Documents, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Servicer Termination Event of which a Trust Officer has not received written notice; provided, further, however, that the Trustee shall have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party or the Controlling Class Representative in connection with any Event of Default, Rapid Amortization Event, Manager Termination Event or Servicer Termination Event or for acting or failing to act due to any direction or lack of direction from the Control Party or the Controlling Class Representative. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct. The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement opinion, report, document, order or other instrument furnished by the Co-Issuers under the Indenture.

(b)    Except during the occurrence and continuance of an Event of Default, Rapid Amortization Event, Manager Termination Event or Servicer Termination Event of which a Trust Officer shall have Actual Knowledge:

(i)    The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Related Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into the Indenture or any other Related Document against the Trustee; and

(ii)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Related Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    This clause (c) does not limit the effect of clause (b) of this Section 10.1.

(ii)    The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)    The Trustee shall not be liable in its individual capacity with respect to any action it takes, suffers or omits to take in good faith in accordance with a direction received by it pursuant to the Indenture.

(iv)    The Trustee shall not be charged with knowledge of any Mortgage Recordation Event, Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination Event, Potential Manager Termination Event or Servicer Termination Event or the commencement and continuation of a Cash Trapping Period until such time as a Trust Officer shall have Actual Knowledge or have received written notice thereof. In the absence of such Actual Knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(d)    Notwithstanding anything to the contrary contained in the Indenture or any of the other Related Documents, no provision of the Indenture or the other Related Documents shall require the Trustee to expend or risk its own funds or incur any material liability (financial or otherwise) if there are reasonable grounds for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of the Indenture or the Global G&C Agreement. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e)    In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f)    Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Related Documents.

(g)    Whether or not therein expressly so provided, every provision of the Indenture and the other Related Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h)    The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Securitization Entities to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Related Documents by the Securitization Entities.

(i)    The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the Servicer, the Control Party or the Controlling Class Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, under the Indenture.

(j)    The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refilling or redeposition of any thereof (other than with respect to filings of the Manufacturing and Distribution Center Mortgages as and to the extent provided in Section 3.1(c)): (ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates of the Manager, the Control Party, the Back-Up Manager or the Servicer delivered to the Trustee pursuant to this Base Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k)    The Trustee shall not be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

(l)    (i) Notwithstanding anything to the contrary in this Section 10.1, the Trustee shall make Debt Service Advances to the extent and in the manner set forth in Section 5.12(c) hereof: provided, however, that notwithstanding anything herein or in any other Related Document to the contrary, the Trustee will not be responsible for advancing any principal on the

Senior Notes, any Senior Notes Monthly Post-ARD Contingent Interest, any reserve amounts, any make-whole premiums, any Class A-1 Senior Notes Administrative Expenses, any Class A-1 Senior Notes Aggregate Monthly Commitment Fees, or any interest or principal payable on, or any other amounts due with respect to, the Senior Subordinated Notes and the Subordinated Notes.

(ii)    Notwithstanding anything herein to the contrary, no Debt Service Advance shall be required to be made hereunder by the Trustee if the Trustee determines such Debt Service Advance (including interest thereon) would, if made, constitute a Nonrecoverable Advance (or, on and after the Springing Amendments Implementation Date, an Advance Suspension Period is in effect). The determination by the Trustee that it has made a Nonrecoverable Advance or that any proposed Debt Service Advance, if made, would constitute a Nonrecoverable Advance, shall be made by the Trustee in its reasonable good faith judgment. The Trustee is entitled to conclusively rely on the determination of the Servicer that a Debt Service Advance is or would be a Nonrecoverable Advance. Any such determination will be conclusive and binding on the Noteholders. The Trustee may update or change its nonrecoverability determination at any time, and may decide that a requested Debt Service Advance or Collateral Protection Advance that was previously deemed to be a Nonrecoverable Advance shall have become recoverable. Notwithstanding the foregoing, all outstanding Debt Service Advances and Collateral Protection Advances made by the Trustee and any accrued interest thereon will be paid strictly in accordance with the Priority of Payments, even if the Trustee determines that any such advance is a Nonrecoverable Advance after such Advance has been made.

(iii)    The Trustee shall be entitled to receive interest at the Advance Interest Rate accrued on the amount of each Debt Service Advance made thereby (with its own funds) for so long as such Debt Service Advance is outstanding. Such interest with respect to any Debt Service Advance made pursuant to this Section 10.1(l) shall be payable out of Collections in accordance with the Priority of Payments pursuant to Section 5.11 hereof and the other applicable provisions of the Related Documents.

Section 10.2 Rights of the Trustee. Except as otherwise provided by Section 10.1:

(a)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b)    The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided, however, the Trustee shall have received the consent of the Servicer prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d)    The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of negligence which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Related Documents.

(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Related Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Servicer, the Control Party, the Controlling Class Representative, any of the Noteholders or any other Secured Party, pursuant to the provisions of this Base Indenture or any Series Supplement, unless the Trustee shall have been offered reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(f)    Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Co-Issuers and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g)    The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence or willful misconduct for the performance of such act.

(h)    In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i)    Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Trustee’s secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

(j)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

Section 10.3 Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or an Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4 Notice of Events of Default and Defaults. If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing and if it is actually known to a Trust Officer, or written notice of the existence thereof has been delivered to a Trust Officer, the Trustee shall promptly provide the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Co- Issuers, any Class A-1 Administrative Agent and each Rating Agency with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and facsimile and otherwise by first class mail.

Section 10.5 Compensation and Indemnity.

(a)    The Co-Issuers shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Related Documents to which the Trustee is a party as the Trustee and the Co-Issuers shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Co-Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. The Co-Issuers shall not be required to reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b)    The Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Related Documents to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Master Issuer or otherwise, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Co-Issuers, the Servicer, the Control Party or any Noteholder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Related Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Co-Issuers shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute, willful misconduct, bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c)    The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6 Replacement of the Trustee.

(a)    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b)    The Trustee may, after giving thirty (30) days prior written notice to the Co-Issuers, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, each Class A-1 Administrative Agent and each Rating Agency, resign at any time from its office and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Control Party (at the direction of the Controlling Class Representative) or the Majority of Noteholders of the Controlling Class may remove the Trustee at any time by so notifying the Trustee and the Co-Issuers. So long as no Event of Default or Rapid Amortization Event has occurred and is continuing, the Co-Issuers (with the prior written consent of the Control Party) may remove the Trustee at any time. The Co-Issuers (with the prior written consent of the Control Party) shall remove the Trustee if:

(i)    the Trustee fails to comply with Section 10.8:

(ii)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii)    a custodian or public officer takes charge of the Trustee or its property; or

(iv)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Co-Issuers shall promptly, with the prior written consent of the Control Party appoint a successor Trustee. Within one year after the successor Trustee takes office, the Majority of Noteholders of the Controlling Class (with the prior written consent of the Control Party) may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

(c)    If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Co- Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)    If the Trustee after written request by the Servicer or any Noteholder fails to comply with Section 10.8, the Servicer or such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Servicer and the Co-Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Related Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to Noteholders and each Class A-1 Administrative Agent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, the Co-Issuers’ obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

Section 10.7 Successor Trustee by Merger, etc. Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that written notice of such consolidation, merger or conversion shall be provided to the Co-Issuers, the Servicer, the Noteholders and each Class A-1 Administrative Agent; provided further that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8 Eligibility Disqualification.

(a)    There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Servicer and (v) have a long-term unsecured debt rating of at least “BBB+” and “Baal” by Standard & Poor’s and Moody’s, respectively.

(b)    At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9 Appointment of Co-Trustee or Separate Trustee.

(a)    Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Related Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Control Party, the Co-Issuers and each Class A-1 Administrative Agent and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Servicer. No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Servicer and the Co-Issuers unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)    Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)    the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)    all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)    no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv)    the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Related Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Related Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Co-Issuers.

(d)    Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Related Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10 Representations and Warranties of Trustee. The Trustee represents and warrants to the Co-Issuers and the Noteholders that:

(a)    the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b)    the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Related Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Related Document and to authenticate the Notes;

(c)    this Base Indenture and each other Related Document to which it is a party has been duly executed and delivered by the Trustee; and

(d)    the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

ARTICLE XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1 Controlling Class Representative.

(a)    Within five (5) Business Days following the Closing Date, the Trustee shall deliver a notice in the form of Exhibit G attached hereto, through the Applicable Procedures of the Clearing Agency for the related Series and posted to the Trustee’s internet website at www.sf.citidirect.com, announcing that there will be an election of a Controlling Class Representative and offering Controlling Class Members the opportunity to provide the Trustee with their contact information in writing within ten (10) Business Days of the date of such notice should they wish to participate in the election (such election, the “Initial CCR Election”). The Trustee shall provide any contact information that it receives, and any contact information in the

Initial Controlling Class Member List, to the Manager and the Master Issuer upon request. During the Initial CCR Election, any notices and communications required to be sent by the Trustee pursuant to this Section 11.1 shall be sent directly to the Controlling Class Members at the mail and e-mail addresses provided to the Trustee in the Initial Controlling Class Member List and by each Controlling Class Member individually, and all communications delivered to the Trustee by any Controlling Class Member shall be sent directly by such Controlling Class Member (and not through the Applicable Procedures of the Clearing Agency). During any subsequent CCR Election, both the Trustee and the Controlling Class Members shall be entitled to rely on the Applicable Procedures of the Clearing Agency for all such notices and communications.

(b)    Within 30 days after the Closing Date or any CCR Re-election Event, the Trustee will send to each of the Controlling Class Members a written notice (with copies to the Manager and the Master Issuer) in the form attached as Exhibit H hereto, announcing an election and soliciting nominations for a Controlling Class Representative (a “CCR Election Notice”). Each Controlling Class Member will be allowed to nominate one CCR Candidate by submitting a nomination in the form attached as Exhibit I hereto (a “CCR Nomination”) within either (i) in the case of the Initial CCR Election, ten (10) Business Days of the date of the CCR Election Notice, or (ii) in the case of any subsequent election, thirty (30) calendar days (such period, as applicable, the “CCR Nomination Period”). Each Controlling Class Member submitting a CCR Nomination shall represent that (i) as of (A) for the Initial CCR Election, the Closing Date or (B) in the case of any subsequent election, a date not more than ten (10) Business Days prior to the date of the CCR Election Notice as determined by the Trustee (either such date, the “Nomination Record Date”) it was the Note Owner or Noteholder, as applicable, of the Outstanding Principal Amount of Notes of the Controlling Class specified by it in the CCR Nomination; and (ii) the CCR Candidate that it has nominated pursuant to such CCR Nomination is either (A) a Controlling Class Member or (B) an Eligible Third-Party Candidate; provided, that for purposes of such nomination and determining the CCR Candidates pursuant to Section 11.1(c), with respect to any Series of Class A-1 Senior Notes Outstanding, the Class A-1 Senior Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series.

(c)    Within three Business Days following the end of the CCR Nomination Period, the Trustee shall either (i) notify the Manager, the Master Issuer, the Servicer and the Controlling Class Members that no nominations have been received and that the election will not be held, or (ii) prepare and send to each applicable Controlling Class Member a ballot in the form of Exhibit J attached hereto (the “CCR Ballot”) naming the top three candidates based upon the highest aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate (or, if less than three (3) candidates are nominated, the CCR Ballot will list all candidates). Each Controlling Class Member shall, in its sole discretion, indicate its vote for Controlling Class Representative by returning a completed CCR Ballot directly to the Trustee within (i) in the case of the Initial CCR Election, ten (10) Business Days of the date of the CCR Ballot or (ii) in the case of any subsequent election, within thirty (30) calendar days (a “CCR Election Period”). Each Controlling Class Member returning a completed CCR Ballot will also be required to confirm that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), such Controlling Class Member was the owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot; provided that for the purposes of such certification and the tabulation of votes pursuant to Section 11.1(d), with respect to any Series of Class A-1 Senior Notes Outstanding, the Class A-1 Senior Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series.

(d)    If a CCR Candidate receives votes from Controlling Class Members holding beneficial interests in at least 50% of the Outstanding Principal Amount of Notes of the Controlling Class (or any beneficial interest therein) that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date), such CCR Candidate shall be appointed the Controlling Class Representative by the Trustee promptly after the conclusion of the CCR Election Period. Notes of the Controlling Class held by any Co-Issuer or any Affiliate of any Co-Issuer will not be considered Outstanding for such voting purposes. If two CCR Candidates both receive votes from Controlling Class Members holding beneficial interests in exactly 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class, the Trustee shall appoint one of such CCR Candidates as the Controlling Class Representative at the direction of the Manager, pursuant to the Management Agreement. In the event that no CCR Candidate receives 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class, the Trustee will notify the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members that no Controlling Class Representative shall be appointed, and the Control Party will exercise the consent and waiver rights of the Controlling Class Representative until a CCR Re-election Event occurs and a new Controlling Class Representative is elected.

(e)    In the event that a Controlling Class Representative is elected pursuant to Section 11.1(d) or the Trustee appoints a Controlling Class Representative at the direction of the Manager pursuant to Section 11.1(d), the Trustee shall forward an acceptance letter in the form of Exhibit K attached hereto (a “CCR Acceptance Letter”) to such Controlling Class Representative. No Person shall be appointed Controlling Class Representative unless it executes such CCR Acceptance Letter, pursuant to which it shall (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members and (iii) represent and warrant that it is either a Controlling Class Member or an Eligible Third-Party Candidate. Within two (2) Business Days of receipt of the acceptance letter, the Trustee shall promptly forward copies thereof, or provide notice of the identity and contact information of the new Controlling Class Representative, to the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members.

(f)    Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative or from a Majority of Controlling Class Members, as applicable, the Trustee shall deliver to each Noteholder, the Co-Issuers, the Manager, the Back- Up Manager and the Servicer a notice setting forth the identity of the new Controlling Class Representative.

(g)    The Trustee shall be entitled to conclusively rely on, and will be fully protected in all actions taken or not taken by it with respect to, (i) the Initial Controlling Class Member List for purposes of identifying the recipients of the CCR Election Notices and CCR Ballots and all subsequent communications related to the Initial CCR Election, (ii) with respect to any subsequent election of a Controlling Class Representative, the Applicable Procedures of the Clearing Agency for delivery of the CCR Election Notices and CCR Ballots to Note Owners of Notes of the Controlling Class and (iii) the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters.

(h)    The Servicer (in its capacity as Servicer and Control Party) shall be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder that the Servicer (in its capacity as Servicer and Control Party) may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(i)    The Controlling Class Representative shall be entitled to receive from the Trustee, upon request, any memoranda delivered to the Trustee by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Manager, and such confidentiality agreement remains in effect. Any such memoranda shall be deemed to contain material non-public information.

Section 11.2 Resignation or Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Servicer and to each Noteholder of the Controlling Class. As of any Record Date, a Majority of the Controlling Class Members shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Servicer and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative shall be effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period following such resignation or removal; provided, that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate and appointed as Controlling Class Representative pursuant to Section 11.1; provided, further, that an existing Controlling Class Representative shall cease to be the Controlling Class Representative at the end of a CCR Election Period, even if no successor is re-elected pursuant to Section 11.1, unless such Controlling Class Representative is elected during such CCR Election Period. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of the Controlling Class Representative, the Trustee shall notify the Servicer, the Back-Up Manager and the parties to this Indenture of such event.

Section 11.3 Expenses and Liabilities of the Controlling Class Representative.

(a)    The Controlling Class Representative shall have no liability to the Note Owners for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Indenture or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture. Each Note Owner acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Note Owners of one or more Classes of Notes, or that conflict with other Note Owners, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Note Owners other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of Note Owners of one or more other Classes of Notes, or that favor its own interests over those of other Note Owners or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Note Owner or Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(b)    Any and all expenses of the Controlling Class Representative for acting in its capacity as Controlling Class Representative shall be borne by the Controlling Class Members, pro rata according to their respective Outstanding Principal Amounts. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative and the Servicer or the Trustee are also named parties to the same action and, in the sole judgment of the Servicer, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, and there is no potential for the Servicer or the Trustee to be an adverse party in such action as regards the Controlling Class Representative, the Servicer on behalf of the Trustee shall be required to assume the defense (with any costs incurred in connection therewith being deemed to be reimbursable as a Collateral Protection Advance) of any such claim against the Controlling Class Representative.

Section 11.4 Control Party

(a)    Pursuant to the Indenture and the other Related Documents, the Control Party is authorized to consent to and implement, subject to the Servicing Standard, any Consent Request that does not require the consent of any Noteholder, including the Controlling Class Representative.

(b)    For any Consent Request that requires, pursuant to the terms of the Indenture and the other Related Documents, the consent or direction of the Controlling Class Representative, the Control Party shall evaluate such Consent Request, form a Consent Recommendation and then promptly deliver such Consent Request and a Consent Recommendation to the Controlling Class Representative (if a Controlling Class Representative exists at such time). Except as provided in the following sentence, until the Controlling Class Representative consents to a Consent Request, the Control Party is not authorized to implement such Consent Request, provided that the Control Party shall work in good faith with the Controlling Class Representative to obtain such consent. Notwithstanding anything in any

Related Document to the contrary, if the Controlling Class Representative does not reject or approve a Consent Recommendation within ten (10) Business Days following delivery of a Consent Request and the related Consent Recommendation to the Controlling Class Representative or if there is no Controlling Class Representative at such time (including, without limitation, during the first CCR Election Period or following the resignation or removal of the Controlling Class Representative), the Control Party is authorized (but not required) to implement such Consent Request in accordance with the Servicing Standard, whether or not the Indenture or any Related Document indicates that the Control Party is required to act with the consent or at the direction of the Controlling Class Representative with respect to any specific matter relating to such Consent Request, other than with respect to Servicer Termination Events.

(c)    For any Consent Request that requires the consent of any affected Noteholders or 100% of the Noteholders pursuant to Section 13.2, the Control Party shall evaluate such Consent Request and shall formulate and present a Consent Recommendation to the Trustee which shall forward such Consent Request and the Consent Recommendation to each Noteholder or each affected Noteholder, as applicable. Subject to Section 11.4(e), until the consent of each Noteholder that is required to consent to any such Consent Request has been obtained and the Control Party is provided with notice of such consents being obtained by the Trustee, the Control Party is not authorized to implement such Consent Request, provided that the Control Party shall work in good faith with the Trustee to identify and deliver to the Trustee for delivery by the Trustee to such Noteholders such additional information and Consent Recommendations as may be appropriate in accordance with the Servicing Standard to obtain such consent.

(d)    The Control Party shall promptly notify the Trustee, the Manager, the Back-Up Manager, the Co-Issuers and the Controlling Class Representative if the Control Party determines, in accordance with the Servicing Standard, not to implement a Consent Request or has not received the requisite consent of the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request. The Trustee shall promptly notify the Control Party, the Manager, the Back-Up Manager, the Co-Issuers and the Controlling Class Representative if the Trustee has not received the requisite consent of the required percentage of Noteholders to implement a Consent Request.

(e)    Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative may (i) require or cause the Trustee or the Control Party to violate applicable law, the terms of this Indenture, the Notes, the Servicing Agreement or the other Related Documents, including, without limitation with respect to the Control Party, the Control Party’s obligation to act in accordance with the Servicing Standard, (ii) expose the Control Party or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any material claim, suit or liability, or (iii) materially expand the scope of the Control Party’s responsibilities under the Servicing Agreement or the Trustee under this Indenture, the Notes or the other Related Documents. In addition, notwithstanding anything herein or in the other Related Documents to the contrary, the Controlling Class Representative shall not be able to prevent the Control Party from transferring the ownership of all or any portion of the Collateral if any Advance by the Control Party is outstanding and the Control Party determines in accordance with the Servicing Standard that such transfer of ownership would be in the best interest of the Noteholders (taken as a whole).

Section 11.5 Note Owner List.

(a)    To facilitate communication among Note Owners, the Manager, the Trustee, the Control Party and the Controlling Class Representative, a Note Owner may elect, but is not required, to notify the Trustee of its name, address and other contact information, which will be kept in a register maintained by the Trustee. The Trustee will be required to furnish the Manager, the Control Party and the Controlling Class Representative upon request with the information maintained in such register as of the most recent date of determination. Every Note Owner, by receiving and holding a beneficial interest in a Note, will agree that none of the Trustee, the Co-Issuers, the Servicer, the Controlling Class Representative nor any of their respective agents will be held accountable by reason of any disclosure of any such information as to the names and addresses of the Note Owners in the register maintained by the Trustee.

(b)    Note Owners having beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes that wish to communicate with the other Note Owners with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding. If such request states that such Note Owners desire to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and is accompanied by (i) a certificate substantially in the form of Exhibit O certifying that such Note Owners hold beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes (each, a “Note Owner Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Note Owners propose to transmit, then the Trustee, after having been adequately indemnified by such Note Owners for its costs and expenses, shall transmit the requested communication to all other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding, and shall give the Co-Issuers, the Servicer and the Controlling Class Representative notice that such request has been made, within five (5) Business Days after receipt of the request. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it in accordance with and subject to the terms hereof and to give notice thereof to the Co-Issuers, the Servicer and the Controlling Class Representative.

ARTICLE XII

DISCHARGE OF INDENTURE

Section 12.1 Termination of the Co-Issuers’ and Guarantors’ Obligations.

(a)    Satisfaction and Discharge. The Indenture and the Global G&C Agreement shall cease to be of further effect when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation, the Co-Issuers have paid all sums payable hereunder and under each other Indenture Document, all commitments to extend credit under all Variable Funding Note Purchase Agreements have been terminated and all Series Hedge Agreements have been terminated and all payments by the Co-Issuers thereunder have been paid or otherwise provided for; except that (i) the Co-Issuers’ obligations under Section 10.5 and the Guarantors’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Sections 12.2 and 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive). The Trustee, on demand of the Securitization Entities, will execute proper instruments acknowledging confirmation of, and discharge under, the Indenture and the Global G&C Agreement.

(b)    Indenture Defeasance. The Co-Issuers may terminate all of their obligations under the Indenture and all obligations of the Guarantors under the Global G&C Agreement in respect thereof if:

(i)    the Co-Issuers irrevocably deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. Dollars and/or Government Securities in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment), when due, principal, premiums, make-whole prepayment premiums, if any, and interest on the Notes (including additional interest that accrues after an anticipated repayment date or renewal date, if applicable) to prepayment, redemption or maturity, as the case may be, and to pay all other sums payable by them hereunder and under each other Indenture Document and under any Series Hedge Agreement; provided that any Government Securities deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be; and provided, further, that if (x) the deposit is held by a trustee of an irrevocable trust other than the Trustee, such trustee shall have been irrevocably instructed by the Co-Issuers to pay such money or the proceeds of such U.S. Government Securities to the Trustee on or prior to the prepayment date, redemption date or maturity date, as applicable, and (y) the Trustee shall have been irrevocably instructed by the Co-Issuers to apply such money or the proceeds of such U.S. Government Securities to the payment of said principal and interest with respect to the Notes and such other obligations;

(ii)    all commitments under all Variable Funding Note Purchase Agreements and all Series Hedge Agreements have been terminated;

(iii)    the Co-Issuers deliver notice of prepayment, redemption or maturity of the Notes in full to the Noteholders of Outstanding Notes, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager, any Class A-1 Administrative Agent and the Rating Agencies, which notice is expressly stated to be, or has become as of the prepayment date, redemption date or maturity date, as applicable, irrevocable, and the date of prepayment, redemption or maturity as specified in such notice when delivered was not longer than twenty (20) Business Days after the date of such notice;

(iv)    the Co-Issuers deliver notice of such deposit to the Control Party, the Manager, the Back-Up Manager, any Class A-1 Administrative Agent and the Rating Agencies on or before the date of the deposit; and

(v)    an Opinion of Counsel is delivered to the Trustee and the Servicer by the Co-Issuers to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the Global G&C Agreement shall cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive. The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Global G&C Agreement.

(c)    Series Defeasance. Except as may be provided to the contrary in any Series Supplement, the Co-Issuers, solely in connection with an optional prepayment in full, a mandatory prepayment in full or a redemption in full of all Outstanding Notes of a particular Series (the “Defeased Series”) or in connection with the Series Legal Final Maturity Date of a particular Series of Notes, may terminate all Series Obligations with respect to such Notes and all Obligations of the Guarantors under the Global G&C Agreement in respect of such Series of Notes on and as of any Business Day (the “Series Defeasance Date”), provided:

(i)    the Co-Issuers irrevocably deposit in trust with the Trustee, or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. Dollars or Government Securities (or any combination thereof) in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment) without duplication:

(1)    all principal, interest, contingent interest, premiums, make-whole prepayment premiums, Series Hedge Payment Amounts, commitment fees, Class A-1 Senior Notes Administrative Expenses, Class A-1 Senior Notes Interest Adjustment Amounts, Class A-1 Senior Notes Other Amounts and any other Series Obligations that will be due and payable by the Co- Issuers solely with respect to the Defeased Series as of the applicable prepayment date, redemption date or Series Legal Final Maturity Date, as applicable, and to pay other sums payable by them under the Base Indenture, each other Indenture Document and each Series Hedge Agreement with respect to such Series of Notes;

(2)    all Weekly Management Fees, Supplemental Management Fees, unreimbursed Advances (and outstanding interest thereon) and Manager Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Servicer and the Back-Up Manager, and all Successor Manager Transition Expenses and Successor Servicer Transition Expenses, in each case that will be due and payable on or as of the following Accounting Date (or if the Series Defeasance Date is an Accounting Date, then as of the Series Defeasance Date); and

(3)    all Securitization Operation Expenses, all Environmental Remediation Expenses Amounts, all Class A-1 Senior Notes Administrative Expenses for the Defeased Series, all Class A-1 Senior Notes Interest Adjustment Amounts for the Defeased Series and all Class A-1 Senior Notes Other Amounts for the Defeased Series, in each case, that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of the Manager;

provided, that the terms of each Government Security deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the prepayment date, redemption date or Series Legal Final Maturity of the Defeased Series, as applicable; and provided, further, that if (x) if the deposit is held by a trustee of an irrevocable trust other than Trustee, such trustee shall have been irrevocably instructed by the Co-Issuers to pay such money or the proceeds of such Government Securities to the Trustee on or prior to the prepayment date, redemption date, or Series Legal Final Maturity Date, as applicable and (y) the Trustee shall have been irrevocably instructed by the Co-Issuers to apply such money or the proceeds of such Government Securities to the payment of the Series Obligations with respect to the Defeased Series and to the payment of other fees and expenses, as applicable;

(ii)    all commitments under all Variable Funding Note Purchase Agreements and all Series Hedge Agreements with respect to such Series of Notes shall have been terminated on or before the Series Defeasance Date;

(iii)    the Co-Issuers deliver notice of prepayment, redemption or maturity of such Series of Notes in full to the Noteholders of the Defeased Series, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and the Rating Agencies not more than twenty (20) Business Days prior to the Series Defeasance Date, and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable;

(iv)    if, after giving effect to the deposit, any other Series of Notes is Outstanding, the Co-Issuers deliver to the Trustee an Officer’s Certificate of the Co-Issuers stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(v)    the Master Issuer delivers to the Trustee an Officer’s Certificate stating that the defeasance was not made by the Co-Issuers with the intent of preferring the holders of the Defeased Series over other creditors of the Co-Issuers or with the intent of defeating, hindering, delaying or defrauding other creditors;

(vi)    the Co-Issuers deliver notice of such deposit to the Control Party, the Manager, the Back Up Manager and the Rating Agencies on or before the date of the deposit;

(vii)    such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any Indenture Documents;

(viii)    the Rating Agency Condition is satisfied with respect to each Series of Notes Outstanding, if any, other than the Defeased Series; and

(ix)    the Co-Issuers deliver to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the Global G&C Agreement shall cease to be of further effect with respect to such Defeased Series, the Co-Issuers and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall be deemed to be “Outstanding” only for purposes of (1) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (2) the Noteholders’ and the Trustee’s obligations under Section 14.13 and (3) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a). The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Global G&C Agreement of such Series Obligations.

(d)    After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Securitization Entities shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Securitization Entities.

Section 12.2 Application of Trust Money. The Trustee or a trustee satisfactory to the Servicer, the Trustee and the Co- Issuers shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1. The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Related Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3 Repayment to the Co-Issuers.

(a)    The Trustee and the Paying Agent shall promptly pay to the Co-Issuers upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes held by them at any time.

(b)    Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Co-Issuers upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c)    The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4 Reinstatement. If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers’ obligations under the Indenture or the other Indenture Documents and in respect of the Notes and the Guarantors’ obligations under the Global G&C Agreement shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Co-Issuers or Guarantors make any payment of principal, premium or interest on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Co-Issuers and the Guarantors shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XIII

AMENDMENTS

Section 13.1 Without Consent of the Controlling Class Representative or the Noteholders.

(a)    Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Co-Issuers and the Trustee, any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)    to create a new Series of Notes;

(ii)    to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities; provided, however, that no Co-Issuer will pursuant to this Section 13.1(a)(ii) surrender any right or power it has under the Related Documents;

(iii)    to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Co-Issuers, the Servicer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(iv)    to cure any ambiguity, defect or inconsistency or to correct or supplement any provision contained herein or in any Supplement or in any Notes issued hereunder or in the Global G&C Agreement or any other Indenture Document to which the Trustee is a party;

(v)    to provide for uncertificated Notes in addition to certificated Notes;

(vi)    to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(vii)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the Global G&C Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(viii)    to correct or supplement any provision herein or in any Supplement or in the Global G&C Agreement or any other Indenture Document to which the Trustee is a party which may be inconsistent with any other provision herein or therein or to make consistent any other provisions with respect to matters or questions arising under this Base Indenture or in any Supplement, in the Global G&C Agreement or any other Indenture Document to which the Trustee is a party;

(ix)    to comply with Requirements of Law (as evidenced by an Opinion of Counsel);

(x)    to facilitate the transfer of Notes in accordance with applicable Law (as evidenced by an Opinion of Counsel);

(xi)    to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable law, of any Tax, including withholding Tax;

(xii)    to take any action necessary and appropriate to facilitate the origination of Post-Securitization Franchise Arrangements or the management and preservation of the Franchise Arrangements, in each case, in accordance with the Management Standard; or

(xiii)    on and after the Springing Amendments Implementation Date, to evidence and provide for the acceptance of the appointment under the Base Indenture and under the Related Documents by a successor Servicer with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the Related Documents as shall be necessary or desirable to provide for or accommodate a successor Servicer;

provided, however, that, as evidenced by an Officer’s Certificate delivered to the Trustee and the Servicer, such action could not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, any Note Owner, the Servicer, the Back-Up Manager or any other Secured Party.

In addition, following the Springing Amendments Implementation Date, the Servicing Agreement and the other Related Documents may be amended, amended and restated, supplemented or otherwise modified by the parties thereto or the applicable Securitization Entities, the Manager, the Trustee and any other applicable party may enter into new Related Documents without the consent of the Control Party or the Servicer (except to the extent that the amendment, restatement, supplement, modification or new Related Document impacts the rights, indemnities, remedies, liabilities and/or obligations of the Control Party, Servicer or the Back-Up Manager, in which circumstance consent of the Control Party, Servicer or the Back-Up Manager, as applicable, shall be required, to the extent that the Control Party, Servicer or Back-Up Manager, as applicable, shall continue to act as Control Party, Servicer or Back-Up Manager, as applicable, following the execution of any such amendment, restatement, supplement, modification or new Related Document), the Controlling Class Representative, or any Noteholder, for the purpose of modifying, replacing or subdividing the role of the Servicer, the Back-Up Manager, the Control Party or the Controlling Class Representative, with the receipt of a Rating Agency Confirmation being required for any change in respect of any of such parties’ obligation(s) to make Advances.

(b)    Upon the request of the Co-Issuers and receipt by the Servicer and the Trustee of the documents described in Section 2.2 and delivery by the Servicer of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Co-Issuers in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 13.2 With Consent of the Controlling Class Representative or the Noteholders.

(a)    Except as provided in Section 13.1, the provisions of this Base Indenture, the Global G&C Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a

Supplement and consented to in writing by the Control Party (at the direction of the Controlling Class Representative). Notwithstanding the foregoing:

(i)    any amendment, waiver or other modification that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Related Document or defaults hereunder or thereunder and their consequences provided for in herein and therein or for any other action hereunder or thereunder shall require the consent of each affected Noteholder;

(ii)    any amendment, waiver or other modification that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, the Global G&C Agreement or any other Related Documents with respect to any material part of the Collateral or except as otherwise permitted by the Related Documents, terminate the Lien created by the Indenture, the Global G&C Agreement or any other Related Documents on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture, the Global G&C Agreement or any other Related Documents shall require the consent of each affected Noteholder and each other affected Secured Party;

(iii)    any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note and the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations owing to Noteholders on or after the respective due dates thereof, (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events as set forth in Section 9.7, amend or otherwise modify any of the specific language of the following definitions: “Default,” “Event of Default,” “Potential Rapid Amortization Event” or “Rapid Amortization Event” (as defined in the Base Indenture or any applicable Series Supplement) or (G) amend, waive or otherwise modify this Section 13.2, shall require the consent of the each affected Noteholder and each other affected Secured Party; and

(iv)    any amendment, waiver or other modification that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment, redemption or election of any Extension Period shall require the consent of each affected Noteholder.

(b)    No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c)    The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or-waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3 Supplements. Each amendment or other modification to the Indenture, the Notes or the Global G&C Agreement shall be set forth in a Supplement, a copy of which shall be delivered to the Rating Agencies and to the Servicer, the Controlling Class Representative, any Class A-1 Administrative Agent, the Manager, the Back-Up Manager and the Co-Issuers. The Co-Issuers shall provide written notice to each Rating Agency of any amendment or modification to the Indenture, the Notes or the Global G&C Agreement no less than ten (10) days prior to the effectiveness of the related Supplement; provided that such Supplement need not be in final form at the time such notice is given. The initial effectiveness of each Supplement shall be subject to the delivery to the Servicer and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. In addition to the manner provided in Sections 13.1 and 13.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 13.4 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Co-Issuers may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 13.5 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Co-Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6 The Trustee to Sign Amendments, etc. The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of the Co-Issuers and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Co-Issuers and the Guarantors in accordance with its terms.

Section 13.7 Amendments and Fees. The Co-Issuers, the Control Party and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Related Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed. The Control Party and the Controlling Class Representative shall be entitled to be reimbursed by the Co-Issuers only for the reasonable counsel fees incurred by the Control Party or the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and except as provided in the Servicing Agreement, neither the Control Party nor the Controlling Class Representative shall be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Related Document.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Notices.

(a)    Any notice or communication by the Co-Issuers, the Manager or the Trustee to any other party hereto shall be in writing and delivered in person, delivered by email, posted on a password protected website for which the recipient has granted access or mailed by first-class mail (registered or certified, return receipt requested) facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Master Issuer:

Domino’s Master Issuer LLC

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 866-282-3872

If to the Domestic Distributor:

Domino’s Pizza Distribution LLC

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 866-282-3872

If to the SPV Canadian Holdco:

Domino’s SPV Canadian Holding Company Inc.

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 866-282-3872

If to the IP Holder:

Domino’s IP Holder LLC

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 866-282-3872

If to the Manager:

Domino’s Pizza LLC

30 Frank Lloyd Wright Drive

P.O. Box 997

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 734-930-7744

If to the Manager with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Winthrop G. Minot

Facsimile: 617-235-0076

and

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: David Midvidy

Facsimile: 917-777-2089

If to any Co-Issuer with a copy to:

Domino’s Pizza LLC

30 Frank Lloyd Wright Drive

P.O. Box 997

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 734-930-7744

and

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Winthrop G. Minot

Facsimile: 617-235-0076

and

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: David Midvidy

Facsimile: 917-777-2089

If to the Back-Up Manager:

FTI Consulting, Inc.

3 Times Square 11th Floor

New York, NY 10036

Attention: Robert J. Darefsky

Facsimile: 212-499-3636

If to the Servicer:

Midland Loan Services, a division of

PNC Bank, National Association

10851 Mastin Street

Building 82, Suite 700

Overland Park, Kansas 66210

Attn: President

Email: NoticeAdmin@midlandls.com

If to the Trustee:

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, NY 10013

Attention: Global Transaction Services-Domino’s Pizza

Facsimile: 212-816-5527

If to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street, 4th Floor

New York, NY 10007

Attention: ABS Monitoring Department

Facsimile: 212-553-0573

with a copy of all notices pertaining to other indebtedness:

Moody’s Investors Services, Inc.,

99 Church Street, 4th Floor

New York, NY 10007

Attention: Asset Finance Group – Team Managing Director

If to Standard & Poor’s:

Standard & Poor’s Rating Services

55 Water Street, 42nd Floor

New York, NY 10041-0003

Attention: ABS Surveillance Group - New Assets

E-mail: ServicerReports@standardandpoors.com

If to an Enhancement Provider or an Hedge Counterparty: At the address provided in the applicable Enhancement Agreement or the applicable Series Hedge Agreement.

(b)    The Co-Issuers or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Co-Issuers may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c)    Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(d)    Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Related Document.

(e)    If any Co-Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Servicer, the Controlling Class Representative and the Trustee at the same time.

(f)    Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g)    Notwithstanding any other provision herein, for so long as DPL is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to any Co-Issuer, or by any Co-Issuer to the Manager, shall be deemed to have been delivered to both the Co-Issuer and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or any Co-Issuer be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(g).

(h)    Notwithstanding any other provision, any notices delivered to a Class A-1 Administrative Agent shall be delivered in accordance with the terms of the applicable Variable Funding Note Purchase Agreement.

Section 14.2 Communication by Noteholders With Other Noteholders. Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 14.3 Officer’s Certificate as to Conditions Precedent. Upon any request or application by the Co-Issuers to the Controlling Class Representative, the Servicer or the Trustee to take any action under the Indenture or any other Related Document, the Co-Issuers to the extent requested by the Controlling Class Representative, the Servicer or the Trustee shall furnish to the Controlling Class Representative, the Servicer and the Trustee (a) an Officer’s Certificate of the Co-Issuers in form and substance reasonably satisfactory to the Controlling Class Representative, the Servicer or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Related Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same. Such Opinion of Counsel shall be at the expense of the Co-Issuers.

Section 14.4 Statements Required in Certificate. Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Related Document shall include:

(a)    a statement that the Person giving such certificate has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c)    a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not such condition or covenant has been complied with.

Section 14.5 Rules by the Trustee. The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.6 Benefits of Indenture. Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7 Payment on Business Day. In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be.

Section 14.8 Governing Law. THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 14.9 Successors. All agreements of each of the Co-Issuers in the Indenture, the Notes and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, no Co-Issuer may assign its obligations or rights under the Indenture or any other Related Document, except with the written consent of the Servicer. All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.10 Severability. In case any provision in the Indenture, the Notes or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11 Counterpart Originals. The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.12 Table of Contents, Headings, etc. The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13 No Bankruptcy Petition Against the Securitization Entities. Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document. In the event that any such Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.13. each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.14 Recording of Indenture. If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Co-Issuers and at their expense.

Section 14.15 Waiver of Jury Trial. EACH OF THE CO-ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16 Submission to Jurisdiction: Waivers. Each of the Co-Issuers and the Trustee hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Co-Issuers or the Trustee, as the case may be, at its address set forth in Section 14.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.16 any special, exemplary, punitive or consequential damages.

Section 14.17 Permitted Asset Dispositions; Release of Collateral. After consummation of a Permitted Asset Disposition, upon request of the Co- Issuers, the Trustee, at the written direction of the Servicer, shall execute and deliver to the Co- Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at their expense to effect or evidence the release by the Trustee of the Secured Parties’ security interest in the property disposed of in connection with such Permitted Asset Disposition.

Section 14.18 Administration of the DNAF Account

(a)    Establishment of the DNAF Account. Pursuant to Section 6.2 of the DNAF Servicing Agreement, DNAF has granted a security interest in the Serviced Funds to the Master Issuer, the Domestic Franchisor and the IP Holder, which grant shall be effective automatically upon the occurrence and continuation of a Rapid Amortization Event. In furtherance of the foregoing, upon the effectiveness of such grant, the Master Issuer, the Domestic Franchisor and the IP Holder shall assign such security interest to the Trustee for the benefit of the Secured Parties and in order to perfect such security interest granted to the Trustee, the Master Issuer, the Domestic Franchisor and the IP Holder shall (i) establish and maintain an account in the name of the Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Master Issuer, the Domestic Franchisor and the IP Holder and their assigns, which account shall be subject to an Account Control Agreement, and which shall, for the purposes of the Base Indenture and the other Related Documents, become the “DNAF Account” and (ii) immediately thereafter shall cause DNAF to transfer all Serviced Funds into such new DNAF Account.

(b)    Administration of the DNAF Account. The Co-Issuers hereby agree that all amounts held in the DNAF Account shall be used solely to provide the advertising and marketing for the benefit of the Domestic Franchisees and the owners of the Company-Owned Stores located in the Domestic Territory (the “Advertising Obligations”). The Trustee’s security interest in the DNAF Account and the funds on deposit therein shall be limited to the amount necessary to perform the Advertising Obligations and the funds subject to such security interest shall not be used for any other purpose. So long as no Manager Termination Event or DNAF Servicer Termination Event shall have occurred, the Co-Issuers shall cause DPL to direct the use of the amounts held in the DNAF Account solely to perform the Advertising Obligations pursuant to the terms of the DNAF Servicing Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Co-Issuers, the Trustee and the Securities Intermediary have caused this Amended and Restated Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

DOMINO’S MASTER ISSUER LLC, as Co-Issuer

By:
Name: Adam J. Gacek Title: Secretary

DOMINO’S PIZZA DISTRIBUTION LLC, as Co-Issuer

By:
Name: Adam J. Gacek Title: Secretary

DOMINO’S SPV CANADIAN HOLDING COMPANY INC., as Co-Issuer

By:
Name: Adam J. Gacek Title: Secretary

DOMINO’S IP HOLDER LLC, as Co-Issuer

By:
Name: Adam J. Gacek Title: Secretary

Domino’s – Amended and Restated Base Indenture

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“2007 Base Indenture” means the Base Indenture, dated as of April 16, 2007, by and among the Co-Issuers and Citibank, N.A., as trustee and as securities intermediary.

“Account Agreement” means each agreement governing the establishment and maintenance of any Concentration Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement pursuant to which the Trustee is granted the right to control deposits to and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any Lock-Box related thereto (including, without limitation, with respect to each Concentration Account, except as provided by Section 5.1(a) of the Base Indenture) provided, however, that each Account Control Agreement shall be in form and substance reasonably satisfactory to the Trustee.

“Accounting Date” means the date three (3) Business Days prior to each Quarterly Payment Date. Any reference to an Accounting Date relating to a Quarterly Payment Date means the Accounting Date occurring in the same calendar month as the Quarterly Payment Date and any reference to an Accounting Date relating to a Quarterly Collection Period means the Quarterly Collection Period most recently ended on or prior to the related Quarterly Payment Date.

“Actual Knowledge” means the actual knowledge of (i) in the case of any Securitization Entity, any manager or director (as applicable) (other than an Independent Manager or Independent Director) or officer of such Securitization Entity, (ii) in the case of the Manager, with respect to a relevant matter or event, an Authorized Officer of the Manager directly responsible for managing, the relevant asset or for administering the transactions relevant to such matter or event, (iii) with respect to the Trustee, a Trust Officer, or (iv) with respect to any other Person, any member of senior management of such Person.

“Actual Monthly Distributor Profit Amount” means, with respect to any Monthly Distributor Profit Period, the actual aggregate amount of Distributor Profit required to have been deposited in the Collection Account during such Monthly Distributor Profit Period by any Distributor, as calculated by the Manager and set forth in each applicable Monthly Distributor Profit Certificate.

“Additional Asset Holder” means any Additional Securitization Entity that, after the Closing Date, is designated as an “Additional Asset Holder” pursuant to Section 8.34 of the Base Indenture.

“Additional Class A-1 Senior Notes” means, with respect to any Series of Notes, additional Class A-1 Senior Notes issued after the Series Closing Date of such Series in accordance with Section 2.3 of the Base Indenture

“Additional Class A-1 Senior Notes Commitment Fees Shortfall Interest” has the meaning set forth in Section 5.12(e) of the Base Indenture.

“Additional Co-Issuer” means any Additional Securitization Entity that, after the Closing Date, is designated an “Additional Co-Issuer” pursuant to Section 8.34 of the Base Indenture.

“Additional Co-Issuer Charter Documents” means, collectively, with respect to any Additional Co-Issuer, the certificate of incorporation, the by-laws, the certificate of formation, the operating agreement, the memorandum of association, the articles of association and/or any such similar documents of such Additional Co-Issuer depending on the form of such entity.

“Additional Co-Issuer Operating Agreement” means, with respect to any Additional Co-Issuer, the certificate of incorporation, the operating agreement or such similar document of such Additional Co-Issuer depending on the form of such entity.

“Additional Concentration Account” has the meaning set forth in Section 5.1(a) of the Base Indenture.

“Additional Concentration Account Control Agreement” means the Account Control Agreement governing any Additional Concentration Account entered into by and among the applicable Securitization Entity, the Manager, the Trustee and the bank or other financial institution then holding such Additional Concentration Account; provided that an Additional Concentration Account Control Agreement shall not be required for any Additional Concentration Account that is located in a country outside of the United States (i) if such agreement would not be enforceable under the applicable laws of such country, as evidenced by a written notice from an Authorized Officer of the applicable Securitization Entity to the Control Party setting forth the rationale for such conclusion or (ii) if such Additional Concentration Account qualifies as an “Eligible Account” pursuant to clause (c) of the definition thereof; provided, further, that the Trustee shall have no duty or responsibility to monitor whether such Additional Concentration Account qualifies as an “Eligible Account” pursuant to clause (c) of the definition thereof.

“Additional Distribution Concentration Account” means any Additional Concentration Account designated as a “Distribution Concentration Account” pursuant to Section 5.1(a) of the Base Indenture.

“Additional Distributor” means any Additional Securitization Entity that, after the Closing Date, is designated as an “Additional Distributor” pursuant to Section 8.34 of the Base Indenture.

“Additional Franchisor” means any Additional Securitization Entity that, after the Closing Date, is designated as an Additional “Franchisor” pursuant to Section 8.34 of the Base Indenture.

“Additional IP Holder” means any Additional Securitization Entity that, after the Closing Date, is designated as an “Additional IP Holder” pursuant to Section 8.34 of the Base Indenture.

“Additional Issuance Date” means, with respect to any Class A-1 Senior Notes issued after their related Series Closing Date, the date of issuance of such Class A-1 Senior Notes.

“Additional Royalties Concentration Account” means any Additional Concentration Account designated as a “Royalties Concentration Account” pursuant to Section 5.1(a) of the Base Indenture.

“Additional Securitization Entity” means any entity that becomes a direct or indirect wholly-owned Subsidiary of the Master Issuer or any other Securitization Entity after the Closing Date in accordance with and as permitted under the Related Documents and is designated by the Co-Issuers as an “Additional Securitization Entity” pursuant to Section 8.34 of the Base Indenture.

“Additional Securitization Entity Charter Documents” means, collectively, with respect to any Additional Securitization Entity, the certificate of incorporation, the by-laws, the certificate of formation, the operating agreement and/or any such similar documents of such Additional Securitization Entity depending on the form of such entity.

“Additional Securitization Entity Operating Agreement” means, with respect to any Additional Securitization Entity, the certificate of incorporation, the operating agreement or such similar document of such Additional Securitization Entity depending on the form of such entity.

“Additional Senior Notes Interest Shortfall Interest” has the meaning set forth in Section 5.12(c) of the Base Indenture.

“Additional Senior Subordinated Notes Interest Shortfall Interest” has the meaning set forth in Section 5.12(h) of the Base Indenture.

“Additional Subordinated Notes Interest Shortfall Interest” has the meaning set forth in Section 5.12(k) of the Base Indenture.

“Additional Subsidiary Guarantor” means an Additional Securitization Entity that, after the Closing Date, is designated as an “Additional Subsidiary Guarantor” pursuant to Section 8.34 of the Base Indenture.

“Adjusted Net Cash Flow” means for any Quarterly Payment Date and the immediately preceding Quarterly Collection Period, an amount equal to the product of (a) in the case of any fiscal year of the Co-Issuers containing 52 weeks, 91 or, in the case of any fiscal year of the Co-Issuers containing 53 weeks, 92.75, multiplied by (b) the quotient of (i) the Net Cash Flow with respect to such Quarterly Payment Date divided by (ii) the actual number of days within such Quarterly Collection Period.

“Advance” means any Debt Service Advance or Collateral Protection Advance.

“Advance Interest Rate” means a rate equal to the Prime Rate plus 3% per annum.

“Advance Period” means on and after the Springing Amendments Implementation Date, the period commencing on the date that the Servicer makes an Advance and ending on the date the Servicer is reimbursed in full (from amounts other than Advances) for all outstanding Advances with interest thereon.

“Advance Suspension Period” has the meaning set forth in the Servicing Agreement.

“Advertising Fees” means any fees payable by a Domestic Franchisee pursuant to a Domestic Franchise Arrangement to be used by DNAF for advertising and marketing activities in accordance with the terms of such Franchise Arrangements including, without limitation, any fees paid by Domestic Franchisees to DNAF for advertising and marketing activities related to advertising co-operatives.

“Advertising Obligations” has the meaning set forth in Section 14.18(b) of the Base Indenture.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“After-Acquired IP Assets” means any Intellectual Property, including without limitation Future Brand IP, created, developed or acquired after the Closing Date by or on behalf of, and owned by, the IP Holder or any Additional IP Holder; provided that, for purposes of any of the Contribution and Sale Agreements, “After-Acquired IP Assets” shall have the meaning set forth on Schedule I attached hereto.

“After-Acquired Overseas IP” means any Know-How specific to the operation of Stores and Franchise Arrangements in the Overseas Countries (but not including any Patents, Copyrights or Trademarks or any Intellectual Property that is a derivation of the Domino’s IP) created, developed or acquired by or on behalf of any of the Overseas Entities after the Series 2007-1 Closing Date (but prior to the Closing Date) and owned by any of the Overseas Entities in accordance with the terms of the Overseas IP Holder Asset Sale and IP License Agreement; provided that, for purposes of any of the Contribution and Sale Agreements, “After-Acquired Overseas IP” shall have the meaning set forth on Schedule I attached hereto.

“Agent” means any Registrar or Paying Agent.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Annual Noteholders’ Tax Statement” has the meaning set forth in Section 4.2 of the Base Indenture.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Applicants” has the meaning set forth in Section 2.7(a) of the Base Indenture.

“Articles of Association” means, with respect to any corporation or unlimited company and any time, the articles of association or such similar documents of such unlimited company in effect at such time.

“Asset Disposition” means any Refranchising Asset Disposition, any Asset Resale Disposition, any Permitted Distribution Asset Disposition or any Real Estate Disposition or any other asset disposition permitted pursuant to Section 8.16 of the Base Indenture.

“Asset Disposition Proceeds” means the gross proceeds received from any Asset Disposition.

“Asset Holder” means, the Domestic Distribution Real Estate Holder, the Domestic Distribution Equipment Holder, the Master Issuer, to the extent of its holdings of Leased Domestic and Manufacturing and Distribution Centers, and any Additional Asset Holder.

“Asset Resale Disposition” means any resale, transfer or other disposition of an asset acquired by any Securitization Entity for resale to one or more Franchisees (excluding any Refranchising Asset Dispositions) for a Franchisee Promissory Note or for cash in one payment or any combination thereof.

“Assignment” means any assignment delivered in accordance with the terms of the IP Assets Contribution Agreement.

“Authorized Officer” means, as to any Person, any of the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such Person.

“Available Administrative Account Amount” means, as of any Accounting Date:

with respect to any deficiency relating to the Senior Notes Interest Account pursuant to Section 5.12(a) of the Base Indenture, the aggregate of the amounts on deposit in (a) the Class A-1 Senior Notes Commitment Fees Account, (b) the Senior Subordinated Notes Interest Account, (c) the Senior Notes Principal Payments Account, (d) the Senior Subordinated Notes Principal Payments Account, (e) the Subordinated Notes Interest Account, (f) the Subordinated Notes Principal Payments Account, (g) the Senior Notes Post-ARD Contingent Interest Account, (h) the Senior Subordinated Notes Post-ARD Contingent Interest Account and (i) the Subordinated Notes Post-ARD Contingent Interest Account as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

with respect to any deficiency relating to the Class A-1 Senior Notes Commitment Fees Account pursuant to Section 5.12(d) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(b) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

with respect to any deficiency relating to the Senior Subordinated Notes Interest Account pursuant to Section 5.12(f) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(c) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

with respect to any deficiency relating to the Senior Notes Principal Payments Account pursuant to Section 5.12(g) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(d) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

with respect to any deficiency relating to the Senior Subordinated Notes Principal Payments Account pursuant to Section 5.12(i) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(e) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

with respect to any deficiency relating to the Subordinated Notes Interest Account pursuant to Section 5.12(j) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(f) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

with respect to any deficiency relating to the Subordinated Notes Principal Payments Account pursuant to Section 5.12(l) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(g) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

with respect to any deficiency relating to the Senior Notes Post-ARD Contingent Interest Account pursuant to Section 5.12(m) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(h) and (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date; and

with respect to any deficiency relating to the Senior Subordinated Notes Post-ARD Contingent Interest Account pursuant to Section 5.12(n) of the Base Indenture, the amount on deposit in the account listed in clause (i)(i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date.

“Available Senior Notes Interest Reserve Account Amount” means, as of any date of determination, the sum of (i) the amount on deposit in the Senior Notes Interest Reserve Account and (ii) the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders, after giving effect to any withdrawals therefrom or draws with respect to the Senior Notes.

“Available Senior Subordinated Notes Interest Reserve Account Amount” means, as of any date of determination, the sum of (i) the amount on deposit in the Senior Subordinated Notes Interest Reserve Account and (ii) the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Subordinated Noteholders, after giving effect to any withdrawals therefrom or draws with respect to the Senior Subordinated Notes.

“Back-Up Management Agreement” means the Amended and Restated Back-Up Management Agreement, dated as of April 16, 2021, by and among the Co-Issuers, the Manager, the Trustee and the Back-Up Manager, as amended, supplemented or otherwise modified from time to time.

“Back-Up Manager” means FTI Consulting, Inc., a Maryland corporation, in its capacity as Back-Up Manager pursuant to the Back-Up Management Agreement, and any successor Back-Up Manager.

“Back-Up Manager Consent Consultation Fees” has the meaning set forth in the Back-Up Management Agreement.

“Back-Up Manager Fees” means all compensation and indemnification payments, if any, payable by the Co-Issuers to the Back-Up Manager under the terms of the Back-Up Management Agreement and all reasonable out-of-pocket expenses of the Back-Up Manager required to be reimbursed by the Co-Issuers pursuant to the Back-Up Management Agreement.

“Bank Account Expenses” means any fees or charges imposed on any Concentration Account, Base Indenture Account or Series Account by the bank establishing and maintaining such account.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Amended and Restated Base Indenture, dated as of March 15, 2012, by and among the Co-Issuers and the Trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements.

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties, including, without limitation, each account established pursuant to Article V of the Base Indenture and the Residual Amounts Account.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of the Base Indenture.

“Book-Entry Notes” means beneficial interests in the Notes of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes will replace Book-Entry Notes.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Ann Arbor, Michigan or New York, New York.

“Canadian Distribution Assets Sale Agreement” means the sale agreement, dated as of the Series 2007-1 Closing Date, as amended, supplemented or otherwise modified from time to time, pursuant to which the Canadian Manufacturer sells certain Distribution Assets associated with the Canadian distribution business to the Canadian Distributor.

“Canadian Distribution Concentration Account” means the account maintained in the name of the Master Issuer or the Canadian Distributor and pledged to the Trustee into which the Manager causes Product Purchase Payments and other Collections which are denominated in Canadian dollars due to the Canadian Distributor to be deposited or any successor account established for the Master Issuer or the Canadian Distributor by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Canadian Distribution Concentration Account Control Agreement” means the Account Control Agreement governing the Canadian Distribution Concentration Account entered into by and among the Master Issuer and/or the Canadian Distributor, the Manager, the Trustee and the bank or other financial institution then holding the Canadian Distribution Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the Canadian Distribution Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“Canadian Distribution U.S. Dollar Concentration Account” means the account maintained in the name of the Master Issuer or the Canadian Distributor and pledged to the Trustee into which the Manager causes funds from the Canadian Distribution Concentration Account, once converted into U.S. Dollars, to be deposited in order to pay suppliers located in the United States in U.S. Dollars or any successor account established for the Master Issuer or the Canadian Distributor by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Canadian Distribution U.S. Dollar Concentration Account Control Agreement” means the Account Control Agreement governing the Canadian Distribution U.S. Dollar Concentration Account entered into by and among the Master Issuer and/or the Canadian Distributor, the Manager, the Trustee and the bank or other financial institution then holding the Canadian Distribution U.S. Dollar Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the Canadian Distribution U.S. Dollar Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“Canadian Distributor” means Domino’s Pizza Canadian Distribution ULC, a Nova Scotia unlimited company, and its successors and assigns.

“Canadian Distributor Articles of Association” means the Articles of Association of the Canadian Distributor, filed on April 12, 2007, as amended, supplemented or otherwise modified from time to time.

“Canadian Distributor Charter Documents” means the Canadian Distributor Articles of Association and the Canadian Distributor Memorandum of Association.

“Canadian Distributor IP License Agreement” means the Canadian Distributor IP License Agreement, dated as of April 16, 2007, by and between the Canadian Distributor and the IP Holder, as may be amended, supplemented or otherwise modified from time to time.

“Canadian Distributor Memorandum of Association” means the memorandum of association of the Canadian Distributor filed on April 16, 2007, as amended, supplemented or otherwise modified from time to time.

“Canadian Holdco” means Domino’s Canadian Holding Company Inc., a Delaware corporation, and its successors and assigns.

“Canadian Manufacturer” means Domino’s Pizza NS Co., a Nova Scotia unlimited company, and its successors and assigns.

“Canadian Manufacturer Articles of Association” means the Articles of Association of the Canadian Manufacturer, filed on November 18, 1999, as amended, supplemented or otherwise modified from time to time.

“Canadian Manufacturer Charter Documents” means the Canadian Manufacturer Articles of Association and the Canadian Manufacturer Memorandum of Association.

“Canadian Manufacturer Memorandum of Association” means the memorandum of association of the Canadian Manufacturer filed on November 18, 1999, as amended, supplemented or otherwise modified from time to time.

“Canadian Manufacturer Product Purchase Agreement” means the Canadian Manufacturer Product Purchase Agreement, dated as of April 16, 2007, by and between the Canadian Manufacturer and the Canadian Distributor, as amended, supplemented or otherwise modified from time to time.

“Canadian Manufacturer Product Purchase Agreement Payment” means any payment that is due and payable by the Canadian Distributor to the Canadian Manufacturer pursuant to the Canadian Manufacturer Product Purchase Agreement.

“Canadian Taxes” means Canadian income taxes and Canadian sales taxes owed by the Canadian Distributor.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Related Documents, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Capped Class A-1 Senior Notes Administrative Expenses Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period, an amount equal to the lesser of (a) the Class A-1 Senior Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of Class A-1 Senior Notes Administrative Expenses previously paid on each preceding Weekly Allocation Date that occurred (x) in the case of a Weekly Allocation Date occurring during the annual period following the Closing Date and ending on the first anniversary thereof, since the Closing Date and (y) in the case of a Weekly Allocation Date occurring during any other annual period beginning with the annual period following the first anniversary of the Closing Date, since the most recent anniversary thereof.

“Capped Securitization Operating Expenses Amount” means, for any Weekly Allocation Date within any Quarterly Collection Period, an amount equal to the lesser of (a) the Securitization Operating Expenses that have become due and payable prior to such Weekly

Allocation Date and have not been previously paid and (b) the amount by which (i) $500,000 exceeds (ii) the aggregate amount of Securitization Operating Expenses previously paid on each preceding Weekly Allocation Date that occurred in such annual period (measured from the Closing Date to the anniversary thereof and from each anniversary thereof to the next succeeding anniversary thereof) in which such Weekly Allocation Date occurs; provided, however, that during any period that the Back-Up Manager is required to provide certain additional services pursuant to the Back-Up Management Agreement, the Control Party, acting at the direction of the Controlling Class Representative, may increase the amount in clause (b)(i) above in order to take account of any increased fees associated with the provision of such additional services; provided, further, that any Mortgage Recordation Fees will be paid at priority (v) of the Priority of Payments without regard to the Capped Securitization Operating Expenses Amount.

“Carryover Class A-1 Senior Notes Accrued Quarterly Commitment Fee Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Class A-1 Senior Notes Commitment Fees Account with respect to Class A-1 Senior Notes Quarterly Commitment Fees on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Class A-1 Senior Notes Accrued Quarterly Commitment Fee Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Interest Account with respect to Senior Notes Quarterly Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Post- ARD Contingent Interest Account with respect to Senior Notes Quarterly Post-ARD Contingent

Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Scheduled Principal Payments Amount” means, (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Principal Payments Account with respect to Senior Notes Scheduled Principal Payments on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Subordinated Notes Accrued Quarterly Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Subordinated Notes Interest Account with respect to Senior Subordinated Notes Quarterly Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Subordinated Notes Accrued Quarterly Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account with respect to Senior Subordinated Notes Quarterly Post-ARD Contingent Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means, (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Subordinated Notes Principal Payments Account with respect to Senior Subordinated Notes Scheduled Principal Payments on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Subordinated Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Weekly Allocation Date.

“Carryover Subordinated Notes Accrued Quarterly Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Subordinated Notes Interest Account with respect to Subordinated Notes Quarterly Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Subordinated Notes Accrued Quarterly Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Subordinated Notes Post-ARD Contingent Interest Account with respect to Subordinated Notes Quarterly Post-ARD Contingent Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such immediately preceding Weekly Allocation Date.

“Cash Trapping Amount” means, for any Weekly Allocation Date during a Cash Trapping Period, an amount equal to the product of (i) the applicable Cash Trapping Percentage and (ii) the amount of funds available in the Collection Account on such Weekly Allocation Date after payment of priorities (i) through (xv) of the Priority of Payments (but with respect to the first Weekly Allocation Date on or after a Cash Trapping Release Date, net of the Cash Trapping Release Amount released on such Cash Trapping Release Date).

“Cash Trapping DSCR Threshold” means a Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the DSCR, equal to 1.75x.

“Cash Trapping Event” means, as of any Quarterly Payment Date, that either (i) the Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the DSCR, determined with respect to such Quarterly Payment Date is less than the Cash Trapping DSCR Threshold or (ii) Global Retail Sales for the 13 Fiscal Periods ended on the last day of the immediately preceding Fiscal Period are less than $5,150,000,000.

“Cash Trap Optional Prepayment” means any Optional Prepayment of Senior Notes made from proceeds on deposit in the Cash Trap Reserve Account

“Cash Trapping Percentage” means, with respect to any Weekly Allocation Date during a Cash Trapping Period (i) 50%, if either (A) the Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the DSCR, determined with respect to such Quarterly Payment Date is less than the Cash Trapping DSCR Threshold but equal to or greater than 1.5x or (B) Global Retail Sales for the 13 Fiscal Periods ended on the last day of the immediately preceding Fiscal Period are less than $5,150,000,000 but greater than or equal to $4,650,000,000 and (ii) 100%, if either (A) the Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the DSCR, determined with respect to such Quarterly Payment Date is less than 1.5x or (B) Global Retail Sales for the 13 Fiscal Periods ended on the last day of the immediately preceding Fiscal Period are less than $4,650,000,000.

“Cash Trapping Period” means any period that begins on any Quarterly Payment Date on which a Cash Trapping Event occurs and ends on the first Quarterly Payment Date subsequent to the occurrence of such Cash Trapping Event on which both (i) the Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the DSCR, determined with respect to such Quarterly Payment Date is equal to or exceeds the Cash Trapping DSCR Threshold and (ii) Global Retail Sales for the 13 Fiscal Periods ended on the last day of the immediately preceding Fiscal Period are equal to or exceed $5,150,000,000.

“Cash Trapping Release Amount” means, with respect to any Quarterly Payment Date (i) on which a Cash Trapping Period is no longer continuing, the full amount on deposit in the Cash Trap Reserve Account and (ii) on which the Cash Trapping Percentage is equal to 50% and on the prior Quarterly Payment Date, the applicable Cash Trapping Percentage was equal to 100%, 50% of the aggregate amount deposited to the Cash Trap Reserve Account during the most recent period in which the applicable Cash Trapping Percentage was equal to 100%, reduced ratably for any withdrawals made from the Cash Trap Reserve Account during such period for any other purpose.

“Cash Trapping Release Date” means any Quarterly Payment Date on which amounts are released from the Cash Trap Reserve Account pursuant to Section 5.12(p) of the Base Indenture.

“Cash Trap Reserve Account” means the reserve account established and maintained by the Master Issuer, in the name of the Trustee, for the benefit of the Secured Parties, for the purpose of trapping cash upon the occurrence of a Cash Trapping Event.

“Cayman Islands Royalties Concentration Account” means the account maintained in the name of the Master Issuer or the International Franchisor and pledged to the Trustee to which the Manager causes Collections in the currency of Venezuela to be transferred from the Venezuelan Royalties Concentration Account for further transfer to the International Royalties Concentration Account as permitted by applicable law or any successor account established for the Master Issuer or the International Franchisor by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“CCR Acceptance Letter” has the meaning set forth in Section 11.1(e) of the Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Candidate” means any nominee submitted to the Trustee on a CCR Nomination pursuant to Section 11.1(b) of the Base Indenture.

“CCR Election Period” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination Period” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Re-election Event” means any of the following events: (i) an additional Series of Notes of the Controlling Class is issued, (ii) the Controlling Class changes, (iii) the Trustee receives written notice of the resignation or removal of any acting Controlling Class Representative, (iv) the Trustee receives a demand for an election for a Controlling Class Representative from a Majority of Controlling Class Members, which election will be at the expense of such Controlling Class Members (including Trustee expenses), (v) the Trustee receives written notice that an Event of Bankruptcy has occurred with respect to the acting Controlling Class Representative or (vi) there is no Controlling Class Representative and the Control Party requests an election be held (provided that the Control Party may make only two such requests per calendar year).

“CCR Voting Record Date” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“Charter Documents” means any of the Co-Issuers Charter Documents, the Franchisors Charter Documents, the Canadian Manufacturer Charter Documents, the Distributors Charter Documents, the DNAF Charter Documents, the Domestic Distribution Equipment Holder Charter Documents, the Domestic Distribution Real Estate Holder Charter Documents, the Domino’s International Charter Documents, the DPI Charter Documents, the DPL Charter Documents, the Holdco Charter Documents, the Intermediate Holdco Charter Documents, the Overseas Franchisor Charter Documents, the Overseas IP Holder Charter Documents, the PMC LLC Charter Documents, the SPV Guarantor Charter Documents, the Canadian Distributor Charter Documents and any Additional Securitization Entity Charter Documents.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Class A-1 Administrative Agent” means, with respect to any Class A-1 Senior Notes, the Person identified as the “Class A-1 Administrative Agent” in the applicable Series Supplement.

“Class A-1 Noteholder” means any Holder of Class A-1 Senior Notes of any Series.

“Class A-1 Senior Notes” means any Notes alphanumerically designated as “Class A-1” pursuant to the Series Supplement applicable to such Class of Notes.

“Class A-1 Senior Notes Accrued Quarterly Commitment Fee Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Collection Period and (2) the Class A-1 Senior Notes Aggregate Quarterly Commitment Fees for the Interest Period ending in the next succeeding Quarterly Collection Period (except with respect to the first Interest Period after the Closing Date, in which case such amount will be 0% of the Class A-1 Senior Notes Quarterly Commitment Fees for such Interest Period), (ii) the Carryover Class A-1 Senior Notes Accrued Quarterly Commitment Fee Amount for such Weekly Allocation Date and (iii) if such Weekly Allocation Date occurs on or after a Quarterly Payment Date on which amounts are withdrawn from the Class A-1 Senior Notes Commitment Fees Account pursuant to Section 5.12(d) of the Base Indenture to cover any Class A-1 Senior

Notes Commitment Fee Adjustment Amount, the amount so withdrawn (without duplication for amounts previously allocated pursuant to this clause (iii)) and (b) the amount, if any, by which (i) Class A-1 Senior Notes Aggregate Quarterly Commitment Fees for the Interest Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Class A-1 Senior Notes Commitment Fees Account on each preceding Weekly Allocation Date with respect to the Quarterly Collection Period.

“Class A-1 Senior Notes Administrative Expenses” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Senior Notes Administrative Expenses” in each applicable Series Supplement.

“Class A-1 Senior Notes Aggregate Quarterly Commitment Fees” means, for any Interest Period, with respect to all Class A-1 Senior Notes Outstanding, the aggregate amount of Class A-1 Senior Notes Quarterly Commitment Fees due and payable on all such Class A-1 Senior Notes with respect to such Interest Period.

“Class A-1 Senior Notes Amortization Event” means any event designated as a “Class A-1 Senior Notes Amortization Event” in any Series Supplement.

“Class A-1 Senior Notes Amortization Period” means, with respect to any Class A-1 Senior Notes, the period identified as the “Class A-1 Senior Notes Amortization Period” in the applicable Series Supplement.

“Class A-1 Senior Notes Commitment Fee Adjustment Amount” means, for any Class of Class A-1 Senior Notes for any Interest Period, the aggregate amount, if any, for such Interest Period that is identified as the “Commitment Fee Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Senior Notes Commitment Fees Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Class A-1 Senior Notes Commitment Fees Shortfall Amount” has the meaning set forth in Section 5.12(e) of the Base Indenture.

“Class A-1 Senior Notes Interest Adjustment Amount” means, for any Class of Class A-1 Senior Notes for any Interest Period, the aggregate amount, if any, for such Interest Period that is identified as a “Class A-1 Senior Notes Interest Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Senior Notes Maximum Principal Amount” means, with respect to all Series of Class A-1 Senior Notes Outstanding as of any date of determination, the aggregate Commitment Amounts as of such date of determination.

“Class A-1 Senior Notes Other Amounts” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Senior Notes Other Amounts” in the applicable Series Supplement.

“Class A-1 Senior Notes Quarterly Commitment Fees” means, for any Interest Period, with respect to any Class A-1 Senior Notes Outstanding, the aggregate amount of commitment fees due and payable, with respect to such Interest Period, on such Class A-1 Senior Notes that is identified as “Class A-1 Senior Notes Quarterly Commitment Fees” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such commitment fees cannot be ascertained, an estimate of such commitment fees shall be used to calculate the Class A-1 Senior Notes Quarterly Commitment Fees for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Class A-1 Senior Notes Administrative Expenses” or “Class A-1 Senior Notes Other Amounts” in any Series Supplement shall under no circumstances be deemed to constitute “Class A-1 Senior Notes Quarterly Commitment Fees.”

“Class A-1 Senior Notes Renewal Date” means, with respect to any Class A-1 Senior Notes, the date identified as the “Class A-1 Senior Notes Renewal Date” in the applicable Series Supplement.

“Class A-1 Senior Notes Voting Amount” means, with respect to any Series of Class A-1 Senior Notes, the greater of (1) the Class A-1 Senior Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (2) the Outstanding Principal Amount of Class A-1 Senior Notes for such Series.

“Class A-1 Subfacility” means any commitment to extend credit by a lender to a Class A-1 Subfacility that is identified as a “Class A-1 Subfacility” in the applicable Series Supplement, together with all extensions of credit under such commitment.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, societe anonyme.

“Closing Date” means March 15, 2012.

“Closing Date Contributed Assets” means all assets contributed under the Distribution and Contribution Agreements.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Co-Issuers” means, collectively, the Master Issuer, the Domestic Distributor, the SPV Canadian Holdco, the IP Holder and any Additional Co-Issuer.

“Co-Issuers Charter Documents” means, collectively, the Master Issuer Charter Documents, the Domestic Distributor Charter Documents, the SPV Canadian Holdco Charter Documents, the IP Holder Charter Documents and any Additional Co-Issuer Charter Documents.

“Co-Issuers Insurance Proceeds” means any amounts received upon settlement of a claim filed under any insurance policy maintained by or on behalf of the Securitization Entities in accordance with Section 8.29 of the Base Indenture.

“Co-Issuers Operating Agreements” means, collectively, the Master Issuer Operating Agreement, the Domestic Distributor Operating Agreement, the SPV Canadian Holdco Certificate of Incorporation, the IP Holder Operating Agreement and any Additional Co-Issuer Operating Agreement.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the Global G&C Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Documents” means, collectively, the Collateral Franchise Documents and the Collateral Transaction Documents.

“Collateral Franchise Documents” means, collectively, the Domestic Franchise Arrangements, the International Franchise Arrangements, the Company-Owned Stores Master License Agreement, the Third-Party License Agreements and the Distribution Agreements (other than the Product Purchase and Distribution Agreement, the PFS Product Purchase and Distribution Sub-Management Agreement and the Canadian Manufacturer Product Purchase Agreement).

“Collateral Protection Advance” means any advance for (a) payment of taxes, rent, assessments, insurance premiums and other costs and expenses necessary to protect, preserve or restore the Collateral and (b) at any time (i) prior to the Springing Amendments Implementation Date, payment of any expenses of any Securitization Entity, including Distributor Costs of Goods Sold and Distribution Center Expenses, and (ii) on and after the Springing Amendments Implementation Date, payments of any Securitization Operating Expenses (excluding (i) any indemnification obligations, (ii) business and/or asset-related operating expenses, (iii) fees and expenses of external legal counsel that are not directly related to the maintenance or preservation of the Collateral and (iv) damages, costs, or expenses relating to fraud, bad faith, willful misconduct, violations of law, bodily injury, property damage or misappropriation of funds), in each case to the extent not previously paid pursuant to a Manager Advance, in each case made by the Servicer pursuant to the Servicing Agreement in accordance with the Servicing Standard, or by the Trustee pursuant to the Indenture.

“Collateral Transaction Documents” means the Contribution and Sale Agreements, the Distribution and Contribution Agreements, the Product Purchase and Distribution Agreement, the PFS Product Purchase and Distribution Sub-Management Agreement, the Canadian Manufacturer Product Purchase Agreement, the Charter Documents of each Securitization Entity, the IP License Agreements, each Assignment, the Servicing Agreement, the Account Control Agreements, the Management Agreement and the Back-Up Management Agreement.

“Collection Account” means account no. 106498 entitled “Citibank, N.A., as Trustee for the benefit of the Secured Parties, Securities Account of Domino’s Pizza Master Issuer LLC” maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Collection Account Administrative Account Surplus” means, with respect to any Collection Account Administrative Account on any date of determination, the amount, if positive, by which (x) the amount then on deposit in such account is greater than (y) the amount that would have been required to be on deposit in such account on the most recently occurring Weekly Allocation Date after application of the Priority of Payments, assuming that sufficient Retained Collections were available on such Weekly Allocation Date to make all payments required pursuant to priorities (i) through (xxxvii) of the Priority of Payments.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Collection Date” means the date upon which the Indenture is satisfied and discharged in accordance with its terms.

“Collections” means (a) all Franchisee Payments, (b) all Company-Owned Stores License Fees, (c) all Third-Party License Fees, (d) all Product Purchase Payments, (e) all Co-Issuers Insurance Proceeds, (f) any Asset Disposition Proceeds that are required to be deposited into any Concentration Account or the Collection Account, (g) all Other Collections, (h) all Excluded Amounts, (i) any Retained Collections Contributions, (j) any Indemnification Payments and (k) any other amounts, including Investment Income, received by any Securitization Entity and deposited into any Concentration Account or the Collection Account.

“Commitment” has the meaning set forth in the applicable Series Supplement.

“Commitment Amount” has the meaning set forth in the applicable Series Supplement.

“Company Order” and “Company Request” mean a written order or request signed in the name of each of the Co-Issuers by any Authorized Officer of each such Co-Issuer and delivered to the Trustee, the Control Party or the Paying Agent.

“Company-Owned Store” means any Store owned and operated by DPL or any of its Affiliates (other than any Securitization Entity) pursuant to the Company-Owned Stores Master License Agreement.

“Company-Owned Stores Advertising Fees” means any fees payable by DPL, as the owner of Company-Owned Stores, pursuant to the Company-Owned Stores Master License Agreement, to be used by DNAF for advertising and marketing activities in accordance with the terms of the Company-Owned Stores Master License Agreement.

“Company-Owned Stores Master License Agreement” means the Company- Owned Stores Master License Agreement, dated as of April 16, 2007, by and between the IP Holder and DPL, as amended, supplemented or otherwise modified from time to time.

“Company-Owned Stores License Fees” means all license fees payable by the owner of a Company-Owned Store pursuant to the Company-Owned Stores Master License Agreement.

“Company-Owned Stores Requirements Agreement” means the Requirements and Profit Sharing Agreement, dated as of April 16, 2007, by and between the Domestic Distributor and DPL, as amended, supplemented or otherwise modified from time to time.

“Competitor” means any Person that is a direct or indirect franchisor, franchisee, owner or operator of a large regional or national quick-service restaurant concept (including a Franchisee); provided, however, that (a) a Person will not be a “Competitor” solely by virtue of its direct or indirect ownership of less than 5.0% of the Equity Interests in a “Competitor” and (b) a franchisee will only be a “Competitor” if it, or its Affiliates, directly or indirectly, owns, franchises or licenses, in the aggregate, ten or more individual locations of a particular concept; and provided, further, that a Person will not be a “Competitor” solely by virtue of its direct or indirect ownership of between 5.0% and 15% of the Equity Interests in a “Competitor” so long as (i) such Person has policies and procedures that prohibit such Person from disclosing or making available any confidential information that such Person may receive as a noteholder or prospective investor in the Notes, to individuals involved in the business of buying, selling, holding or analyzing the Equity Interests of a “Competitor” or in the business of being a franchisor, franchisee, owner or operator of a large regional or national quick service restaurant concept and (ii) such Person is a passive investor in a “Competitor” as described in Rule 13d-1(b)(1) of the Exchange Act (or would be described as a passive investor under such rule if the “Competitor” were a publicly-traded company and the securities held were publicly-traded equity securities) and is not a franchisor, franchisee, owner (other than in its capacity as a passive investor as described in Rule 13d-1(b)(1) of the Exchange Act) or operator of a large regional or national quick service restaurant concept (including a Franchisee).

“Concentration Accounts” means, collectively, the Domestic Distribution Concentration Account, the Canadian Distribution Concentration Account, the Canadian Distribution U.S. Dollar Concentration Account, the Domestic Royalties Concentration Account, the International Royalties Concentration Account, the Real Estate Holder Concentration Account, the Equipment Holder Concentration Account, the Lease Concentration Account, the Venezuelan Royalties Concentration Account, the Cayman Islands Royalties Concentration Account, the Domestic Franchising Concentration Account, the IP Holder Concentration Account, the PULSE and Technology Fees Concentration Account and any Additional Concentration Account.

“Concentration Accounts Control Agreements” means collectively the Domestic Distribution Concentration Account Control Agreement, the Canadian Distribution Concentration Account Control Agreement, the Canadian Distribution U.S. Dollar Concentration Account Control Agreement, the Domestic Royalties Concentration Account Control Agreement, the International Royalties Concentration Account Control Agreement, the Domestic Franchising Concentration Account Control Agreement, the Equipment Holder Concentration Account Control Agreement, the Real Estate Holder Concentration Account Control Agreement, the Lease Concentration Account Control Agreement, the IP Holder Concentration Account Control Agreement, the PULSE and Technology Fees Concentration Account Control Agreement and any Additional Concentration Account Control Agreement.

“Consent Recommendation” means the action recommended by the Servicer to the Controlling Class Representative in writing with respect to any Consent Request that requires the consent of the Controlling Class Representative.

“Consent Request” means any request for a waiver, amendment, consent or certain other action under the Related Documents.

“Consolidated Adjusted EBITDA” is Consolidated EBITDA further adjusted to eliminate provisions for non-cash compensation expense, (gains) losses on disposal of assets, (gains) losses on debt retirement and other adjustments (including expenses incurred in connection with the issuance of any Series of Notes, certain legal reserves, separation and related expenses, expenses related to the sale of company-owned operations and expenses related to stock option plan changes).

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period (a) plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Net Interest Expense for such period; (ii) federal, state, local and foreign income taxes payable for such period; (iii) non-cash losses from the sale of fixed assets not in the ordinary course of business and other non-cash extraordinary or non-cash nonrecurring items; (iv) non-cash stock based compensation expense for such period; (v) impairment losses on assets incurred during such period; (vi) depreciation and amortization expense for such period; and (vii) other extraordinary or nonrecurring items, and (b) minus, without duplication, to the extent added in calculating such Consolidated Net Income, gains from the sale of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items; provided, however, that items that would have been accounted for as operating leases under GAAP as in effect on the Closing Date will continue to be treated as operating leases for purposes of this definition irrespective of any change in GAAP subsequent to the Closing Date.

“Consolidated Net Income” means, with respect to any Person for any period, the net income of such Person and its Subsidiaries (whether positive or negative), determined in accordance with GAAP, for that period.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, total interest expense, whether paid or accrued (including the interest component of Capitalized Lease Obligations), of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, amortization of discount and that portion of interest obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, including all Capitalized Lease Obligations incurred by such Person, but excluding interest expense not payable in cash (including interest accruing on deferred compensation obligations) other than amortization of discount, all as determined in conformity with GAAP.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation- or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported.

“Continuing Franchise Fees” means all royalty fees, transfer fees, renewal fees, license fees and any similar fees, late fees, interest on late fees, damages for breach, indemnities and insurance recoveries, due and to become due under or in connection with a Domestic Franchise Arrangement or an International Franchise Arrangement.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Third-Party Supply Agreements” means each Pre-Securitization Third-Party Supply Agreement contributed on the Series 2007-1 Closing Date by Domino’s International to the SPV Guarantor listed on Schedule 4.1(i)(x)(1) to the Domino’s International Contribution Agreement; provided that, for purposes of any of the Contribution and Sale Agreements, “Contributed Third-Party Supply Agreements” shall have the meaning set forth on Schedule I attached hereto.

“Contribution and Sale Agreements” means, collectively, the Pre-Securitization Contribution and Sale Agreements, the Domino’s International Contribution and Sale Agreement, the SPV Guarantor Contribution Agreement and the Domestic Distribution Assets Contribution Agreement.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade, business, organization or other entity that is, along with such Person, treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

“Control Party” means, at any time, the Servicer, who will direct the Trustee to act or will act on behalf of the Trustee in connection with Consent Requests.

“Controlling Class” means the most senior Class of Notes then outstanding among all Series; provided that, as of the Closing Date, the “Controlling Class” will be the Senior Notes.

“Controlling Class Member” means, with respect to a Book-Entry Note of the Controlling Class, a Note Owner of such Note, and with respect to a Definitive Note of the Controlling Class, a Noteholder of such Definitive Note (excluding, in each case, any Co-Issuer or Affiliate thereof).

“Controlling Class Representative” means, at any time during which one or more Series of Notes is outstanding, the representative, if any, that has been elected pursuant to Section 11.1 of the Base Indenture by the Majority of Controlling Class Members; provided that, if no Controlling Class Representative has been elected or if the Controlling Class Representative does not respond to a Consent Request within the time period specified in Section 11.4 of the Base Indenture, the Control Party will be entitled to exercise the rights of the Controlling Class Representative with respect to such Consent Request other than with respect to Servicer Termination Events.

“Copyrights” means all United States and non-U.S. copyrights, copyrightable works and mask works and industrial designs and design registrations, whether registered or unregistered, and pending applications to register the same.

“Corporate Trust Office” means (i) for note transfer purposes and for purposes of presentment and surrender of the Notes for the final distributions thereon, 111 Wall Street, 15th Floor, New York, New York 10005, Attention: Window and (ii) for all other purposes, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services — Domino’s Pizza or at such other addresses as the Trustee may designate from time to time by notice to the Noteholders and the Co-Issuers.

“CP Rate” has the meaning specified in the applicable Series Supplement.

“CTOP Payment Priority” means, with respect to Cash Trap Optional Prepayments, the application or allocation of funds in the Cash Trap Reserve Account, based solely on the information provided to the Trustee by the Master Issuer, in the following order of priority: (a) if a Class A-1 Senior Notes Amortization Event has occurred and is continuing, to make an allocation to the Senior Notes Principal Payments Account, in the amount necessary to prepay and permanently reduce the Commitments under all Class A-1 Senior Notes affected by such Class A-1 Senior Notes Amortization Event on a pro rata basis based on Commitment Amounts; then (b) to make an allocation to the Senior Notes Principal Payments Account, in the amount necessary to prepay all Senior Notes of all Series other than Class A-1 Senior Notes on a pro rata basis based on principal outstanding; then (c) provided clause (a) does not apply, to make an allocation to the Senior Notes Principal Payments Account, in the amount necessary to prepay and permanently reduce the Commitments under all Class A-1 Senior Notes of all Series on a pro rata basis based on their respective Commitment Amounts; and then (d), to make an allocation to the Senior Subordinated Notes Principal Payments Account, in the amount necessary to prepay all other Classes of Notes sequentially in alphabetical order on a pro rata basis based on principal outstanding across the Classes of all Series with the same alphabetical designation.

“Debt Service” means, (i) prior to the Springing Amendments Implementation Date, with respect to any Quarterly Payment Date, the sum of (a) the aggregate amount of commitment fees and letter of credit fees with respect to any Class A-1 Senior Notes and accrued interest on each Series of Senior Notes and Senior Subordinated Notes Outstanding due and payable on such Quarterly Payment Date (other than any interest or fees included in the definitions of “Senior Notes Quarterly Post-ARD Contingent Interest,” “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest,” “Class A-1 Senior Notes Administrative Expenses” or “Class A-1 Senior Notes Other Amounts”) plus (b) with respect to any Class of Senior Notes and Senior Subordinated Notes Outstanding, the aggregate amount of Scheduled Principal Payments that would be due and payable on such Quarterly Payment Date after giving effect to any optional prepayment of principal of such Notes or any repurchase and cancellation of such Notes, but without giving effect to any reductions available due to satisfaction of the Series Non-Amortization Test or any amounts payable in respect of any Senior Notes Scheduled Principal Catch-Up Amounts or Senior Subordinated Notes Scheduled Principal Catch-Up Amounts on such Quarterly Payment Date; provided, that solely in calculating the Quarterly DSCR, to determine whether a Manager Termination Event or an Event of Default has occurred, clause (b) will not apply; and (ii) on and after the Springing Amendments Implementation Date, with respect to any Quarterly Collection Period, the sum of (a) the aggregate amount of commitment fees and letter of credit fees with respect to any Class A-1 Senior Notes and accrued interest on each Series of Senior Notes and Senior Subordinated Notes Outstanding due and payable on the immediately following Quarterly Payment Date (other than any interest or fees included in the definitions of “Senior Notes Quarterly Post-ARD Contingent Interest,” “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest,” “Class A-1 Senior Notes Administrative Expenses” or “Class A-1 Senior Notes Other Amounts”) plus (b) with respect to any Class of Senior Notes and Senior Subordinated Notes Outstanding, the aggregate amount of Scheduled Principal Payments that would be due and payable on such Quarterly Payment Date after giving effect to (A) payments of Indemnification Amounts, Asset Disposition Proceeds or Insurance/Condemnation Proceeds, (B) any optional prepayment of principal of such Notes or (C) any repurchase and cancellation of such Notes, but without giving effect to any reductions available due to satisfaction of the Series Non-Amortization Test or any amounts payable in respect of any Senior Notes Scheduled Principal Catch-Up Amounts or Senior Subordinated Notes Scheduled Principal Catch-Up Amounts on such Quarterly Payment Date; provided, that solely in calculating the DSCR to determine whether a Manager Termination Event or an Event of Default has occurred, clause (b) will not apply.

“Debt Service Advance” means an advance made by the Servicer or the Trustee, as applicable, in respect of the Senior Notes Interest Shortfall Amount on any Quarterly Payment Date.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate” has the meaning set forth in the applicable Series Supplement.

“Defeased Series” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository Agreement” means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Co-Issuers, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Distribution Agreements” means, collectively, all Product Purchase Agreements, all Third-Party Supply Agreements and all Requirements Agreements (together with any Franchisee Promissory Notes issued in respect of the purchase or sale of Products).

“Distribution and Contribution Agreements” means the Overseas Distribution and Contribution Agreements and the Domestic Manufacturing and Distribution Centers Distribution and Contribution Agreements.

“Distribution Assets” means any asset used by any Distributor in connection with its distribution business, including, without limitation, the real estate owned by the Domestic Distribution Real Estate Holder, the equipment owned or leased by the Domestic Distribution Equipment Holder, real estate leased pursuant to the leases with respect to the Leased Domestic Manufacturing and Distribution Centers and the Distribution Agreements.

“Distribution Center Expenses” means real estate taxes, lease payments or other expenses with respect to Distribution Assets owned or leased by the Master Issuer or any other Securitization Entity.

“Distribution Concentration Accounts” means, collectively, the Domestic Distribution Concentration Account, the Canadian Distribution Concentration Account, the Canadian Distribution U.S. Dollar Concentration Account and any Additional Distribution Concentration Account.

“Distribution Operating Expenses” means all operating expenses related to the Distribution Services for which the Manager or the Canadian Manufacturer is entitled to be reimbursed or paid in accordance with the Management Agreement and that have not been previously reimbursed or paid.

“Distribution Services” has the meaning set forth in the Management Agreement.

“Distributor Costs of Goods Sold” means, with respect to any Weekly Collection Period, any costs of goods sold actually paid by any Distributor during such Weekly Collection Period.

“Distributor Franchisee Rebates” means, with respect to any Weekly Collection Period, any rebates actually paid by any Distributor to a Domestic Franchisee, an International Franchisee or DPL, as the owner of Company-Owned Stores, pursuant to a Requirements Agreement or the Company-Owned Stores Requirements Agreement, as the case may be, during such Weekly Collection Period.

“Distributors” means, collectively, the Domestic Distributor, the Canadian Distributor and any Additional Distributor.

“Distributors Charter Documents” means, collectively, the Domestic Distributor Charter Documents, the Canadian Distributor Charter Documents and any Additional Distributor Charter Documents.

“Distributors Operating Agreements” means, collectively, the Domestic Distributor Operating Agreement, the Canadian Distributor Articles of Association and any Additional Distributor Operating Agreements.

“Distributor Profit” means, with respect to any Monthly Distributor Profit Period, all Consolidated EBITDA of any Distributor for such Monthly Distributor Profit Period minus, in the case of the Canadian Distributor, any Canadian Taxes incurred during such Monthly Distributor Profit Period.

“DNAF” means Domino’s National Advertising Fund Inc., a Michigan not-for-profit corporation, and its successors and assigns.

“DNAF Account” means account no. 328583 entitled “Marketing Concentration Account” maintained at JPMorgan Chase in the name of DNAF for the benefit of the Domestic Franchisees and DPL, as the owner of Company-Owned Stores, into which the Manager causes Advertising Fees and Company-Owned Stores Advertising Fees to be deposited or any successor account established by the Manager at a Qualified Institution for such purpose pursuant to the Management Agreement.

“DNAF By-Laws” means the by-laws of DNAF, as amended, supplemented or otherwise modified from time to time.

“DNAF Certificate of Incorporation” means the articles of incorporation of DNAF, filed with the Secretary of State of Michigan on December 21, 2001, as amended, supplemented or otherwise modified from time to time.

“DNAF Charter Documents” means the DNAF Certificate of Incorporation and the DNAF By-Laws.

“DNAF IP License Agreement” means the DNAF IP License Agreement, dated as of April 16, 2007, by and among DNAF and PMC Inc. and subsequently assumed from PMC LLC by the IP Holder pursuant to the IP Assets Contribution Agreement, as amended, supplemented or otherwise modified from time to time.

“DNAF Servicer Termination Event” will have the meaning set forth in the DNAF Servicing Agreement.

“DNAF Servicing Agreement” means the DNAF Servicing Agreement, dated as of April 16, 2007, by and between DPL and DNAF, as amended, supplemented or otherwise modified from time to time.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“Domestic Distribution Agreements” means, collectively, all Product Purchase Agreements, all Third-Party Supply Agreements and all Requirements Agreements (together with any Franchisee Promissory Notes issued in respect of the purchase or sale of the Products) used in connection with the Domestic Manufacturing and Distribution Centers and Domino’s domestic supply chain segment.

“Domestic Distribution Asset” means a Distribution Asset used in connection with the Domestic Manufacturing and Distribution Centers and domestic supply chain segment.

“Domestic Distribution Assets Contribution Agreement” means the Domestic Distribution Assets Contribution Agreement, dated as of April 16, 2007, by and between the Master Issuer and the Domestic Distributor, as amended, supplemented or otherwise modified from time to time.

“Domestic Distribution Concentration Account” means the account maintained in the name of the Master Issuer or the Domestic Distributor and pledged to the Trustee into which the Manager causes Product Purchase Payments and other Collections due to any Distributor to be deposited or any successor account established for the Master Issuer or the Domestic Distributor by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Domestic Distribution Concentration Account Control Agreement” means the Account Control Agreement governing the Domestic Distribution Concentration Account entered into by and among the Master Issuer and/or the Domestic Distributor, the Manager, the Trustee and the bank or other financial institution then holding the Domestic Distribution Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the Domestic Distribution Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“Domestic Distribution Contribution Agreements” means the PFS Contribution Agreement, the DPL Domestic Distribution and Overseas IP Holder Contribution Agreement and the Domino’s International Domestic Distribution and Overseas IP Holder Contribution Agreement.

“Domestic Distribution Equipment Holder” means Domino’s EQ LLC, a Delaware limited liability company, and its successors and assigns.

“Domestic Distribution Equipment Holder Certificate of Formation” means the certificate of formation of the Domestic Distribution Equipment Holder, dated as of August 3, 2011, as amended, supplemented or otherwise modified from time to time.

“Domestic Distribution Equipment Holder Charter Documents” means the Domestic Distribution Equipment Holder Certificate of Formation and the Domestic Distribution Equipment Holder Operating Agreement.

“Domestic Distribution Equipment Holder Operating Agreement” means the Limited Liability Company Agreement of the Domestic Distribution Equipment Holder, dated as of August 9, 2011, as further amended, supplemented or otherwise modified from time to time.

“Domestic Distribution Real Estate Holder” means Domino’s RE LLC, a Delaware limited liability company, and its successors and assigns.

“Domestic Distribution Real Estate Holder Certificate of Formation” means the certificate of formation of the Domestic Distribution Real Estate Holder, dated as of August 3, 2011, as amended, supplemented or otherwise modified from time to time.

“Domestic Distribution Real Estate Holder Charter Documents” means the Domestic Distribution Real Estate Holder Certificate of Formation and the Domestic Distribution Real Estate Holder Operating Agreement.

“Domestic Distribution Real Estate Holder Operating Agreement” means the Limited Liability Company Agreement of the Domestic Distribution Real Estate Holder, dated as of August 9, 2011, as further amended, supplemented or otherwise modified from time to time.

“Domestic Distributor” means Domino’s Pizza Distribution LLC, a Delaware limited liability company, and its successors and assigns.

“Domestic Distributor Certificate of Formation” means the certificate of formation of the Domestic Distributor, dated as of March 2, 2007, as amended, supplemented or otherwise modified from time to time.

“Domestic Distributor Charter Documents” means the Domestic Distributor Certificate of Formation and the Domestic Distributor Operating Agreement.

“Domestic Distributor IP License Agreement” means the Domestic Distributor IP License Agreement, dated as of April 16, 2007, by and between the Domestic Distributor and the IP Holder, as amended, supplemented or otherwise modified from time to time.

“Domestic Distributor Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Domestic Distributor, dated as of March 15, 2012, as further amended, supplemented or otherwise modified from time to time.

“Domestic Franchise Arrangements” means, depending on the context in which it is used, the Pre-Securitization Domestic Franchise Arrangements and the Post-Securitization Domestic Franchise Arrangements or the rights and obligations of the applicable franchisor under each such agreement; provided that, for purposes of any of the Contribution and Sale Agreements, “Domestic Franchise Arrangements” shall have the meaning set forth on Schedule I attached hereto.

“Domestic Franchisee” means any Franchisee who is a party to a Domestic Franchise Arrangement.

“Domestic Franchising Concentration Account” means the account maintained in the name of the Master Issuer or the Domestic Franchisor and pledged to the Trustee in which funds are held sufficient to qualify (together with other assets of the Domestic Franchisor and its Subsidiaries) for the Large Franchisor Exemption, or any successor account established for the Master Issuer or the Domestic Franchisor by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Domestic Franchising Concentration Account Control Agreement” means the Account Control Agreement governing the Domestic Franchising Concentration Account entered into by and among the Master Issuer and/or the Domestic Franchisor, the Manager, the Trustee and the bank or other financial institution then holding the Domestic Franchising Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the Domestic Franchising Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“Domestic Franchisor” means Domino’s Pizza Franchising LLC, a Delaware limited liability company, and its successors and assigns.

“Domestic Franchisor Certificate of Formation” means the certificate of formation of the Domestic Franchisor, dated as of March 2, 2007, as amended by the Certificate of Amendment to Certificate of Formation, dated as of March 13, 2007, as amended, supplemented or otherwise modified from time to time.

“Domestic Franchisor Charter Documents” means the Domestic Franchisor Certificate of Formation and the Domestic Franchisor Operating Agreement.

“Domestic Franchisor IP License Agreement” means the Domestic Franchisor IP License Agreement dated as of April 16, 2007, by and between the Domestic Franchisor and the IP Holder, as amended, supplemented or otherwise modified from time to time.

“Domestic Franchisor Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Domestic Franchisor, dated as of March 15, 2012, as further amended, supplemented or otherwise modified from time to time.

“Domestic Manufacturing and Distribution Centers” means the Manufacturing and Distribution Centers located in the United States.

“Domestic Manufacturing and Distribution Centers Distribution and Contribution Agreements” means the PFS Contribution Agreement, the PFS Distribution Agreement, the DPL Domestic Distribution and Overseas IP Holder Contribution Agreement, the Domino’s International Domestic Distribution and Overseas IP Holder Contribution Agreement, the SPV Guarantor Domestic Distribution and Overseas IP Holder Contribution Agreement and the Master Issuer Domestic Distribution Contribution Agreements.

“Domestic Product Purchase Agreement Payments” means the aggregate of any payments due and payable by the Domestic Distributor to the Master Issuer, the Domestic Distribution Real Estate Holder or the Domestic Distribution Equipment Holder pursuant to the Product Purchase and Distribution Agreement.

“Domestic Royalties Concentration Account” means the account maintained in the name of the Master Issuer and pledged to the Trustee into which the Manager causes Collections to be deposited or any successor account established for the Master Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Domestic Royalties Concentration Account Control Agreement” means the Account Control Agreement governing the Domestic Royalties Concentration Account entered into by and among the Master Issuer, the Manager, the Trustee and the bank or other financial institution then holding the Domestic Royalties Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the Domestic Royalties Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“Domestic Territory” means the contiguous United States, plus Alaska, Hawaii, Puerto Rico, Guam and the U.S. Virgin Islands.

“Domino’s Brand” means the worldwide brand symbolized by the name and mark Domino’s® and all existing variations thereof.

“Domino’s Entity” means Holdco and each of its direct and indirect Subsidiaries, now existing or hereafter created, including, without limitation, Intermediate Holdco, DPL, DNAF, Domino’s International, the Canadian Holdco, the Canadian Manufacturer, PMC LLC, PFS and the Securitization Entities.

“Domino’s International” means Domino’s Pizza International LLC, a Delaware limited liability company, as successor by merger to DPI, and its successors and assigns.

“Domino’s International Certificate of Formation” means the certificate of formation of Domino’s International, dated as of March 5, 2007, as amended, supplemented or otherwise modified from time to time.

“Domino’s International Charter Documents” means the Domino’s International Certificate of Formation and the Domino’s International Operating Agreement.

“Domino’s International Contribution and Sale Agreement” means the Domino’s International Contribution and Sale Agreement, dated as of the Series 2007-1 Closing Date, by and among Domino’s International, DPL, the IP Holder, the International Franchisor and the SPV Guarantor, as amended, supplemented or otherwise modified from time to time.

“Domino’s International Domestic Distribution and Overseas IP Holder Contribution Agreement” means the contribution agreement, dated as of the Closing Date, by and between

Domino’s International and SPV Guarantor pursuant to which Domino’s International will contribute Equity Interests in the Domestic Distribution Real Estate Holder, the Domestic Distribution Equipment Holder and Overseas IP Holder LLC and leases of the Leased Domestic Manufacturing and Distribution Centers to SPV Guarantor.

“Domino’s International Operating Agreement” means the Limited Liability Company Agreement of Domino’s International, dated as of March 5, 2007, as further amended, supplemented or otherwise modified from time to time.

“Domino’s IP” means all of the right, title and interest of the IP Holder and any Additional IP Holder in and to the Domino’s Brand and any Future Brand and all Intellectual Property used in connection with the sale or offering for sale of goods or services under the Domino’s Brand and any Future Brand including, without limitation, all After-Acquired IP Assets and the right to bring an action at law or in equity for any infringement, dilution, or violation of, and to collect all damages, settlement and proceeds relating to, any of the foregoing and, on and after the Closing Date, the After-Acquired Overseas IP; provided, however, that the Domino’s IP will not include any third-party owned Intellectual Property except (x) as included in the Domino’s IP as of the Closing Date and (y) as included in any After-Acquired IP Assets; provided that, for purposes of any of the Contribution and Sale Agreements, “Domino’s IP” shall have the meaning set forth on Schedule I attached hereto.

“DPI” means Domino’s Pizza International, Inc., a Delaware corporation, and its successors and assigns.

“DPI By-Laws” means the by-laws of DPI, as amended, supplemented or otherwise modified from time to time.

“DPI Certificate of Incorporation” means the certificate of incorporation of DPI, filed with the Secretary of State of Delaware on September 2, 1982, as amended, supplemented or otherwise modified from time to time.

“DPI Charter Documents” means the DPI Certificate of Incorporation and the DPI By-Laws.

“DPL” means Domino’s Pizza LLC, a Michigan limited liability company, and its successors and assigns.

“DPL Certificate of Formation” means the certificate of formation of DPL, dated as of October 27, 1999, as amended, supplemented or otherwise modified from time to time.

“DPL Charter Documents” means the DPL Certificate of Formation and the DPL Operating Agreement.

“DPL Contribution and Sale Agreement” means the DPL Contribution and Sale Agreement, dated as of the Series 2007-1 Closing Date, by and among DPL, the IP Holder and Domino’s International, as amended, supplemented or otherwise modified from time to time.

“DPL Domestic Distribution and Overseas IP Holder Contribution Agreement” means the contribution agreement, dated as of the Closing Date, by and among DPL and each of the Domestic Distribution Equipment Holder, the Domestic Distribution Real Estate Holder and Domino’s International.

“DPL IP License Agreement” means the DPL IP License Agreement, dated as of April 16, 2007, by and among Holdco, Intermediate Holdco, DPL and PMC Inc., and subsequently assumed from PMC LLC by the IP Holder pursuant to the IP Assets Contribution Agreement, as amended, supplemented or otherwise modified from time to time.

“DPL Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of DPL, dated as of October 27, 1999, as amended, supplemented or otherwise modified from time to time.

“DSCR” means, as of any Quarterly Payment Date on and after Springing Amendments Implementation Date, the ratio (without rounding) of (a) an amount equal to the Adjusted Net Cash Flow over the four (4) Quarterly Collection Periods immediately preceding such Quarterly Payment Date, to (b) an amount equal to Debt Service with respect to such four (4) Quarterly Collection Periods.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution, (b) a separately identifiable deposit or securities account established at a Qualified Institution or (c) where (i) the amount of deposits into such account or withdrawals from such account does not exceed $3,000,000 per year, (ii) such account is held at an institution outside of the United States and Canada in order to comply with applicable foreign law and (iii) the total amount of deposits into or withdrawals from all such accounts (x) held at institutions outside of the United States and Canada in order to comply with applicable foreign law and (y) not subject to Account Control Agreements does not exceed $10,000,000 per year, a separately identifiable bank or investment account established at an institution permitted by applicable foreign law to hold such funds.

“Eligible Third-Party Candidate” means an established enterprise in the business of providing credit support, governance or other advisory services to holders of notes similar to the Notes issued by the Co-Issuers that is (i) not a Franchisee, (ii) not a Competitor and (iii) not formed solely to act as the Controlling Class Representative.

“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement entered into by the Co-Issuers in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of the Base Indenture.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement.

“Environmental Law” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, agreements or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Remediation Expenses Amount” means the actual amount that any Securitization Entity or the Manager, on such Securitization Entity’s behalf, is required to pay within 30 days following any date of determination, for goods or services (including but not limited to reasonable fees and expenses of environmental professionals and legal counsel but excluding any amount payable to any Affiliate) contracted for in connection with conducting any environmental remediation procedures with respect to any environmental condition requiring remediation, as set forth in the Quarterly Noteholders’ Statement.

“Equipment Holder Concentration Account” means the account maintained in the name of the Master Issuer or the Domestic Distribution Equipment Holder and pledged to the Trustee, which will be used to maintain funds for the purpose of paying property taxes on, and other expenses relating to, equipment, or any successor account established for the Master Issuer or the Domestic Distribution Equipment Holder by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Equipment Holder Concentration Account Control Agreement” means the Account Control Agreement governing the Equipment Holder Concentration Account entered into by and among the Master Issuer and/or the Domestic Distribution Equipment Holder, the Manager, the Trustee and the bank or other financial institution then holding the Equipment Holder Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the Equipment Holder Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“Equipment Holder Concentration Account Minimum Balance” means $100,000, or such higher amount as may be established by the Manager from time to time in its sole discretion by notice to the Servicer, the Control Party and the Back-Up Manager.

“Equity Interests” means (a) any ownership, management or membership interests in any limited liability company or unlimited company, (b) any general or limited partnership interest in any partnership, (c) any common, preferred or other stock interest in any corporation, (d) any share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) any ownership or beneficial interest in any trust or (f) any option, warrant or other right to convert into or otherwise receive any of the foregoing.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Estimated Weekly Distributor Profit Amount” means, with respect to any Weekly Collection Period, the aggregate amount of Distributor Profit payable during such Weekly Collection Period, as estimated by the Manager and set forth in each applicable Weekly Manager’s Certificate.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Eurodollar Rate” means with respect to any portion of a Class A-1 Senior Note funded by its holder based on LIBOR in accordance with the terms of the applicable Variable Funding Note Purchase Agreement, as determined in accordance with the applicable Variable Funding Note Purchase Agreement, a rate per annum equal to the sum of (A) the quotient (expressed as a percentage and rounded upwards, if necessary, to the nearest 1/100 of 1%) obtained by dividing (i) applicable LIBOR by (ii) 100% minus the applicable LIBOR Reserve Percentage, if any plus (B) any spread, as specified in the applicable Variable Funding Note Purchase Agreement.

“Event of Bankruptcy” will be deemed to have occurred with respect to a Person if:

a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

such Person commences a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

the board of directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of the Base Indenture.

“Excess Class A-1 Senior Notes Administrative Expenses Amount” means, for each Weekly Allocation Date, an amount equal to the amount by which (a) the Class A-1 Senior Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid exceed (b) the Capped Class A-1 Senior Notes Administrative Expenses Amount for such Weekly Allocation Date.

“Excess Securitization Operating Expenses Amount” means, for each Weekly Allocation Date, an amount equal to the amount by which (a) the Securitization Operating Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid exceed (b) the Capped Securitization Operating Expense Amount for such Weekly Allocation Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means, collectively, any Advertising Fees, any Company- Owned Stores Advertising Fees, any Distributor Costs of Goods Sold, any Distribution Operating Expenses, any Distributor Franchisee Rebates, Third-Party Matching Expenses, Distribution Center Expenses, withholding Taxes, Canadian Taxes, IP Registration and Enforcement Fees and any other amounts deposited into any Concentration Account that are not required to be deposited into the Collection Account pursuant to Section 5.10 of the Base Indenture.

“Excluded Countries” has the meaning set forth in Annex A to the 2007 Base Indenture.

“Excluded Domestic Distribution Leasehold Assets” means (a) the Leased Domestic Manufacturing and Distribution Centers and (b) the leasehold assets of a Securitization Entity which have a Non-Securitization Entity as a co-obligor on such lease.

“Excluded Property” means (i) any lease, license, intellectual property rights, contract property rights or agreement to which any Co-Issuer is a party (or to any of its rights or interests thereunder) to the extent the grant of a security interest in the foregoing would (A) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Co-Issuer therein, (B) constitute or result in a breach or termination pursuant to the terms thereof, or as a matter of law, or a default under, any such lease, license, contract, property rights or agreement, or (C) require the consent of any third party that the applicable Co-Issuer has not obtained after using commercially reasonable efforts, in each case except to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, (ii) the Excluded Domestic Distribution Leasehold Assets and (iii) Trademark applications filed in the PTO on the basis of a Co-Issuer’s intent to use such mark unless and until evidence of use is filed with the PTO.

“Existing Canadian Requirements Agreements” has the meaning set forth on Schedule I attached hereto.

“Existing Canadian Third-Party Supply Agreements” has the meaning set forth on Schedule I attached hereto.

“Existing Domestic Distribution Agreements” has the meaning set forth on Schedule I attached hereto.

“Existing Domestic Franchise Arrangements” has the meaning set forth on Schedule I attached hereto.

“Existing Franchise Arrangements” has the meaning set forth on Schedule I attached hereto.

“Existing International Franchise Agreement” has the meaning set forth on Schedule I attached hereto.

“Existing International Franchise Arrangements” has the meaning set forth on Schedule I attached hereto.

“Existing International Master Franchise Agreement” has the meaning set forth on Schedule I attached hereto.

“Existing Overseas Franchise Agreement” has the meaning set forth on Schedule I attached hereto.

“Existing Overseas Franchise Arrangements” means all master franchise agreements, store franchise agreements, area development agreements and similar agreements related to Franchised Stores operated or under development as of the Closing Date in the Overseas Countries or the rights and obligations of the Overseas Franchisor under each such agreement; provided that, for purposes of any of the Contribution and Sale Agreements, “Existing Overseas Franchise Arrangements” shall have the meaning set forth on Schedule I attached hereto.

“Existing Overseas Master Franchise Agreement” has the meaning set forth on Schedule I attached hereto.

“Existing Requirements Agreements” has the meaning set forth on Schedule I attached hereto.

“Existing Third-Party License Agreements” has the meaning set forth on Schedule I attached hereto.

“Existing Third-Party Supply Agreements” has the meaning set forth on Schedule I attached hereto.

“Extension Period” means, with respect to any Series or any Class of any Series of Notes, the period from the Series Anticipated Repayment Date (or any previously extended Series Adjusted Repayment Date) with respect to such Series or Class to the Series Adjusted Repayment Date with respect to such Series or Class as extended in connection with the provisions of the applicable Series Supplement.

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

“Fee Letter” means each VFN Fee Letter.

“Final Series Anticipated Repayment Date” means the Series Anticipated Repayment Date with respect the last Series of Notes Outstanding.

“Final Series Legal Final Maturity Date” means the Series Legal Final Maturity Date with respect the last Series of Notes Outstanding.

“Financial Assets” has the meaning set forth in Section 5.8(b) of the Base Indenture.

“Fiscal Period” means each 28-day (or 35-day) fiscal period of the Securitization Entities.

“Fiscal Quarter Percentage” means, with respect to any Quarterly Collection Period containing 12 weeks, 10% and, with respect to any Quarterly Collection Period containing 16 or 17 weeks, 8%.

“Former Transferors” means, collectively, Holdco, Intermediate Holdco, DPL, Domino’s International, PMC LLC, the Canadian Manufacturer, PFS, the Overseas IP Holder and the Overseas Franchisor.

“Franchise Arrangements” means, collectively, all Domestic Franchise Arrangements and all International Franchise Arrangements.

“Franchised Store” means any Store that is not a Company-Owned Store.

“Franchisee” means a Person identified as “franchisee”, “developer”, “licensee” or “master franchisee” or any similar term identifying a party that is licensing rights in or to the Domino’s Brand or a Future Brand under a license agreement, master franchise agreement, franchise agreement, area development agreement or any similar agreement or arrangement with a “franchisor.” For the avoidance of doubt, any Domino’s Entity that owns and operates a Company-Owned Store pursuant to the Company-Owned Stores Master License Agreement will not be deemed to be a Franchisee.

“Franchisee Insurance Policy” means any insurance policy or policies maintained by a Domestic Franchisee or an International Franchisee, in accordance with the requirements of its Domestic Franchise Arrangement or International Franchise Arrangement, as the case may be.

“Franchisee Insurance Proceeds” means any amounts actually received by DPL, DPI, the Master Issuer, the Domestic Franchisor or the International Franchiser, as additional insured or loss payee, upon settlement of a claim filed under a Franchisee Insurance Policy, net of direct fees, out-of-pocket costs (exclusive of overhead) and disbursements incurred in connection with the collection thereof.

“Franchisee Payments” means, collectively, all amounts paid by or on behalf of Domestic Franchisees and International Franchisees to the Domestic Franchisor or the International Franchisor under or in connection with the Domestic Franchise Arrangements and the International Franchise Arrangements that are Continuing Franchise Fees, Initial Franchise Fees, Other Franchise Fees, PULSE Maintenance Fees, PULSE License Fees, Technology Fees or Franchisee Insurance Proceeds and any other amounts payable in respect of such Franchise Arrangements by or on behalf of any such Franchisee that are not Excluded Amounts.

“Franchisee Promissory Notes” means, collectively, all promissory notes, chattel paper or other instruments issued by a Domestic Franchisee or an International Franchisee to any Securitization Entity evidencing amounts owing in connection with any Domestic Franchise Arrangement, any International Franchise Arrangement or any Asset Disposition, as the case may be.

“Franchisors” means, collectively, the Domestic Franchisor, the International Franchisor and any Additional Franchisor.

“Franchisors Charter Documents” means, collectively, the Domestic Franchisor Charter Documents, the International Franchisor Charter Documents and any Additional Franchisor Charter Documents.

“Franchisors Operating Agreements” means, collectively, the Domestic Franchisor Operating Agreement, the International Franchisor Certificate of Incorporation and any Additional Franchisor Operating Agreements.

“Free Cash Flow” means, with respect to any Securitization Entity as of any date of determination, all available cash on hand of such Securitization Entity as of such date minus (a) (a) if applicable, any amount necessary or desirable for such Securitization Entity to seek to obtain and/or maintain franchise licenses and franchise registration exemptions and (b) any amount that the board of directors or board of managers, as the case may be, of such Securitization Entity reasonably determines is necessary or desirable for such Securitization Entity to operate its business or meet its obligations.

“Future Brand” means any brand other than the Domino’s Brand under which any Domino’s Entity first sells or offers for sale any goods or services, or otherwise conducts business in the Domestic Territory or the International Territory on or after the Closing Date; provided that, for purposes of any of the Contribution and Sale Agreements, “Future Brand” shall have the meaning set forth on Schedule I attached hereto.

“Future Brand Assets” means all Future Brand IP used solely in connection with the related Future Brand and any other assets and liabilities of a similar type and nature.

“Future Brand IP” means all Intellectual Property rights of any kind in a Future Brand or used in connection with any Future Brand, including, without limitation, the right to bring an action at law or in equity for any infringement, dilution, or violation of, and to collect all damages, settlement and proceeds relating to, any of the foregoing.

“GAAP” means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

“Global G&C Agreement” means the Amended and Restated Guarantee & Collateral Agreement, dated as of March 15, 2012, by and among the Guarantors and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Global Retail Sales” means, collectively, Gross Sales for all Stores throughout the world.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

“Gross Royalty Stream” means on any date, with respect to any country, the gross amount of Continuing Franchise Fees or Company-Owned Stores License Fees from a Franchisee or, DPL as the owner of Company-Owned Stores, collected in respect of any Stores in such country during the preceding four Quarterly Collection Periods.

“Gross Sales” means the total received from all sales by a Store of all pizza, beverages and other authorized products or services, but excluding sales or equivalent taxes, coupons and similar discounts.

“Guarantors” means, collectively, the SPV Guarantor and the Subsidiary Guarantors.

“Hedge Counterparty” means an institution that enters into a Swap Contract with the Master Issuer (or all of the Co-Issuers) to provide certain financial protections with respect to changes in interest rates applicable to a Series of Notes relating to such Notes if and as specified in the applicable Series Supplement.

“Hedge Payment Account” means an account (including any investment accounts related thereto) in the name of the Trustee for the benefit of the Secured Parties, into which amounts payable to a Hedge Counterparty are deposited, bearing a designation clearly indicating that the funds deposited therein are held by the Trustee for the benefit of the Secured Parties.

“Holdco” means Domino’s Pizza, Inc., a Delaware corporation, and its successors and assigns.

“Holdco By-Laws” means the by-laws of Holdco, as amended, supplemented or otherwise modified from time to time.

“Holdco Certificate of Incorporation” means the certificate of incorporation of Holdco, filed with the Secretary of State of Delaware on July 13, 2002, as amended, supplemented or otherwise modified from time to time.

“Holdco Charter Documents” means the Holdco Certificate of Incorporation and the Holdco By-Laws.

“Holdco Letter of Credit” means any letter of credit issued under any Variable Funding Note Purchase Agreement to secure obligations of one or more Non-Securitization Entities.

“Holdco Letter of Credit Agreement” means the Holdco Letter of Credit Agreement, dated as of the Closing Date, among Holdco and the Co-Issuers, as amended, supplemented or otherwise modified from time to time.

“Holdco Leverage Ratio” means at any time, the ratio of (a) Indebtedness of the Holdco Consolidated Entities (provided that, with respect to each Series of Class A-1 Senior Notes Outstanding, the aggregate principal amount of each such Series of Senior Notes will be deemed to be the Class A-1 Senior Notes Maximum Principal Amount for each such Series) less (ii) the sum of (u) the cash and Permitted Investments of the Securitization Entities credited to the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account and the Cash Trap Reserve Accounts as of the end of the most recently ended Quarterly Collection Period, (v) the Principal and Interest Account Excess Amount, (w) any cash and Permitted Investments held in the Residual Amounts Account, (x) the cash and Permitted Investments of the Securitization Entities credited to the Concentration Accounts as of the end of the most recently ended Quarterly Collection Period that, pursuant to a Weekly Manager’s Certificate delivered on or prior to such date, will be paid to the Manager or constitute the Residual Amount on the next succeeding Weekly Allocation Date, (y) the Unrestricted Cash and Permitted Investments of the Non-Securitization Entities as of the end of the most recently ended Quarterly Collection Period and (z) the available amount of each Interest Reserve Letter of Credit as of the end of the most recently ended Quarterly Collection Period to (b) Consolidated Adjusted EBITDA of the Holdco Consolidated Entities, for the immediately preceding 13 twenty-eight day (or thirty-five day) Fiscal Periods; provided, however, that solely for purposes of the Series Non-Amortization Test, the proviso in clause (a) above shall not apply.

“Holding Companies Contribution Agreement” means the Holding Companies Contribution Agreement, dated as of the Series 2007-1 Closing Date, by and among DPL,

Holdco and Intermediate Holdco, as amended, supplemented or otherwise modified from time to time.

“Included Countries” means the following countries: United Kingdom, Ireland, Guam, Australia, New Zealand, Mexico, Canada, South Korea, Japan, Venezuela, Brazil, Aruba, Bahamas, Cayman Islands, Curacao, Dominican Republic, Haiti, Jamaica, St. Lucia, St. Maarten, Trinidad and Tobago, St. Kitts and Nevis, Puerto Rico, the U.S. Virgin Islands, Guatemala, Chile, Colombia, Costa Rica, Ecuador, Honduras, Nicaragua, Panama, Peru and any other country in Central America or South America in which a Store is opened after the Closing Date and any country designated as an “Included Country” by the Manager.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money in any form, including derivatives, (b) notes payable, (c) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument (other than an earn-out obligation until such obligation becomes a liability on the balance sheet of such Person under GAAP), (d) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby has been assumed by that Person or is nonrecourse to the credit of that Person and (e) all Contingent Obligations of such Person in respect of any of the foregoing. Notwithstanding the foregoing, Indebtedness will not include (i) any liability for federal, state, local or other taxes owed or owing to any governmental entity, (ii) amounts payable under Third-Party License Agreements and Third-Party Supply Agreements or similar trade debt incurred in the ordinary course of business and in a manner consistent with the Management Standard or (iii) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, including all Capitalized Lease Obligations incurred by such Person.

“Indemnification and Real Estate Proceeds Payment Amounts” means the amounts payable pursuant to clause (i) of the Priority of Payments (solely out of funds on deposit in the Collection Account on the applicable Weekly Allocation Date consisting of Indemnification Payments or Real Estate Disposition Proceeds), to be applied in the following order of priority: (A) to reimburse the Trustee, and then, the Servicer, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), then (C) if a Class A-1 Senior Notes Amortization Event is continuing, to make an allocation to the Senior Notes Principal Payments Account, in the amount necessary to prepay and permanently reduce the commitments under all Class A-1 Senior Notes affected by such Class A-1 Senior Notes Amortization Event on a pro rata basis based on commitment amounts; then (D) to make an allocation to the Senior Notes Principal Payments Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Senior Notes on a pro rata basis based on principal outstanding; then (E) provided clause (C) does not apply, to make an allocation to the Senior Notes Principal Payments Account, in the amount necessary to prepay and permanently reduce the commitments under all Class A-1 Senior Notes of all Series on a pro rata basis based on commitment amounts; and then (F), to make an allocation to the Senior Subordinated Notes Principal Payments Account, in the amount necessary to prepay the Outstanding Principal Amount of all other Classes of Notes sequentially in alphabetical order on a pro rata basis based on principal outstanding across the Classes of all Series with the same alphabetical designation.

“Indemnification Payments” means amounts paid by Domino’s International, the Canadian Manufacturer, DPL, PMC LLC, PFS, the Overseas Franchisor or the Overseas IP Holder pursuant to the Domino’s International Contribution and Sale Agreement, the Canadian Distribution Assets Sale Agreement, the DPL Contribution and Sale Agreement, the IP Assets Contribution Agreement, the Overseas Contribution Agreements or the Domestic Distribution Contribution Agreements, as applicable, as a result of a breach of any representation or warranty made by Domino’s International or DPL pursuant to the Domino’s International Contribution and Sale Agreement, by the Canadian Manufacturer or DPL pursuant to the Canadian Distribution Assets Sale Agreement, by DPL pursuant to the DPL Contribution and Sale Agreement, by PMC LLC or DPL pursuant to the IP Assets Contribution Agreement, by the Overseas Franchisor or the Overseas IP Holder pursuant to the applicable Overseas Contribution Agreements and by PFS, DPL and Domino’s International pursuant to the applicable Domestic Distribution Contribution Agreements, including any amounts ultimately received by Domino’s International from any Former Transferor pursuant to any Pre-Securitization Contribution and Sale Agreement as a result of a breach of any representation or warranty made by such Former Transferor pursuant to any Pre-Securitization Contribution and Sale Agreement.

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1 of the Base Indenture.

“Indenture Documents” means, collectively, with respect to any Series of Notes, the Base Indenture, the related Supplement, the Notes of such Series, the Global G&C Agreement, the Account Control Agreements, any related Variable Funding Note Purchase Agreement and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Independent Accountant Fees” means all fees payable to the Independent Accountants by the Securitization Entities.

“Independent Accountants” means the firm of independent accountants appointed pursuant to the Management Agreement or any successor independent accountant.

“Independent Directors” or “Independent Managers” means, with respect to any Securitization Entity, the independent directors or managers appointed to the board of directors or board of managers, as the case may be, pursuant to the terms of the Charter Documents of such Securitization Entity.

“Ineligible Account” has the meaning set forth in Section 5.18 of the Base Indenture.

“Initial CCR Election” has the meaning set forth in Section 11.1(a) of the Base Indenture.

“Initial Closing Date” has the meaning set forth on Schedule I attached hereto.

“Initial Controlling Class Member List” means the list of contact information to be provided to the Trustee on the Closing Date by the initial purchasers of the Series of Notes issued on such date.

“Initial Franchise Fees” means all initial franchise fees due and to become due under or in connection with any Domestic Franchise Arrangement or any International Franchise Arrangement.

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Insurer Premiums Account” means the administrative account established by the Master Issuer under the 2007 Base Indenture for the deposit of any insurance premiums payable to the Insurers with respect to notes issued under the 2007 Base Indenture.

“Insurers” means each of MBIA Insurance Corporation, a New York stock insurance corporation, and Ambac Assurance Corporation, a Wisconsin stock assurance corporation.

“Intellectual Property” means Trademarks, Copyrights, Know-How, Patents and all other intellectual property rights, however denominated throughout the world, and registrations and applications for registration of any of the foregoing.

“Interest Period” means (a) solely with respect to any Class A-1 Senior Notes of any Series of Notes, a period commencing on and including the day that is two (2) Business Days prior to an Accounting Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Accounting Date and (b) with respect to any other Class of Notes of any Series of Notes, a period commencing on and including the 25th day of the calendar month in which the immediately preceding Quarterly Payment Date occurred to but excluding the 25th day of the calendar month which includes the then-current Quarterly Payment Date; provided, however, that the initial Interest Period for any Series will commence on and include the Series Closing Date and end on the date specified in the applicable Series Supplement; provided further that the Interest Period, with respect to each Series of Notes Outstanding, immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date.

“Interest Reserve Letter of Credit” means any Letter of Credit issued under a Variable Funding Note Purchase Agreement for the benefit of the Trustee and the Senior Noteholders or the Senior Subordinated Noteholders, as applicable.

“Interest Reserve Release Event” means, with respect to any Series of Notes, an event allowing funds to be released from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, identified as an Interest Reserve Release Event with respect to such Series of Notes pursuant to the applicable Series Supplement.

“Interim Successor Manager” means, upon the resignation or termination of the Manager pursuant to the terms of the Management Agreement and prior to the appointment of any successor to the Manager by the Control Party (at the direction of Controlling Class Representative), the Back-Up Manager.

“Intermediate Holdco” means Domino’s Inc., a Delaware corporation, and its successors and assigns.

“Intermediate Holdco By-Laws” means the by-laws of Intermediate Holdco, as amended, supplemented or otherwise modified from time to time.

“Intermediate Holdco Certificate of Incorporation” means the certificate of incorporation of Intermediate Holdco, filed with the Secretary of State of Delaware on December 7, 1991, as amended, supplemented or otherwise modified from time to time.

“Intermediate Holdco Charter Documents” means the Intermediate Holdco Certificate of Incorporation and the Intermediate Holdco By-Laws.

“International Continuing Franchise Fees” means any Continuing Franchise Fees paid to any “franchisor” by an International Franchisee.

“International Franchise Arrangements” means all master franchise agreements, store franchise agreements, area development agreements and similar agreements related to Franchised Stores operated or under development in the International Territory, including any Franchisee Promissory Notes issued in respect of any such agreements. On and after the Closing Date, International Franchise Arrangements will also include the Overseas Franchise Arrangements. Notwithstanding the foregoing, for purposes of any of the Contribution and Sale Agreements, “International Franchise Arrangements” shall have the meaning set forth on Schedule I attached hereto.

“International Franchisee” means any Franchisee who is a party to an International Franchise Arrangement.

“International Franchisee PULSE Agreements” has the meaning set forth on Schedule I attached hereto.

“International Franchisor” means Domino’s Pizza International Franchising Inc., a Delaware corporation, and its successors and assigns.

“International Franchisor By-Laws” means the by-laws of the International Franchisor, as amended, supplemented or otherwise modified from time to time.

“International Franchisor Certificate of Incorporation” means the certificate of incorporation of the International Franchisor, filed with the Secretary of State of Delaware on April 16, 2007, as amended, supplemented or otherwise modified from time to time.

“International Franchisor Charter Documents” means the International Franchisor Certificate of Incorporation and the International Franchisor By-Laws.

“International Franchisor Interests” has the meaning set forth on Schedule I attached hereto.

“International Franchisor IP License Agreement” means the International Franchisor IP License Agreement, dated as of April 16, 2007, by and between the International Franchisor and the IP Holder, as may be amended, supplemented or otherwise modified from time to time.

“International Royalties Concentration Account” means the account maintained in the name of the Master Issuer or the International Franchisor and pledged to the Trustee into which the Manager causes Collections to be deposited or any successor account established for the Master Issuer or the International Franchisor by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“International Royalties Concentration Account Control Agreement” means the Account Control Agreement governing the International Royalties Concentration Account entered into by and among the Master Issuer and/or the International Franchisor, the Manager, the Trustee and the bank or other financial institution then holding the International Royalties Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the International Royalties Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“International Territory” means worldwide locations, other than those in the Domestic Territory. As of the Closing Date, the International Territory includes the Overseas Countries.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Income” means, with respect to the Collection Account, any other Base Indenture Account (other than the Residual Amounts Account), any Concentration Account and any Series Accounts, for any Quarterly Collection Period the excess, if any, of (a) the sum of all investment interest and other earnings on such account during such Quarterly Collection Period over (b) any investment losses incurred in respect of such account during such Quarterly Collection Period.

“Investment Property” has the meaning set forth in Section 9-102(a)(49) of the applicable UCC.

“IP Assets Contribution Agreement” means the IP Assets Contribution Agreement, dated as of April 16, 2007, by and among DPL, PMC LLC and the IP Holder, as amended, supplemented or otherwise modified from time to time.

“IP Holder” means Domino’s IP Holder LLC, a Delaware limited liability company, and its successors and assigns.

“IP Holder Certificate of Formation” means the certificate of formation of the IP Holder, dated as of March 2, 2007, as amended, supplemented or otherwise modified from time to time.

“IP Holder Charter Documents” means the IP Holder Certificate of Formation and the IP Holder Operating Agreement.

“IP Holder Concentration Account” means the account maintained in the name of the Master Issuer or the IP Holder and pledged to the Trustee into which the Manager causes Company-Owned Stores License Fees to be deposited or any successor account established for the Master Issuer or the IP Holder by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“IP Holder Concentration Account Control Agreement” means the Account Control Agreement governing the IP Holder Concentration Account entered into by and among the Master Issuer and/or the IP Holder, the Manager, the Trustee and the bank or other financial institution then holding the IP Holder Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the IP Holder Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“IP Holder Equity Interests Distribution Agreement” means the IP Holder Equity Interests Distribution Agreement, dated as of April 16, 2007, by and between PMC LLC and DPL, as amended, supplemented or otherwise modified from time to time.

“IP Holder Interests” has the meaning set forth on Schedule I attached hereto.

“IP Holder Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the IP Holder, dated as of March 15, 2012, as further amended, supplemented or otherwise modified from time to time.

“IP License Agreements” means the Company-Owned Stores Master License Agreement, the DPL IP License Agreement, the DNAF IP License Agreement, the Canadian Distributor IP License Agreement, the International Franchisor IP License Agreement, the Domestic Franchisor IP License Agreement, the Domestic Distributor IP License Agreement, the Master Issuer IP License Agreement, the Overseas IP Holder IP License Agreement, the Overseas IP Holder Asset Sale and IP License Agreement and any similar agreement entered into by the IP Holder or an Additional IP Holder with respect to the Domino’s Brand or Future Brand; provided, that as of the Closing Date “IP License Agreements” will not include (i) the Overseas IP Holder Asset Sale and IP License Agreement, (ii) the Overseas IP Holder IP License Agreement and (iii) the Overseas Franchisor Asset Sale and IP License Agreement.

“IP Registration and Enforcement Fees” means fees and expenses incurred by or on behalf of the IP Holder in connection with registering, maintaining and enforcing the Domino’s IP and paying licensing fees for Company-Owned Stores.

“Know-How” means all trade secrets and all other confidential or proprietary know-how, inventions, processes, procedures, methods, techniques, discoveries, non-patentable inventions, industrial designs, improvements, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, devices, customer lists, software, domain names, technical information and data, specifications, research and development information, engineering drawings, operating and maintenance manuals, recipes, customer lists, supplier lists, business plans and other similar information and rights.

“L/C Downgrade Event” has the meaning specified in Section 5.17 of the Base Indenture.

“L/C Provider” has the meaning specified in Section 5.17 of the Base Indenture.

“Lease Concentration Account” means the account maintained in the name of the Master Issuer and pledged to the Trustee which will be used to maintain funds to make lease payments, or to pay other expenses, with respect to leases held by the Master Issuer or any successor account established for the Master Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Lease Concentration Account Control Agreement” means the Account Control Agreement governing the Lease Concentration Account entered into by and among the Master Issuer, the Manager, the Trustee and the bank or other financial institution then holding the

Lease Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the Lease Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“Lease Concentration Account Minimum Balance” means $100,000, or such higher amount as may be established by the Manager from time to time in its sole discretion by notice to the Servicer, the Control Party and the Back-Up Manager.

“Leased Domestic Manufacturing and Distribution Centers” means the leased Domestic Manufacturing and Distribution Centers the leases for which are assigned to the Master Issuer on or after the Closing Date, together with, if the context so permits, any other Domestic Manufacturing and Distribution Centers leased by the Master Issuer after the Closing Date.

“LIBOR” has the meaning, with respect to any Series of Notes, specified in the applicable Series Supplement or, to the extent not defined in the applicable Series Supplement, means, with respect to each day during a period of up to three months, as mutually agreed by the Manager and the Class A-1 Administrative Agent, the rate for deposits in U.S. Dollars for a period equal to such period, that appears on the Reuters Telerate Service Page 3750 as of 11:00 a.m. (London time) on the day that is two London Business Days prior to the first day of such period; provided, that if such rate does not appear on the Reuters Telerate Service Page 3750 (or such other page as may replace that page on that service, or if that service is no longer offered), “LIBOR” means the arithmetic average (rounded up to the nearest 1/100 of 1%) of the offered quotations by the Class A-1 Administrative Agent for deposits of U.S. Dollars at or about 11:00 a.m. (London time) two London Business Days prior to the first day of such period, in an amount substantially equal to the amount of U.S. Dollars to be funded for such period.

“LIBOR Reserve Percentage” means, for any day on which all or any portion of the Outstanding principal of a Class A-1 Senior Note is funded by or on behalf of its holder based on LIBOR in accordance with the terms of the applicable Variable Funding Note Purchase Agreement, the maximum reserve percentage, if any, applicable to such holder or such holder’s funding agent under Regulation D under the 1933 Act on such day for determining the holder’s or the funding agent’s reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such interest period consisting or included in the computation of Eurocurrency Liabilities (as defined in Regulation D under the 1933 Act).

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Liquidation Fees” has the meaning set forth in the Servicing Agreement.

“Lock-Box” means a post-office box that has been established by the Master Issuer at a Qualified Institution in connection with the establishment of a Concentration Account.

“Luxembourg Agent” has the meaning specified in Section 2.4(c) of the Base Indenture.

“Majority of Controlling Class Members” means, with respect to the Controlling Class Members (or, if specified, any subset thereof) and as of any day of determination, Controlling Class Members that hold in excess of 50% of the sum of (i) the Class A-1 Senior Notes Voting Amount with respect to each Series of Class A-1 Senior Notes of the Controlling Class held by such Controlling Class Members and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Senior Notes) held by such Controlling Class Members (or such subset thereof, as applicable) or any beneficial interest therein as of such day of determination (excluding any Notes or beneficial interests in Notes held by any Co-Issuer or any Affiliate of any Co-Issuer).

“Majority of Noteholders” means Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Senior Notes Voting Amount with respect to each Series of Class A-1 Senior Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Notes other than Class A-1 Senior Notes (excluding any Notes or beneficial interests in Notes held by any Co-Issuer or any Affiliate of any Co-Issuer).

“Majority of Senior Noteholders” means Senior Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Senior Notes Voting Amount with respect to each Series of Class A-1 Senior Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Senior Notes other than Class A-1 Senior Notes (excluding any Senior Notes or beneficial interests in Senior Notes held by any Co-Issuer or any Affiliate of any Co-Issuer).

“Managed Assets” means the assets which the Manager has agreed to service pursuant to the Management Agreement in accordance with the standards and the procedures described therein.

“Management Agreement” means the Amended and Restated Management Agreement, dated as of the Closing Date, by and among DPL, as Manager, the Canadian Manufacturer, each of the Securitization Entities and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Management Standard” has the meaning set forth in the Management Agreement.

“Manager” means DPL, as Manager, under the Management Agreement, and any successor thereto.

“Manager Advances” has the meaning set forth in the Management Agreement.

“Manager Advances Reimbursement Amount” means, as of any date, the amount of any unreimbursed Manager Advances made in respect of any Asset Disposition that has been consummated on or before such date and the proceeds thereof have been deposited into any Concentration Account or the Collection Account on or before such date.

“Manager Termination Event” means the occurrence of an event specified in Section 6.1 of the Management Agreement.

“Manufacturing and Distribution Center Mortgages” means the Mortgages required to be prepared, executed and delivered by the Domestic Distribution Real Estate Holder to the Trustee (for the benefit of the Secured Parties) to hold in escrow with respect to each owned Domestic Manufacturing and Distribution Center.

“Manufacturing and Distribution Centers” means the dough manufacturing and supply chain centers, the thin crust manufacturing center, the vegetable processing center and the equipment and supply center located in the United States and Canada.

“Master Issuer” means Domino’s Pizza Master Issuer LLC, a Delaware limited liability company, and its successors and assigns.

“Master Issuer Certificate of Formation” means the certificate of formation of the Master Issuer, dated as of March 2, 2007, as amended, supplemented or otherwise modified from time to time.

“Master Issuer Charter Documents” means the Master Issuer Certificate of Formation and the Master Issuer Operating Agreement.

“Master Issuer IP License Agreement” means the Master Issuer IP License Agreement entered into as of the Series 2007-1 Closing Date, by and between the Master Issuer and the IP Holder, as may be amended, supplemented or otherwise modified from time to time.

“Master Issuer Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Master Issuer, dated as of March 15, 2012, as further amended, supplemented or otherwise modified from time to time.

“Master Issuer Domestic Distribution Contribution Agreements” means the contribution agreements dated as of the Closing Date by and between (a) the Master Issuer and the Domestic Distributor and (b) the Master Issuer and the Domestic Franchisor.

“Master Issuer Overseas Contribution Agreements” means the contribution agreements dated as of the Closing Date by and between (a) the Master Issuer and International Franchisor and (b) the Master Issuer and the IP Holder.

“Master Issuer Securitization Subs” means the IP Holder, the Domestic Distributor, the Canadian Distributor, the Domestic Franchisor, the International Franchisor, the SPV Canadian Holdco, the Domestic Distribution Equipment Holder and the Domestic Distribution Real Estate Holder.

“Material Adverse Effect” means, with respect to any occurrence, event or condition, individually or in the aggregate, and including, without limitation, any previously undisclosed environmental liability:

(a)    a material adverse effect on the ability of the Co-Issuers to perform their payment and other obligations with respect to the Base Indenture and the Notes, the ability of the Guarantors to perform their payment and other obligations under the Global G&C Agreement or the ability of the Manager to perform its obligations pursuant to the Management Agreement;

(b)    a material adverse effect on the ability of any Domino’s Entity to perform its material obligations under any of the Related Documents;

(c)    a material adverse change in or effect on (i) the enforceability of any material terms of the Collateral Franchise Documents taken as a whole, (ii) the likelihood of the payment of all amounts due and payable by the Domestic Franchisees and International Franchisees under the terms of the Collateral Franchise Documents taken as a whole or (iii) the value of the Collateral Franchise Documents and/or the Retained Collections payable under the Collateral Franchise Documents taken as a whole;

(d)    a material adverse change in or effect on (i) the enforceability of the Domino’s IP taken as a whole or any material part of the Domino’s IP, (ii) the value of the Domino’s IP taken as a whole, (iii) the transferability of any material portion of the Domino’s IP to the IP Holder or the ownership thereof by the IP Holder or any Additional IP Holder or (iv) the validity, status, perfection or priority of the Lien in favor of the Trustee in any material part of the Domino’s IP required under the Base Indenture; or

(e)    a material adverse effect on (i) the validity or enforceability of any Related Document or the rights and remedies of the Co-Issuers, the Guarantors, the Servicer, the Control Party, the Trustee or the Controlling Class Representative under or with respect to any Related Document or (ii) the validity, status, perfection or priority of the Lien of the Trustee in any material portion of the Collateral.

“Memorandum of Association” means, with respect to any corporation or unlimited company and any time, the memorandum of association or such similar documents of such unlimited company in effect at such time.

“Monthly Distributor Profit Adjustment Amount” means, for any Monthly Distributor Profit Period, the result (whether a positive or negative number) of (a) the Actual Monthly Distributor Profit Amount for such Monthly Distributor Profit Period minus (b) the aggregate of the Estimated Weekly Distributor Profit Amounts for each Weekly Collection Period in such Monthly Distributor Profit Period.

“Monthly Distributor Profit Certificate” has the meaning set forth in Section 4.1(k) of the Base Indenture.

“Monthly Distributor Profit Period” means each period from and including the first day of each Fiscal Period of the Securitization Entities to and including the last day of such Fiscal Period.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage” means, a mortgage, deed of trust, deed to secure debt or any other deed or agreement, granting a Lien on any real property to evidence a specified obligation.

“Mortgage Recordation Event” means the occurrence of any Rapid Amortization Event (unless such Mortgage Recordation Event is waived by the Control Party, acting at the direction of the Controlling Class Representative).

“Mortgage Recordation Fees” means any fees, taxes or other amounts required to be paid to any applicable Governmental Authority, or any expenses incurred by the Trustee, in connection with the recording of any Manufacturing and Distribution Center Mortgages as required by the Base Indenture.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001 of ERISA.

“Net Cash Flow” means, for any Quarterly Payment Date and the immediately preceding Quarterly Collection Period an amount equal to the excess, if any, of (a) Retained Collections with respect to such Quarterly Collection Period over (b) the sum of (i) the Securitization Operating Expenses paid on each Weekly Allocation Date with respect to such Quarterly Collection Period, plus (ii) the Weekly Management Fee (adjusted on a pro forma basis to account for changes in the management fees as of the Closing Date) paid on each Weekly Allocation Date to the Manager with respect to such Quarterly Collection Period, plus (iii) all payments of PULSE Maintenance Fees and Technology Fees to the Manager during such Quarterly Collection Period, plus (iv) the Servicing Fees, Liquidation Fees, and Workout Fees paid to the Servicer on each Weekly Allocation Date with respect to such Quarterly Collection Period, plus (v) the amount of Class A-1 Senior Notes Administrative Expenses paid on each Weekly Allocation Date with respect to such Quarterly Collection Period, plus (vi) all Investment Income to the extent such Investment Income has been distributed to the Collection Account and is included in Quarterly Retained Collections with respect to such Quarterly Collection Period, plus (vii) the amount, if any, by which Retained Collections Contributions included in such Quarterly Retained Collections exceeds the relevant amount of Retained Collections Contributions permitted to be included in Net Cash Flow pursuant to Section 5.16 of the Base Indenture; provided, that funds released from the Cash Trap Reserve Account shall not constitute Retained Collections for purposes of this definition.

“New Domestic Franchise Arrangements” has the meaning set forth on Schedule I attached hereto.

“New Franchise Arrangements” has the meaning set forth on Schedule I attached hereto.

“New International Franchise Arrangements” has the meaning set forth on Schedule I attached hereto.

“New Overseas Franchise Arrangements” has the meaning set forth on Schedule I attached hereto.

“New Requirements Agreements” has the meaning set forth on Schedule I attached hereto.

“New Series Pro Forma DSCR ” means, at any time of determination on and after the Springing Amendments Implementation Date and with respect to the issuance of any additional Series of Notes, the ratio calculated by dividing (a) the Adjusted Net Cash Flow over the four (4) immediately preceding Quarterly Collection Periods over (b) the Debt Service due with respect to such period, in each case on a pro forma basis, calculated as if (i) such additional Series of Notes had been outstanding and any assets acquired with the proceeds of such additional Series of Notes had been acquired at the commencement of such period and (ii) any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period.

“New Series Pro Forma Quarterly DSCR” means, at any time of determination and with respect to the issuance of any additional Series of Notes or the issuance of any Additional Class A-1 Senior Notes, the ratio calculated by dividing (a) the Adjusted Net Cash Flow over the immediately preceding Quarterly Collection Period over (b) the Debt Service for the related Quarterly Payment Date, in each case on a pro forma basis, calculated as if (i) such additional Series of Notes or Additional Class A-1 Senior Notes had been outstanding and any assets acquired with the proceeds of such additional Series of Notes or Additional Class A-1 Senior Notes had been acquired at the commencement of such period and (ii) any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period.

“New Third-Party License Agreements” has the meaning set forth on Schedule I attached hereto.

“New Third-Party Supply Agreements” has the meaning set forth on Schedule I attached hereto.

“New York UCC” has the meaning set forth in Section 5.8(b) of the Base Indenture.

“Nonrecoverable Advance” means any portion of an Advance previously made and not previously reimbursed, or proposed to be made, which, together with any then- outstanding Advances and the interest accrued or that would reasonably be expected to accrue thereon, in the reasonable, good faith judgment of the Servicer or the Trustee, as applicable, would not be ultimately recoverable from subsequent payments or collections from any funds on deposit in the Concentration Accounts and the Collection Account, giving due consideration to allocations and disbursements of funds in such accounts and the limited assets of the Securitization Entities.

“Non-Securitization Debt” means debt incurred by a Non-Securitization Entity.

“Non-Securitization Entity” means any Domino’s Entity that is not a Securitization Entity.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Owner Certificate” has the meaning specified in Section 11.5(b) of the Base Indenture.

“Note Rate” means, with respect to any Series or any Class of any Series of Notes, the annual rate at which interest (other than contingent additional interest) accrues on the Notes of such Series or such Class of such Series of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

“Obligations” means (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Co-Issuers on the Notes or owing by the Guarantors pursuant to the Global G&C Agreement, (b) the payment and performance of all other obligations, covenants and liabilities of the Co-Issuers or the Guarantors arising under the Indenture, the Notes, any other Indenture Document, the Back-Up Management Agreement or the Servicing Agreement or of the Guarantors under the Global G&C Agreement and (c) the obligation of the Co-Issuers to pay all Trustee Fees and Mortgage Recordation Fees to the Trustee when due and payable as provided in the Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the applicable Securitization Entity.

“Omitted Payable Sums Certification” has the meaning set forth in the Servicing Agreement.

“Open Domino’s Store” means, as of the date of determination, each Store and each Company-Owned Store located anywhere in the world that is open for business as of such date; provided, however, that with respect to any Store that is not open year-round and has, or is expected to have, less than $100,000 of Gross Sales during the next twelve months, such Store will not be deemed to be an “Open Domino’s Store.”

“Operating Agreements” means any or collectively, depending on the context in which it is used, the Co-Issuers Operating Agreements, the Domestic Franchisor Operating Agreement, the International Franchisor Certificate of Incorporation, the SPV Guarantor Operating Agreement, the Canadian Distributor Memorandum of Association, the Domestic Distribution Real Estate Holder Operating Agreement, the Domestic Distribution Equipment Holder Operating Agreement and any Additional Securitization Entity Operating Agreement.

“Opinion of Counsel” means a written opinion addressed to the Trustee from legal counsel who is reasonably acceptable to the Trustee and the Control Party. The counsel may be an employee of, or counsel to, the Securitization Entities, Holdco, DPL, the Manager or the Back-Up Manager, as the case may be.

“Organizational Expenses” means any expenses incurred by any Securitization Entity in connection with (a) the maintenance of its existence in the State of Delaware or in any other state, province or country in which a Securitization Entity is organized and (b) its qualification to do business in any state, province or country.

“Other Collections” means any amounts deposited into a Concentration Account that are not readily identifiable as Franchisee Payments, Company-Owned Stores License Fees, Third-Party License Fees, Product Purchase Payments, Co-Issuers Insurance Proceeds, Asset Disposition Proceeds, Excluded Amounts, Retained Collections Contributions, Indemnification Payments or Investment Income earned with respect to amounts on deposit in any Concentration Account and any fees paid by a Non-Securitization Entity to compensate the Co-Issuers for the cost of the issuance and maintenance of any Holdco Letter of Credit.

“Other Franchise Fees” means any fees other than Continuing Franchise Fees, Initial Franchise Fees, Advertising Fees, Technology Fees, PULSE Maintenance Fees or PULSE License Fees that are paid by Domestic Franchisees or International Franchisees to the entity that serves as “franchisor” of the Domino’s Brand or any Future Brand in connection with operating a Store.

“Other Legacy Account” means, on or after the date that any Class or Series of Notes issued pursuant to the Base Indenture is no longer Outstanding, any account maintained by the Trustee to which funds have been allocated in accordance with the Priority of Payments for the payment of interest, fees or other amounts in respect of such Class or Series of Notes. For the avoidance of doubt, the Series 2007-1 Legacy Accounts shall not constitute Other Legacy Accounts.

“Outstanding” means with respect to the Notes, all Notes theretofore authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Notes which have not been presented for payment but funds for the payment of which are on deposit in the appropriate account and are available for payment in full of such Notes and (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to a Trust Officer is presented that any such Notes are held by a purchaser for value.

“Outstanding Principal Amount” means, with respect to each Series of Notes, the amount calculated in accordance with the applicable Series Supplement.

“Overseas Contribution Agreements” means the Overseas Franchisor Contribution Agreement and the Overseas IP Holder Contribution Agreement.

“Overseas Countries” means countries world-wide other than (i) countries in the Domestic Territory and (ii) the Included Countries.

“Overseas Conveyed Assets” means the Overseas IP and the Overseas Franchise Arrangements.

“Overseas Distribution and Contribution Agreements” means (a) the Overseas Franchisor Contribution Agreement, (b) the Overseas Franchisor Distribution Agreement, (c) the Overseas IP Holder Contribution Agreement, (d) the Overseas IP Holder Distribution Agreement, (e) the Overseas GP and Overseas LP Distribution Agreement, (f) the Overseas IP Holder LLC Distribution Agreement and (g) the Master Issuer Overseas Contribution Agreements.

“Overseas Entity” means the Overseas Franchisor, the Overseas IP Holder, the Overseas GP, the Overseas LP or Domino’s Overseas LP Inc., a Delaware corporation.

“Overseas Franchise Arrangements” mean, collectively, all Pre-Securitization Overseas Franchise Arrangements, all Post-Securitization Overseas Franchise Arrangements and all Post-Closing Overseas Franchise Arrangements; provided that, for purposes of any of the Contribution and Sale Agreements, “Overseas Franchise Arrangements” shall have the meaning set forth on Schedule I attached hereto.

“Overseas Franchisee” means any Franchisee who is a party to an Overseas Franchise Arrangement.

“Overseas Franchisor” means Domino’s Pizza Overseas Franchising B.V., a private company with limited liability (besloten vennootschapmet beperkte aansprakelijleheid), incorporated under the laws of the Netherlands, and its successors and assigns.

“Overseas Franchisor Asset Sale and IP License Agreement” means the Overseas Franchisor Asset Sale and IP License Agreement, dated as of the Series 2007-1 Closing Date, by and between the Overseas IP Holder and the Overseas Franchisor, as amended, restated or otherwise modified from time to time.

“Overseas Franchisor Contribution Agreement” means the contribution agreement dated as of the Closing Date by and between the Overseas Franchisor and Overseas Franchisor LLC.

“Overseas Franchisor Charter Documents” means the Deed of Incorporation of a Private Company with Limited Liability of the Overseas Franchisor, filed with the Trade Register of the Amsterdam Chambers of Commerce on March 29, 2007.

“Overseas Franchisor Distribution Agreement” means the distribution agreement, dated as of the Closing Date, by and between the Overseas Franchisor and the Overseas IP Holder.

“Overseas Franchisor Pledge Agreement” means the Overseas Franchisor Pledge Agreement, dated as of April 12, 2007, by and between the Overseas Franchisor and the Overseas IP Holder, as amended, supplemented or otherwise modified from time to time.

“Overseas GP” means Domino’s Overseas GP Inc., a Delaware corporation, and its successors and assigns.

“Overseas GP and Overseas LP Distribution Agreement” means the distribution agreement, dated as of the Closing Date, by and among the Overseas GP, the Overseas LP and DPL.

“Overseas IP” means the Know-How specific to the operation of Stores and Franchise Arrangements in the Overseas Countries (but not including any Patents, Copyrights or Trademarks) licensed to the Overseas IP Holder pursuant to the Overseas IP Holder Asset Sale and IP License Agreement. For the avoidance of doubt, the Overseas IP does not include any After-Acquired Overseas IP; provided that, for purposes of any of the Contribution and Sale Agreements, “Overseas IP” shall have the meaning set forth in Annex A to the 2007 Base Indenture.

“Overseas IP Holder” means Domino’s Overseas IP Holder C.V., a limited partnership (commanditaire vennootschap), established and existing under the laws of the Netherlands, and its successors and assigns.

“Overseas IP Holder Asset Sale and IP License Agreement” means the Overseas IP Holder Asset Sale and IP License Agreement, dated as of April 12, 2007, by and between the IP Holder (as successor in interest to PMC LLC) and the Overseas IP Holder, as amended, restated, or otherwise modified from time to time.

“Overseas IP Holder Certificate of Registration” means the certificate of registration, filed with the Trade Register of the Rotterdam Chambers of Commerce on March 23, 2003.

“Overseas IP Holder Charter Documents” means the Overseas IP Holder Certificate of Registration and the Overseas IP Holder Operating Agreement.

“Overseas IP Holder Contribution Agreement” means the contribution agreement dated as of the Closing Date, by and between the Overseas IP Holder and the Overseas IP Holder LLC.

“Overseas IP Holder Distribution Agreement” means the distribution agreement dated as of the Closing Date, by and among the Overseas IP Holder, the Overseas GP and the Overseas LP.

“Overseas IP Holder IP License Agreement” means the Overseas IP Holder IP License Agreement, dated April 12, 2007, by and between the IP Holder (as successor in interest to PMC LLC) and the Overseas IP Holder, as amended, supplemented or otherwise modified from time to time.

“Overseas IP Holder LLC Distribution Agreement” means the distribution agreement dated as of the Closing Date by and between the Overseas IP Holder LLC and the Master Issuer.

“Overseas IP Holder Operating Agreement” means the Limited Partnership Agreement of the Overseas IP Holder, dated as of March 22, 2007.

“Overseas IP Holder Pledge Agreement” means the Overseas IP Holder Pledge Agreement, dated as of April 12, 2007, by and among, PMC Inc., DPI and the Overseas IP Holder, as amended, supplemented or otherwise modified from time to time.

“Overseas LP” means Domino’s CV LLC, a Delaware limited liability company, and its successors and assigns.

“Overseas Payments” has the meaning set forth on Schedule I attached hereto.

“Parent Company Support Agreement” means the Parent Company Support Agreement, dated as of the Closing Date, by Holdco in favor of the Trustee, as amended, supplemented or otherwise modified from time to time.

“Patents” means all United States and non-U.S. patents and inventions claimed therein, patent applications, divisions, continuations, continuations-in-part, provisional patent applications, and reissues thereof.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Perfected Country” means any of the United States or other country: (a) with respect to which one or more filings have been made to perfect the Trustee’s security interest in the Domino’s IP registered in such jurisdiction and such perfection has been confirmed by an Opinion of Counsel; or (b) that has been deemed to qualify as a Perfected Country pursuant to Section 8.25(d) of the Base Indenture.

“Perfection Ratio” means (a) the aggregate Gross Royalty Stream in respect of the Perfected Countries divided by (b) the aggregate Gross Royalty Stream in respect of the United States and the Included Countries.

“Permitted Asset Dispositions” has the meaning set forth in Section 8.16 of the Base Indenture.

“Permitted Distribution Asset Disposition” means (i) the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any real property, whether now owned or hereafter acquired; (ii) the termination of any equipment leases; (iii) the termination of any leases, subleases or licenses of any leased real property; (iv) dispositions of obsolete or worn out property in the ordinary course of business and dispositions of property (including Intellectual Property) no longer used or useful in the conduct of the business of the Securitization Entities; and (v) transfers constituting Permitted Liens; in each case, excluding any Real Estate Disposition.

“Permitted Investments” means (a) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank or trust company that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) whose short-term debt is rated at least “P-1” (or then equivalent grade) by Moody’s and at least “A-1+” (or then equivalent grade) by S&P and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one (1) year from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “P-1” (or the then equivalent grade) by Moody’s and at least “A-1+” (or the then equivalent grade) by S&P, with maturities of not more than 180 days from the date of acquisition thereof; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (a) above, (e) investments, classified in accordance with GAAP as current assets of the relevant Person making such investment, in money market investment programs registered under the Investment Company Act, which have the highest rating obtainable from Moody’s and S&P, and the portfolios of which are invested primarily in investments of the character, quality and maturity described in clauses (a) through (d) of this definition and (f) with respect to any account held at an institution outside of the United States investments of the character, quality and maturity described in clauses (a) through (d) of this definition (except that such investments (i) may be issued by, or held with, a foreign government or a Person organized under the laws of a foreign country and (ii) need not be rated by Moody’s or S&P). Notwithstanding the foregoing, all Permitted Investments must either (A) be at all times available for withdrawal or liquidation at par (or for commercial paper issued at a discount, at the applicable purchase price) or (B) mature on or prior to the Business Day prior to the immediately succeeding Quarterly Payment Date.

“Permitted Liens” means (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Related Documents in favor of the Trustee for the benefit of the Secured Parties, (c) Liens existing on the Closing Date, which will be released on such date, (d) deposits or pledges made (i) in connection with casualty insurance maintained in accordance with the Related Documents, (ii) to secure the performance of bids, tenders, contracts or leases, (iii) to secure statutory obligations or surety or appeal bonds or (iv) to secure indemnity, performance or other similar bonds in the ordinary course of business of any Securitization Entity, (e) Liens of carriers, warehouses, mechanics and similar Liens, in each case (i) in existence less than 45 days from the date of creation thereof or (ii) being contested in good faith by any Securitization Entity in appropriate proceedings (so long as such Securitization Entity has, in accordance with GAAP, set aside on its books adequate reserves with respect thereto), (f) restrictions under federal, state or foreign securities laws on the transfer of securities, (g) Liens that constitute covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to but not adversely affecting the current occupancy or use of any owned or leased real property in any material respect; provided that, there will be no mortgages or leasehold mortgages encumbering any Securitization Entity’s fee or leasehold title to any Domestic Manufacturing and Distribution Centers except those for the Manufacturing and Distribution Center Mortgages in favor of the Trustee for the benefit of the Secured Parties, (h) statutory or voluntary Liens in favor of landlords, lessors or renters to secure obligations of any

Securitization Entity under real estate leases or rental agreements, which secured obligations are not delinquent or are being contested in good faith by any Securitization Entity and by appropriate proceedings (so long as such Securitization Entity has, in accordance with GAAP, set aside on its books adequate reserves with respect thereto) and (i) Liens on Collateral that has been pledged pursuant to the Class A-1 Note Purchase Agreement with respect to letters of credit issued thereunder.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, trust, unincorporated organization or Governmental Authority or other entity.

“PFS” means Progressive Food Solutions LLC, a Michigan limited liability company, and its successors and assigns.

“PFS Contribution Agreement” means the contribution agreement, dated as of the Closing Date, by and between PFS and the Domestic Distribution Equipment Holder.

“PFS Distribution Agreement” means the distribution agreement, dated as of the Closing Date, by and between PFS and DPL, as may be amended or supplemented from time to time.

“PFS Product Purchase and Distribution Sub-Management Agreement” means the product purchase and distribution agreement, dated as of the Closing Date, by and between PFS and the Manager, as may be amended or supplemented from time to time.

“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA, including any Multiemployer Plan, or Section 412 of the Code.

“PMC Inc.” means Domino’s Pizza PMC, Inc., a Michigan corporation.

“PMC LLC” means Domino’s Pizza PMC LLC, a Delaware limited liability company, as successor by merger to PMC Inc., and its successors and assigns.

“PMC LLC Certificate of Formation” means the certificate of formation of PMC LLC, dated as of March 5, 2007, as amended, supplemented or otherwise modified from time to time.

“PMC LLC Charter Documents” means the PMC LLC Certificate of Formation and the PMC LLC Operating Agreement.

“PMC LLC Operating Agreement” means the Limited Liability Company Agreement of PMC LLC, dated as of March 5, 2007, as further amended, supplemented or otherwise modified from time to time.

“Post-Closing Overseas Franchise Arrangements” means, depending on the context in which it is used, each new master franchise agreement, store franchise agreement or area development agreement entered into by the International Franchisor after the Closing Date pursuant to which a master franchisor or area developer is given the right to franchise or a Franchisee is given the right to operate a Store(s) in an Overseas Country or the rights and obligations of the International Franchisor under each such agreement.

“Post-Default Capped Trustee Expenses” has the meaning set forth in the definition of “Post-Default Capped Trustee Expenses Amount.”

“Post-Default Capped Trustee Expenses Amount” means an amount equal to the lesser of (a) all reasonable expenses payable by the Co-Issuer to the Trustee pursuant to the Indenture after the occurrence and during the continuation of an Event of Default in connection with any obligations of the Trustee in connection with such Event of Default so long as such expenses are not a part of the Capped Securitization Operating Expenses Amount (“Post-Default Capped Trustee Expenses”) and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of Post-Default Capped Trustee Expenses previously paid on each Weekly Allocation Date that occurred in the annual period (measured from the Closing Date to the anniversary thereof and from each anniversary thereof to the next succeeding anniversary thereof) in which such Weekly Allocation Date occurs.

“Post-Securitization Domestic Franchise Arrangements” means, all franchise agreements, license agreements, development agreements, area agreements, or similar agreements in the Domestic Territory and relating to Franchised Stores that have been entered into or renewed since the Series 2007-1 Closing Date (together with any Franchisee Promissory Notes issued in respect thereof).

“Post-Securitization Franchise Arrangements” means, collectively, the Post-Securitization Domestic Franchise Arrangements and the Post-Securitization International Franchise Arrangements.

“Post-Securitization International Franchise Arrangements” means International Franchise Arrangements entered into by the International Franchisor (a) with respect to the period from the Series 2007-1 Closing Date to the Closing Date in the International Territory other than the Overseas Countries, and (b) after the Closing Date in the International Territory.

“Post-Securitization Overseas Franchise Arrangements” means all master franchise agreements, store franchise agreements, area development agreements, or similar agreements related to Franchised Stores for the Overseas Countries entered into after the Series 2007-1 Closing Date up to the Closing Date.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“PPSA” means the Nova Scotia Personal Property Security Act as in effect from time to time.

“Prepayment Premium” means, with respect to any Series of Notes, the premium to be paid on any prepayment of principal with respect to such Series of Notes, identified as a “Prepayment Premium” pursuant to the applicable Series Supplement.

“Pre-Securitization Contribution and Sale Agreements” means, collectively, the IP Assets Contribution Agreement, the IP Holder Equity Interests Distribution Agreement, the Canadian Distribution Assets Sale Agreement, the Holding Companies Contribution Agreement and the DPL Contribution and Sale Agreement.

“Pre-Securitization Domestic Franchise Arrangements” means all master franchise agreements, store franchise agreements, area development agreements and similar agreements related to Franchised Stores for the Domestic Territory entered into prior to the Series 2007-1 Closing Date.

“Pre-Securitization International Franchise Arrangements” means International Franchise Arrangements operated or under development in the International Territory other than in the Overseas Countries entered into prior to the Series 2007-1 Closing Date.

“Pre-Securitization Overseas Franchise Arrangements” means all master franchise agreements, store franchise agreements, area development agreements and similar agreements related to Franchised Stores operated or under development in the Overseas Countries entered into prior to the Series 2007-1 Closing Date.

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by Holdco and the Servicer as its reference rate, base rate or prime rate.

“Principal Amount” means, with respect to each Series of Notes, the amount specified in the applicable Series Supplement.

“Principal and Interest Account Excess Amount” means, as of any date of determination, the excess, if positive, of (A) the aggregate amount of cash and Permitted Investments of the Securitization Entities credited to the Senior Notes Interest Account, the Senior Subordinated Notes Interest Account, the Subordinated Notes Interest Account, the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account and the Subordinated Notes Principal Payment Account as of the end of the most recently ended Quarterly Collection Period over (B) the aggregate of (I) the sum of the Quarterly Interest for the Quarterly Payment Date immediately following such Quarterly Collection Period with respect to each Class of Senior Notes Outstanding, each Class of Senior Subordinated Notes Outstanding and each Class of Subordinated Notes Outstanding and (II) the sum of the Scheduled Principal Payments that are required to be made on such Quarterly Payment Date with respect to each Class of Senior Notes Outstanding, each Class of Senior Subordinated Notes Outstanding and each Class of Subordinated Notes Outstanding.

“Principal Payments Account” means any of the following accounts: (i) the Senior Notes Principal Payments Account; (ii) the Senior Subordinated Notes Principal Payments Account; or (iii) the Subordinated Notes Principal Payments Account.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations described in Section 5.11 of the Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“Product Purchase Agreements” means the Product Purchase and Distribution Agreement, the PFS Product Purchase and Distribution Sub-Management Agreement, the Canadian Manufacturer Product Purchase Agreement and any other agreements entered into by any Distributor and any other Domino’s Entity to manufacture, supply or process Products for sale to any Distributor for re-sale to Franchisees, owners of Company-Owned Stores or any other Persons.

“Product Purchase and Distribution Agreement” means the agreement entered into on the Closing Date by and among the Domestic Distributor, the Domestic Distribution Real Estate Holder, the Master Issuer and the Domestic Distribution Equipment Holder for the manufacture and supply of products for re-sale to certain Franchisees, owners of Company- Owned Stores or any other Persons.

“Product Purchase Payments” means any payment received in connection with the sale of any Products by any Distributor to any Franchisee, DPL, as the owner of Company- Owned Stores, or any other Person whether pursuant to a Requirements Agreement or otherwise.

“Product Supply Payment” means any payment for the Products that is due and payable collectively by the Master Issuer, the Domestic Distribution Real Estate Holder and the Domestic Distribution Equipment Holder to DPL pursuant to the Management Agreement.

“Products” means any good sold by any Distributor to a Franchisee, DPL, as the owner of Company-Owned Stores, or any other Person pursuant to a Requirements Agreement or otherwise.

“PTO” means the United States Patent and Trademark Office.

“PULSE and Technology Fees Concentration Account” means the account maintained in the name of the Master Issuer or the Domestic Distributor and pledged to the Trustee into which the Manager causes PULSE License Fees, Technology Fees and PULSE Maintenance Fees to be deposited or any successor account established for the Master Issuer or the Domestic Distributor by the Manager for such purpose pursuant to Section 5.1 of the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“PULSE and Technology Fees Concentration Account Control Agreement” means the Account Control Agreement governing the PULSE and Technology Fees Concentration Account

entered into by and among the Master Issuer and/or the Domestic Distributor, the Manager, the Trustee and the bank or other financial institution then holding the PULSE and Technology Fees Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the PULSE and Technology Fees Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“PULSE Assets” means all Intellectual Property and license agreements related to the Domino’s PULSE™ System listed in Schedule 1.1(c) of the DPL Contribution and Sale Agreement.

“PULSE License Fees” means all license fees owed by any Franchisee in connection with the Domino’s PULSE™ system installed in any Store owned and operated by such Franchisee in accordance with the applicable license agreement.

“PULSE Maintenance Fees” means all amounts owed by any Franchisee in connection with the maintenance of the Domino’s PULSE™ system installed in any Store owned and operated by such Franchisee.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $250,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “Baa1” by Moody’s and “BBB+” by S&P.

“Quarterly Collection Period” means each period as set forth on Schedule II to this Annex A, commencing with the period from and including the Closing Date to and including March 25, 2012.

“Quarterly Interest Amounts” means the Senior Notes Quarterly Interest, the Senior Subordinated Notes Quarterly Interest or the Subordinated Notes Quarterly Interest, as applicable.

“Quarterly DSCR” means for any Quarterly Payment Date and the immediately preceding Quarterly Collection Period, the ratio (without rounding) of (a) an amount equal to the Adjusted Net Cash Flow for the Quarterly Collection Period preceding such Quarterly Payment Date, to (b) an amount equal to Debt Service for such Quarterly Payment Date.

“Quarterly Manager’s Certificate” has the meaning specified in Section 4.1(b) of the Base Indenture.

“Quarterly Noteholders’ Statement” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit C to the applicable Series Supplement.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 25th day of each of the following calendar months: January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day, commencing on April 25, 2012. Any reference to a Quarterly Collection Period relating to a Quarterly Payment Date means the Quarterly Collection Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Period relating to a Quarterly Payment Date means the Interest Period most recently ended prior to such Quarterly Payment Date.

“Quarterly Retained Collections” means with respect to any Quarterly Collection Period, the aggregate amount of Retained Collections deposited into the Collection Account during such Quarterly Collection Period.

“Rapid Amortization DSCR Threshold” means a Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the DSCR, equal to 1.2x.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agency” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Fees” means any reasonable fees or expenses due to the Rating Agencies in connection with rating any Series or Class of Notes.

“Real Estate Disposition” means a disposition of any owned real property in connection with the owned Manufacturing and Distribution Centers.

“Real Estate Disposition Proceeds” means the amount of net cash proceeds received by the Domestic Distribution Real Estate Holder from any Real Estate Disposition (after payment of all costs and expenses related to such disposition), to the extent such proceeds are not reinvested in real property held by the Domestic Distribution Real Estate Holder and used for production or distribution purposes within 365 days of the disposition giving rise to such proceeds.

“Real Estate Holder Concentration Account” means the account maintained in the name of the Master Issuer or the Domestic Distribution Real Estate Holder and pledged to the Trustee which will be used to maintain Asset Disposition Proceeds from Real Estate Dispositions, funds from the Domestic Distributor and funds deposited therein pursuant to priority (xxxvii) of the Priority of Payments, or any successor account established for the Master Issuer or the Domestic Distribution Real Estate Holder by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Real Estate Holder Concentration Account Control Agreement” means the Account Control Agreement governing the Real Estate Holder Concentration Account entered into by and among the Master Issuer and/or the Domestic Distribution Real Estate Holder, the Manager, the Trustee and the bank or other financial institution then holding the Real Estate Holder Concentration Account (which Account Control Agreement shall be reasonably acceptable to the Trustee, it being understood that the Real Estate Holder Concentration Account Control Agreement in effect on the Closing Date is so acceptable to the Trustee).

“Real Estate Holder Concentration Account Minimum Balance” means $100,000, or such higher amount as may be established by the Manager from time to time in its sole discretion by notice to the Servicer, the Control Party and the Back-Up Manager.

“Record Date” means, with respect to any Quarterly Payment Date, the last day of the immediately preceding calendar month.

“Refranchising Asset Dispositions” means any resale, transfer or other disposition of a Domestic Franchise Arrangement or an International Franchise Arrangement that results in the replacement of a Franchise Arrangement with one or more Post-Securitization Franchise Arrangements, including, without limitation, any resale, transfer, termination or creation (or combination thereof) of a Securitization Entity’s interest in a Domestic Franchise Arrangement or an International Franchise Arrangement.

“Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Related Documents” means, with respect to any Series of Notes, the Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements, any Variable Funding Note Purchase Agreement, any Swap Contract, any Series Hedge Agreement, any Enhancement Agreement, the DNAF Servicing Agreement and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Required Rating” means (i) a short-term certificate of deposit rating from Moody’s of “P-1” and from S&P of at least “A-1” and (ii) a long-term unsecured debt rating of not less than “Baa1” by Moody’s and “BBB+” by S&P.

“Requirements Agreements” means, collectively, any requirements or rebate agreements (including any purchase orders) entered into by a Franchisee, DPL, as the owner of Company-Owned Stores, or any other Person pursuant to which such Franchisee, DPL, as the owner of Company-Owned Stores, or other Person purchases Products from any Distributor.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any order, law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including, without limitation, usury laws, the U.S. Federal Truth in Lending Act and retail installment sales acts).

“Residual Amount” means for any Weekly Allocation Date with respect to any Quarterly Collection Period the amount, if any, by which the amount allocated to the Collection Account on such Weekly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Weekly Allocation Date pursuant to priorities (i) through (xxxvii) of the Priority of Payments; provided, that the amount of any Retained Collections Contribution will be held by the Master Issuer (or any other Securitization Entity other than the SPV Guarantor) for at least one full fiscal quarter after which time that amount may be distributed by the Master Issuer to the SPV Guarantor on any Weekly Allocation Date; provided that (i) the most recent Quarterly DSCR or, on and after the Springing Amendments Implementation Date, the DSCR, was at least equal to the Cash Trapping DSCR Threshold without giving effect to the inclusion of such Retained Collections Contribution and (ii) such Retained Collections Contribution is not required to pay any shortfall in the amounts payable under priorities (ii) through (xxxvii) of the Priority of Payments, to the extent of any shortfall on such Weekly Allocation Date.

“Residual Amounts Account” means an account owned by a Securitization Entity that is used solely for the receipt of Residual Amounts.

“Retained Collections” means (a) all Collections excluding (i) Excluded Amounts and (ii) Bank Account Expenses (solely with respect to the Concentration Accounts), (b) any Retained Collections Contributions and (c) without duplication, Weekly FCF Distributions and Weekly Distributor Profit Amounts.

“Retained Collections Contribution” means, with respect to any Quarterly Collection Period, a cash contribution made to the Master Issuer at any time prior to the Final Series Legal Final Maturity Date (other than a cash contribution made to the Master Issuer for the purpose of collateralizing letters of credit issued under any Class A-1 Subfacility) in an amount no greater than $7,500,000 in any Quarterly Collection Period, not more than $15,000,000 during any period of four consecutive Quarterly Collection Periods and not more than $30,000,000 in the aggregate from the Closing Date to the Final Series Legal Final Maturity Date, which for all purposes of the Related Documents, except as otherwise specified therein, will be treated as Retained Collections received during such Quarterly Collection Period.

“Royalties Concentration Account” means, collectively, the Domestic Royalties Concentration Account, the International Royalties Concentration Account, the Venezuelan Royalties Concentration Account, the Cayman Islands Royalties Concentration Account and any Additional Royalties Concentration Account.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Same Store Sales Comparison Information” means, with respect to any Quarterly Collection Period, a comparison of (a) the sum of Gross Sales for each Open Domino’s Store for each day of such Quarterly Collection Period where (i) such Open Domino’s Store had Gross Sales on such day and (ii) had Gross Sales for the corresponding day in the prior fiscal year of the Co-Issuers with (b) the sum of Gross Sales for each Open Domino’s Store for each day of the prior fiscal year of the Co-Issuers where (i) such Open Domino’s Store had Gross Sales on such day and (ii) had Gross Sales for the corresponding day of the current fiscal year of the Co-Issuers.

“Scheduled Principal Payments” means, with respect to any Series or any Class of any Series of Notes, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series or Class on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Collection Period, as of the last Weekly Allocation Date with respect to such Quarterly Collection Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payments Account after the last Weekly Allocation Date with respect to such Quarterly Collection Period is less than the Senior Notes Accrued Scheduled Principal Payments Amount for the next succeeding Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(e) of the Base Indenture.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the Noteholders, each Hedge Counterparty, if any, the Trustee in its individual capacity, the Servicer, the Control Party, the Manager and the Back-Up Manager, together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 5.8(a) of the Base Indenture.

“Securitization Entities” means, collectively, the SPV Guarantor, the Master Issuer, the Domestic Distributor, the Canadian Distributor, the Domestic Franchisor, the International Franchisor, the IP Holder, SPV Canadian Holdco, the Domestic Distribution Real Estate Holder, the Domestic Distribution Equipment Holder and any Additional Securitization Entity.

“Securitization Entity Indemnities” means all indemnification obligations that the Securitization Entities have to their officers, directors or managers under their Charter Documents.

“Securitization IP” has the meaning set forth on Schedule I attached hereto.

“Securitization IP License Agreements” has the meaning set forth on Schedule I attached hereto.

“Securitization Leverage Ratio” means, as of the date of determination, the ratio of (i) the aggregate principal amount of each Series of Notes Outstanding (provided that, with respect to each Series of Class A-1 Senior Notes Outstanding, the aggregate principal amount of each such Series of Senior Notes will be deemed to be the Class A-1 Senior Notes Maximum Principal Amount for each such Series) to (ii) Net Cash Flow (excluding, for the avoidance of doubt, any Retained Collections Contributions) for the preceding four Quarterly Collection Periods as of such date.

“Securitization Operating Expenses” means all (a) Trustee Fees, (b) Back-Up Manager Fees and Back-Up Manager Consent Consultation Fees, (c) Independent Accountant Fees, (d) Organizational Expenses, (e) Rating Agency Fees, (f) Securitization Entity Indemnities, (g) Mortgage Recordation Fees and (h) Servicer Indemnities (together with interest on any such Servicer Indemnities that are due and unpaid at the Advance Interest Rate).

“Senior Debt” means the issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Subordinated Debt or Subordinated Debt.

“Senior ABS Leverage Ratio” means, as of the date of determination, the ratio of (i) the aggregate principal amount of each Series of Senior Notes Outstanding (provided that, with respect to each Series of Class A-1 Senior Notes Outstanding, the aggregate principal amount of each such Series of Senior Notes will be deemed to be the Class A-1 Senior Notes Maximum Principal Amount for each such Series) less (b) the sum of (x) the cash and Permitted Investments of the Securitization Entities credited to the Senior Notes Interest Reserve Account and the Cash Trap Reserve Account as of the end of the most recently ended Quarterly Collection Period, (y) at the Master Issuer’s election, the Senior Principal and Interest Account Excess Amount and (z) the available amount of the Interest Reserve Letter of Credit with respect to the Senior Notes as of the end of the most recently ended Quarterly Collection Period to (ii) Net Cash Flow (excluding, for the avoidance of doubt, any Retained Collections Contributions) for the preceding four Quarterly Collection Periods as of such date.

“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A” and identified as “Senior Notes” in the applicable Series Supplement that constitute Senior Debt.

“Senior Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Collection Period and (2) the Senior Notes Aggregate Quarterly Interest for the Interest Period ending in the next succeeding Quarterly Collection Period (except with respect to the first Interest Period after the Closing Date, in which case such amount will be 0% of the Senior Notes Quarterly Interest for such Interest Period), (ii) the Carryover Senior Notes Accrued Quarterly Interest Amount for such Weekly Allocation Date and (iii) if such Weekly Allocation Date occurs on or after a Quarterly Payment Date on which amounts are withdrawn from the Senior Notes Interest Account pursuant to Section 5.12(a) of the Base Indenture to cover any Class A-1 Senior Notes Interest Adjustment Amount, the amount so withdrawn (without duplication for amounts previously allocated pursuant to this clause (iii) and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Interest for the Interest Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Interest Account with respect to Senior Notes Quarterly Interest on each preceding Weekly Allocation Date with respect to such Quarterly Collection Period.

“Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Collection Period and (2) the Senior Notes Aggregate Quarterly Post-ARD Contingent Interest for the Interest Period ending in the next succeeding Quarterly Collection Period (except with respect to the first Interest Period after the Closing Date, in which case such amount will be 0% of the Senior Notes Aggregate Quarterly Post-ARD Contingent Interest for such Interest Period) and (ii) the Carryover Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such Weekly Allocation Date and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Post-ARD Contingent Interest for the Interest Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Post-ARD Contingent Interest Account with respect to Senior Notes Quarterly Post-ARD Contingent Interest on each preceding Weekly Allocation Date with respect to the Quarterly Collection Period.

“Senior Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Collection Period and (2) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Collection Period (except with respect to the first Interest Period after the Closing Date, in which case such amount will be 0% of the Senior Notes Scheduled Principal Payments for such Quarterly Payment Date) and (ii) the Carryover Senior Notes Accrued Scheduled Principal Payments Amount for such Weekly Allocation Date and (b) the amount, if any, by which (i) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Principal Payments Account with respect to Senior Notes Aggregate Scheduled Principal Payments on each preceding Weekly Allocation Date with respect to the Quarterly Collection Period.

“Senior Notes Aggregate Quarterly Interest” means, for any Interest Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Quarterly Interest due and payable on all such Senior Notes with respect to such Interest Period.

“Senior Notes Aggregate Quarterly Post-ARD Contingent Interest” means, for any Interest Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Quarterly Post-ARD Contingent Interest accrued on all such Senior Notes with respect to such Interest Period.

“Senior Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Scheduled Principal Payments due and payable on all such Senior Notes on such Quarterly Payment Date.

“Senior Notes Available Reserve Account Amount” means, as of any date of determination, collectively, the amount on deposit in the Senior Notes Interest Reserve Account, the undrawn face amount of any Interest Reserve Letter of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders and the amount on deposit in the Cash Trap Reserve Account.

“Senior Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(b) of the Base Indenture.

“Senior Notes Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Interest Reserve Account” has the meaning set forth in Section 5.2 of the Base Indenture.

“Senior Notes Interest Reserve Account Amount” means, for any Weekly Allocation Date, the aggregate of all amounts (i) required to be on deposit in the Senior Notes Interest Reserve Account or (ii) in respect of the undrawn face amount of any Interest Reserve Letter of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders on such Weekly Allocation Date pursuant to any Series Supplement.

“Senior Notes Interest Reserve Account Deficit Amount” means, on any Weekly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the amount, if any, by which (a) the Senior Notes Interest Reserve Account Amount exceeds (b) the sum of (i) the amount on deposit in the Senior Notes Interest Reserve Account on such date and (ii) the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders outstanding on such date.

“Senior Notes Principal Payments Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Quarterly Interest” means, for any Interest Period, (a) with respect to any Senior Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Senior Notes that is identified as “Senior Notes Quarterly Interest” in the applicable Series Supplement plus (b) with respect to any Class A-1 Senior Notes Outstanding, the aggregate amount of any letter of credit fees due and payable, with respect to such Interest Period, on such Class A-1 Senior Notes pursuant to the applicable Variable Funding Note Purchase Agreement that are identified as “Senior Notes Quarterly Interest” in the applicable

Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest or letter of credit fees cannot be ascertained, an estimate of such interest or letter of credit fees will be used to calculate the Senior Notes Quarterly Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Quarterly Post-ARD Contingent Interest,” “Class A-1 Senior Notes Administrative Expenses,” “Class A-1 Senior Notes Quarterly Commitment Fees” or “Class A-1 Senior Notes Other Amounts” in any Series Supplement will under no circumstances be deemed to constitute “Senior Notes Quarterly Interest.”

“Senior Notes Quarterly Post-ARD Contingent Interest” means, for any Interest Period, with respect to any Class of Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on each such Class of Senior Notes that is identified as “Senior Notes Quarterly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Notes Quarterly Post-ARD Contingent Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Quarterly Interest” in any Series Supplement will under no circumstances be deemed to constitute “Senior Notes Quarterly Post-ARD Contingent Interest.”

“Senior Notes Scheduled Principal Catch-Up Amount” means the sum of all principal payments that are required to be paid to Senior Noteholders pursuant to the applicable Series Supplement and have not been previously paid.

“Senior Notes Scheduled Principal Payments” means, with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Notes Scheduled Principal Payments Deficiency Amount” means, with respect to any Quarterly Collection Period and as calculated as of the last day of such Quarterly Collection Period, the amount, if any, by which (a) the Senior Notes Aggregate Scheduled Principal Payments (including any Senior Notes Scheduled Principal Payments Deficiency Amounts due but unpaid from any previous Quarterly Collection Period) due and payable on the Quarterly Payment Date in the next succeeding Quarterly Collection Period exceeds (b) the amount on deposit on such last day of such Quarterly Collection Period in the Senior Notes Principal Payments Account with respect to Senior Notes Scheduled Principal Payments due and payable on the Quarterly Payment Date in the next succeeding Quarterly Collection Period.

“Senior Principal and Interest Account Excess Amount” means, as of any date of determination, the excess, if positive, of (A) the aggregate amount of cash and Permitted Investments of the Securitization Entities credited to the Senior Notes Interest Account and the Senior Notes Principal Payment Account as of the end of the most recently ended Quarterly Collection Period over (B) the aggregate of (I) the sum of the Senior Notes Quarterly Interest for the Quarterly Payment Date immediately following such Quarterly Collection Period with respect to each Class of Senior Notes Outstanding and (II) the sum of the Scheduled Principal Payments that are required to be made on such Quarterly Payment Date with respect to each Class of Senior Notes Outstanding.

“Senior Subordinated Debt” or “Senior Subordinated Notes” means any issuance of Indebtedness under the Indenture by the Co-Issuers that are part of a Class with an alphanumerical designation that contains any letter from “B” through “L” of the alphabet.

“Senior Subordinated Noteholder” means any Holder of Senior Subordinated Notes of any Series.

“Senior Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Aggregate Quarterly Interest” means, for any Interest Period, with respect to all Senior Subordinated Notes Outstanding, the aggregate amount of Senior Subordinated Notes Quarterly Interest due and payable on all such Subordinated Notes with respect to such Interest Period.

“Senior Subordinated Notes Aggregate Quarterly Post-ARD Contingent Interest” means, for any Interest Period, with respect to all Senior Subordinated Notes Outstanding, the aggregate amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest accrued on all such Senior Subordinated Notes with respect to such Interest Period.

“Senior Subordinated Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Subordinated Notes Outstanding, the aggregate amount of Senior Subordinated Notes Scheduled Principal Payments due and payable on all such Senior Subordinated Notes on such Quarterly Payment Date.

“Senior Subordinated Notes Available Reserve Account Amount” means, as of any date of determination, collectively, the amount on deposit in the Senior Subordinated Notes Interest Reserve Account, the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Subordinated Noteholders and the amount on deposit in the Cash Trap Reserve Account.

“Senior Subordinated Notes Interest Reserve Account” means an interest reserve account established and maintained by the Master Issuer, in the name of the Trustee, for the benefit of the Senior Subordinated Noteholders and the Trustee, solely for the benefit of the Senior Subordinated Noteholders.

“Senior Subordinated Notes Interest Reserve Account Amount” means, for any Weekly Allocation Date, the aggregate of all amounts (i) required to be on deposit in the Senior Subordinated Notes Interest Reserve Account or (ii) in respect of the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Subordinated Noteholders on such Weekly Allocation Date pursuant to any Series Supplement.

“Senior Subordinated Notes Interest Reserve Account Deficit Amount” means, on any Weekly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the amount, if any, by which (a) the Senior Subordinated Notes Interest Reserve Account Amount exceeds (b) the sum of (i) the amount on deposit in the Senior Subordinated Notes Interest Reserve Account on such date and (ii) the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Subordinated Noteholders on such date.

“Senior Subordinated Notes Quarterly Interest” means, for any Interest Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses will be used to calculate the Senior Subordinated Notes Quarterly Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest” in any Series Supplement will under no circumstances be deemed to constitute “Senior Subordinated Notes Quarterly Interest.”

“Senior Subordinated Notes Quarterly Post-ARD Contingent Interest” means, for any Interest Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on each such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Subordinated Notes Quarterly Post-ARD Contingent Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Subordinated Notes Quarterly Interest” in any Series Supplement will under no circumstances be deemed to constitute “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest.”

“Senior Subordinated Notes Scheduled Principal Catch-Up Amount” means the sum of all principal payments that are required to be paid to Senior Subordinated Noteholders pursuant to the applicable Series Supplement and have not been previously paid.

“Senior Subordinated Notes Scheduled Principal Payments” means, with respect to any Class of Senior Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Subordinated Notes.

“Senior Subordinated Notes Scheduled Principal Payments Deficiency Amount” means, with respect to any Quarterly Collection Period and as calculated as of the last day of such Quarterly Collection Period, the amount, if any, by which (a) the Senior Subordinated Notes Aggregate Scheduled Principal Payments (including any Senior Subordinated Notes Scheduled Principal Payments Deficiency Amounts due but unpaid from any previous Quarterly Collection Period) due and payable on the Quarterly Payment Date in the next succeeding Quarterly Collection Period exceeds (b) the amount on deposit on such last day of such Quarterly Collection Period in the Senior Subordinated Notes Principal Payments Account with respect to Senior Subordinated Notes Scheduled Principal Payments due and payable on the Quarterly Payment Date in the next succeeding Quarterly Collection Period.

“Series 2007-1 Closing Date” means April 16, 2007.

“Series 2007-1 Legacy Account” means any account maintained by the Trustee which was designated under the 2007 Base Indenture for the payment of interest, fees or other amounts in respect of any class of the Series 2007-1 Notes.

“Series 2007-1 Notes” means the notes issued by the Co-Issuers on the Series 2007-1 Closing Date.

“Series 2007-1 Series Supplement” means the Series 2007-1 Supplement, dated as of April 16, 2007, among the Co-Issuers and the Trustee, to the 2007 Base Indenture.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to any series of Notes, the “Anticipated Repayment Date” as set forth in the related Series Supplement, which will be the Series Anticipated Repayment Date for such Series of Notes, as adjusted pursuant to the terms of the applicable Series Supplement.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement.

“Series Hedge Agreement” means, with respect to any Series of Notes, the relevant Swap Contract, if any, described in the applicable Series Supplement.

“Series Hedge Counterparty” means, with respect to any series of Notes, the relevant Hedge Counterparty, if any, described in the applicable Series Supplement.

“Series Hedge Payment Amount” means all amounts payable by the Master Issuer under a Series Hedge Agreement including any termination payment payable by the Master Issuer.

“Series Legal Final Maturity Date” means, with respect to any Series, the “Legal Final Maturity Date” set forth in the related Series Supplement.

“Series Non-Amortization Test” has the meaning specified in the applicable Series Supplement or, if not specified therein, means a test that will be satisfied on any Quarterly Payment Date if (i) the level of both the Holdco Leverage Ratio and the Securitization Leverage Ratio are each less than or equal to 4.5x as of the Accounting Date preceding such Quarterly Payment Date and (ii) there is no Senior Notes Scheduled Principal Catch-Up Amount outstanding as of such Quarterly Payment Date.

“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums, make-whole payments and Series Hedge Payment Amounts, at any time and from time to time, owing by the Co-Issuers on such Series of Notes or owing by the Guarantors pursuant to the Global G&C Agreement on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Co-Issuers or the Guarantors arising under the Indenture, the Notes or any other Indenture Document, in each case, solely with respect to such Series of Notes.

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Servicer” means Midland Loan Services, a division of PNC Bank, National Association, as servicer under the Servicing Agreement, and any successor thereto.

“Servicer Indemnities” means all indemnification obligations that the Securitization Entities have to the Servicer under the Servicing Agreement and the other Related Documents.

“Serviced Funds” has the meaning set forth in the DNAF Servicing Agreement.

“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of April 16, 2021, by and among the Co-Issuers, the Manager, the Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Servicing Fees” has the meaning set forth in the Servicing Agreement.

“Servicing Standard” has the meaning set forth in the Servicing Agreement.

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinions delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with any of Holdco, Intermediate Holdco, DPL, DNAF, Domino’s International, PMC LLC, PFS, the Canadian Holdco or the Canadian Manufacturer.

“Specified Countries” has the meaning set forth in Section 8.25(d) of the Base Indenture.

“Springing Amendments Implementation Date” means (A) as used in the Base Indenture and the Parent Company Support Agreement, the earlier of (i) the date that the Control Party designates as the “Springing Amendments Implementation Date” with respect to the Base Indenture and the Parent Company Support Agreement and (ii) the date that all of the Series 2015-1 Senior Notes, the Series 2017-1 Senior Notes, the Series 2018-1 Senior Notes and the Series 2019-1 Senior Notes have been paid in full; provided that as used in Section 5.11, Section 9.2 or Section 13.1 of the Base Indenture, the “Springing Amendments Implementation Date” shall refer solely to the date set forth in clause (A)(ii) above, and (B) as used in the Servicing Agreement and the Back-Up Management Agreement, the earliest of (i) the date that the Controlling Class Representative designates as the “Springing Amendments Implementation Date” with respect to the Servicing Agreement and the Back-Up Management Agreement, (ii) the date that the Master Issuer receives the consent of a Majority of the Noteholders of the Controlling Class to the designation by the Master Issuer of the “Springing Amendments Implementation Date” with respect to the Servicing Agreement and the Back-Up Management Agreement and (iii) the date that all of the Series 2015-1 Senior Notes, the Series 2017-1 Senior Notes, the Series 2018-1 Senior Notes and the Series 2019-1 Senior Notes have been paid in full; provided that as used in the first paragraph of Section 8.3 of the Servicing Agreement, the “Springing Amendments Implementation Date” shall refer solely to the date set forth in clause (B)(iii) above.

“SPV Canadian Holdco” means Domino’s SPV Canadian Holding Company Inc., a Delaware corporation, and its successors and assigns.

“SPV Canadian Holdco By-Laws” means the by-laws of SPV Canadian Holdco, as amended, supplemented or otherwise modified from time to time.

“SPV Canadian Holdco Certificate of Incorporation” means the certificate of incorporation of SPV Canadian Holdco, filed with the Secretary of State of Delaware on April 16, 2007, as amended, supplemented or otherwise modified from time to time.

“SPV Canadian Holdco Charter Documents” means the SPV Canadian Holdco Certificate of Incorporation and the SPV Canadian Holdco By-Laws.

“SPV Guarantor” means Domino’s SPV Guarantor LLC, a Delaware limited liability company, and its successors and assigns.

“SPV Guarantor Certificate of Formation” means the certificate of formation of the SPV Guarantor, dated as of March 2, 2007, as amended, supplemented or otherwise modified from time to time.

“SPV Guarantor Charter Documents” means the SPV Guarantor Certificate of Formation and the SPV Guarantor Operating Agreement.

“SPV Guarantor Contribution Agreement” means the SPV Guarantor Contribution Agreement, dated as of the Series 2007-1 Closing Date, by and between the Master Issuer and the SPV Guarantor, as amended, supplemented or otherwise modified from time to time.

“SPV Guarantor Domestic Distribution and Overseas IP Holder Contribution Agreement” means the contribution agreement, dated as of the Closing Date, by and between the SPV Guarantor and the Master Issuer pursuant to which the SPV Guarantor will contribute Equity Interests in the Domestic Distribution Real Estate Holder, the Domestic Distribution Equipment Holder and Overseas IP Holder LLC and leases of the Leased Domestic Manufacturing and Distribution Centers to the Master Issuer.

“SPV Guarantor Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the SPV Guarantor, dated as of March 15, 2012, as further amended, supplemented or otherwise modified from time to time.

“Store” means any Domino’s® Brand store, any Future Brand store or any store operating under more than one of the foregoing brands that is subject to a Franchise Arrangement, the Company-Owned Stores Master License Agreement or an Overseas Franchise Arrangement, including “alternative store” locations.

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Subordinated Debt” means any issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class B” through “Class Z” pursuant to the Series Supplement applicable to such Indebtedness) subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Notes.

“Subordinated Debt Provisions” means, with respect to the issuance of any Series of Notes that includes Subordinated Debt, the terms of such Subordinated Debt will include the following provisions: (a) if there is an Extension Period in effect with respect to the Senior Debt issued on the Closing Date, the principal of any Subordinated Debt will not be permitted to be repaid out of the Priority of Payments unless such Senior Debt is no longer Outstanding, (b) if the Senior Debt issued on the Closing Date is refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt and any such Subordinated Debt having a Series Anticipated Repayment Date on or before the Series Anticipated Repayment Date of such Senior Debt is not refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt, such Subordinated Debt will begin to amortize on the date that the Senior Debt is refinanced pursuant to a scheduled principal payment schedule to be set forth in the applicable Series Supplement, (c) if the Senior Debt issued on the Closing Date is not refinanced on or prior to the Quarterly Payment Date following the seventh anniversary of the Closing Date, such Subordinated Debt will not be permitted to be refinanced and (d) any and all Liens on the Collateral created in favor of any holder of Subordinated Debt in connection with the issuance thereof will be expressly junior in priority to all Liens on the Collateral in favor any holder of Senior Debt.

“Subordinated Notes” means any Series or Class of any Series of Notes that are identified as “Subordinated Notes” in the applicable Series Supplement that constitute Subordinated Debt.

“Subordinated Noteholders” means, collectively, the holders of any Subordinated Notes.

“Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Aggregate Quarterly Interest” means, for any Interest Period, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Quarterly Interest due and payable on all such Subordinated Notes with respect to such Interest Period.

“Subordinated Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Scheduled Principal Payments due and payable on all such Subordinated Notes on such Quarterly Payment Date.

“Subordinated Notes Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(k) of the Base Indenture.

“Subordinated Notes Principal Payments Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Quarterly Interest” means, for any Interest Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Class of Subordinated Notes that is identified as “Subordinated Notes Quarterly Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses will be used to calculate the Subordinated Notes Quarterly Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Subordinated Notes Quarterly Post-ARD Contingent Interest” in any Series Supplement will under no circumstances be deemed to constitute “Subordinated Notes Quarterly Interest”.

“Subordinated Notes Quarterly Post-ARD Contingent Interest” means, for any Interest Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on each such Class of Subordinated Notes that is identified as “Subordinated Notes Quarterly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Subordinated Notes Quarterly Post-ARD Contingent Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Subordinated Notes Quarterly Interest” in any Series Supplement will under no circumstances be deemed to constitute “Subordinated Notes Quarterly Post-ARD Contingent Interest.”

“Subordinated Notes Scheduled Principal Catch-Up Amount” means the sum of all principal payments that are required to be paid to Subordinated Noteholders pursuant to the applicable Series Supplement and have not been previously paid.

“Subordinated Notes Scheduled Principal Payments” means, with respect to any Class of Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Subordinated Notes.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Guarantors” means the Domestic Franchisor, the International Franchisor, the Canadian Distributor, the Domestic Distribution Real Estate Holder, the Domestic Distribution Equipment Holder and any Additional Subsidiary Guarantor.

“Successor Manager” means any successor to the Manager appointed by the Control Party (at the direction of the Controlling Class Representative) upon the resignation or removal of the Manager pursuant to the terms of the Management Agreement.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a Successor Manager or Interim Successor Manager in connection with the termination, removal and replacement of the Manager under the Management Agreement.

“Successor Servicer Transition Expenses” means all costs and expenses incurred by a successor Servicer in connection with the termination, removal and replacement of the Servicer under the Servicing Agreement.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article XIII of the Base Indenture.

“Supplemental Management Fee” means for each Weekly Allocation Date with respect to any Quarterly Collection Period the amount, approved in writing by the Control Party acting at the direction of the Controlling Class Representative, by which, with respect to any Quarterly Collection Period, (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Quarterly Collection Period in connection with the performance of the Manager’s obligations under the Management Agreement and the amount of any current or projected Tax Payment Deficiency, if applicable, exceed (ii) the Weekly Management Fees received and to be received by the Manager on such Weekly Allocation Date and each preceding Weekly Allocation Date with respect to such Quarterly Collection Period in accordance with priority (xiv) of the Priority of Payments.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, crosscurrency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“System” means the business of Holdco and its Subsidiaries on a consolidated basis together with the-system of Domino’s Brand Stores.

“Tax” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax Lien Reserve Amount” means any funds contributed by Domino’s International to the SPV Guarantor to satisfy Liens filed by the Internal Revenue Service pursuant to Section 6323 of the Code against any Securitization Entity.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) treated as debt at the time of their issuance, (b) except with respect to the

International Franchisor, the SPV Canadian Holdco and any Additional Securitization Entity (including Additional Securitization Entities organized with the consent of the Control Party pursuant to Section 8.34(b) of the Base Indenture) that will be treated as a corporation for United States federal income tax purposes, each of the U.S. Co-Issuers, each other U.S. Securitization Entity and each other direct or indirect U.S. Subsidiary of the Master Issuer (i) will as of the date of issuance be treated as a disregarded entity and (ii) will not as of the date of issuance be classified as a corporation or as an association or publicly traded partnership taxable as a corporation and (c) such new Series of Notes will as of the date of issuance be treated as debt.

“Tax Payment Deficiency” means any Tax liability of Holdco (including Taxes imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Securitization Entities or their direct or indirect Subsidiaries that cannot be satisfied by Holdco from its available funds.

“Technology Assets” means software assets used in the provision of technology- related services by Domino’s to Franchisees (excluding the PULSE Assets); provided that, for purposes of any of the Contribution and Sale Agreements, “Technology Assets” shall have the meaning set forth on Schedule I attached hereto.

“Technology Fees” means all amounts owed by any Franchisee in connection with technology-related services provided by Domino’s to such Franchisee.

“Third-Party License Agreements” means, collectively, any agreements (other than Franchise Arrangements) entered into by and between any Domino’s Entity and any third party that is not a Domino’s Entity pursuant to which such third party (a) is licensed to use any Domino’s IP or (b) licenses any third-party Intellectual Property to a Domino’s Entity; provided that, for purposes of any of the Contribution and Sale Agreements, “Third-Party License Agreements” shall have the meaning set forth on Schedule I attached hereto.

“Third-Party License Fees” means all amounts due to any Securitization Entity under or in connection with any Third-Party License Agreement.

“Third-Party Licensee” means any party to a Third-Party License Agreement that is not a Domino’s Entity.

“Third-Party Matching Expenses” means any amounts (i) collected by the Master Issuer or any of its direct or indirect Subsidiaries where such amounts are being collected by such entity on behalf of a third party (other than any other Domino’s Entity) or (ii) collected by the Master Issuer or any of its direct or indirect Subsidiaries which are matched to a payable due to a third party (other than any other Domino’s Entity).

“Third-Party Supply Agreements” means all contracts, accounts receivable, accounts payable and open purchase orders relating to the purchase of supplies from unaffiliated third parties for resale to Franchised Stores and Company-Owned Stores in the Domestic Territory and the International Territory; provided that, for purposes of any of the Contribution and Sale Agreements, “Third-Party Supply Agreements” shall have the meaning set forth on Schedule I attached hereto.

“Trademarks” means United States, state and non-U.S. trademarks, service marks, trade names, trade dress, designs, logos, slogans and other indicia of source or origin, whether registered or unregistered, registrations and pending applications to register the foregoing, and all goodwill of any business connected with the use of or symbolized thereby.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time will be such officers, in each case having direct responsibility for the administration of this Indenture, and also any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Trustee Accounts” has the meaning set forth in Section 5.8(a) of the Base Indenture.

“Trustee Fees” means the fees payable by the Co-Issuers to the Trustee pursuant to the fee letter between the Co-Issuers and the Trustee and all expenses and indemnities payable by the Co-Issuers to the Trustee pursuant to the Indenture, including, without limitation, any expenses incurred by the Trustee in connection with any inspection pursuant to Section 8.6 of the Base Indenture.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Unrestricted Cash” means as of any date, unrestricted cash and Permitted Investments owned by the Non-Securitization Entities that are not, and are not presently required under the terms of any agreement or other arrangement binding any Non- Securitization Entity on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of any Non-Securitization Entity or (b) otherwise segregated from the general assets of the Non-Securitization Entities, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Non-Securitization Entities. It is agreed that cash and Permitted Investments held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by any Non-Securitization Entity will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries.

“Variable Funding Note Purchase Agreement” means any note purchase agreement entered into by the Co-Issuers in connection with the issuance of Class A-1 Senior Notes that is identified as a “Variable Funding Note Purchase Agreement” in the applicable Series Supplement.

“Venezuelan Royalties Concentration Account” means the account maintained in the name of the Master Issuer or the International Franchisor and pledged to the Trustee into which the Manager causes Collections in the currency of Venezuela to be deposited or any successor account established for the Master Issuer or the International Franchisor by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“VFN Fee Letter” has the meaning set forth in each applicable Variable Funding Note Purchase Agreement.

“Weekly Advertising Fee Amount” means, with respect to any Weekly Collection Period, an amount equal to the lesser of (i) the actual aggregate amount of Advertising Fees deposited in the Royalties Concentration Accounts during such Weekly Collection Period, as calculated by the Manager and set forth in each applicable Weekly Manager’s Certificate and (ii) the actual amount of Collections on deposit in the Royalties Concentration Accounts on such day; provided that to the extent that the amount in clause (ii) above is less than the amount in clause (i) above the amount of any such difference (the “Weekly Advertising Fee Deficiency Amount”) (or the portion thereof that has not been previously paid to the DNAF Account) will be added to the Weekly Advertising Fee Amount for each succeeding day until such Weekly Advertising Fee Deficiency Amount has been paid to the DNAF Account.

“Weekly Allocation Date” means the fifth Business Day following the last day of each Weekly Collection Period commencing on March 23, 2012.

“Weekly Collection Period” means the period from and including each Monday and ending on and including the next succeeding Sunday.

“Weekly Collections” means all Collections received during any Weekly Collection Period.

“Weekly Distribution Services Reimbursement Amount” means, with respect to any Weekly Collection Period, an amount equal to the smallest of (a) the aggregate amount of working capital expenses relating to the Distribution Services actually incurred by the Manager or the Canadian Manufacturer, as applicable, on or prior to the last day of such Weekly Collection Period for which the Manager or the Canadian Manufacturer, as applicable, is entitled to be reimbursed or paid in accordance with the Management Agreement and has not been previously reimbursed or paid; (b) the amount, if any, by which (i) $25,000,000 exceeds (ii) the aggregate amount of working capital expenses relating to the Distribution Services previously paid on each preceding Weekly Allocation Date that occurred in the Quarterly Collection Period in which such Weekly Allocation Date occurs; and (c) the amount, if any, by which (i) $50,000,000 exceeds (ii) the aggregate amount of working capital expenses relating to the Distribution Services previously paid on each preceding Weekly Allocation Date that occurred in the two-year period (measured from the Closing Date to the second anniversary thereof and from each such second anniversary thereof to the next succeeding bi-annual anniversary thereof) in which such Weekly Allocation Date occurs.

“Weekly Distributor Profit Amount” means, with respect to any Monthly Distributor Profit Period, (a) on the fourth Weekly Allocation Date to occur in such Monthly Distributor Profit Period, an amount, not less than zero, equal to the lesser of (i) the sum of (A) the Estimated Weekly Distributor Profit Amount for the Weekly Collection Period immediately preceding such Weekly Allocation Date and (B) the Monthly Distributor Profit Adjustment Amount, if any, with respect to the immediately preceding Monthly Distributor Profit Period and (ii) the amount actually on deposit in the Distribution Concentration Accounts on such Weekly Allocation Date and (b) on each other Weekly Allocation Date to occur in such Monthly Distributor Profit Period, an amount equal to the lesser of (i) the Estimated Weekly Distributor Profit Amount for the Weekly Collection Period immediately preceding such Weekly Allocation Date and (ii) the amount actually on deposit in the Distribution Concentration Accounts on such Weekly Allocation Date; provided that to the extent that (1) the amount in clause (a)(ii) above is less than the amount in clause (a)(i) above or (2) the amount in clause (b)(ii) above is less than the amount in clause (b)(i) above for any Weekly Allocation Date, the amount of any such difference (the “Weekly Distributor Profit Deficiency Amount”) (or the portion thereof that has not been previously allocated to the Collection Account) will be added to the Weekly Distributor Profit Amount for each succeeding Weekly Allocation Date until the Weekly Distributor Profit Deficiency Amount has been allocated to the Collection Account.

“Weekly Distributor Profit Deficiency Amount” has the meaning set forth in the definition of “Weekly Distributor Profit Amount.”

“Weekly Equipment Purchasing Reimbursement Amount” means, with respect to any Weekly Collection Period, any operating expenses relating to the Equipment Purchasing Services actually incurred by the Manager during such Weekly Collection Period for which the Manager is entitled to be reimbursed or paid in accordance with the Management Agreement.

“Weekly FCF Distributions” means weekly distributions of Free Cash Flow from each Securitization Entity to its direct parent, other than from the Master Issuer to the SPV Guarantor or from the Domestic Distributor or the Canadian Distributor to its direct parent.

“Weekly Management Fee” has the meaning set forth in the Management Agreement.

“Weekly Manager’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.

“Workout Fees” has the meaning set forth in the Servicing Agreement.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

SCHEDULE I

SELECT DEFINITIONS FROM THE 2007 BASE INDENTURE

The definitions set forth on this Schedule I are derived from the 2007 Base Indenture. These select definitions are intended to set forth the meanings of capitalized terms that are used but not defined in the Contribution and Sale Agreements and are attached to Annex A as a matter of convenience.

“After-Acquired IP Assets” means any Intellectual Property created, developed or acquired after the Initial Closing Date by or on behalf of, and owned by, the IP Holder or any Additional IP Holder, including, without limitation, all Future Brand IP.

“After-Acquired Overseas IP” means any Know-How specific to the operation of Stores and the Franchise Arrangements in the Excluded Countries (but not including any Patents, Copyrights or Trademarks or any Intellectual Property that is derivative of the Securitization IP) created, developed or acquired by or on behalf of the Overseas Entities after the Initial Closing Date and owned by any of the Overseas Entities in accordance with the terms of the Overseas IP Holder Asset Sale and IP License Agreement.

“Contributed Third-Party Supply Agreements” means each Existing Third-Party Supply Agreement contributed on the Initial Closing Date by Domino’s International to the SPV Guarantor listed on Schedule 4.1(i)(x)(1) to the Domino’s International Contribution Agreement.

“Domestic Franchise Arrangements” means, depending on the context in which it is used, the Existing Domestic Franchise Arrangements and the New Domestic Franchise Arrangements or the rights and obligations of the applicable franchisor under each such agreement.

“Domino’s IP” means, collectively, the Securitization IP, the Overseas IP and the After-Acquired Overseas IP.

“Excluded Countries” means, collectively, any country or territory other than the Domestic Territory or an Included Country.

“Existing Canadian Requirements Agreements” means any requirements and profit sharing agreement (including any open purchase orders) entered into by a Franchisee or any other Person, and which is listed on Schedule 4.1(i)(i)(1) to the Canadian Distribution Assets Sale Agreement pursuant to which such Franchisee or such other Person purchases Products from, prior to the Initial Closing Date, any Domino’s Entity and, after the Initial Closing Date, any Distributor; provided, however, that no Existing Requirements Agreement shall be deemed to be an Existing Canadian Requirements Agreement.

“Existing Canadian Third-Party Supply Agreements” means any supply agreement (including any open purchase orders) between any Domino’s Entity and any third party that is not a Domino’s Entity, and which is listed on Schedule 4.1(i)(i)(2) to the Canadian Distribution Assets Sale Agreement pursuant to which such third party supplies Products for sale to Franchisees, owners of Company-Owned Stores and other Persons; provided, however, that no Existing Third-Party Supply Agreement shall be deemed to be an Existing Canadian Third-Party Supply Agreement.

“Existing Domestic Distribution Agreements” means, collectively, the Existing Third-Party Supply Agreements, the Existing Requirements Agreements and the Company- Owned Stores Requirements Agreement.

“Existing Domestic Franchise Arrangements” means, depending on the context in which it is used, each franchise agreement, development agreement, license agreement, area agreement or similar agreement (together with any Franchisee Promissory Note in respect of any such agreement) pursuant to which a Franchisee operates a Store in the Domestic Territory or is given the right to sub-franchise or develop and operate one or more Stores of the Domino’s Brand in a specific geographic area within the Domestic Territory, and which is listed on Schedule 4.1(i)(i)(1) to the Domino’s International Contribution and Sale Agreement or the rights and obligations of the Master Issuer under each such agreement.

“Existing Franchise Arrangements” means, collectively, the Existing Domestic Franchise Arrangements and the Existing International Franchise Arrangements.

“Existing International Franchise Agreement” means, depending on the context in which it is used, each franchise agreement, development agreement, license agreement, area agreement or similar agreement and any related know-how transfer, technical assistance and management agreements pursuant to which a Franchisee operates a Store in any Included Country, and which is listed on Schedule 4.1(i)(i)(2) of the Domino’s International Contribution and Sale Agreement or the rights and obligations of the International Franchisor under each such agreement.

“Existing International Franchise Arrangements” means, depending on the context in which it is used, the Existing International Franchise Agreements and the Existing International Master Franchise Agreements or the rights and obligations of the International Franchisor under each such agreement.

“Existing International Master Franchise Agreement” means, depending on the context in which it is used, each master franchise agreement or area development agreement and any related know-how transfer, technical assistance and management agreements pursuant to which a Franchisee is given the right to sub-franchise or develop and operate one or more Stores of the Domino’s Brand in a specific geographic area within any Included Country, and which is listed on Schedule 4.1(i)(i)(2) of the Domino’s International Contribution and Sale Agreement or the rights and obligations of the International Franchisor under each such agreement.

“Existing Overseas Franchise Agreement” means, depending on the context in which it is used, each franchise agreement, development agreement, license agreement, area agreement or similar agreement pursuant to which a Franchisee operates a Store in any Excluded Country, and which is listed on Schedule 1.1 of the Overseas IP Holder Asset Sale and IP License Agreement or the rights and obligations of the Overseas Franchisor under each such agreement.

“Existing Overseas Franchise Arrangements” means, depending on the context in which it is used, the Existing Overseas Franchise Agreements and the Existing Overseas Master Franchise Agreements or the rights and obligations of the Overseas Franchisor under each such agreement.

“Existing Overseas Master Franchise Agreement” means, depending on the context in which it is used, each master franchise agreement, development agreement, license agreement, area agreement or similar agreement pursuant to which a Franchisee is given the right to sub-franchise or develop and operate one or more Stores in a specific geographic area within any Excluded Country, and which is listed on Schedule 1.1 of the Overseas IP Holder Asset Sale and IP License Agreement or the rights and obligations of the Overseas Franchisor under each such master franchise agreement, development agreement, license agreement, area agreement or similar agreement.

“Existing Requirements Agreements” means any requirements and profit sharing agreement (including any open purchase orders) entered into by a Franchisee, an owner of a Company-Owned Store or any other Person, and which is listed on Schedule 4.1(i)(xi)(1) to the Domino’s International Contribution and Sale Agreement pursuant to which such Franchisee, owner of a Company-Owned Store or such other Person purchases Products from, prior to the Initial Closing Date, any Domino’s Entity, and, after the Initial Closing Date, any Distributor; provided, however, that no Existing Canadian Requirements Agreement shall be deemed to be an Existing Requirements Agreement.

“Existing Third-Party License Agreements” means any agreement entered into by and between any Domino’s Entity and any third party that is not a Domino’s Entity, and which is listed on the applicable schedule to the applicable Contribution and Sale Agreement pursuant to which such third party (a) is licensed to use any Domino’s IP or (b) licenses any third-party Intellectual Property to a Domino’s Entity.

“Existing Third-Party Supply Agreements” means any supply agreement (including any open purchase orders) between any Domino’s Entity and any third party that is not a Domino’s Entity, and which is listed on Schedule 4.1(i)(x)(1) to the Domino’s International Contribution and Sale Agreement pursuant to which such third party supplies Products for sale to Franchisees, owners of Company-Owned Stores and other Persons; provided, however, that no Existing Canadian Third-Party Supply Agreement shall be deemed to be an Existing Third-Party Supply Agreement.

“Future Brand” means any brand other than the Domino’s Brand under which any Domino’s Entity sells or offers for sale any goods or services, or otherwise conducts business anywhere in the Domestic Territory or the Included Countries.

“Initial Closing Date” means April 16, 2007.

“International Franchise Arrangements” means, depending on the context in which it is used, the Existing International Franchise Arrangements and the New International Franchise Arrangements or the rights and obligations of the International Franchisor under each such agreement.

“International Franchisee PULSE Agreements” means any agreement entered into by a Franchisee, and which is listed on Schedule 1.1(b) to the DPL Contribution and Sale Agreement pursuant to which such Franchisee licenses PULSE Assets from the Distributor.

“International Franchisor Interests” means all of any Former Transferor’s or the Master Issuer’s, as the case may be, ownership interest in the International Franchisor, which constitutes 100% of the issued and outstanding Equity Interests of the International Franchisor.

“IP Holder Interests” means all of any Former Transferor’s or the Master Issuer’s, as the case may be, ownership interest in the IP Holder, which constitutes 100% of the issued and outstanding Equity Interests of the IP Holder.

“New Domestic Franchise Arrangements” means, depending on the context in which it is used, each new franchise agreement, development agreement, license agreement, area agreement or similar agreement (together with any Franchisee Promissory Notes issued in respect of any such agreement) entered into by the Domestic Franchisor after the Initial Closing Date pursuant to which a master franchisor or area developer is given the right to franchise or a Franchisee is given the right to operate a Store(s) in the Domestic Territory or the rights and obligations of the Domestic Franchisor under each such agreement.

“New Franchise Arrangements” means, collectively, the New Domestic Franchise Arrangements and the New International Franchise Arrangements.

“New International Franchise Arrangements” means, depending on the context in which it is used, each new master franchise agreement, area development agreement, store franchise agreement or similar agreement (together with any Franchisee Promissory Notes issued in respect of any such agreement) entered into by the International Franchisor after the Initial Closing Date pursuant to which a master franchisor or area developer is given the right to franchise or a Franchisee is given the right to operate a Store(s) in an Included Country or the rights and obligations of the International Franchisor under each such agreement.

“New Overseas Franchise Arrangements” means, depending on the context in which it is used, each new master franchise agreement, area development agreement, store franchise agreement or similar agreement entered into by the Overseas Franchisor after the Initial Closing Date pursuant to which a master franchisor or area developer is given the right to franchise or a Franchisee is given the right to operate a Store(s) in an Excluded Country or the rights and obligations of the Overseas Franchisor under each such agreement.

“New Requirements Agreements” means, collectively, any requirements or rebate agreements (including any purchase orders) entered into after the Initial Closing Date by a Franchisee, an owner of a Company-Owned Store or any other Person pursuant to which such Franchisee, owner of a Company-Owned Store or such other Person purchases Products from any Distributor.

“New Third-Party License Agreements” means, collectively, any agreements entered into after the Initial Closing Date by and between any Domino’s Entity and any third party that is not a Domino’s Entity pursuant to which such third party (a) is licensed to use any Domino’s IP or (b) licenses any third-party Intellectual Property to a Domino’s Entity.

“New Third-Party Supply Agreements” means, collectively, any agreements (including any purchase orders) entered into after the Initial Closing Date between any Distributor and any third party that is not a Domino’s Entity pursuant to which such third party supplies Products for sale to Franchisees, owners of Company-Owned Stores or any other Person for the account of such Distributor.

“Overseas Franchise Arrangement” means, depending on the context in which it is used, the Existing Overseas Franchise Arrangements and the New Overseas Franchise Arrangements or the rights and obligations of the Overseas Franchisor under each such agreement.

“Overseas IP” means the Know-How specific to the operation of Stores and Franchise Arrangements in the Excluded Countries (but not including any Patents, Copyrights or Trademarks) licensed to the Overseas IP Holder pursuant to the Overseas IP Holder Asset Sale and IP License Agreement. For the avoidance of doubt, the Overseas IP does not include any After-Acquired Overseas IP.

“Overseas Payments” means any amounts payable under the Overseas IP Holder License Agreement or the Overseas IP Holder Asset Sale and IP License Agreement.

“Securitization IP” means all of the IP Holder’s right, title and interest in and to all Intellectual Property used in connection with the sale or offering for sale of goods or services under the Domino’s Brand and any Future Brand including, without limitation, all After-Acquired IP Assets and the right to bring an action at law or in equity for any infringement, dilution, or violation of, and to collect all damages, settlement and proceeds relating to, any of the foregoing; provided, however, that the Securitization IP shall not include (i) the Overseas IP, (ii) After-Acquired Overseas IP or (iii) any third-party Intellectual Property except (x) as expressly included in the Securitization IP pursuant to the applicable Pre-Securitization Contribution and Sale Agreements, and the Domino’s International Contribution and Sale Agreement and (y) as included in any After-Acquired IP Assets.

“Securitization IP License Agreements” means, collectively, the Master Issuer IP License Agreement, the International Franchisor IP License Agreement, the Domestic Franchisor IP License Agreement, the Domestic Distributor IP License Agreement, the Canadian Distributor IP License Agreement and any similar agreement entered into after the Initial Closing Date with respect to the Domino’s Brand or any Future Brand.

“Technology Assets” means software assets used in the provision of technology- related services by Domino’s to Franchisees.

“Third-Party Supply Agreements” means, collectively, all Existing Third-Party Supply Agreements, all New Third-Party Supply Agreements and all Existing Canadian Third- Party Supply Agreements.